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PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 31, 1996)
                        LEHMAN CARD ACCOUNT TRUST 1996-1
         $2,082,115,000 CLASS A FLOATING RATE ASSET BACKED CERTIFICATES
                              CLASS S CERTIFICATES

     The Lehman Card Account Trust 1996-1 (the 'Trust') will be formed pursuant to a pooling agreement to be dated as of December 1, 1996 (the 'Pooling Agreement') and entered into by Lehman ABS Corporation (the 'Depositor'), Lehman Brothers Inc. ('Lehman Brothers'), as seller, and The Bank of New York, as trustee (the 'Trustee'). The Trust will issue $2,082,115,000 aggregate principal amount of Class A Floating Rate Asset Backed Certificates (the 'Class A
Certificates') and Class S Certificates (the 'Class S Certificates' and, together with the Class A Certificates, the 'Certificates'). The Class S Certificates will be notional amount Certificates, will have no principal balance and will bear interest on their respective notional amounts. The notional amount is equal to the aggregate outstanding principal balance of the CABS. Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated December 31, 1996 attached hereto (the 'Prospectus').

     The Trust will consist of certain asset backed securities (the 'CABS') each issued pursuant to a pooling and servicing agreement, master pooling and servicing agreement or indenture (collectively, the 'Agreements'). Each CABS evidences an interest in a trust fund created by one of the Agreements, the property of which includes either (i) credit card receivables (collectively, the 'Receivables') generated or to be generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts
(collectively, the 'Accounts') or (ii) certificates backed by credit card receivables (the 'Underlying Certificates'), all monies due in payment of the Receivables or the Underlying Certificates and certain other properties, as more fully described herein.

     The Class A Certificates will represent fractional undivided interests in the Trust. Distributions on the Certificates will be made on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (the 'Distribution Date') commencing February 18, 1997.

     Interest at a rate equal to the LIBOR Rate (calculated as described herein) plus 0.09% will be distributed to the Class A Certificateholders on each Distribution Date. Such interest on the Class A Certificates is composed of all interest on the CABS other than the portions of interest allocated to the Class S Certificates (as described below). Principal, to the extent described herein, will be distributed to the Class A Certificateholders on each Distribution Date, commencing with the January 1998 Distribution Date (or earlier under certain circumstances). Interest on the Class S Certificates will consist of portions of interest on the CABS in an amount equal to the sum of the products of the outstanding principal balance of each CABS multiplied by a fixed number of basis points on each CABS. Such fixed number of basis points is equal to the excess, if any, of the margins on each CABS over 9 basis points.

     There is currently no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See 'RISK FACTORS' herein.

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to investors. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.
                            ------------------------

 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
     PURCHASERS OF THE CERTIFICATES, SEE 'RISK FACTORS' ON PAGE S-6 HEREIN.
                            ------------------------

     The Certificates offered hereby constitute part of a separate series of Asset Backed Certificates being offered by Lehman ABS Corporation from time to time pursuant to its Prospectus dated December 31, 1996. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full as well as any prospectus relating to the CABS. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.
                            ------------------------

THE CERTIFICATES REPRESENT INTERESTS IN THE  TRUST ONLY AND DO NOT  REPRESENT
   INTERESTS IN THE DEPOSITOR, TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE CERTIFICATES NOR THE CABS ARE
                INSURED  OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
     The Certificates offered hereby will be purchased by Lehman Brothers Inc. (the 'Underwriter') from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Certificates are expected to be $2,087,221,524 before deducting expenses payable by the Depositor of $900,000.

     The Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company on or about January 15, 1997.
                            ------------------------
                                LEHMAN BROTHERS
DECEMBER 31, 1996

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                                     SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the prospectus and prospectus supplement for each CABS. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Securities Offered...................  Class  A  Floating   Rate  Asset   Backed
                                          Certificates    and   the    Class   S
                                          Certificates    (collectively,     the
                                          "Certificates").  The notional  amount
                                          of the  Class S  Certificates  for any
                                          Distribution Date will be equal to the
                                          aggregate of the outstanding principal
                                          balance  of the CABS with  respect  to
                                          such  Distribution  Date.  The initial
                                          notional   amount   of  the   Class  S
                                          Certificates  will  be  equal  to  the
                                          aggregate of the outstanding principal
                                          balance of the CABS as of the Cut- off
                                          Date.

Trust................................  Lehman Card  Account  Trust  1996-1  (the
                                          "Trust"  or  the  "Issuer"),  a  trust
                                          established  pursuant  to the  Pooling
                                          Agreement (as defined herein).

Depositor............................  Lehman ABS Corporation.

Pooling Agreement....................  Pursuant to a pooling  agreement dated as of  December  1,  1996  (the  "Pooling
                                          Agreement"),   among  the   Depositor,
                                          Lehman    Brothers    Inc.    ("Lehman
                                          Brothers") and The Bank of New York in
                                          its    capacity   as   trustee    (the
                                          "Trustee"),  the Trust  will issue the
                                          Certificates   in  initial   aggregate
                                          amount of $2,082,115,000.

CABS ..............................    The CABS are described under "Description
                                          of the CABS"  herein and certain  CABS
                                          are  further  described  in Appendix A
                                          and   Appendix  B  attached   to  this
                                          Prospectus  Supplement.  The CABS will
                                          consist   of  certain   asset   backed
                                          certificates,  as more fully described
                                          herein,  each  issued  pursuant  to  a
                                          pooling   and   servicing   agreement,
                                          master pooling and servicing agreement
                                          or   indenture   (collectively,    the
                                          "Agreements").

Description of Certificates..........  Each Class A Certificate will represent a fractional  undivided  interest in the
                                          Trust as described herein.

     A. Interest Distributions on
       the Certificates.............   Interest   will   accrue  on  the  unpaid
                                          principal   amount   of  the  Class  A
                                          Certificates at a rate per annum equal
                                          to  the  LIBOR  Rate   (calculated  as
                                          described herein) plus 0.09%,  payable
                                          monthly  on  each  Distribution  Date.
                                          Such   interest   on   the   Class   A
                                          Certificates   is   composed   of  all
                                          interest  on the CABS  other  than the
                                          portions of interest  allocated to the
                                          Class  S  Certificates  (as  described
                                          below).

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                                       Interest on the Class S Certificates will
                                          consist of the portions of interest on
                                          the CABS in an amount equal to the sum
                                          of the  products  of  the  outstanding
                                          principal   balance   of   each   CABS
                                          multiplied  by a fixed number of basis
                                          points on each CABS. Such fixed number
                                          of  basis   points  is  equal  to  the
                                          excess, if any, of the margins on each
                                          CABS over 9 basis points.

                                       Interest   will   be    distributed    to
                                          Certificateholders       on       each
                                          Distribution Date. Interest in respect
                                          of a Distribution  Date will accrue on
                                          the  Certificates  from and  including
                                          the  preceding  Distribution  Date (in
                                          the  case  of the  first  Distribution
                                          Date,  from and including  January 15,
                                          1997  (the  "Closing  Date"))  to  but
                                          excluding  such  current  Distribution
                                          Date  (each,   an  "Interest   Accrual
                                          Period") and will be calculated on the
                                          basis of the actual  number of days in
                                          such Interest  Accrual  Period divided
                                          by 360.

     B. Principal Distributions on the
        Certificates.................  No principal  will  be  distributable  to
                                          Class A  Certificateholders  until the
                                          January  1998  Distribution  Date  or,
                                          upon   the   occurrence   of  a   CABS
                                          Amortization    Event,    the    first
                                          Distribution   Date   thereafter,   as
                                          described    herein   or,   upon   any
                                          principal  distribution  on  the  LCAT
                                          Notes, the related Distribution Date.

                                       Principal  distributable  on the  Class A
                                          Certificates  will equal the principal
                                          received on the CABS.

     C. Distribution Date............  The 15th day of each  month  or,  if such day is not a  Business  Day,  the next
                                          succeeding Business Day, commencing on
                                          February 18, 1997. A "Business Day" is
                                          any  day  other  than  a  Saturday  or
                                          Sunday or another day on which banking
                                          institutions in New York, New York are
                                          authorized   or   obligated   by  law,
                                          regulations  or executive  order to be
                                          closed.

     D. Record Date..................  Distributions on the Certificates will be made to Certificate-  holders in whose
                                          name the Certificates  were registered
                                          at the close of  business  on the last
                                          day of the month prior to the month in
                                          which such distribution occurs.

     E. Form and Registration........  TheCertificates    will    initially   be
                                          delivered    in    book-entry     form
                                          ("Book-Entry           Certificates").
                                          Certificateholders will initially hold
                                          their interests through The Depository
                                          Trust   Company   ("DTC").   Transfers
                                          within DTC will be in accordance  with
                                          the   usual   rules   and    operating
                                          procedures  of  DTC.  So  long  as the
                                          Certificates       are      Book-Entry
                                          Certificates,  such  Certificates will
                                          be evidenced by one or more securities
                                          registered  in the  name of Cede & Co.
                                          ("Cede"),  as the  nominee of DTC.  No
                                          Certificateholder

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                                          will  be   entitled   to   receive   a
                                          definitive  certificate   representing
                                          such person's interest,  except in the
                                          event that Definitive Certificates are
                                          issued under the limited circumstances
                                          described  in   "Description   of  the
                                          Certificates--Definitive Certificates"
                                          in the  Prospectus.  All references in
                                          this    Prospectus    Supplement    to
                                          Certificates  reflect  the  rights  of
                                          Certificateholders only as such rights
                                          may be  exercised  through DTC and its
                                          participating   organizations  for  so
                                          long as such  Certificates are held by
                                          DTC.  See  "Risk   Factors--Book-Entry
                                          Certificates"  and "Description of the
                                          Certificates--Book-Entry Registration"
                                          in the Prospectus.

     F. Denominations................  The Certificates  will   be   issued   in
                                          minimum  denominations of $100,000 and
                                          integral multiples of $1,000 in excess
                                          thereof.

Calculation of LIBOR.................  The "LIBOR  Rate"   applicable   to   the
                                          calculation  of the  interest  rate on
                                          the Class A Certificates in respect of
                                          a Distribution  Date shall be equal to
                                          the  weighted  average  of  the  LIBOR
                                          interest rates  (weighted on the basis
                                          of the outstanding  principal balances
                                          of the CABS immediately  prior to such
                                          date) applicable to the  distributions
                                          of interest on the CABS  distributable
                                          on such date. The LIBOR  applicable to
                                          the    CABS   is    described    under
                                          "Description  of  the   CABS--Interest
                                          Distributions" herein.

Tax Considerations...................  Assuming  that  the  CABS  are   properly
                                          characterized   as  debt  for  federal
                                          income tax purposes, the Trust will be
                                          classified  as a grantor  trust  under
                                          Subpart E, Part I of  Subchapter  J of
                                          the Internal  Revenue Code of 1986, as
                                          amended         (the          "Code").
                                          Certificateholders will be treated for
                                          federal  income tax purposes as owners
                                          of a pro rata  undivided  interest  in
                                          their  allocable  share  assets of the
                                          Trust  represented by the Certificates
                                          which will consist of "stripped bonds"
                                          and  "stripped   coupons"  within  the
                                          meaning   of  the   Code.   See   "Tax
                                          Considerations" herein.

Legal Investment.....................  Institutions whose investment  activities are subject to legal  investment  laws
                                          and   regulations   or  to  review  by
                                          certain regulatory  authorities may be
                                          subject to  restrictions on investment
                                          in  the   Certificates.   See   "Legal
                                          Investment Considerations" herein.

ERISA................................  Except as otherwise described herein, the
                                          Certificates  may not be  acquired  by
                                          any  employee  benefit plan subject to
                                          the   Employee    Retirement    Income
                                          Security  Act  of  1974,   as  amended
                                          ("ERISA"), by an individual retirement
                                          account or by certain  other  employee
                                          benefit accounts subject to

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                                          the  requirements of ERISA and Section
                                          4975   of   the   Code.   See   "ERISA
                                          Considerations"   herein  and  in  the
                                          Prospectus.

Rating...............................  It is a condition  to the issuance of the
                                          Certificates    that   the   Class   A
                                          Certificates be rated "Aaa" by Moody's
                                          Investors  Service,  Inc.  ("Moody's")
                                          and "AAA" by Standard & Poor's Ratings
                                          Services,  a  division  of The  McGraw
                                          Hill  Companies,   Inc.  ("Standard  &
                                          Poor's", and together with Moody's the
                                          "Rating  Agencies") and that the Class
                                          S  Certificates   be  rated  "Aaa"  by
                                          Moody's   and  "AAAr"  by  Standard  &
                                          Poor's.  There  is no  assurance  that
                                          such  rating  will  continue  for  any
                                          period  of time or that it will not be
                                          revised or withdrawn  entirely by such
                                          rating  agency  if,  in its  judgment,
                                          circumstances  so warrant.  A revision
                                          or  withdrawal of such rating may have
                                          an adverse  effect on the market price
                                          of the Certificates. A security rating
                                          is not a  recommendation  to buy, sell
                                          or hold securities.

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                                  RISK FACTORS

     Limited Liquidity. There is currently no secondary market for the Certificates. Lehman Brothers currently intends to make a market from time to time in the Class A Certificates but is under no obligation to do so. There can be no assurance that a secondary market will develop in the Class A Certificates or, if a secondary market does develop, that it will provide holders of the Class A Certificates with liquidity of investment or will continue for the life of the Class A Certificates.

     Trust's Relationship to the Depositor. The Depositor is not obligated to make any payments in respect of the Certificates or the CABS.

     Maturity Assumptions. The rate of payment of principal of the Class A Certificates, the aggregate amount of each distribution on, and the yield to maturity of, the Certificates will depend on the rate of payment of principal of the CABS. Each series of CABS (other than the LCAT Notes) is subject to early amortization upon the occurrence of any of the amortization events applicable to such CABS as described herein and in the prospectus used in connection with the offering of such CABS. The LCAT Notes are not themselves subject to early amortization; however principal distributions on the LCAT Notes will be made upon the occurrence of amortization events with respect to the Underlying Certificates owned by the LCAT Trust.

     The rate of payment of principal of the Class A Certificates may also be affected by the repurchase by certain CABS Issuers of the CABS issued by such CABS Issuers at a purchase price equal to a percentage of the principal balance thereof plus accrued and unpaid interest, which right is exercisable only after the aggregate principal balance of such CABS is less than a specified percentage of their original principal balance. In such event the repurchase price paid by the CABS Issuer would be passed through to the Class A Certificateholders as a payment of principal. The CABS Issuers which may effect such a repurchase are identified in the table under "Description of the CABS" herein.

     Sensitivity of the Class S Certificates. The Class S Certificates will be sensitive to the rate of principal payments (including prepayments) of the assets underlying the CABS in general, and particularly those with high margins.

     Rating of the Certificates. It is a condition to the issuance and sale of the Certificates that the Class A Certificates be rated "Aaa" by Moody's and "AAA" by Standard & Poor's and that the Class S Certificates be rated "Aaa" by Moody's and "AAAr" by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood of the receipt of distributions due on the Certificates pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Certificates do not address, the possibility that investors may receive a lower yield than anticipated. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                    THE TRUST

General

     The Issuer, Lehman Card Account Trust 1996-1, is a trust formed pursuant to the Pooling Agreement for the transactions described in this Prospectus Supplement. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the CABS and the other assets of the Trust and

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proceeds therefrom, (ii) issuing the Certificates, (iii) making distributions on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to the Pooling Agreement dated as of December 1, 1996, among the Depositor, Lehman Brothers, as seller, and The Bank of New York, as Trustee. The Depositor will provide a copy of the Pooling Agreement to prospective investors without charge upon request.

     The following summaries describe certain terms of the Certificates and the Pooling Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling Agreement. Wherever particular defined terms of the Pooling Agreement are referred to, such defined terms are thereby incorporated herein by reference. See "The Pooling Agreement" herein for a summary of additional terms of the Pooling Agreement.

     The Certificates will be issued in book-entry form only ("Book-Entry Certificates") and will represent undivided interests in the Trust. The Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Book-Entry Certificates

     The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial principal balance of the Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $100,000 and integral multiples of $1,000 in excess thereof. The Depositor has been informed by the Depository that its nominee will be Cede & Co.
("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under "Description of the Certificates--Definitive Certificates," no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a Definitive Certificate.

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be Cede, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Pooling Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through the Depository and its participating organizations. Any reports on the Trust provided to Cede, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Depository's participating organizations to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Certificates--Book-Entry Certificates" in the Prospectus.

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Distributions on Certificates

     Distributions on the Certificates, as described below, will be made by the Trustee on the Distribution Date to persons in whose names the Certificates are registered on the last day of the month preceding the month in which such Distribution Date occurs (the "Record Date"). Distributions to each Certificateholder will be made by the Trustee to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Trustee and such holder. The final distribution in retirement of a Certificate will be made only upon surrender of the Certificate to the Trustee at the office thereof specified in the notice to Certificateholders of such final distribution. Notice will be mailed prior to the Distribution Date on which the final distribution of principal and interest on a Class A Certificate or interest on a Class S Certificate is expected to be made to the holder thereof.

Distributions of Interest

     The Class A Certificates will bear interest on the aggregate principal amount of the Certificates at an annual rate equal to the LIBOR Rate (calculated as described below) plus 0.09%. Such interest on the Class A Certificates is composed of all interest on the CABS other than the portions of interest allocated to the Class S Certificates (as described below).

     Interest on the Class S Certificates will consist of portions of interest on the CABS in an amount equal to the sum of the products of the outstanding principal balance of each CABS multiplied by a fixed number of basis points on each CABS. Such fixed number of basis points is equal to the excess, if any, of the margins on each CABS over 9 basis points.

     Interest accrued on the Certificates will be distributable monthly on each Distribution Date. Interest in respect of a Distribution Date will accrue on the outstanding principal amount of the Certificates from and including the preceding Distribution Date (in the case of the first Distribution Date, from and including the Closing Date) to but excluding such current Distribution Date (each, an "Interest Accrual Period"). Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.

     Calculation of LIBOR: The LIBOR Rate applicable to the calculation of the interest rates on the Class A Certificates in respect of a Distribution Date will be calculated by the Trustee and will be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the CABS immediately prior to such Distribution Date) applicable to the distributions of interest on the CABS distributable on the CABS Distribution Date (as defined herein) occurring on such Distribution Date. The LIBOR applicable to the CABS is described under "Description of the CABS--Interest Distributions" herein.

Distributions of Principal

     No principal will be distributable to Class A Certificateholders until the January 1998 Distribution Date or, upon the occurrence of a CABS Amortization Event (as defined herein), the first Distribution Date after such CABS Amortization Event or, upon any principal distribution on the LCAT Notes, the related Distribution Date.

     On each CABS Distribution Date in respect of which principal is distributed on the CABS, principal distributions will be made on the Class A Certificates on the Distribution Date occurring on such date in an amount equal to the principal distributed on the CABS. Such principal will be distributed on a pro rata basis in accordance with the outstanding principal balances of the Class A Certificates. The aggregate principal balance of the Class A Certificates at any time will be equal to the outstanding principal balance of the CABS at such time. As more fully described herein, the outstanding principal balance of the CABS will be reduced as a result of principal payments on the Receivables that are distributed in respect of the CABS.

Distributions on the CABS; Collection Account

     All distributions on the CABS will be remitted directly to an account (the "Collection Account") to be established with the Trustee under the Pooling Agreement on the Closing Date. The Trustee will hold such moneys uninvested and without liability for interest thereon for the benefit of holders of the Certificates. The "CABS Distribution Date" in each month is the Distribution Date for such month.

Assignment of CABS

     The Depositor will acquire the CABS for deposit into the Trust from Lehman Brothers. At the time of issuance of the Certificates, the Depositor will cause the beneficial interest in such CABS, which will be held in book-entry form through the facilities of The Depository Trust Company, to be delivered to the Trustee's participant account at The Depository Trust Company.

                             DESCRIPTION OF THE CABS

     The table below sets forth certain of the characteristics of the CABS. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to, the prospectuses pursuant to which the CABS were offered and sold.


                                                                  DESCRIPTION OF THE CABS
-------------------------------------------------------------------------------------------------------------------------------
                                                      ADVANTA
                                                    Credit Card             American Express           American Express
Issuer:                                            Master Trust II             Master Trust               Master Trust
-------                                        ------------------------   -----------------------    --------------------------
Principal Amount Purchased by Depositor........      $187,925,000              $ 60,000,000               $25,000,000
Percentage of Total CABS Purchased by
the Depositor..................................          9.03%                     2.88%                     1.20%
Servicer.......................................   Colonial National          American Express           American Express
                                                      Bank (USA)              Travel Related             Travel Related
                                                                             Services Company,         Services Company,
                                                                                   Inc.                       Inc.
Trustee........................................     Bankers Trust             The Bank of New           The Bank of New
                                                       Company                     York                       York


Designation....................................    Class A Floating          Class A Floating           Class A Floating
                                                  Rate Asset Backed            Rate Accounts             Rate Accounts
                                                 Certificates, Series        Receivable Trust           Receivable Trust
                                                        1995-A             Certificates, Series       Certificates, Series
                                                                                  1996-1                     1996-2

Initial Certificate Amount.....................      $598,500,000              $950,000,000               $300,000,000
Series Termination Date(1).....................    January 1, 2003            August 16, 2004           August 15, 2002

Certificate Rate...............................    LIBOR(2) + 0.18%           LIBOR(3) + 0.15%          LIBOR(3) + 0.12%
                                                       Uncapped                  Uncapped                   Uncapped

Payment Date(4)................................   15th Business Day          15th Business Day         15th Business Day
                                                      (Monthly)                  (Monthly)                 (Monthly)
Commencement of Principal Payment                  January 15, 2000         September 15, 2003         September 17, 2001
Period(5)......................................
Guaranty Amount(6).............................       $7,000,000                    N/A                       N/A
Subordinated Amount(7).........................      $101,500,000               $77,027,027               $24,324,324
Optional Repurchase Percentage.................           5%                        10%                       10%
Ratings (Moody's/S&P)(8).......................        Aaa/AAA                    Aaa/AAA                   Aaa/AAA





                                                                  DESCRIPTION OF THE CABS
-------------------------------------------------------------------------------------------------------------------------------
                                                 Chase Manhattan             Chase Manhattan
                                                   Credit Card                 Credit Card           Discover Card
Issuer:                                           Master Trust                 Master Trust           Master Trust
-------                                          --------------               --------------          -------------
Principal Amount Purchased by Depositor........       $122,000,000              $65,500,000             $50,510,000
Percentage of Total CABS Purchased by
the Depositor..................................           5.86%                    3.15%                   2.43%
Servicer.......................................         The Chase                The Chase               Greenwood
                                                     Manhattan Bank            Manhattan Bank          Trust Company
                                                           USA                     (USA)

Trustee........................................      Yasuda Bank and          Yasuda Bank and           First Bank
                                                      Trust Company            Trust Company             National
                                                        (U.S.A.)                  (U.S.A.)              Association

Designation....................................     Class A Floating          Class A Floating         Floating Rate
                                                          Rate                      Rate               Class A Credit
                                                       Asset Backed             Asset Backed            Card Pass-
                                                      Certificates,            Certificates,              Through
                                                      Series 1995-2            Series 1996-1           Certificates,
                                                                                                       Series 1996-2
Initial Certificate Amount.....................      $1,282,500,000            $1,282,500,000          $900,000,000
Series Termination Date(1).....................      August 15, 2001           April 15, 2002          July 18, 2005

Certificate Rate...............................     LIBOR(3) + 0.13%          LIBOR(3) + 0.11%          LIBOR(3) +
                                                        Uncapped                  Uncapped                 0.22%
                                                                                                         Uncapped
Payment Date(4)................................     15th Business Day        15th Business Day         15th Business
                                                        (Monthly)                (Monthly)             Day (Monthly)
Commencement of Principal Payment                   January 15, 1998         September 15, 1998         January 15,
Period(5)......................................                                                            2003
Guaranty Amount(6).............................            N/A                      N/A                 $56,842,140
Subordinated Amount(7).........................       $217,500,000              $217,500,000            $47,369,000
Optional Repurchase Percentage.................            5%                        5%                     N/A
Ratings (Moody's/S&P)(8).......................          Aaa/AAA                  Aaa/AAA                 Aaa/AAA


                                                                  DESCRIPTION OF THE CABS
-------------------------------------------------------------------------------------------------------------------------------
                                                       First Chicago         First Chicago
Issuer:                                                Master Trust II       Master Trust II
-------                                               ----------------      ------------------
Principal Amount Purchased by Depositor........        $120,400,000          $138,000,000
Percentage of Total CABS Purchased by
the Depositor..................................           5.78%                  6.63%
Servicer.......................................        FCC National          FCC National
                                                           Bank                  Bank


Trustee........................................        Norwest Bank          Norwest Bank
                                                        Minnesota,            Minnesota,
                                                         National              National
                                                       Association            Association
Designation....................................       Floating Rate          Floating Rate
                                                       Credit Card            Credit Card
                                                       Certificates          Certificates
                                                      Series 1995-M          Series 1995-O


Initial Certificate Amount.....................        $500,000,000          $500,000,000
Series Termination Date(1).....................        December 15,          February 15,
                                                           2003                  2004
Certificate Rate...............................         LIBOR(3) +            LIBOR(3) +
                                                          0.24%             0.23% Uncapped
                                                         Uncapped
Payment Date(4)................................       15th Business          15th Business
                                                      Day (Monthly)          Day (Monthly)
Commencement of Principal Payment                      November 15,        January 15, 2002
Period(5)......................................            2001
Guaranty Amount(6).............................         $5,714,286            $5,714,286
Subordinated Amount(7).........................        $71,428,572            $71,428,572
Optional Repurchase Percentage.................             5%                    5%
Ratings (Moody's/S&P)(8).......................          Aaa/AAA                Aaa/AAA

_________________________________
(1) Includes defined terms: Series Termination Date, Stated Series Termination Date and Final Series Termination Date.
(2)  Reuters LIBOR
(3)  Telerate LIBOR
(4)  Includes defined terms:  Payment Date and Distribution Date.
(5) Includes defined terms: Controlled Amortization Date, Expected Final Payment Date and Class A Expected Final Payment Date. Assumes absence of any event triggering early amortization.
(6)  Includes Cash Collateral Account as of respective date of issuance.
(7) Includes Class B Certificates, Class A3 Certificates (with respect to Lehman Card Account Trust 1994-1), Collateral Invested Amounts, Collateral Interest and Required Collateral Interest as of respective date of issuance.
(8)  As of December 31, 1996.


                                                                       DESCRIPTION OF THE CABS (continued)
----------------------------------------------------------------------------------------------------------------
                     Issuer:                                                                      First USA
                     -------                         First Chicago        First Deposit          Credit Card
                                                     Master Trust         Master Trust          Master Trust
                                                     ------------         --------------        ------------
Principal Amount Purchased by
  Depositor......................................     $124,300,000         $75,000,000          $162,000,000
Percentage of Total CABS Purchased
  by the Depositor...............................        5.97%                3.60%                 7.78%
Servicer.........................................     FCC National        First Deposit        First USA Bank
                                                          Bank            National Bank




Trustee..........................................     Norwest Bank        Bankers Trust        NationsBank of
                                                       Minnesota,            Company           Virginia, N.A.
                                                        National
                                                      Association
Designation......................................    Floating Rate        Floating Rate       Class A Floating
                                                      Credit Card         Asset Backed              Rate
                                                      Certificates        Certificates          Asset Backed
                                                     Series 1995-P        Series 1996-1     Certificates, Series
                                                                                                   1994-7
Initial Certificate Amount.......................     $500,000,000        $750,500,000          $750,000,000
Series Termination Date(1).......................     February 15,         August 15,           June 15, 2002
                                                          2002                2007
Certificate Rate.................................      LIBOR(3) +          LIBOR(3) +          LIBOR(3) +0.18%
                                                         0.18%                0.17%               Uncapped
                                                        Uncapped            Uncapped
Payment Date(5)..................................    15th Business        15th Business       15th Business Day
                                                     Day (Monthly)        Day (Monthly)           (Monthly)

Commencement of Principal Payment                     January 15,         June 15, 2003         November 15,
Period(6)........................................         2000                                      1999
Guaranty Amount(7)...............................      $5,714,286              N/A                   N/A
Subordinated Amount(8)...........................     $71,428,572         $199,500,000          $153,615,000
Optional Repurchase Percentage...................          5%                  5%                    5%
Ratings (Moody's/S&P)(9).........................       Aaa/AAA              Aaa/AAA               Aaa/AAA



                                                                       DESCRIPTION OF THE CABS (continued)
--------------------------------------------------------------------------------------------------------------------------
                     Issuer:                            First USA               First USA                First USA
                     -------                            Credit Card             Credit Card              Credit Card
                                                       Master Trust            Master Trust              Master Trust
                                                       ------------           --------------             ------------
Principal Amount Purchased by
  Depositor......................................         $35,030,000            $174,000,000            $89,000,000
Percentage of Total CABS Purchased
  by the Depositor...............................            1.68%                   8.36%                  4.27%
Servicer.........................................        First USA Bank         First USA Bank         First USA Bank





Trustee..........................................        NationsBank of       NationsBank, N.A.       NationsBank, N.A.
                                                         Virginia, N.A.


Designation......................................       Class A Floating       Class A Floating       Class A Floating
                                                       Rate Asset Backed             Rate             Rate Asset Backed
                                                      Certificates, Series       Asset Backed       Certificates, Series
                                                             1995-2          Certificates, Series          1995-5
                                                                                    1995-4
Initial Certificate Amount.......................         $660,000,000           $750,000,000           $500,000,000
Series Termination Date(1).......................       October 15, 2004        April 15, 2001         April 15, 2003

Certificate Rate.................................       LIBOR(3) + 0.24%       LIBOR(3) + 0.12%       LIBOR(3) + 0.17%
                                                            Uncapped               Uncapped               Uncapped

Payment Date(5)..................................      15th Business Day      15th Business Day       15th Business Day
                                                           (Monthly)              (Monthly)               (Monthly)

Commencement of Principal Payment                        March 15, 2002         September 15,           September 15,
Period(6)........................................                                    1998                   2000
Guaranty Amount(7)...............................             N/A                    N/A                     N/A
Subordinated Amount(8)...........................         $135,200,000           $153,615,000           $102,410,000
Optional Repurchase Percentage...................              5%                     5%                     5%
Ratings (Moody's/S&P)(9).........................           Aaa/AAA                Aaa/AAA                 Aaa/AAA






                                                                       DESCRIPTION OF THE CABS (continued)
-----------------------------------------------------------------------------------------------------------
                     Issuer:                         Lehman Card             MBNA Master
                     -------                         Account Trust            Credit Card
                                                       1994-1                 Trust II
                                                     ------------           --------------
Principal Amount Purchased by
  Depositor......................................      $410,000,000           $243,450,000
Percentage of Total CABS Purchased
  by the Depositor...............................         19.69%                 11.69%
Servicer.........................................   Colonial National         MBNA America
                                                     Bank USA, First         Bank, National
                                                      USA Bank, MBNA          Association
                                                      America Bank,
                                                         National
                                                       Association
Trustee..........................................    The Bank of New        The Bank of New
                                                           York                   York


Designation......................................  Floating Rate Asset      Class A Floating
                                                      Backed Notes,        Rate Asset Backed
                                                         Class A1         Certificates, Series
                                                                                 1994-C

Initial Certificate Amount.......................      $650,000,000           $870,000,000
Series Termination Date(1).......................  December 31, 2000        March 15, 2004

Certificate Rate.................................    LIBOR(4) +0.25%        LIBOR(2) + 0.25%
                                                         Uncapped               Uncapped

Payment Date(5)..................................   15th Business Day      15th Business Day
                                                        (Monthly)              (Monthly)

Commencement of Principal Payment                    May 15, 1998         October 15, 2001
Period(6)........................................
Guaranty Amount(7)...............................          N/A                    N/A
Subordinated Amount(8)...........................      $32,485,000            $130,000,000
Optional Repurchase Percentage...................          N/A                     5%
Ratings (Moody's/S&P)(9).........................        Aaa/AAA                Aaa/AAA

__________________________________
(1) Includes defined terms: Series Termination Date, Stated Series Termination Date, Final Legal Maturity.
(2)  Reuters LIBOR
(3)  Telerate LIBOR
(4)  Weighted average of LIBOR interest on underlying CABS.
(5)  Includes defined terms:  Payment Date and Distribution Date.
(6) Includes defined terms: Controlled Amortization Date and Class A Scheduled Payment Date, Assumes absence of any event triggering early amortization.
(7)  Includes Cash Collateral Account as of respective date of issuance.
(8) Includes Class B Certificates, Class A3 Certificates (with respect to Lehman Card Account Trust 1994-1), Collateral Invested Amounts, Collateral Interest and Required Collateral Interest as of respective date of issuance.
(9)  As of December 31, 1996.

General

     This Prospectus Supplement sets forth certain relevant terms with respect to the CABS, but does not provide detailed information with respect to the CABS. Appendix A to this Prospectus Supplement contains excerpts from a recent prospectus relating to each CABS. Appendix A to this Prospectus Supplement contains either excerpts from each Prospectus pursuant to which CABS were offered and sold or excerpts from a recent prospectus relating to securities issued by each CABS Issuer which has issued multiple series of CABS and describing in general terms the receivables of such CABS Issuer, as well as the originator of such receivables. This Prospectus Supplement relates only to the Securities offered hereby and does not relate to the CABS.

     Each CABS Issuer is subject to the information requirements of the Exchange Act. Accordingly, each CABS Issuer is required to file reports, and other information with respect to the CABS Issuer, including (except for the LCAT Trust) monthly servicer reports ("CABS Servicer Reports") regarding the Receivables, with the Commission. Copies of such reports and other information may be inspected and copies are available at certain offices of the Commission at the address listed under "Available Information" in the Prospectus.

     Neither the Depositor nor the Underwriter participated in the preparation of the CABS Servicer Reports. Such reports and information will have been prepared by the respective CABS Issuer and will not be independently verified by the Depositor or the Underwriter. There can be no assurance that events have not occurred which would affect the accuracy or completeness of any statements included in the CABS Servicer Reports or in the publicly available documents filed by or on behalf of the CABS Issuers.

     Although the Depositor has no reason to believe that the information concerning the CABS, the CABS Issuers, or each prospectus or prospectus supplement relating to the CABS or the Master Trust in which the CABS evidence an interest is not reliable, the Depositor has not verified either its accuracy or its completeness. Such information is as of the date of each related prospectus and comparable information if given as of the date hereof may be different.

     Set forth below is certain information generally summarized from the prospectuses relating to the CABS.

     The CABS have been issued pursuant to Agreements entered into between various sellers and various trustees. See the table under "Description of the CABS" for the identities of the CABS Issuers and "Appendix A" for further description of certain CABS Issuers. The following summary describes certain general terms of such Agreements, but investors should refer to the Agreements themselves for all the terms governing the CABS.

     Each CABS represents an undivided interest in one of the CABS Issuers, including the right to a percentage of cardholder payments on the Receivables (or in the case of the LCAT Trust described below, the CABS) underlying such issue of CABS. The assets of each CABS Issuer include either (a) a pool of Receivables arising under Accounts, funds collected or to be collected from cardholders in respect of the Receivables and services in the Accounts, monies on deposit in certain accounts of the CABS Issuers, the right to draw upon various enhancements and may also include the right to receive certain interchange fees attributed to cardholder charges for merchandise, or (b) in the case of the LCAT Notes, a pool of Underlying Certificates. Each CABS represents the right to receive payments of interest for the related interest period at the applicable CABS Certificate Rate (as defined herein) for such interest period from collections of Receivables or on the Underlying Certificates, in the case of the LCAT Notes and, in certain circumstances, from draws on applicable enhancement, and payments of principal during the CABS Amortization Period (as defined herein) funded from collections of Receivables. The LCAT Notes are payable from amounts received on the Underlying Certificates owned by Lehman Card Account Trust 1994-1 (the "LCAT Trust").

     Except in the case of the LCAT Notes, each seller of receivables to a CABS Issuer (each, a "Seller") holds the interest in the Receivables of a CABS Issuer not represented by the CABS and any other series of securities issued by the CABS Issuer. Such Seller holds an undivided interest in the CABS Issuer (the "Seller's Interest"), including the right to a percentage (the "Seller's Percentage") of all cardholder payments on the Receivables.

     Because the structure of the LCAT Notes differs from that of the other CABS, distinctions will be drawn between the LCAT Notes and the other CABS from time to time.

The CABS

     The CABS will  consist of the CABS issued by the  following  CABS  Issuers:
ADVANTA Credit Card Master Trust II ("ADVANTA"), American Express Master Trust ("American Express"), Chase Manhattan Credit Card Master Trust, Discover Card Master Trust I, First Chicago Master Trust II, First Deposit Master Trust, First USA Credit Card Master Trust, Lehman Card Account Trust 1994-1 and MBNA Master Credit Card Trust II ("MBNA").

Additional Information Regarding Certain CABS

     In contrast to many of the other underlying CABS, the American Express receivables are not part of a revolving credit plan that enables customers to finance purchases by making minimum payments and borrowing the outstanding balance from the credit issuer. American Express receivables consist of, among other things, account balances that are due in full each month. This results in a high monthly payment rate and account balances that turnover rapidly relative to the volume of charges. In order to provide yield to the trust on such receivables, a portion of the collections are treated as yield collections and the remainder is allocated to principal collections. In addition, membership and administrative fees are also assigned to the Trust.

Interest Distributions

     Interest accrues on the CABS at the certificate rate for each class and series of CABS (a "CABS Certificate Rate"), from the date of the initial issuance of the CABS. Interest at the applicable rate will be distributed to the holders of the CABS monthly.

     Interest on the CABS is calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     The CABS all bear interest at a rate per annum above the arithmetic mean of London interbank offered quotations for one-month United States dollar deposits or one-month Eurodollar deposits ("LIBOR"). In the case of the CABS other than the LCAT Notes and CABS issued by ADVANTA and MBNA, LIBOR is determined according to the Telerate Page 3750 or Telerate Page 3875 of the Dow Jones
Telerate Service (or such other page as may replace Telerate Page 3750 or Telerate Page 3875 on that service for the purpose of displaying London interbank offered rates of major banks) ("Telerate LIBOR"). In the case of ADVANTA and MBNA, LIBOR is determined according to the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumption and Provisions for SWAPS, 1986 edition) ("Reuters LIBOR"). In the case of the LCAT Notes, LIBOR is calculated as the weighted average of LIBOR on the Underlying Certificates; calculations of interest on the Underlying Certificates are based on either Telerate LIBOR or Reuters LIBOR.

Principal Distributions

     Generally, principal distributions due to the holders of the CABS are scheduled to commence on the first CABS Distribution Date with respect to a period of controlled amortization or scheduled payment of principal for a series of CABS (a "CABS Controlled Amortization Period"), but may, except in the case of the LCAT Notes, be distributed earlier or later than such date under certain circumstances. However, if a Pay Out Event, Trust Pay Out Event, Series Pay Out Event or Liquidation Event (as such terms are defined in the Agreements) (each such event, a "CABS Amortization Event") occurs with respect to CABS other than the LCAT Notes, monthly distributions of principal to the holders of the CABS will begin on the first CABS Distribution Date following the occurrence of such CABS Amortization Event. See "CABS Amortization Events" below. Principal distributions on the LCAT Notes will be made upon the occurrence of amortization events with respect to the Underlying Certificates owned by the LCAT Trust in an amount equal to the principal distributed on such Underlying Certificates.

     If a CABS Amortization Event does not occur, principal will be distributed to the holders of the CABS on the first CABS Distribution Date during the applicable CABS Controlled Amortization Period. If, however, the amount of principal distributed on the scheduled final CABS Distribution Date is not sufficient to pay the holders of the CABS in full, then monthly distributions of principal to the holders of CABS will occur on each CABS Distribution Date after the scheduled final CABS Distribution Date until such holders of CABS have been paid in full.

Investor Percentage and Seller's Percentage

     Pursuant to the Agreements (other than those relating to the LCAT Notes), all amounts collected on Receivables will be allocated between the investor interest of the holders of the CABS, the investor interest of any other series, and the Seller's Interest by reference to the investor percentage of the holders of the CABS, the investor percentage of any other Series, and the Seller's Percentage. Payments received on the assets underlying the LCAT Notes are deposited into a collection account for payment to holders of the LCAT Notes.

   The Seller's Percentage in all cases means the excess of 100% over the aggregate investor percentages of all Series then outstanding.

Allocation of Collections

   With respect to CABS other than the LCAT Notes, the CABS Servicer will deposit any payments collected by the CABS Servicer with respect to the Receivables and will generally allocate such amounts as follows:

    (a) an amount equal to the applicable Seller's Percentage of the aggregate amount of deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid to the holder of the Seller's Interest,

    (b) an amount equal to the applicable investor percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into an account for the benefit of the holders of the CABS,

    (c) during the revolving period, an amount generally equal to the applicable investor percentage of the aggregate amount of such collections in respect of Principal Receivables will be paid to the holder of the Seller's Certificate, provided, however, that such amount may not exceed the amount equal to the Seller's Interest,

    (d) during the CABS Controlled Amortization Period or after the occurrence of a CABS Amortization Event, collections of Principal Receivables will be allocated to the holders of CABS based on the investor percentage.

The term "Seller's Interest" also encompasses the terms Transferor Interest, First Chicago Interest, Bank's Interest, Seller Interest and Banks' Interest. "Principal Receivables" generally consist of amounts charged by cardholders for merchandise and services, amounts advanced as cash advances and the interest portion of any participation interests. "Finance Charge Receivables" generally consist of monthly periodic charges, annual fees, cash advance fees, late charges, over-limit fees and all other fees billed to cardholders, including administrative fees.

   Payments of principal and interest on the LCAT Notes will be paid to the holders thereof as amounts are collected on the Underlying Certificates.

CABS Amortization Events

   CABS other than the LCAT Notes. The following is a general summary of the typical CABS Amortization Events for series of CABS other than the LCAT Notes.

    (a) failure to make payments to holders of CABS within the time periods given in the Agreements,

    (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in a material respect any covenant or agreement under an Agreement,

    (c) occurrence of a material default by a servicer of the Receivables underlying a series of CABS (a "CABS Servicer"),

    (d) failure to maintain the Seller's Interest in an amount at least equal to minimum Seller's Percentage of Principal Receivables in the CABS Issuer as of such date,

    (e) failure to maintain a certain minimum level of Receivables or Accounts, or if the Seller is unable to make required payments or to transfer Receivables or Accounts to a CABS Issuer,

    (f) certain   events   of   bankruptcy,   conservatorship,   insolvency   or
        receivership relating to the Seller,

    (g) CABS Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended,

    (h) any reduction of the portfolio yield or excess spread (averaged over any three consecutive months) to a rate below a certain rate provided in the Agreement for such period,

    (i) the available amount of a particular credit enhancement is less than a specified percentage of the amount of the investor interest for the underlying series of CABS.

     The LCAT Notes. The following is a summary of the events of default relating to the LCAT Notes:

    (a) a default for five days or more in the payment of any interest on any LCAT Note,

    (b) a default in the payment of the principal of or any installment of the principal of any LCAT Note when the same becomes due and payable,

    (c) a default in the observance or performance of any covenant or agreement of the CABS Issuer made in the Agreement and the continuation of any such default for a period of 30 days after notice thereof is given to the CABS Issuer by the CABS Trustee or to the CABS Issuer and the CABS Trustee by the holders of at least 25% in principal amount of the LCAT Notes then outstanding,

    (d) any representation or warranty made by the CABS Issuer in the Indenture was materially incorrect in a material respect when made, and such breach is not cured within 30 days after notice thereof is given to the CABS Issuer by the CABS Trustee or to the Trust and the CABS Trustee by the holders of at least 25% in principal amount of LCAT Notes then outstanding,

    (e) certain events of bankruptcy, insolvency, receivership or liquidation of the CABS Issuer.

The amount of principal required to be paid to holders of LCAT Notes under the related agreement will generally be limited to amounts available to be deposited in the related collection account. Therefore, the failure to pay principal on the LCAT Notes generally will not result in the occurrence of an event of default until the final scheduled payment date for the LCAT Notes.

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




Servicing Compensation and Payment of Expenses

   In general, with respect to the CABS other than the LCAT Notes, the CABS Servicer's compensation for its servicing activities and reimbursement for its expenses for any monthly period will be a servicing fee (a "CABS Servicing Fee") payable monthly. The CABS Servicing Fee will be allocated among the Seller's Interest and the investor interests of all series issued by the CABS Issuer.

   Generally, the CABS Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the CABS Trustee and independent accountants and other fees which are not expressly stated in the related Agreement to be payable by the CABS Issuer or the holders of CABS.

   The LCAT Notes have no CABS Servicer, and, accordingly no CABS Servicing Fee is payable with respect to the LCAT Notes.

Tax Considerations Relating to the CABS

   Each CABS evidences an interest in or an obligation of a trust fund created by one of the Agreements. Prospective investors should be aware that each CABS involves certain United States federal income tax consequences not described herein and as to which Brown & Wood llp, special tax counsel to the Depositor and the Underwriter ("Special Tax Counsel") has not provided any opinions. In particular, with respect to each CABS, an opinion was rendered by the respective tax counsel to the underlying transaction that the CABS would be treated as debt instruments for federal income tax purposes and, in the discussion set forth herein, and for purposes of its opinion described below Special Tax Counsel has relied upon the descriptions of such opinions in the related prospectuses. Prospective investors are urged to consider the discussion of United States federal income tax consequences in each prospectus relating to the CABS for a discussion of the United States federal income tax consequences of the purchase, ownership and disposition of the CABS and of the trust funds in which the CABS represent an undivided interest or of which the CABS represent an obligation.

                                  THE DEPOSITOR

   Lehman ABS Corporation (the "Depositor") was incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ("LCPI"), which is itself a wholly owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). None of Lehman Brothers, LCPI, Holdings or the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Certificates.

   The principal executive offices of the Depositor are located at 200 Vesey Street, Three World Financial Center, New York, New York 10285 (Telephone: (212) 526-7000). See "The Depositor" in the Prospectus.

                              THE POOLING AGREEMENT

   The following summary describes certain terms of the Pooling Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Pooling Agreement. Whenever particular sections or defined terms of the Pooling Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Certificates" herein for a summary of certain additional terms of the Pooling Agreement.

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Collection of Distributions on CABS

   The CABS will be assets of the Trust. All distributions on the CABS will be made directly to the Trustee.

Reports to Certificateholders

   The Trustee will mail to each Certificateholder, at such Certificateholder's request, at its address listed on the Certificate Register maintained with the Trustee a report stating (i) the amounts of principal and interest, respectively, distributed on each $1,000 in face amount of Certificates and (ii) the outstanding balances of the CABS.

   The Trustee shall forward by mail to each Certificateholder the most current CABS Distribution Date Statement (as defined in the Pooling Agreement) received by the Trustee as of the date of such request. There is no regularly distributed CABS Distribution Date Statement with respect to the LCAT Notes.

Amendment

   The Pooling Agreement may be amended by the Depositor, Lehman Brothers and the Trustee, without the consent of any Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Pooling Agreement, to add to the duties of the Depositor, or to add or amend any provisions of the Pooling Agreement in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor, Lehman Brothers, nor the Trustee is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Pooling Agreement which shall not be inconsistent with the provisions of the Pooling Agreement; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders. The Pooling Agreement may also be amended by the Depositor, Lehman Brothers and the Trustee with the consent of Class A Certificateholders owning Voting Rights (as herein defined) aggregating not less than 662/3% of the aggregate Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or delay the timing of, collections of distributions on the CABS or distributions that are required to be made for the benefit of such Certificateholders or (ii) reduce the aforesaid percentage of the Voting Rights of Class A Certificates which are required to consent to any such amendment, without the consent of all the outstanding Class A Certificates.

Termination; Retirement of the Certificates

   The Trust will terminate on the  Distribution  Date following the earliest of
(i) the Distribution Date on which the aggregate principal balance of the Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last CABS in the Trust or (iii) the Distribution Date in August 2007. In no event, however, will the Trust created by the Pooling Agreement continue after the death of certain individuals named in the Pooling Agreement. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

Action in Respect of the CABS

   If at any time the Trustee, as the holder of the CABS, is requested in such capacity to take any action or to give any consent, approval or waiver, including without limitation in connection with an amendment of an Agreement, or if any Event of Default (as defined in the Agreements) occurs under the Agreements, the Pooling Agreement provides that the Trustee, in its capacity as certificateholder of the CABS, may take action in connection with the enforcement of any rights and remedies available to it in such capacity with respect thereto, will promptly notify all of the holders of the Certificates and will act only in accordance with the written directions of holders of the Class A Certificates evidencing at least 51% of the Voting Rights.

Voting Rights

   At all times, the "Voting Rights" of Certificateholders under the Pooling Agreement will be allocated among the Class A Certificates in proportion to their respective Percentage Interests. The "Percentage Interest" represented by a Class A Certificate will be equal to the percentage derived by dividing the denomination of such Certificate by the original aggregate principal balance of the Class A Certificates as of the Closing Date. Holders of the Class S Certificates will have no Voting Rights except with respect to the termination of the Trust.

Certain Matters Regarding the Trustee and the Depositor

   Neither the Depositor, the Trustee nor any director, officer or employee of the Depositor or the Trustee will be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Pooling Agreement.

   The Trustee may have normal banking relationships with the Depositor and/or its affiliates.

   The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

   No holder of a Certificate will have any right under Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless such holder previously has given to the Trustee written notice of default and unless Class A Certificateholders holding at least 51% of the Voting Rights have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

   The Trustee and the Certificateholders, by accepting the Certificates, will covenant that they will not at any time institute against the Depositor or the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                                   THE TRUSTEE

   The Bank of New York is the Trustee under the Pooling Agreement. The mailing address of the Trustee is The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Department.

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                                 USE OF PROCEEDS

   The net proceeds from the sale of the Certificates will be applied by the Depositor on the Closing Date towards the purchase price of the CABS, the payment of expenses related to such purchase and other corporate purposes.

                               TAX CONSIDERATIONS

   The following is a general discussion of certain of the anticipated United States federal income tax consequences of the purchase, ownership and disposition of Certificates under the Internal Revenue Code of 1986, as amended (the "Code"). The discussion is based on interpretations of law, regulations, rulings and decisions, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This summary does not address Certificateholders other than the original purchasers and does not discuss all of the tax consequences that may be relevant to particular Certificateholders or to Certificateholders subject to special treatment under the United States federal income tax laws (such as life insurance companies, banks, dealers in securities, retirement plans, regulated investment companies, and tax-exempt organizations). Accordingly, prospective investors are urged to consult their own tax advisors with respect to the United States federal, state and local tax consequences of the purchase, ownership and disposition of the Certificates, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

   As used in this section, the term "U.S. Certificateholder" means a beneficial owner of a Certificate that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or a political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust, if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust, or (v) any foreign corporation, partnership or other entity which holds a Certificate in connection with a U.S. trade or business.

Tax Considerations Relating to the CABS

   The CABS are the primary assets of the Trust. Each CABS evidences an interest in a trust fund created by one of the Agreements. Prospective investors should be aware that each CABS involves certain United States federal income tax consequences not described herein and as to which Brown & Wood llp, counsel to the Depositor and the Underwriter, has not provided any opinions. In particular, with respect to each CABS, an opinion was rendered by the respective tax counsel that the CABS would be treated as debt instruments for federal income tax purposes and, in the discussion set forth herein, and for purposes of its opinion described below, Brown & Wood llp has relied upon the descriptions of such opinions in the related prospectuses. Prospective investors are urged to consider the United States federal income tax section in each prospectus relating to the CABS for a discussion of the United States federal income tax consequences of the purchase, ownership and disposition of the CABS.

Classification of the Trust

   In the opinion of Brown & Wood llp, assuming the CABS are debt for federal income tax purposes, the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. As such, owners of Certificates will be treated for U.S. federal income tax purposes as owners of a pro rata undivided interest in the Trust assets, except as described below, which include the CABS.

   General. For federal income tax purposes, the Trust will be deemed to have acquired the following assets: (i) the principal portion of each CABS plus the portion of the interest due on each such CABS equal to the interest rate payable on the Class A Certificates (the "Trust Stripped Bonds"), (ii) the portions of interest due on each CABS in excess of the interest rate payable on the Class A Certificates (the "Trust Stripped Coupons").

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




   The Class A Certificateholders in the aggregate will own their pro rata share of all assets of the Trust other than the Trust Stripped Coupons. The Class S Certificateholders own their pro rata share of the Trust Stripped Coupons. The Trust Stripped Bond will be treated as a "stripped bond" within the meaning of
Section 1286 of the Code. The Trust Stripped Coupons will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

   Under Code Section 162 or 212, each U.S. Certificateholder will only be entitled to deduct its pro rata allocable share of expenses incurred by the Trust. A U.S. Certificateholder using the cash method of accounting must take into account its pro rata share of deductions as and when paid by the Trust. The Code imposes limitations on individuals with respect to the deductibility of investment expenses by allowing a deduction for itemized expenses incurred for the production of income only to the extent such expenses, combined with certain other itemized deductions, in the aggregate exceed 2% of adjusted gross income. Accordingly, certain Certificateholders may not be able to fully claim their pro rata shares of the Trust's expenses as an itemized deduction on their individual income tax returns.

Class A Certificateholders

   Because Class A Certificates represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code. Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount.

   In general, under Treasury Regulations issued under Section 1286 of the Code (the "Treasury Regulations"), the amount of OID on the Trust Stripped Bonds will be de minimis if it is less than 1/4 of one percent for each full year remaining after the purchase date until the maturity of the Trust Stripped Bonds, although it is not clear whether the maturity date is the final maturity date or an earlier pre-payment date. Under Treasury Regulations governing original issue discount (the "OID Regulations"), the maturity date will be the date that the CABS will, more likely than not, mature. Under the OID Regulations, it appears that the portion of the interest on each Trust Stripped Bond payable to the Class A Certificateholders may be treated as "qualified stated interest." As a result, the amount of OID on a Trust Stripped Bond will equal the amount by which the price at which a Certificateholder is deemed to have acquired an interest in a Trust Stripped Bond (the "Purchase Price") is less than the portion of the remaining principal balance of the Trust Stripped Bond allocable to the interest acquired. In determining the Purchase Price, a portion of the purchase price for a Certificate may be allocated to accrued interest. Any such allocation would reduce the Purchase Price and thus increase the discount (or decrease the premium) on the Trust Stripped Bond.

   If the amount of OID is de minimis under the rule set forth above, the Class A Certificates would not be treated as having OID. Each Class A Certificateholder would be required to report on its federal income tax return its share of the allocable gross income of the Trust, including interest accrued on the Trust Stripped Bonds and any gain upon collection or disposition of the Trust Stripped Bonds (but not including any portion of the Trust Stripped Coupons). Such gross income attributable to interest on the Trust Stripped Bonds could exceed the interest rate on the Class A Floating Certificates by an amount equal to the Class A Certificateholder's share of the expenses of the Trust for the period during which it owns a Class A Certificate. The Class A Certificateholder would be entitled to deduct its share of expenses of the Trust to the extent described above.

   If the OID on a Trust Stripped Bonds is not treated as being de minimis, in addition to the amounts described above, a Class A Certificateholder will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield in the Trust Stripped Bonds. It is possible that the IRS could require use of a prepayment assumption in computing the yield of a Trust Stripped Bond. If a Trust Stripped Bond is deemed to be acquired by a Class A Certificateholder at a significant discount, such treatment could accelerate the accrual of income by such Certificateholder.

   In the event that a Trust Stripped Bond is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such Trust Stripped Bond), such premium will be amortizable by such Certificateholder as an offset to interest income (with a corresponding reduction in its basis) under a constant yield method over the term of the Trust Stripped Bond if an election under Section 171 of the Code is made with respect to the interests in the Trust Stripped Bonds represented by the Class A Certificates or was previously in effect. Any

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



such election will also apply to all debt instruments held by the Class A Certificateholder during the year in which the election is made and all debt instruments acquired thereafter.

Class S Certificateholders

    As stated above, for federal income tax purposes the Class S Certificateholders are acquiring the Trust Stripped Coupons. Because the Trust Stripped Coupons constitutes a "stripped coupons" within the meaning of Section 1286 of the Code, a Class S Certificateholder will be required to accrue income on a Class S Certificate under the OID rules.

   OID on a Class S Certificate must be included in income as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield in the Trust Stripped Coupons. The amount of original issued discount on a Class S Certificate will be equal to the excess of such Certificate's stated redemption price at maturity over its issue price. The issue price of a Class S Certificate generally is equal to the amount paid by a Class S Certificateholder to acquire such Certificate. The stated redemption price of a Class S Certificate is the sum of all payments expected to be made under such Certificate. It is possible that the IRS could require use of a prepayment assumption in computing the yield of a stripped coupon from CABS. The use of prepayment assumption would cause an acceleration of taxable income to Class S Certificateholders.

Sale or Exchange of a Certificate

   A U.S. Certificateholder who sells a Certificate prior to maturity will be treated as having sold a pro rata portion of the assets of the Trust. The purchase price would be allocated among the U.S. Certificateholder's allocable share of the Trust's assets (which will consist of the Trust Stripped Bonds for the Class A Certificateholders and the Trust Stripped Coupons for the Class S Certificateholders) and the U.S. Certificateholder would recognize gain or loss equal to the difference, if any, between the amount received for each such asset in the Trust and the U.S. Certificateholder's adjusted tax basis in each such asset. A U.S. Certificateholder's adjusted tax basis in their allocable share of each Trust Stripped Bond or Trust Stripped Coupon generally will be the portion of the U.S. Certificateholder's purchase price allocated to each Trust Stripped Bond or Trust Stripped Coupon increased by any accrued interest and OID included in income and decreased by the amount of any payments received, other than payments treated as interest, and premium amortized with respect to the Certificate. The portion of the purchase price of each Certificate allocated to a U.S. Certificateholder's allocable share of each Trust Stripped Bond or Trust Stripped Coupon is equal to the particular Certificate's pro rata portion of the fair market value of the Certificate's allocable share of each Trust Stripped Bond or Trust Stripped Coupon.

Treatment of Non-U.S. Certificateholders

   A non-U.S. Certificateholder will not be subject to United States federal income or withholding tax on distributions of income or principal from the Trust. To qualify for this exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Certificateholder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Certificate under penalties of perjury, (ii) certifies that such owner is not a U.S. Certificateholder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution.

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



   Generally, a non-U.S. Certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, assuming (i) that the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Certificateholder, and (ii) in the case of a non-U.S. Certificateholder that is an individual, that such Certificateholder is not present in the U.S. for 183 days or more during the taxable years in which gain, if any, with respect to the Certificate is recognized. Certain other exceptions may be applicable, and a non-U.S. Certificateholder should consult its tax advisor in this regard.

   The Certificates will not be includible in the estate of a non-U.S. Certificateholder unless at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

   Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Certificateholder must be reported to the IRS, unless the U.S. Certificateholder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Certificateholders who are not exempt recipients.

   In addition, upon the sale of a Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or
(ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Certificateholder, certifies that such seller is a non-U.S. Certificateholder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either
(i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

   Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

State and Local Taxes

   In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

General

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

   Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

   Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

   The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Trust were considered to hold plan assets by reason of a Plan's investment in the Certificates, such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Trustee and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and
Section 4975 of the Code with respect to transactions involving the Trust's assets.

   Under current law the purchase and holding of the Certificates by or on behalf of any Plan may result in a "prohibited transaction" within the meaning of ERISA and the Code. Consequently, Certificates may not be transferred to a proposed transferee that is a Plan subject to ERISA or that is described in
Section 4975(e)(1) of the Code, or a person acting on behalf of any such Plan or using the assets of such plan unless the Trustee and the Depositor receive an opinion of counsel reasonably satisfactory to the Trustee and the Depositor to the effect that the purchase and holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" for ERISA purposes and will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Pooling Agreement.

                         LEGAL INVESTMENT CONSIDERATIONS

   The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

   The Depositor makes no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

                                  UNDERWRITING

   Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to Lehman Brothers Inc. (the "Underwriter"), and the Underwriter has agreed to purchase from the Depositor, the Certificates.

   The Underwriter is obligated to purchase all the Certificates offered hereby if any are purchased.

   The Depositor has been advised by the Underwriter that it presently intends to make a market from time to time in the Class A Certificates offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Certificates will develop.

   Distribution of the Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be $2,087,221,524 from the sale of the Certificates, before deducting expenses payable by the Depositor of $900,000. In connection with the purchase and sale of the Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts, concessions or commissions.

   The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof.

   The Underwriter is an affiliate of the Depositor, and the participation by the Underwriter in the offering of the Certificates complies with Schedule E of the by-laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                  LEGAL MATTERS

   Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Brown & Wood llp, New York, New York and for the Underwriter by Brown & Wood llp, New York, New York.

                                     RATING

   It is a condition to issuance of the Certificates that the Class A Certificates be rated "Aaa" by Moody's and "AAA" by Standard & Poor's and that the Class S Certificates be rated "Aaa" by Moody's and "AAAr" by Standard & Poor's.

   A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the CABS. The rating takes into consideration the characteristics of the CABS and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the possibility that Certificateholders might realize a lower than anticipated yield.

   A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


                             INDEX OF DEFINED TERMS

Accounts ................................................................... S-1
ADVANTA ................................................................... S-13
Agreements ............................................................ S-1, S-2
American Express .......................................................... S-13
beneficial owner ..........................................................  S-7
Book-Entry Certificates ..............................................  S-3, S-7
Business Day ............................................................... S-3
CABS ....................................................................... S-1
CABS Amortization Event ................................................... S-13
CABS Certificate Rate ..................................................... S-13
CABS Controlled Amortization Period ....................................... S-13
CABS Distribution Date ....................................................  S-9
CABS Servicer ............................................................. S-15
CABS Servicer Reports ..................................................... S-12
CABS Servicing Fee ........................................................ S-16
Cede .................................................................. S-3, S-7
Certificateholder .........................................................  S-7
Certificates .......................................................... S-1, S-2
Class A Certificates ......................................................  S-1
Class S Certificates ......................................................  S-1
Closing Date ..............................................................  S-3
Code ................................................................. S-4, S-19
Collection Account ........................................................  S-9
Depositor ............................................................ S-1, S-16
Depository ................................................................  S-7
Distribution Date .........................................................  S-1
DTC .......................................................................  S-3
equity interest ..........................................................  S-23
ERISA ................................................................ S-4, S-22
exempt recipients ........................................................  S-22
Finance Charge Receivables ...............................................  S-14
Holdings .................................................................  S-16
Interest Accrual Period ............................................... S-3, S-8
investment company .......................................................  S-15
Issuer ...................................................................   S-2
Labor ....................................................................  S-23
LCAT Trust ...............................................................  S-12
LCPI .....................................................................  S-16
Lehman Brothers ................................................. S-1, S-2, S-16
LIBOR ....................................................................  S-13
LIBOR Rate ...............................................................   S-4
MBNA .....................................................................  S-13
Moody's ..................................................................   S-5
OID ......................................................................  S-20
OID Regulations ..........................................................  S-20
parties in interest ......................................................  S-22
Percentage Interest ......................................................  S-18
Plan Asset Regulation ....................................................  S-23
plan assets ..............................................................  S-23
Plans ....................................................................  S-22
Pooling Agreement ..................................................... S-1, S-2
Principal Receivables ....................................................  S-14


prohibited transaction .................................................... S-23
Prospectus ................................................................  S-1
Purchase Price ............................................................ S-20
qualified stated interest ................................................. S-20
Rating Agencies ...........................................................  S-5
Receivables ...............................................................  S-1
Record Date ...............................................................  S-8
Reuters LIBOR ............................................................. S-13
Seller .................................................................... S-12
Seller's Interest ................................................... S-12, S-14
Seller's Percentage ......................................................  S-12
Special Tax Counsel ......................................................  S-16
Standard & Poor's ........................................................   S-5
stripped bonds ...........................................................   S-4
stripped coupons ..............................................  S-4, S-20, S-21
Telerate LIBOR ...........................................................  S-13
Treasury Regulations .....................................................  S-20
Trust ................................................................. S-1, S-2
Trust Stripped Bond ......................................................  S-19
Trust Stripped Coupons ...................................................  S-19
Trustee ............................................................... S-1, S-2
US Certificateholder .....................................................  S-19
Underlying Certificates ..................................................   S-1
Underwriter .......................................................... S-1, S-24
Voting Rights ............................................................  S-18
Withholding Agent ........................................................  S-21

                                   APPENDIX A

                                TABLE OF CONTENTS

Appendix A                                                                                Page
----------                                                                                ----
ADVANTA Credit Card Master Trust II, Class A Floating Rate Asset Backed Certificates,
  Series 1996-E.........................................................................     A-1

Chase Manhattan Credit Card Master Trust, Class A Asset Backed Certificates,
  Series 1996-3 ........................................................................    A-18

First Chicago Master Trust II, Floating Rate Credit Card Certificates,
  Series 1996-S........................................................................     A-36

First USA Credit Card Master Trust, Class A Floating Rate Asset Backed Certificates,
  Series 1996-6.........................................................................    A-80

Lehman Card Account Trust 1994-1.........................................................  A-120

MBNA Master Credit Card Trust II, Class A Floating Rate Asset Backed Certificates,
  Series 1996-M..........................................................................  A-145

        This Appendix A contains either excerpts from each prospectus pursuant to which the CABS were offered and sold or if a number of the CABS are issued by, and represent interests in, the same master trust, excerpts from a recent prospectus relating to securities issued by such master trust.

        Capitalized terms used in the excerpts included in this Appendix A have the meanings defined either within the text of such excerpt or within the related prospectus. Such terms are not applicable to any other section of this Prospectus Supplement or Prospectus unless such terms are defined as such in the Prospectus Supplement or the Prospectus. Complete copies of the prospectus relating to a particular series of CABS may be obtained upon request from the Depositor.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                       ADVANTA Credit Card Master Trust II

The following excerpts are from the Prospectus Supplement dated October 22, 1996 and the Prospectus dated October 22, 1996 relating to the Floating Rate Asset Backed Certificates, Series 1996-E. The CABS include Series 1995-A.

                        [THIS PAGE INTENTIONALLY LEFT BLANK]

                        THE BANKS' CREDIT CARD ACTIVITIES

General

     The Receivables which the Sellers have conveyed or will convey to the Trust pursuant to the Pooling and Servicing Agreement have been or will be, except as otherwise described in the Prospectus Supplement, generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including regular and premium accounts, from the Advanta Consumer Credit Card Portfolio. Both premium and regular accounts undergo the same credit analysis, but premium accounts have higher initial credit limits because of the higher incomes of the cardholders. In addition, premium accounts generally offer a wider variety of services to the cardholders and those that charge annual cardholder fees generally have higher annual cardholder fees than regular accounts that have annual cardholder fees. Servicing of the Advanta Consumer Credit Card Portfolio is performed primarily by AUS; however, certain data processing and administrative functions associated with the servicing of the Advanta Consumer Credit Card Portfolio are currently performed on behalf of the Banks by First Data Resources, Inc. ("FDR"). See "Description of FDR." If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur, and the replacement of the services that FDR currently provides to the Banks could be time-consuming. As a result, delays in payments to Certificateholders of any Series outstanding at such time could occur.

     Set forth below is certain information relating to the activities of the Banks. The Prospectus Supplement may amend, modify or supplement such information.

     To the extent the Trust assets include any Participation Interests or Receivables other than those of the type described herein, the Prospectus Supplement will describe the nature and characteristics of such Participation Interests or Receivables.

Acquisition and Use of Credit Cards

     Substantially all of the Banks' new accounts are generated through direct mail and telemarketing solicitation of potential cardholders. Beginning in 1983 and continuing through 1987, AUS acquired lists of potential cardholders from various sources. The lists were delivered to a third-party processor, which after deleting existing cardholders, sorted the names based on addresses and delivered the names to a credit bureau. Credit bureaus were selected based on AUS's evaluation of their relative strength in a geographic area. The credit bureau identified those individuals who met AUS's predetermined credit criteria. Selected demographic criteria were then applied to determine the individuals to be solicited. Beginning in 1987, AUS began employing a more direct method of identifying potential cardholders. AUS engages the credit bureau to identify those individuals in the credit bureau's own files who meet the AUS's credit and demographic criteria. Prior to 1987, individuals solicited were offered AUS's credit cards, subject to AUS's verification of information regarding employment and income, which occurred only under certain circumstances. Since March 1987, AUS has obtained a second credit bureau report on each individual who responds positively to a solicitation and offered a credit card to that person only if the second report confirms the individual's eligibility.

     Since July 1985, the criteria applied by AUS to evaluate potential cardholders have included credit scoring using a model developed by the Fair, Isaacs Companies, an independent firm experienced in developing credit scoring models. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. Credit scoring models are developed by statistically evaluating common characteristics and their correlation with credit risk.

                                       A-l

     Potential cardholders must meet minimum credit and income level standards established by the Banks to receive a specific credit limit. Cardholders not meeting the minimum standards for the initial product offer are offered a reduced credit limit for which they qualify. Generally, initial credit lines of up to $6,000 and $3,500 are offered for premium and regular cards, respectively. Beginning in May 1993 credit line offers of $7,500 and $10,000 have been tested on a limited basis, with most credit line offers remaining at the $6,000 or less level. Cardholders may request to have their credit line increased upon completion of a full application. After a review of the full application and credit bureau report, the Banks decide whether to extend additional credit. Also, the Banks may initiate credit line increases for cardholders meeting minimum standards for usage and payment history established by the Banks.

     Accounts are opened with an initial term of one year. At the anniversary date, accounts which meet certain criteria for usage and payment history are reissued for one to three year terms.

     Each cardholder is subject to an agreement governing the terms and conditions of the related MasterCard or VISA account. Pursuant to each such agreement, the Bank that owns the Account reserves the right, upon advance notice to the cardholder, to change or terminate any terms, conditions, services or features of its MasterCard and VISA accounts at any time, including increasing or decreasing finance charges, other fees and charges or minimum payment terms. The agreement with each cardholder provides that the relevant Bank may apply such changes, when applicable, to current outstanding balances as well as to future transactions. However, the laws of the state in which particular cardholders reside may limit the ability of the relevant Bank to apply changes. For example, under applicable state law, certain fees and charges are prohibited altogether. See "Risk Factors -- Certain Legal Aspects" and "Certain Legal Aspects of the Receivables -- Consumer Protection Laws."

     A cardholder may use the credit card for either purchases or cash advances. Cardholders make purchases when using the credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine or when the cardholder uses special drafts issued by the relevant Bank to draw against the cardholder's credit line. The Banks generally limit the amount of credit available for cash advances on new accounts to 50% of the total credit line. The majority of the accounts, the receivables of which are expected to be included in the Trust, are subject to the 50% limitation.

     When a cardholder uses the credit card issued by a bank under contract with MasterCard International, Inc. or VISA USA, Inc. (a "member bank"), the seller of goods or services or the provider of cash advances generally sells the resulting receivable to a merchant bank, which in turn sells the receivable (usually indirectly, through a clearing corporation and its agent bank) to the member bank for its face amount less interchange and other fees. The member bank is usually required by its contracts with MasterCard International, Inc. and VISA USA, Inc. to purchase and pay for daily all receivables generated by use of credit cards issued by the member bank. If the member bank were to fail to perform such obligations, MasterCard International, Inc. or VISA USA, Inc. would have the right to cancel the credit cards issued by the member bank.

Billing and Payments

     Each Bank, using FDR as its service bureau, generates and mails to cardholders monthly statements summarizing account activity. For the majority of accounts, cardholders receive a 25-day grace period on purchases. Prior to April 5, 1995, cardholders were required to make a minimum monthly payment equal to finance and other charges, plus 1/60th of the principal balance for premium cards and 1/48th of the principal balance for regular cards. If such amount was less than a stated minimum monthly payment (generally $20), the stated minimum monthly payment was due. For all monthly statements after April 5, 1995, all cardholders must make a minimum monthly payment equal to finance and other charges, plus 1/100th of their principal balance. In addition, the stated minimum monthly payment was reduced from $20 to $10.

     All fees, charges and credit insurance premiums assessed by the Banks are automatically charged to an account and are included in the account balance at the end of each billing cycle. The finance charges assessed by the Banks are calculated by multiplying the average daily balances of cash advances and previously billed unpaid purchases in an account by the applicable daily periodic rate then multiplying the resulting product by the number of days in the billing cycle. Finance charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the Due Date. Under certain conditions related to customer performance, the Banks may immediately convert the annual percentage rate applicable to existing and future balances to a higher rate.

     The Banks primarily offer cards to customers without an annual fee. The Banks also assess miscellaneous transaction fees, including cash advance and draft fees, late and overlimit charges, and returned check, returned draft, and draft stop payment charges. Such miscellaneous fees are not expected to constitute a material portion of Finance Charge Receivables.

Description of FDR

     Certain data processing and administrative functions associated with the servicing of the Advanta Consumer Credit Card Portfolio are currently being performed on behalf of the Banks by FDR. FDR was established in 1968 as the data processing unit of Midamerica Bankcard Association and was acquired by American Express Company in 1980. In April 1992, American Express sold a minority share of FDR through an initial public offering of stock in FDR's parent company, First Data Corporation. In March 1993, American Express sold a portion of its remaining share, and now retains only 21.5% of First Data Corporation. FDR is the leading third-party processor of MasterCard and VISA card transactions in the United States and, following the purchase of Signet Limited, the United Kingdom. During 1992, FDR processed approximately 2.3 billion credit card transactions for more than 700 financial institution clients and over 61 million accounts. FDR serves over 40% of all bank credit card accounts serviced by third-party processors in the United States.

     FDR's home office in the United States is located in Omaha, Nebraska, with regional offices located in Atlanta, Georgia, Boston, Massachusetts and San Mateo, California. FDR currently has approximately 5,000 full and part time employees.

Delinquencies

     Each account is billed monthly on or about the same day of the month. An account is "contractually delinquent" if the minimum payment indicated on the cardholder's statement is not received by the Due Date. For purposes of determining the delinquency of an account, the period from one monthly billing statement to the next is considered a period of 30 days, regardless of the actual number of days elapsed. Efforts to collect contractually delinquent credit card receivables currently are made by the Banks' service center personnel or the Banks' designees. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel initiate telephone contact with cardholders as early as one day contractually delinquent. The intensity at which collection activity is pursued depends on the risk the account presents to the Bank that owns such account which is determined by behavioral scoring and adaptive control techniques. In the event that initial telephone contact fails to resolve the delinquency, the Bank that owns such account continues to contact the cardholder by telephone and by mail. Although such arrangements are made infrequently, the Banks may also enter into arrangements with cardholders to extend or otherwise change payment schedules. Delinquency levels are monitored by management of both the Collections and Asset Quality departments of the Banks and information is reported daily to senior management. Accounts are charged off when they become 186 days contractually delinquent, at which time non-bankrupt accounts are generally referred to outside collection agencies. The Banks charge-off accounts within 30 days after receipt of any notice that the customer has died, and within 90 days after receipt of any notice of fraudulent charges within such account. In August 1996, the Banks adopted a new charge-off methodology related to bankrupt credit card accounts. Under the previous methodology, when the appropriate Bank received notification that a cardholder has filed a bankruptcy petition, the account was written off within 30 days of notification. Under the new methodology, the Banks utilize an investigative period of up to 90 days from the date of such notification. The receivable, if not paid during such investigative period, will be charged off unless the investigation shows that the cardholder's obligation should not be discharged as the result of the bankruptcy proceeding. In no event, under the new methodology, will the receivable be charged off later than 186 days after the receivable is contractually delinquent. The credit evaluation, servicing and charge-off policies and collection practices of the Banks may change from time to time in accordance with each Bank's business judgment and applicable laws and regulations.

     Information with respect to the delinquency and loss experience of the Advanta Consumer Credit Card Portfolio, including charts relating to such information, is contained in the Prospectus Supplement.

Interchange

     Creditors participating in the VISA and MasterCard International associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange approximates 1.3% of the transaction amount. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, collections of Finance Charge Receivables with respect to any Monthly Period will be deemed to include Interchange as calculated pursuant to the related Series Supplement for any Series.

Competition

     The bank credit card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card issuers seek to expand or to enter the market. The Banks issue MasterCard and VISA credit cards to customers nationwide competing with certain money center banks and other large nationwide issuers, as well as with regional and local banks, savings and loan associations, and other depository institutions, many of whom have sizeable branch systems through which credit cards are marketed to the institutions' customer bases. Many of these competitors have greater capital resources and a larger depositor base than either Bank. Certain major credit card issuers assess finance charges for selected portions of their portfolios at rates significantly lower than the rates currently being assessed on the Accounts. The Banks have primarily responded to the increased competition by marketing cards to customers without an annual fee.

     The Trust will be dependent upon the Banks' continued ability to generate new Receivables. The Banks' ability to compete in the credit card industry will directly affect its ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly, a Pay Out Event with respect to a Series could occur and the Rapid Amortization Period with respect to such Series could commence.

                           THE BANKS AND ADVANTA CORP.

     Each of the Banks is an indirect wholly owned subsidiary of Advanta Corp. ("Advanta"). AUS was chartered as a national bank in December 1962. From 1926 to 1962, AUS was a Delaware trust company. AUS was acquired by Advanta in 1982. Prior to the enactment of the Competitive Equality Bank Act of 1987 ("CEBA"), AUS was a "non-bank" bank which did not, and currently does not, make commercial loans. ANB was chartered as a national bank in February 1995.

     Each Bank operates under the National Banking Act and is subject to examination, supervision and regulation by the Office of the Comptroller of the Currency. Each Bank's deposits are insured by the FDIC, and each Bank is a member of the Federal Reserve Bank of Philadelphia and AUS is a member of the Federal Home Loan Bank of Pittsburgh.

     Under certain grandfathering provisions of CEBA, Advanta is not required to register as a bank holding company under the Bank Holding Company Act of 1956, as amended, because AUS was a "non-bank" bank prior to the enactment of CEBA and complies with certain restrictions set forth in CEBA. Consequently, Advanta is not subject to Federal Reserve Board examination.

     The principal executive office of AUS is located at Brandywine Corporate Center, 650 Naamans Road, Claymont, Delaware 19703 (telephone: (302) 791-4400). The principal executive office of ANB is located at 501 Carr Road, Wilmington, Delaware 19809 (telephone: (302) 791-6262).

                        THE BANKS' CREDIT CARD ACTIVITIES

Billing and Payment

     Nearly all of the accounts in the Advanta Consumer Credit Card Portfolio are subject to finance charges at prime indexed variable rates ranging from 5.9% to 19.8% for purchases and cash advances, or London interbank offered rate indexed variable rates ranging from 5.9% to 22.08% for purchases and cash advances. For more information, see "The Banks' Credit Card Activities -- Billing and Payments" in the Prospectus.

Delinquencies and Loss Experience

     The following tables set forth the delinquency and loss experience for each of the periods shown for the Advanta Consumer Credit Card Portfolio. As of September 30, 1996, the Advanta Consumer Credit Card Portfolio included receivables from accounts the receivables of which were transferred to trusts similar to the Trust in an aggregate amount equal to $2.14 billion ("Prior Securitizations"). As of September 30, 1996, the Advanta Consumer Credit Card Portfolio also included approximately $8,825 million of receivables from accounts the receivables of which were transferred by the Banks to the Trust. Additional Accounts have been designated for inclusion in the Trust from time to time (the "Master Trust II Sales") as set forth in Annex II. The Accounts in the Trust Portfolio have been selected from accounts in the Advanta Consumer Credit Card Portfolio based on certain eligibility criteria specified in the Pooling and Servicing Agreement. See "The Receivables." There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth below.

                             Delinquency Experience
                     Advanta Consumer Credit Card Portfolio
                             (dollars in thousands)


                                                          As of                 As of December 31,
                                                      September 30,   --------------------------------------
                                                          1996           1995          1994          1993
                                                          ----           ----          ----          ----
Receivables Outstanding(l)(2) ......................   $12,708,603    $9,984,291    $6,535,664    $3,922,086
Receivables Contractually Delinquent as a Percentage
  of Receivables Outstanding:

  30-59 days .......................................          1.47%         1.12%         0.89%         0.96%
  60-89 days .......................................          0.88          0.57          0.44          0.54
  90 or more days ..................................          1.55          0.95          0.71          0.89
                                                       -----------    ----------    ----------    ----------
        Total ......................................

                                                              3.90%         2.64%         2.04%         2.39%
                                                       ===========    ==========    ==========    ==========

----------
(1) Includes the receivables transferred in connection with the Prior Securitizations and Master Trust II Sales.

(2) Receivables Outstanding consists of all amounts due from cardholders as posted to the accounts.

                                 Loss Experience
                     Advanta Consumer Credit Card Portfolio
                             (dollars in thousands)


                                           Nine Months
                                             Ended                     Year Ended December 31,
                                          September 30,      ----------------------------------------
                                              1996               1995           1994           1993
                                              ----               ----           ----           ----
Average Receivables Outstanding(1)(2) .... $11,968,353        $7,677,833     $4,675,005     $3,012,060
Gross Losses(3) ..........................     317,555           205,715        126,557        115,835
Recoveries ...............................      11,760            12,874         11,339          9,869
Net Losses ...............................     305,795           192,841        115,218        105,966
Net Losses as a Percentage of Average
    Receivables Outstanding ..............       3.41%(4)(5)       2.51%          2.46%          3.52%

----------

(1) Includes the receivables transferred in connection with the Prior Securitizations and Master Trust II Sales.

(2) Average Receivables Outstanding is the sum of receivables outstanding at the beginning and end of each month during the period indicated, divided by twice the number of months in the period indicated.

(3) Total Gross Losses are presented net of adjustments made pursuant to AUS's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of annual cardholder fees on cardholder accounts which have been closed. Losses do not include accrued finance charges that have been written off or fraud losses.

(4)  Annualized.

(5) In August 1996, the Banks adopted a new charge-off methodology related to bankrupt credit card accounts. See "The Banks' Credit Card Activities --

     Delinquencies" in the Prospectus.

Interchange

     In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, the Banks will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust on the Business Day immediately preceding the Distribution Date an amount equal to one-twelfth of 1.25% of the outstanding balance of the Principal Receivables allocable to the Series 1996-E at the end of the last day of the preceding Monthly Period.

                                 THE RECEIVABLES

     The Receivables in the Initial Accounts were conveyed to the Trust on December 9, 1993 (the "Initial Closing Date"). The Initial Accounts were selected from the Advanta Consumer Credit Card Portfolio satisfying criteria set forth in the Pooling and Servicing Agreement (the "Criteria") as applied on October 31, 1993 (the "Initial Cut Off Date"). Receivables in Additional Accounts have been conveyed to the Trust from time to time since the Initial Closing Date as set forth in Annex II. Such Receivables arose in Additional Accounts selected from the Advanta Consumer Credit Card Portfolio satisfying the Criteria as applied on the relevant cut off date (the "Relevant Cut Off Date"). All such Accounts and any additional Receivables which have arisen from those Accounts conveyed to the Trust are hereinafter referred to as the "Trust Portfolio." In order to meet the Criteria, each Account must, on the Relevant Cut Off Date, among other things, have been in existence and maintained by the Bank that owns such Account, have a cardholder with a billing address in the United States, its territories or possessions or a military address, and, except under certain circumstances, not be an account the credit card or cards with respect to which have been reported to the Bank that owns such Account as having been lost or stolen. See "Description of the Certificates -- Representations, Warranties and Covenants" in the Prospectus. Cardholders whose accounts are included in the Advanta Consumer Credit Card Portfolio have billing addresses in all 50 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands and certain foreign countries. Pursuant to the Pooling and Servicing Agreement, the Sellers may be obligated (subject to certain limitations and conditions) to designate Additional Accounts to be included as Accounts and to convey to the Trust all Receivables of such Additional Accounts, or may elect to automatically designate Additional Accounts and convey the Receivables therein whether such Receivables are then existing or thereafter created. See "Description of the Certificates -- Addition of Accounts" in the

Prospectus. These accounts must meet the criteria set forth above as of the Relevant Cut Off Date that the Banks designate such accounts as Additional Accounts. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same MasterCard and VISA accounts designated by the Sellers on the Relevant Cut Off Date (plus any Additional Accounts subsequently designated as described above). In addition, as of the Relevant Cut Off Date and on the date any new Receivables are created, each Seller will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Pooling and Servicing Agreement. See "Description of the Certificates -- Representations, Warranties and Covenants" in the Prospectus.

     In connection with the conveyance of Receivables in Additional Accounts on March 26, 1996, the Sellers caused $10,000,000 to be deposited by a party selected by the Sellers into an Eligible Deposit Account (the "March Yield Supplement Account") held by the Trustee for the benefit of the certificateholders of all Series (including the Certificateholders). In connection with the conveyance of Receivables in Additional Accounts on May 1, 1996 and May 13, 1996, the Sellers caused $15,000,000 to be deposited by a party selected by the Sellers into an Eligible Deposit Account (the "May Yield Supplement Account") held by the Trustee for the benefit of the certificateholders of all Series (including the Certificateholders). In connection with the conveyance of Receivables in Additional Accounts on June 18, 1996, the Sellers caused $6,000,000 to be deposited by a party selected by the Sellers into an Eligible Deposit Account (the "June Yield Supplement Account") held by the Trustee for the benefit of the certificateholders of all series (including the "Certificateholders"). In connection with the conveyance of Receivables in Additional Accounts to the Trust on September 1, 1996, the Sellers caused $6,000,000 to be deposited by a party selected by the Sellers into an Eligible Deposit Account (the "September Yield Supplement Account") held by the Trustee for the benefit of the certificateholders of all series (including the "Certificates"). Funds on deposit in the March Yield Supplement Account, the May Yield Supplement Account, the June Yield Supplement Account and the September Yield Supplement Account will be invested by the Trustee at the direction of the Sellers in Eligible Investments. Amounts on deposit in the March Yield Supplement Account (together with certain investment earnings thereon) have been and will be released and deposited into the Collection Account in nine monthly installments on the last Business Day of each month commencing on April 30, 1996. Amounts on deposit in the May Yield Supplement Account (together with certain investment earnings thereon) have been and will be released and deposited into the Collection Account in eight monthly installments on the last Business Day of each month commencing on June 28, 1996. Amounts on deposit in the June Yield Supplement Account (together with certain investment earnings thereon) have been and will be released and deposited into the Collection Account in six monthly installments on the last Business Day of each month commencing on July 31, 1996. Amounts on deposit in the September Yield Supplement Account (together with certain investment earnings thereon) have been and will be released and deposited into the Collection Account in four monthly installments on the last Business Day of each month commencing September 30, 1996. Each deposit into the Collection Account from the March Yield Supplement Account, the May Yield Supplement Account, the June Yield Supplement Account and the September Yield Supplement Account will be treated as collections of Finance Charge Receivables. Pursuant to the Supplement, the party which made the deposits into the March Yield Supplement Account, the May Yield Supplement Account, the June Yield Supplement Account and the September Yield Supplement Account will be considered a separate Class of investor certificates solely for purposes of voting after the occurrence of an Insolvency Event regarding the liquidation of the Receivables and the continuance of the Trust. See "Description of the Certificates -- Trust Pay Out Events" in the Prospectus and "Description of the Certificates -- Series 1996-E Pay Out Events and Trust Pay Out Events" herein.

     The Receivables (including receivables in the Additional Accounts the receivables of which are expected to be conveyed to the Trust during the period from the date of this Prospectus Supplement through the Closing Date), as of September 30, 1996, totalled $9,325,586,348 in 4,262,713 Accounts. The Accounts had an average credit limit of $6,068. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 36.1%. The average age of the Accounts was approximately 19.2 months.

     The following tables summarize the Trust Portfolio (including receivables in the Additional Accounts the receivables of which are expected to be conveyed to the Trust during the period from the date of this Prospectus Supplement through the Closing Date) by various criteria as of the close of business on September 30, 1996. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of future results.

                         Composition by Account Balance
                                 Trust Portfolio

                                       Percentage
                                         of Total                    Percentage
                            Number of   Number of                     of Total
     Account Balance        Accounts     Accounts     Receivables    Receivables
     ---------------        --------     --------     -----------    -----------

Credit balance ..........      74,447       1.7%     $  (6,435,381)       (0.1)%
$0.00 ...................   1,309,251      30.7                  0         0.0
$0.01 to $1,000.00 ......     679,668      15.9        248,815,744         2.7
$1,000.01 to $2,500.00 ..     570,687      13.4        999,912,641        10.7
$2,500.01 to $5,000.00 ..     946,064      22.2      3,590,423,675        38.5
$5,000.01 to $7,500.00 ..     538,210      12.7      3,260,150,317        35.0
Over $7,500.00 ..........     144,386       3.4      1,232,719,352        13.2
                            ---------     -----     --------------      ------
Total ...................   4,262,713     100.0%    $9,325,586,348       100.0 %
                            =========     =====     ==============       =====

                           Composition by Credit Limit
                                 Trust Portfolio

                                       Percentage
                                        of Total                     Percentage
                            Number of   Number of                     of Total
 Credit Limit Balance       Accounts     Accounts     Receivables    Receivables
 --------------------       --------     --------     -----------    -----------
$0.00 to $1,000.00 .......    121,466      2.8%     $   15,139,334         0.2%
$1,000.01 to $2,500.00 ...    310,682      7.3         298,717,937         3.2
$2,500.01 to $5,000.00 ...  1,156,437     27.1       2,276,798,854        24.4
$5,000.01 to $7,500.00 ...  1,684,712     39.6       3,895,254,066        41.8
Over $7,500.00 ...........    989,416     23.2       2,839,676,157        30.4
                            ---------    -----      --------------      ------
Total ....................  4,262,713    100.0%     $9,325,586,348       100.0%
                            =========    =====      ==============       =====

                      Composition by Period of Delinquency
                                 Trust Portfolio

                                         Percentage
                                          of Total
Period of Delinquency                      Number                    Percentage
(Days Contractually         Number of        of                       of Total
    Delinquent)             Accounts      Accounts   Receivables     Receivables
-------------------         ---------     --------   -----------     -----------
Not Delinquent ........     4,018,495       94.3%   $8,420,384,096        90.3%
1 to 29 days ..........       157,136        3.6       562,828,520         6.0
30 to 59 days .........        34,916        0.8       130,730,692         1.4
60 to 89 days .........        19,486        0.5        76,663,635         0.8
90 to 119 days ........        12,931        0.3        52,128,344         0.6
120 to 149 days .......         9,409        0.2        38,457,590         0.4
150 to 179 days .......         8,037        0.2        34,016,485         0.4
180 or more ...........         2,303        0.1        10,376,986         0.1
                            ---------      -----    --------------       -----
Total .................     4,262,713      100.0%   $9,325,586,348       100.0%
                            =========      =====    ==============       =====

                           Composition by Account Age
                                 Trust Portfolio

                                        Percentage
                                         of Total                    Percentage
          Age                Number of   Number of                     of Total
      (in Months)            Accounts    Accounts    Receivables     Receivables
      -----------            --------    --------    -----------     -----------
0 to 6 months .........       432,117       10.1%   $1,484,574,186        15.9%
Over 6 to 12 months ...     1,143,143       26.8     2,868,551,215        30.8
Over 12 to 24 months ..     1,598,608       37.6     3,062,848,572        32.8
Over 24 to 36 months ..       692,071       16.2     1,352,776,238        14.5
Over 36 to 48 months ..        38,207        0.9        61,934,351         0.7
Over 48 to 60 months ..        14,651        0.3        18,261,146         0.2
Over 60 to 84 months ..       206,788        4.9       277,072,348         3.0
Over 84 months ........       137,128        3.2       199,568,292         2.1
                            ---------      -----    --------------       -----
Total .................     4,262,713      100.0%   $9,325,586,348       100.0%
                            =========      =====    ==============       =====

               Geographic Distribution of Accounts and Receivables
                                Trust Portfolio*

                                        Percentage
                               Number    of Total                     Percentage
                                 of      Number of                     of Total
         State                Accounts   Accounts     Receivables    Receivables
         -----                --------   --------     -----------    -----------
Alabama ...............        50,888        1.2%   $  106,119,590         1.1%
Alaska ................         7,005        0.2        18,488,877         0.2
Arizona ...............        60,282        1.4       138,172,961         1.5
Arkansas ..............        35,969        0.8        84,198,031         0.9
California ............       618,967       14.5     1,451,439,634        15.6
Colorado ..............        75,256        1.8       161,185,927         1.7
Connecticut ...........        58,075        1.4       126,560,172         1.4
Delaware ..............        14,501        0.3        31,187,916         0.3
District of Columbia ..         8,628        0.2        19,038,432         0.2
Florida ...............       258,185        6.1       555,142,182         6.0
Georgia ...............        92,086        2.2       201,617,426         2.2
Hawaii ................        15,018        0.4        34,319,635         0.4
Idaho .................        18,370        0.4        39,198,575         0.4
Illinois ..............       178,983        4.2       365,295,049         3.9
Indiana ...............        91,836        2.2       192,556,499         2.1
Iowa ..................        48,535        1.1        94,687,274         1.0
Kansas ................        41,910        1.0        98,365,908         1.1
Kentucky ..............        41,949        1.0        84,786,742         0.9
Louisiana .............        54,881        1.3       111,677,837         1.2
Maine .................           960        0.0         2,302,108         0.0
Maryland ..............        93,716        2.2       207,363,629         2.2
Massachusetts .........       115,256        2.7       243,898,067         2.6
Michigan ..............       146,193        3.4       327,829,588         3.5
Minnesota .............        93,033        2.2       187,058,789         2.0
Mississippi ...........        27,139        0.6        55,849,656         0.6
Missouri ..............        82,963        1.9       182,300,561         2.0
Montana ...............        12,897        0.3        26,214,504         0.3
Nebraska ..............        25,062        0.6        51,936,240         0.6
Nevada ................        31,441        0.7        76,808,723         0.8
New Hampshire .........        19,531        0.5        43,359,302         0.5
New Jersey ............       160,101        3.8       341,164,314         3.7
New Mexico ............        22,438        0.5        49,439,163         0.5
New York ..............       343,442        8.1       776,727,179         8.3
North Carolina ........        86,403        2.0       177,170,932         1.9
North Dakota ..........         9,451        0.2        18,888,705         0.2
Ohio ..................       166,456        3.9       348,386,195         3.7
Oklahoma ..............        47,012        1.1       109,747,317         1.2
Oregon ................        52,617        1.2       112,128,540         1.2
Pennsylvania ..........       184,562        4.3       363,705,980         3.9
Rhode Island ..........        18,199        0.4        39,399,461         0.4
South Carolina ........        41,596        1.0        85,755,393         0.9
South Dakota ..........         9,704        0.2        19,752,368         0.2
Tennessee .............        75,922        1.8       155,991,581         1.7
Texas .................       273,439        6.4       656,886,526         7.0
Utah ..................        26,456        0.6        52,587,803         0.6
Vermont ...............         8,927        0.2        18,816,010         0.2
Virginia ..............       101,743        2.4       218,735,423         2.3
Washington ............        91,414        2.1       210,508,967         2.2
West Virginia .........        19,724        0.5        40,360,031         0.4
Wisconsin .............        89,204        2.1       178,601,185         1.9
Wyoming ...............         7,524        0.2        16,688,238         0.2
All Others ............         6,864        0.2        15,185,203         0.2
                            ---------      -----    --------------       -----
Total .................     4,262,713      100.0%   $9,325,586,348       100.0%
                            =========      =====    ==============       =====

----------
* All data as of September 30, 1996.

                              MATURITY ASSUMPTIONS

     The Pooling and Servicing Agreement provides that Class A Certificateholders will not begin to receive payments of principal until the Class A Expected Final Distribution Date or following the occurrence of a Series 1996-E Pay Out Event or a Trust Pay Out Event which results in the commencement of the Rapid Amortization Period. Class B Certificateholders will not receive payments of principal until the payment in full of the Class A Investor Amount. Unless and until a Series 1996-E Pay Out Event or a Trust Pay Out Event occurs, on each Distribution Date during the Accumulation Period, monthly deposits of principal equal to the lesser of (a) Available Investor Principal Collections and (b) the Controlled Deposit Amount will be made into the Principal Funding Account.

     Although it is anticipated that a single principal payment will be made to Class A Certificateholders in an amount equal to the Class A Investor Amount on the November 2001 Distribution Date (the "Class A Expected Final Distribution Date") and that a single principal payment will be made to Class B Certificateholders in an amount equal to the Class B Invested Amount on the December 2001 Distribution Date (the "Class B Expected Final Distribution Date"), no assurance can be given in that regard.

     A "Series 1996-E Pay Out Event" occurs, with respect to Series 1996-E only, either automatically or after specified notice, upon (a) failure of the Sellers to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties or covenants of the Sellers, provided, however, that such determination will be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement, (c) (i) with respect to the end of any Monthly Period, as determined on the third Business Day preceding the related Distribution Date (the "Determination Date"), with respect to which the Seller Amount is less than the Required Seller Amount as of the last day of such Monthly Period, the failure of the Sellers to convey Receivables in Additional Accounts to the Trust such that the Seller Amount is at least equal to the Required Seller Amount on or prior to the tenth Business Day following such Determination Date or (ii) with respect to the end of any Monthly Period with respect to which the aggregate Principal Receivables in the Trust are not at least equal to the Required Principal Balance as of the last day of such Monthly Period, the failure of the Sellers to convey Receivables in Additional Accounts to the Trust such that the aggregate Principal Receivables in the Trust are at least equal to the Required Principal Balance on or prior to the tenth Business Day following such Determination Date, (d) the average of the Net Portfolio Yield for three consecutive Monthly Periods being a rate which is less than the average of the Base Rate for such period, (e) the occurrence of a Servicer Default having a material adverse effect on the Certificateholders, provided, however, that such determination will be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement, or (f) failure to pay in full (i) the Class A Investor Amount on the Class A Expected Final Distribution Date or (ii) the Class B Invested Amount on the Class B Expected Final Distribution Date. The term "Net Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction the numerator of which is the sum of (a) the amount of collections of Finance Charge Receivables during such Monthly Period allocable to the Certificates and to the Collateral Interest including any other amounts that are to be treated as Collections of Finance Charge Receivables under the Pooling and Servicing Agreement, after subtracting therefrom the Defaulted Amount allocable to the Class A Certificates, the Class B Certificates and the Collateral Interest for the Distribution Date with respect to such Monthly Period, plus (b) the amount of any Principal Funding Investment Proceeds for the related Distribution Date, plus (c) the amount of any investment earnings (net of investment losses and expenses) on funds on deposit in the Pre-Funding Account for the related Distribution Date, plus (d) the amount of funds, if any, to be withdrawn from the Reserve Account that, pursuant to the Supplement, are required to be included in Class A Available Funds with respect to such Distribution Date, and the denominator of which is the Investor Amount as of the last day of the prior Monthly Period. For any Monthly Period, the "Base Rate" will be equal to the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of (i) the Class A Monthly Interest, (ii) the Class B Monthly Interest, (iii) the Collateral Monthly Interest and (iv) the Monthly Servicing Fee, each with respect to the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period; provided, however, if the Rating Agency Condition is satisfied with respect thereto, for purposes of determining the Base Rate, the Monthly Servicing Fee shall be replaced with an amount equal to one-twelfth the product of (a) the Net Servicing Fee Rate and (b) the Servicing Base Amount. A "Trust Pay Out Event" occurs, with respect to the Certificates and each other Series automatically upon (a) an Insolvency Event relating to any Seller, (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (c) the inability of any Seller to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement. Although the Banks believe that the likelihood of a Series 1996-E Pay Out Event or a Trust Pay Out Event occurring is remote, there can be no assurance that a Series 1996-E Pay Out Event or a Trust Pay Out Event will not occur. See "Description of the Certificates -- Series 1996-E Pay Out Events and Trust Pay Out Events."

     In the event of the occurrence of a Series 1996-E Pay Out Event or a Trust Pay Out Event, the Rapid Amortization Period will begin. During the Rapid Amortization Period, first the Class A Certificateholders and then, following the payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive monthly payments of principal equal to the Available Investor Principal Collections received by the Trust during the related Monthly Period (plus the principal amount on deposit in the Principal Funding Account) until the Class A Investor Amount or Class B Invested Amount, as applicable, are paid in full. Allocations of Principal Receivables will be based on the Principal Allocation Percentage. See "Description of the Certificates -- Allocation Percentages."

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Advanta Consumer Credit Card Portfolio during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the period shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                              Monthly Payment Rates
                     Advanta Consumer Credit Card Portfolio

                                Nine Months
                                   Ended            Year Ended December 31.
                                September 30,  ---------------------------------
                                    1996         1995         1994        1993
                                    ----         ----         ----        ----
Lowest .....................        8.52%        9.29%       11.55%       13.22%
Highest ....................       10.23%       12.42%       14.25%       l5.57%
Monthly Average ............        9.36%       10.73%       12.98%       14.39%

     The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions, changes in tax law and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio and thus the rate at which Certificateholders could expect to accumulate or receive payments of principal on their Certificates during the Accumulation Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, the ability of the Certificateholders to be paid the applicable Class A Investor Amount or the Class B Invested Amount on the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date, respectively, may be dependent upon the availability of Shared Principal Collections. Since the Trust, as a master trust, may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the terms of any additional Series might not have an impact on the timing of payments received by Certificateholders. Further, if a Series 1996-E Pay Out Event or a Trust Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced.

                         RECEIVABLE YIELD CONSIDERATIONS

     The yield on the Advanta Consumer Credit Card Portfolio for the nine months ended September 30, 1996 and for each of the three years in the period ended December 31, 1995 is set forth in the following table.

The historical yield figures in the table are calculated on an accrual basis. Collections on the Receivables will be on a cash basis and may not reflect the historical yield experience in the table. For example, during periods of increasing delinquencies, accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. Yield on both an accrual and a cash basis will be affected by numerous factors, including the finance charges on the Receivables, the amount of the annual cardholder fee and other fees and charges, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur finance charges. There can be no assurance that the revenue from finance charges and fees for the Receivables will be similar to the historical experience set forth below. See "Risk Factors" in the Prospectus.

                      Revenue From Finance Charges and Fees
                    Advanta Consumer Credit Card Portfolio(1)

                                   Nine Months
                                      Ended          Year Ended December 31,
                                   September 30,  -----------------------------
                                      1996(2)     1995(2)    1994(2)    1993(2)
                                      -------     -------    -------    -------
Average Monthly Accrued Fees and
 Charges(3)(4) ....................    $31.21     $27.03     $22.98      $21.62
Average Account Balance(5) ........     2,928      2,435      2,044       1,761
Yield From Fees and Charges(3)(4)..     12.79%(6)  13.32%     13.49%      14.73%

----------
(1)  The figures shown do not include revenue attributable to Interchange.

(2) Includes the receivables transferred in connection with the Prior Securitizations and Master Trust II Sales.

(3) Fees and Charges are comprised of finance charges, annual cardholder fees and certain other service charges.

(4) Average Monthly Accrued Fees and Charges and Yield from Fees and Charges are presented net of adjustments made pursuant to AUS's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged off accounts.

(5) Average Account Balance includes purchases, cash advances and billed and unpaid finance and other charges, and is calculated based on the average of the opening monthly account balances for accounts with balances during the periods shown.

(6)  Annualized.

     The yield for the Advanta Consumer Credit Card Portfolio shown in the above table is comprised of three components: finance charges, annual cardholder fees and other service charges, such as late charges. The yield related to annual cardholder fees (on those accounts which assess such fees) and other service charges varies with the type and volume of activity in, and the balance of each account. The Banks currently assess annual cardholder fees of $10 to $50 for certain of its credit card accounts. Most accounts originated since March 1987 do not carry an annual cardholder fee. See "The Banks' Credit Card Activities" herein and in the Prospectus. As account balances increase, an annual cardholder fee, which remains constant, represents a smaller percentage of the aggregate account balance.

     The decline in portfolio yield demonstrated in the above table is the result of the Banks' focus on the direct solicitation of low rate, prime rate and London interbank offered rate based, no annual fee credit card accounts and the fluctuations in the prime rate during the period shown. Certain of the most recently originated credit card accounts have a lower introductory rate which might have the effect of lowering finance charge income on such accounts below the level indicated in the above table. The Trust Portfolio contains a greater proportion of receivables arising under such accounts than does the Advanta Consumer Credit Card Portfolio.

                                                                         ANNEX I

                               OTHER SERIES ISSUED

     The Certificates will be the seventeenth Series to be issued by the Trust. The table below sets forth the principal characteristics of the thirteen other Series heretofore issued by the Trust and currently outstanding. Such Series are the Series 1994-B Certificates, the Series 1994-D Certificates, the Series 1995-A Certificates, the Series 1995-B Certificates, the Series 1995-C Certificates, the Series 1995-D Certificates, the Euro Series 1995-E Certificates, the Series 1995-F Certificates, the Series 1995-G Certificates, the Series 1996-A Certificates, the Series 1996-B Certificates, the Series 1996-C Certificates and the Series 1996-D Certificates. Series i995-B and Euro Series 1995-E each were issued in an offering exempt from the registration requirements of the Act. Solely for purposes of this Annex I, "LIBOR" shall mean London interbank offered quotations for United States dollar deposits determined as set forth in the related Series Supplements.

Series 1994-B

Initial Invested Amount ................  $450,000,000
Initial Pre-Funded Amount ..............  $300,000,000
Invested Amount as of September 30, 1996  $750,000,000
Class A Certificate Rate ...............  One Month LIBOR plus .28% per annum
                                          (capped at 12% per annum)
Class B Certificate Rate ...............  One Month LIBOR plus .53% per annum
                                          (capped at 12% per annum)
Collateral Rate ........................  No higher than One Month LIBOR plus
                                          1.00% per annum
Initial Enhancement Amount .............  $75,000,000
Series Servicing Fee Rate ..............  2% per annum
Stated Series 1994-B Termination Date ..  October 1, 2001
Series Issuance Date ...................  July 19, 1994

Series 1994-D
Initial Invested Amount ................  $600,000,000
Initial Pre-Funded Amount ..............  $400,000,000
Invested Amount as of September 30, 1996  $1,000,000,000
Class A Certificate Rate ...............  One Month LIBOR plus .16% per annum
Class B Certificate Rate ...............  One Month LIBOR plus .36% per annum
Collateral Rate ........................  No higher than One Month LIBOR plus
                                          1.00% per annum
Initial Enhancement Amount .............  $105,000,000
Series Servicing Fee Rate ..............  2% per annum
Stated Series 1994-D Termination Date ..  September 1, 2000
Series Issuance Date ...................  October 11, 1994

Series 1995-A
Initial Invested Amount ................  $600,000,000
Initial Pre-Funded Amount ..............  $100,000,000
Invested Amount as of September 30, 1996  $700,000,000
Class A Certificate Rate ...............  One Month LIBOR plus .180% per annum
Class B Certificate Rate ...............  One Month LIBOR plus .375% per annum
Collateral Rate ........................  No higher than One Month LIBOR plus
                                          1.00% per annum
Initial Enhancement Amount .............  $73,500,000
Series Servicing Fee Rate ..............  2% per annum
Stated Series 1995-A Termination Date ..  January 1, 2003
Series Issuance Date ...................  January 18, 1995

Series 1995-B
Maximum Certificate Investor Amount ....  $400,000,000
Investor Amount as of September 30, 1996  $18,000,000
Certificate Rate .......................  Commercial Paper Index
Initial Enhancement Amount .............  $41,000,000
Series Servicing Fee Rate ..............  2% per annum
Stated Series 1995-B Termination Date ..  November 1, 1999 (extendible)
Series Issuance Date ...................  March 22, 1995

Series 1995-C
Initial Invested Amount ................  $375,000,000
Initial Pre-Funded Amount ..............  $200,000,000
Investor Amount as of September 30, 1996  $575,000,000
Class A Certificate Rate ...............  Three Month LIBOR plus .20% per annum
Class B Certificate Rate ...............  Three Month LIBOR plus .34% per annum
Collateral Rate ........................  No higher than One Month LIBOR plus
                                          1.00% per annum
Initial Enhancement Amount .............  $60,375,000
Series Servicing Fee Rate ..............  2% per annum
Stated Series 1995-C Termination Date ..  January 1, 2005
Series Issuance Date ...................  April 27, 1995

Series 1995-D
Initial Invested Amount ................  $450,000,000
Initial Pre-Funded Amount ..............  $150,000,000
Investor Amount as of September 30, 1996  $600,000,000
Class A Certificate Rate ...............  One Month LIBOR plus .19% per annum
Class B Certificate Rate ...............  One Month LIBOR plus .32% per annum
Initial Enhancement Amount .............  $63,000,000
Series Servicing Fee Rate ..............  2% per annum
Stated Series 1995-D Termination Date ..  February 1, 2004
Series Issuance Date ...................  July 25, 1995

Euro Series 1995-E
Initial Invested Amount ................  $275,000,000
Initial Pre-Funded Amount ..............  $25,000,000
Investor Amount as of September 30, ....  $300,000,000
Class A Certificate Rate ...............  Three Month LIBOR plus .09% per annum
Class B Certificate Rate ...............  Three Month LIBOR plus .21% per annum
Initial Enhancement Amount .............  $31,500,000
Series  Servicing Fee Rate .............  2% per annum
Stated Series 1995-E Termination Date ..  December 15, 2000
Series Issuance Date ...................  September 6, 1995

Series 1995-F
Initial Invested Amount ................  $750,000,000
Initial Pre-Funded Amount ..............  $100,000,000
Investor Amount as of September 30, 1996  $850,000,000
Class A-1 Certificate Rate .............  6.05% per annum
Class A-2 Certificate Rate .............  One Month LIBOR plus .19% per annum
Class B Certificate Rate ...............  One Month LIBOR plus .30% per annum
Initial Enhancement Amount .............  $65,875,000
Series Servicing Fee Rate ..............  2% per annum
Series 1995-F Termination Date .........  August 1, 2003
Series Issuance Date ...................  November 21, 1995

Series 1995-G
Initial Invested Amount ................  $500,000,000
Investor Amount as of September 30, 1996  $500,000,000
Class A Certificate Rate ...............  One Month LIBOR plus .14% per annum
Class B Certificate Rate ...............  One Month LIBOR plus .29% per annum
Collateral Rate ........................  No higher than One Month LIBOR plus
                                          1.00% per annum
Initial Enhancement Amount .............  $50,000,000
Series Servicing Fee Rate ..............  2% per annum
Series 1995-G Termination Date .........  June 2002 Distribution Date
Series Issuance Date ...................  December 15, 1995

Series 1996-A
Initial Invested Amount ................  $400,000,000
Initial Pre-Funded Amount ..............  $100,000,000
Investor Amount as of September 30, 1996  $500,000,000
Class A-1 Certificate Rate .............  6.0% per annum
Class A-2 Certificate Rate .............  One Month LIBOR plus .23% per annum
Class B Certificate Rate ...............  One Month LIBOR plus .35% per annum
Collateral Rate ........................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount .............  $43,750,000
Series Servicing Fee Rate ..............  2% per annum
Series 1996-A Termination Date .........  November 2005 Distribution Date
Series Issuance Date ...................  January 18, 1996

Series 1996-B
Initial Invested Amount ................  $750,000,000
Investor Amount as of September 30, 1996  $750,000,000
Class A Certificate Rate ...............  Three Month LIBOR plus .230% per annum
Class B Certificate Rate ...............  Three Month LIBOR plus .375% per annum
Collateral Rate ........................  No higher than One Month LIBOR plus
                                          1.00% per annum
Initial Enhancement Amount .............  $75,000,000
Series Servicing Fee Rate ..............  2% per annum
Series 1996-B Termination Date .........  January 2007 Distribution Date
Series Issuance Date ...................  March 26, 1996

Series 1996-C
Initial Invested Amount ................  $700,000,000
Investor Amount as of September 30, 1996  $700,000,000
Class A Certificate Rate ...............  Three Month LIBOR plus .120% per annum
Class B Certificate Rate ...............  Three Month LIBOR plus .250% per annum
Collateral Rate ........................  No higher than Three Month LIBOR plus
                                          1.00% per annum
Initial Enhancement Amount .............  $70,000,000
Series Servicing Fee Rate ..............  2% per annum
Series 1996-C Termination Date .........  November 2003 Distribution Date
Series Issuance Date ...................  May 13, 1996

Series 1996-D
Initial Invested Amount ................  $575,000,000
Initial Pre-Funded Amount ..............  $125,000,000
Investor Amount as of September 30, 1996  $700,000,000
Class A Certificate Rate ...............  One Month LIBOR plus .15% per annum
Class B Certificate Rate ...............  One Month LIBOR plus .30% per annum
Collateral Rate ........................  No higher than One Month LIBOR plus
                                          1.00% per annum
Initial Enhancement Amount .............  $70,000,000
Series Servicing Fee Rate ..............  2% per annum
Series 1996-D Termination Date .........  June 2005 Distribution Date
Series Issuance Date ...................  June 18, 1996

                    [THIS PAGE INTENTIONALLY LEFT BLANK]

                    Chase Manhattan Credit Card Master Trust

The following excerpts are from the Prospectus Supplement dated June 12, 1996 and the Prospectus dated June 12, 1996 relating to the Asset Backed Certificates, Series 1996-3. The CABS include Series 1995-2 and Series 1996-1.

                      THE CREDIT CARD BUSINESS OF CHASE USA

General

     The Receivables arising under Accounts currently in the Trust Portfolio have been or will be generated from transactions made by holders of certain Classic VISA and VISA Gold credit card accounts and certain standard MasterCard and Gold MasterCard credit card accounts as well as fees billed to the Accounts. Such Accounts were generated under the VISA USA Inc. ("VISA") or MasterCard International, Inc. ("Mastercard") associations of which Chase USA is a member. The Accounts and the Receivables are serviced by Chase USA and its affiliates.

     The Bank Portfolio, of which the Trust Portfolio is a part, includes premium accounts (i.e., VISA Gold and Gold MasterCard) and standard accounts (i.e., Classic VISA and standard MasterCard). Premium accounts tend to have higher credit limits because such accounts are generated pursuant to stricter underwriting criteria, including higher minimum income requirements. Premium accounts generally have lower finance charges on purchases and usually offer additional services to the cardholders. Standard and premium accounts in the Bank Portfolio may or may not have an annual membership fee. For accounts with an annual membership fee, the annual membership fee for premium accounts is generally higher than that for standard accounts. Recent standard and premium account solicitations generally have offered no annual membership fee accounts to prospective cardholders.

     The VISA and MasterCard credit card accounts may be used for four types of transactions: credit card purchases, cash advances, convenience checks and in certain cases, for purposes of consolidating outstanding balances of other credit card accounts. Purchases occur when cardholders use credit cards to buy goods and/or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may also use special "convenience checks" issued by Chase USA to draw against their VISA and MasterCard credit card accounts at any time. These convenience checks are treated as cash advances. Under a balance consolidation offering, cardholders and potential cardholders meeting qualification criteria may transfer the outstanding balance on their credit card accounts to their Chase USA VISA or MasterCard credit card account. Amounts due with respect to purchases, cash advances, convenience checks and balance consolidations will be included in the Receivables.

     Each cardholder is subject to an agreement with Chase USA governing the terms and conditions of the related VISA or MasterCard credit card account. Pursuant to each such agreement, except as described herein, Chase USA reserves the right, subject to such notice to the cardholder as may be required by law, to add to or change the terms of its VISA or MasterCard credit card accounts at any time, including increasing or decreasing the periodic finance charges, other charges or the minimum monthly payment requirements.

     The credit evaluation, collection and charge-off policies and servicing practices of Chase USA, as well as the terms and conditions governing cardholder agreements in effect as of the date hereof, are under continuous review and may change at any time in accordance with its business judgment, applicable law and guidelines established by regulatory authorities.

     During the fourth quarter of 1996, it is expected that Chase USA will commence utilizing a credit card processor, First Data Resources, Inc. ("FDR"), located in Omaha, Nebraska to perform certain data processing and administrative functions associated with the servicing of the Bank Portfolio. Transactions creating the Receivables through the use of the credit cards are also processed through the VISA and MasterCard systems. If FDR were to fail to perform such functions or become insolvent after commencing such functions for Chase USA or should either of the VISA or MasterCard systems materially curtail its activities, or should Chase USA cease to be a member of VISA or MasterCard, for any reason, a Pay Out Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

Account Origination

      The VISA and MasterCard credit card accounts owned by Chase USA were principally generated through: (i) direct mail solicitations of individuals who have been prescreened at credit bureaus on the basis of criteria furnished by Chase USA; (ii) direct mail solicitations on a non-prescreened basis; (iii) applications mailed to customers of Chase USA and its affiliates; (iv) purchases of accounts from other credit card issuers and origination of accounts through affinity marketing (including co-branded accounts that provide a special benefit to accountholders with respect to the goods or services sold by the merchant that allows its mark or logo to appear on the card, such as the British Airways/Chase USA card launched in 1993 and the NYNEX MobilePerks/Chase USA card launched in 1994) and agent bank programs; (v) applications made available to prospective cardholders at the facilities of The Chase Manhattan Bank, N.A., an affiliate of Chase USA, or at other locations, and (vi) individual-initiated requests. During 1989, Chase USA purchased five credit card portfolios comprising approximately 2.1 million accounts and approximately $1.9 billion of outstanding receivables as of their respective acquisition dates (such accounts, "Purchased Accounts"). In addition, in December 1991, Chase USA acquired substantially all of the credit card assets of an affiliate, The Chase Lincoln First Bank, N.A. Purchased Accounts, Affinity Program Accounts and Agent Bank Accounts and accounts acquired from The Chase Lincoln First Bank, N.A. ("Chase Lincoln Accounts") were not included in the Trust Portfolio as of the Initial Closing Date. Additional Accounts may include Purchased Accounts, Chase Lincoln Accounts, Affinity Program Accounts, Agent Bank Accounts and co-brand accounts. See "Description of the Certificates--Addition of Accounts."

Underwriting Procedures

      In the case of prescreened direct mail solicitations, underwriting criteria established by Chase USA are used by credit bureaus to generate or screen lists of qualifying individuals, and credit scores are obtained using credit scoring models. The information requested in the response forms mailed to prescreened prospects is less extensive than the information requested in the applications mailed to individuals who have not been prescreened. Credit limits are assigned to prescreened prospective cardholders based on a credit profile that includes past payment patterns on other consumer loans and certain other criteria. Individuals responding to prescreened direct mail solicitations are subsequently mailed a credit card after their response forms have been satisfactorily reviewed by Chase USA.

      Non-prescreened applications for credit card accounts are reviewed for accuracy and creditworthiness based on credit underwriting criteria established by Chase USA. Chase USA uses credit reports obtained from credit bureaus to review applications that have not been prescreened, and applies credit scoring models to obtain credit scores on applicants. As credit card account applications are approved, an initial credit limit is set. This limit is based primarily upon applicants' credit scores and incomes.

      Chase USA generally uses credit scoring models to evaluate the ability and willingness of credit card applicants to repay credit obligations. The credit scoring models currently in use have been developed by an internal credit policy department of an affiliate of Chase USA that specializes in developing credit scoring models, or by an independent firm, or developed jointly by such credit policy department and an independent firm. Through credit scoring, Chase USA evaluates credit profiles in order to statistically quantify credit risk. The models use statistics to correlate common characteristics with credit risk. The credit scoring models used by Chase USA are periodically reviewed, and if necessary, are updated to reflect current statistical data.

Billing and Payments

      For purposes of administrative convenience, the VISA and MasterCard credit card accounts of Chase USA are currently grouped into ten billing cycles ending on various days throughout each month (a "Billing Cycle"). Each Billing Cycle has its own monthly billing date, at which time the activity in the related accounts during the month ending on such billing date is processed and billed to cardholders. See "The Receivables." The Accounts include VISA and MasterCard credit card accounts in Billing Cycles ending at the close of business on various days throughout each month. Additionally, all monthly calculations with respect to each Account prior to the Conversion Date will be computed based on the activity during the applicable Billing Cycle for that Account. On and after the Conversion Date, monthly calculations with respect to each Account will generally be computed based on the activity during the applicable Monthly Period. See "The Receivables."

      Monthly billing statements are sent by an affiliate of Chase USA to accountholders with either a debit or credit balance of at least one dollar at the end of the Billing Cycle or when a finance charge has been imposed. Generally, each month, accountholders must make at least a minimum payment equal to the sum of (i) a specified portion (as described below) of the purchases new balance, (ii) a specified portion (as described below) of the cash advances new balance, (iii) any past due amount, and (iv) at the option of Chase USA, the excess of the unpaid balance for an account over the assigned credit limit. Generally, the portion of the purchases new balance included in the minimum monthly payment is equal to the greater of (i) 1/50 of the purchases new balance; and (ii) $10, or, if less, the entire purchases new balance. Generally, the portion of the cash advances new balance included in the minimum monthly payment is equal to the greater of (i) 1/50 of the cash advances new balance and
(ii) $10, or, if less, the entire cash advances new balance. Outstanding balances of less than $10 are due in full.

      Certain accounts provide the accountholders the option to skip their minimum monthly payment for one billing cycle, no more than two times in any twelve month period, provided that two months of minimum payments have been made by the accountholder between each accountholder's exercise of this option. In addition, the Seller may, in unusual circumstances, at its option, allow individual accountholders or groups of accountholders to skip their minimum monthly payments for one or more months. Monthly periodic finance charges in connection with such skipped payments continue to accrue, and the amount of the next minimum monthly payment is determined as described above, based on the account balance at the end of the next Billing Cycle. The effect of skipped payments is to increase the amount of Finance Charge Receivables and to decrease the rate of payments of Principal Receivables during the Billing Cycles for which the offer applies.

      The monthly periodic finance charges assessed on cash advances are calculated by multiplying the average daily cash advance balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on cash advances (including unpaid finance charges with respect to cash advances) from the date of the transaction or the first day of the Billing Cycle in which the transaction is posted to the account (whichever is later). The monthly periodic finance charges assessed on purchases are calculated by multiplying the average daily purchase balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on purchases (including certain fees and unpaid finance charges with respect to purchases) from the date of the purchase or the first day of the Billing Cycle in which the purchase is posted to the account (whichever is later). Monthly periodic finance charges are not assessed in most circumstances on purchases if the purchases new balance shown in the billing statement is paid by the next statement closing date, or if the purchases previous balance is zero. The next statement closing date is on average 30 days after the billing date. The annual percentage rates for purchases and cash advances can be either fixed or variable rates. The annual percentage rate for purchases is generally a variable rate calculated by adding (or subtracting for purchases) a certain number of percentage points to (or from) the prime rate as published in The Wall Street Journal.

      Standard and premium accounts that have been established more recently by Chase USA from more recent solicitations generally carry no annual membership fee. However, for those accounts with an annual membership fee (from past solicitations or otherwise), generally the annual membership fee is $20 for standard accounts and either $45 or $50 for premium accounts. The annual membership fee in most cases is non-refundable, except that such fee need not be paid if the customer closes the account within 30 days of the mailing of the billing statement on which such customer is billed for such fee. Chase USA may waive the annual membership fee, or a portion thereof. Some of the accounts may be subject to certain additional fees, including: (i) a late fee, generally in the amount of $18, with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement; (ii) a cash advance fee of 2% of the amount of the advance subject to a minimum fee of $2 per transaction and a maximum of $20 per transaction; and (iii) a returned check charge, generally in the amount of $18. Subject to the requirements of applicable laws, Chase USA may change certain of these fees and rates at any time by written notice to cardholders. Chase USA may also, subject to the requirements of applicable laws, change cardholders' standard or premium accounts to accounts with enhanced benefits (including but not limited to co-brand accounts). Such a change may result in different fees and rates being assessed with respect to existing and new account balances. Any change which would result in an increase in the rate of finance charges, or other fees, or impose a fee not set forth in the cardholder agreement, generally becomes effective upon obtaining the cardholder's consent or deemed consent.

      Payments of less than the full debit balance on an Account will be applied to the outstanding principal balance, periodic finance charges, fees, and any other charges imposed by Chase USA on such account, in such order as Chase USA determines from time to time in its sole discretion. There can be no assurance that periodic finance charges, fees, and other charges imposed by Chase USA will remain at current levels in the future.

Collection of Delinquent Accounts

    An account is initially considered delinquent if the minimum monthly payment indicated on the accountholder's statement is not received within 30 days after the billing date relating to such minimum payment. Collection efforts begin when an account is considered delinquent and include statement messages, collection letters and telephoning, each requesting payment of the amount past due or overlimit, and denial of authorization for new purchases and cash advances. Collectors may use credit bureau reports and other methods to locate delinquent accountholders in the event they move without notifying Chase USA. Throughout the collection process, delinquent accountholders are sent automated computer generated correspondence regarding the status of their accounts. Transmissions occur at selected intervals advising of the age, the amount due, and the collection phase of the account. In accordance with its current policies, Chase USA may reclassify certain delinquent accounts as current if the accountholder pays three consecutive minimum monthly payments (two consecutive minimum monthly payments if the account is between sixty and eighty-nine days delinquent).

    Accountholders who become subject to bankruptcy proceedings are not called or sent letters. Such accountholders will, however, receive monthly statements until Chase USA receives confirmation of the case number. In accordance with current policies, accounts of bankrupt obligors are written-off within 90 days of notice of bankruptcy or after having been delinquent for 180 days, whichever comes first.

      The current policy of Chase USA is to charge off, as a loan loss, the principal portion of the receivables balance for both purchases and cash advances after the 180th day of delinquency. Charge offs may occur earlier in some circumstances, as in the case of bankrupt accountholders. Although some recovery efforts are pursued on an in-house basis, most charged off accounts are placed with, and in some cases, may be sold to, outside collection agencies.

Interchange

      Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from the banks which clear the transactions for merchants to credit card issuing banks. Interchange percentages are set by the VISA and MasterCard associations and may be changed by either of them respectively from time to time. Chase USA will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust, Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange received by Chase USA will be allocated to the Trust on the basis of the percentage equivalent of a fraction, the numerator of which is the amount of cardholder charges for merchandise and services in the Accounts and the denominator of which is the total amount of cardholder charges for merchandise and services in all of the VISA and MasterCard credit card accounts owned by Chase USA. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables.

                                 THE RECEIVABLES

      The Receivables will arise in certain Accounts that have been selected from the Initial Portfolio and from Additional Accounts designated in connection with the Addition Date of May 1, 1995 (which Additional Accounts relate to previous securitizations which have fully amortized) and June 1, 1995 (which Additional Accounts included the balance of the Bank Portfolio other than certain Purchased Accounts, certain accounts relating to student solicitation and certain small balance accounts), in each case on the basis of criteria set forth in the Pooling and Servicing Agreement (the "Trust Portfolio"). The Initial Portfolio, from which the initial Accounts were selected, consisted of the Bank Portfolio as of the initial Selection Date, excluding all Purchased Accounts, the Chase Lincoln Accounts and all then-existing Affinity Program Accounts and Agent Bank Accounts. An "Agent Bank Account" is an account that has been originated by Chase USA pursuant to an agreement between Chase USA and a bank for which Chase USA issued VISA and/or MasterCard credit cards and acted as sponsor with VISA USA, Inc. and/or MasterCard International Incorporated. An "Affinity Program Account" is an account that has been originated by Chase USA through the solicitation of prospective cardholders from identifiable groups with a common interest or a common cause, with the assistance of an organization of the members of such group. The Additional Accounts with an Addition Date of May 1, 1995, which relate to prior securitizations, were selected from the Bank Portfolio in connection with such securitizations by similarly excluding all then existing Purchased Accounts, Affinity Program Accounts and Agent Bank Accounts. An Account in the Bank Portfolio must be an Eligible Account (as described below) to be selected for inclusion in the Trust Portfolio.

      The Seller will transfer to the Trust all Receivables existing in the Accounts on the date specified for transfer to the Trust and all Receivables generated in such Accounts after such date. All monthly calculations with respect to such Accounts are computed based on activity occurring during a calendar month (each, a "Monthly Period"). Pursuant to the Pooling and Servicing Agreement, the Seller has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. These Accounts must be Eligible Additional Accounts as of the date the Seller designates such accounts as Additional Accounts. The Pooling and Servicing Agreement provides that the Seller may, but is not obligated to, add as Automatic Additional Accounts new accounts opened in the ordinary course of its business. Automatic Additional Accounts may be added if certain requirements are satisfied (the date of each such addition being an "Automatic Addition Date"). In addition, the Seller is required to designate Eligible Additional Accounts as Additional Accounts (x) to maintain the average of the Seller Interest for any 30-day period such that the Seller Interest equals or exceeds 7% or such higher percentage as may be specified in any Prospectus Supplement (such percentage, the "Minimum Seller Interest"), of the average Aggregate Principal Receivables for such 30 day period and (y) to maintain, for so long as certificates of any Series, including the Certificates, remain outstanding, Aggregate Principal Receivables in an amount equal to or greater than the Minimum Aggregate Principal Receivables. The term "Aggregate Principal Receivables" means in the case of any date of determination which occurs before the Conversion Date, the aggregate amount of Principal Receivables as of the end of the Billing Cycles during the Monthly Period immediately preceding such date of determination or, in the case of any date of determination which occurs on or after the Conversion Date the aggregate amount of Principal Receivables as of the end of the last day of the Monthly Period immediately preceding such date of determination. The "Minimum Aggregate Principal Receivables" required to be maintained through the designation by the Seller of Additional Accounts shall generally be an amount equal to or greater than the initial Investor Interests for all Series then outstanding, other than certain Series designated as "Excluded Series" in the applicable Supplement, provided that the Rating Agency has determined that such exclusion will not result in a reduction or withdrawal of the ratings of the Rating Agency then in effect, which amount in either case shall be reduced ratably to reflect the tender and cancellation of Certificates pursuant to any Investor Exchange. Such amount may be increased by a Supplement pursuant to which additional Series may be issued. The Seller will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. See "Description of the Certificates--Addition of Accounts." Further, pursuant to the Pooling and Servicing Agreement, the Seller has the right (subject to certain limitations and conditions discussed herein) to remove certain Accounts designated by the Seller whether such Receivables are then existing or thereafter created. See "Description of the Certificates--Removal of Accounts." Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated by the Seller and conveyed to the Trust on the Initial Closing Date plus any Additional Accounts and Automatic Additional Accounts and minus any Removed Accounts. As of the Selection Date, on the date any new Receivables are created, or the end of the related Billing Cycle immediately preceding the date that Additional Accounts or Automatic Additional Accounts are added to the Trust, as applicable, the Seller has represented and warranted, or will represent and warrant, to the Trust that the Receivables meet the eligibility requirements specified in the Pooling and Servicing Agreement. See "Description of the Certificates--Representations and Warranties."

      Additional Accounts have included Purchased Accounts, Chase Lincoln Accounts, Affinity Program Accounts and Agent Bank Accounts, and Additional Accounts added in the future may in other respects not be accounts of the same type previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Accounts initially selected for the Trust Portfolio or the Additional Accounts the Receivables of which have been conveyed previously to the Trust. Moreover, Additional Accounts may contain Receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts described below. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described herein as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield for a Series. The Seller intends to file with the Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of Accounts that would have a material effect on the composition of the Trust Portfolio.

      The Prospectus Supplement relating to a Series will provide certain information about the Trust Portfolio as of the date specified. Such information will include the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts,

                              MATURITY ASSUMPTIONS

      The Pooling and Servicing Agreement provides that Class A Certificateholders will not receive payments of principal until the Class A Scheduled Payment Date, except in the event of a Pay Out Event, which will result in the commencement of the Rapid Amortization Period. The Pooling and Servicing Agreement also provides that the Class B Certificateholders will not receive payments of principal until the Class B Scheduled Payment Date, or earlier in the event of a Pay Out Event (in either case, only after the Class A Investor Interest has been paid in full).

      A Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties or covenants of the Seller, (c) certain insolvency events involving the Seller, (d) a reduction in the Portfolio Yield averaged for any three consecutive Monthly Periods to a rate which is less than the Base Rate averaged for the same Monthly Periods, (e) the Trust becoming subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (f) the failure of the Seller to convey Receivables arising under Additional Accounts when required by the Pooling and Servicing Agreement or (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders. See "Series Provisions--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus.

      On each Transfer Date during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of (a) the Available Principal Collections, (b) the "Controlled Deposit Amount" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account (the "Principal Funding Account") established by the Servicer until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, or following the first Transfer Date upon which the Principal Funding Account Balance has increased to the amount of the Class A Investor Interest, Available Principal Collections, to the extent required, will be distributed to the Class B Certificateholders on each Distribution Date beginning, during the Controlled Accumulation Period, on the Class B Scheduled Payment Date, until the earlier of the date the Class B Investor Interest has been paid in full and the Scheduled Series 1996-3 Termination Date (or any permitted extension thereof). After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Scheduled Series 1996-3 Termination Date (or any permitted extension thereof). Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest on the Class A Scheduled Payment Date. After the payment of the Class A Investor Interest in full, Available Principal Collections are expected to be available to pay the Class B Investor Interest on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.

Loss and Delinquency Experience

      The following tables set forth the delinquency and loss experience for each of the periods shown for the Bank Portfolio. The delinquency and loss experience shown in the tables below is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio. Because the Accounts were selected on a basis which excluded certain accounts in the Bank Portfolio as described in the Prospectus and because of changes in the Bank Portfolio since the Selection Date, actual delinquency and loss experience with respect to the Accounts may be different from that set forth below for the Bank Portfolio. The Servicer files with the Commission monthly reports with respect to the Trust, including information with respect to revenues, losses and Portfolio Yield with respect to the Accounts. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio included in the tables set forth below.

      Should the Rapid Amortization Period commence, the Class B Certificateholders will be entitled to receive monthly payments of principal on each Distribution Date (beginning with the Distribution Date on which the Class A Investor Interest has been paid in full) until the Class B Investor Interest has been paid in full or the Scheduled Series 1996-3 Termination Date (or any permitted extension thereof) has occurred equal to the Available Principal Collections on deposit in the Principal Account with respect to the related Transfer Date minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date. Allocations of Principal Receivables based upon the Principal Allocation Percentage during either the Controlled Accumulation Period or the Rapid Amortization Period may result in allocations of principal to Certificateholders greater relative to the declining balance of the Investor Interest than would be the case if a percentage based on such declining balance were used to determine the percentage of collections to be allocated in respect of the Investor Interest.

                               THE BANK PORTFOLIO

General

      Set forth below is certain information with respect to the Bank Portfolio. See "The Credit Card Business of Chase USA" in the Prospectus. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Bank Portfolio.

      Effective June 1, 1996, Chase USA acquired the credit card business of Chemical Bank. In anticipation of such acquisition, Chase USA eliminated, as of April 1, 1996, certain exceptions to its charge-off policy and expects to eliminate certain other exceptions in the fourth quarter of 1996. It is expected that the combined credit card business may be operated and serviced differently in certain respects from Chase USA's credit card business prior to such acquisition. Chase USA does not expect any such variations or the foregoing transactions to have any material adverse effect on the interests of the Certificateholders. See "Risk Factors--Ability to Change Terms of the Accounts" in the Prospectus and "Chase USA and The Chase Manhattan Corporation" herein.

      If certain criteria set forth in the Pooling and Servicing Agreement are satisfied, Additional Accounts may be selected from the Bank Portfolio or, in the alternative, Accounts may be removed from the Trust Portfolio. It is expected that, in connection with the combination of the credit card business of Chase USA with that of Chemical Bank, Accounts will be removed from the Trust Portfolio. Any such removal will be effected in compliance with the Pooling and Servicing Agreement. See "Description of the Certificates--Removal of Accounts" in the Prospectus. Any such removal is not expected to materially adversely affect the interests of the Certificateholders. See "The Receivables."

                                 Loss Experience
                                 Bank Portfolio
                             (Dollars in Thousands)


                                       Five Months
                                          Ended               Year Ended December 31,
                                      ------------    -------------------------------------
                                      May 31, 1996        1995         1994         1993
                                      ------------    -----------   ----------   ----------
Average Receivables Outstanding(1) ..  $12,632,176    $11,223,195   $9,766,339   $9,590,435
Gross Charge Offs(2)(3) .............  $   238,185    $   469,306   $  456,622   $  501,301
Recoveries ..........................  $    25,023    $    43,766   $   41,060   $   44,168
Net Charge Offs(3) ..................  $   213,162    $   425,540   $  415,562   $  457,133
Net Charge Offs as Percent of Average
   Receivables Outstanding(3) .......         4.06%(4)       3.79%        4.26%        4.77%

----------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.

(2) Gross Charge Offs are calculated before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer disputes. Gross Charge Offs do not include certain reserves established against future charge-offs of accounts affected by changes in Chase USA's charge off policy.

(3) The charge off amounts shown include only the principal portion of charged off receivables.

(4) Annualized.

                             Delinquency Experience
                                 Bank Portfolio

                             (Dollars in Thousands)


                                                                         December 31,
                                              -------------------------------------------------------------------------
                         May 31, 1996               1995                     1994                     1993
Number of Days      -----------------------   -----------------------  -----------------------  -----------------------
Delinquent(1)       Amount    Percentage(2)   Amount    Percentage(2)  Amount    Percentage(2)  Amount    Percentage(2)
-------------       ------    -------------   ------    -------------  ------    -------------  ------    -------------
30 to 59 Days      $197,121       l.53%       $209,412      1.63%     $176,616       1.70%     $173,686       1.71%
60 to 89 Days       122,708       0.95         126,115      0.98       114,950       1.10       110,962       1.09
90 Days or
  Greater ...       217,577       1.69         237,500      1.85       209,606       2.01       237,557       2.34
                   --------       ----        --------      ----      --------       ----      --------       ----
  Total .....      $537,406       4.17%       $573,027      4.46%     $501,172       4.81%     $522,205       5.14%
                   ========       ====         ========      ====      ========       ====      ========       ====

----------
(1) Number of days delinquent means the number of days after the first billing date following the original billing date. For example, 30 days delinquent means that no payment was received within 60 days after the original billing date.

(2) Delinquencies are calculated as a percentage of outstanding receivables as of their respective cycle date rather than as a percentage of the average monthly outstanding receivables. Delinquencies are calculated before the reversal of finance charges and include bankruptcies that have not been charged-off.

Revenue Experience

      The gross revenues from finance charges and fees relating to accounts in the Bank Portfolio for each of the three years contained in the period ended December 31, 1995 and the five months ended May 31, 1996, are set forth in the following table. The historical yield figures in the table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees, cash advance fees and other fees, Interchange, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. Due to such factors and the factors discussed under "--Loss and Delinquency Experience" above, there can be no assurance that the revenue experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio included in the table set forth below.

                               Revenue Experience
                                 Bank Portfolio

                             (Dollars in Thousands)


                                         Five Months
                                             Ended                   Year Ended December 31,
                                          ------------     -------------------------------------------
                                          May 31, 1996        1995              1994           1993
                                          ------------      ----------       ----------     ----------
Finance Charges and Fees(1) ............. $   814,492       $1,886,803       $1,798,895     $1,895,218
Average Receivables Outstanding(2) ...... $12,632,176       11,223,195       $9,766,339     $9,590,435
Yield From Finance Charges and Fees(3) ..       15.53%(4)        16.81%           18.42%         19.76%

----------
(1) Finance Charges and Fees include periodic finance charges, annual membership fees, cash advance transaction fees and Interchange, late fees, returned check fees, insurance commissions, overlimit fees and other administration fees and services charges. Annual membership fees are presented in accordance with SFAS No.91.

(2) Average Receivables Outstanding is the average of the daily receivable balance on each day during the period indicated.

(3) Yield from Finance Charges and Fees represents Finance Charges and Fees as a percentage of Average Receivables Outstanding.

(4) Annualized.

Interchange

      Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from the banks which clear the transactions for merchants to credit card issuing banks. Interchange percentages are set by the VISA and MasterCard associations and may be changed by either of them respectively from time to time. Chase USA will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust, Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange received by Chase USA will be allocated to the Trust on the basis of the percentage equivalent of a fraction, the numerator of which is the amount of cardholder charges for merchandise and services in the Accounts and the denominator of which is the total amount of cardholder charges for merchandise and services in all of the VISA and MasterCard credit card accounts owned by Chase USA. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables.

Payment Rates

      The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for the Bank Portfolio for all months during the periods shown, in each case calculated as a percentage of the prior month's ending outstanding receivables balance during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                        Cardholder Monthly Payment Rates
                                 Bank Portfolio

                         Five Months
                            Ended                 Year Ended December 31,
                         ------------      ------------------------------------
                         May 31, 1996       1995           1994           1993
                         ------------      ------         ------         ------
Lowest(1) ..........        11.55%         10.20%         10.70%         10.53%
Highest(1) .........        12.67%         12.82%         12.98%         12.40%
Average(2) .........        12.08%         11.43%         11.71%         11.43%
----------
(1) Monthly Payment Rates represent total payments collected during a given month expressed as a percentage of the prior month's ending outstanding receivables.

(2) The Average Monthly Payment Rates shown are expressed as an arithmetic average of the payment rate during each month of the period indicated.

      The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that (i) collections of Principal Receivables with respect to the Trust Portfolio (which differs from the Bank Portfolio as discussed above in "--Loss and Delinquency Experience"), and thus the rate at which Certificateholders could expect to receive payments of principal on the Certificates during either the Controlled Accumulation Period or the Rapid Amortization Period, will be similar to the historical experience set forth above or (ii) the terms of any subsequently issued Series will not adversely impact the amount or timing of any payments to the Series 1996-3 Certificateholders. In particular, the occurrence of a pay out event with respect to an Excluded Series during a Rapid Amortization Period could cause the Rapid Amortization Period to be longer than if such Excluded Series had not been issued. In addition, if a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced or lengthened.

      Because there may be a slowdown in the payment rate below the payment rate used to determine the Controlled Accumulation Amount, or because a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the Class A Certificates will be paid in full by the Class A Scheduled Payment Date or that the Class B Certificates will be paid in full by the Class B Scheduled Payment Date.

                                 THE RECEIVABLES

      The Receivables conveyed to the Trust arise in Accounts which were selected from the Initial Portfolio of VISA and MasterCard credit card accounts and in Additional Accounts added to the Trust on May 1, 1995 and June 1, 1995, in each case, on the basis of criteria set forth in the Pooling and Servicing Agreement (the "Trust Portfolio").

      The Servicer has delivered a notice to the Trustee and the Rating Agency that it has changed the software that it uses to service the Accounts and that, effective as of July 1, 1996, it will be able to calculate the aggregate amount of Receivables, Principal Receivables and Finance Charge Receivables effective as of any date of determination, and is not limited to calculating such amounts by reference to the amount thereof as of the end of the Billing Cycles which ended during a specified period. The "Conversion Date" is expected to occur on July 1, 1996. On each Determination Date, assuming the Conversion Date occurs on July 1, 1996, the Aggregate Principal Receivables will equal the actual aggregate amount thereof as of the last day of the preceding Monthly Period without regard to when the respective Billing Cycles ended.

      Prior to the Conversion Date, balances with respect to the Receivables will be determined by reference to the aggregate of such balances as of the end of each Billing Cycle ending in the related Monthly Period, and monthly calculations with respect to each Account will be computed based on the activity during the applicable Billing Cycle for that Account. Thus, in the case of the May 1996 Distribution Date, for example, monthly collections were based on the April 1996 Monthly Period and reflected collection activity for all Billing Cycles commencing at the opening of business on any day during March 1996, and ending at the close of business on the day preceding the corresponding day of April 1996, with respect to Accounts in each of the Billing Cycles.

      Pursuant to the Pooling and Servicing Agreement, the Seller has the right (subject to certain limitations and conditions) to designate from time to time Additional Accounts to be added to the Trust Portfolio. See "Description of the Certificates--Addition of Accounts" in the Prospectus. The Seller added Accounts to the Trust Portfolio on May 1, 1995 and June 1, 1995, and has and will transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. The aggregate outstanding amount of Principal Receivables arising under those Additional Accounts was approximately $5.7 billion as of the respective addition dates. In addition, the Seller is required to designate Eligible Additional Accounts as Additional Accounts under the circumstances described under "Description of the Certificates--Addition of Accounts" in the Prospectus.

      The Pooling and Servicing Agreement also provides that the Seller has the right (subject to certain limitations and conditions) to designate from time to time Accounts to be removed from the Trust Portfolio. See "Description of the Certificates--Removal of Accounts" in the Prospectus. It is expected that, in connection with the combination of the credit card business of Chase USA with that of Chemical Bank. Accounts will be removed from the Trust Portfolio. Any such removal is not expected to materially adversely affect the interests of the Certificateholders. See "Chase USA and the Chase Manhattan Corporation."

      During the Monthly Period in which the Conversion Date occurs, and in each Monthly Period thereafter, monthly calculations with respect to each Account will generally be based on the activity during such Monthly Period for such Account. As a result, references herein to collections received during the Billing Cycles which end in a particular month shall, if such month begins on or after the Conversion Date, instead be deemed to refer to collections received during such month. Thus, in the case of the August 1996 Distribution Date, for example, assuming the Conversion Date occurs on July 1, 1996, distributions would be based on the collections received during the July 1996 Monthly Period.

      The Receivables in the Trust Portfolio, as of June 3, 1996 (based on billing cycles ending in the preceding month), included $9.7 billion of Principal Receivables and $0.3 billion of Finance Charge Receivables. The Accounts had, as of June 3, 1996, an average outstanding balance of $1,343 and an average credit limit of $5,753. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 23.34%, and the weighted average age of the Accounts was approximately 92 months. As of June 3, 1996, all but a negligible number of cardholders whose Accounts are included in the Trust Portfolio have billing addresses in one of the 50 States or the District of Columbia. As of June 3, 1996, 29.38% of the Accounts were premium accounts and 70.62% were standard accounts, and the aggregate Principal Receivables balances of premium accounts and standard accounts, as a percentage of the total Aggregate Principal Receivables, were 35.26% and 64.74%, respectively.

      The following tables summarize the Trust Portfolio's balance and account characteristics as of June 3, 1996. Because the future composition of the Trust Portfolio may change over time, these tables may not necessarily be indicative of the composition of the Trust Portfolio after June 3, 1996.

                         Composition by Account Balance
                                 Trust Portfolio


                                         Percentage
                                          or Total                            Percentage
      Account               Number of    Number or                              of Total
   Balance Range             Accounts     Accounts         Receivables        Receivables
   -------------            ---------    ----------      ----------------     -----------
Credit Balance ..........     160,606        2.18%       $  (8,990,989.33)       (.09)%
No Balance ..............   2,943,901       39.88                       0           0
$0.01-$500.00 ...........   1,247,991       16.91          212,734,284.66        2.15
$500.01-$l,000.00 .......     538,368        7.29          402,985,674.92        4.07
$1,000.01-$3,000.00 .....   1,222,127       16.56        2,302,803,782.75       23.23
$3,000.01-$5,000.00 .....     661,261        8.96        2,626,047,644.34       26.49
$5,000.01-$10,000.00.....     561,293        7.60        3,837,029,492.01       38.70
Over $10,000.00 .........      45,514         .62          539,787,808.78        5.45
                            ---------      ------       -----------------      ------
      TOTAL .............   7,381,061      100.00%      $9,912,397,698.13      100.00%
                            =========      ======       =================      ======

                           Composition by Credit Limit
                                 Trust Portfolio


                                         Percentage
                                          or Total                            Percentage
                            Number of    Number or                              of Total
Credit Limit Range           Accounts     Accounts         Receivables        Receivables
   -------------            ---------    ----------      ----------------     -----------
$0.0l-$l,000.00 .........      646,538       8.76%      $  184,316,571.18         1.86%
$1,000.01-$2,000.00 .....      824,174      11.17          516,398,223.87         5.21
$2,000.01-$3,000.00 .....      710,522       9.63          691,664,495.49         6.98
$3,000.0l-$4,000.00 .....      516,040       6.99          666,809,962.73         6.73
$4,000.0l-$5,000.00 .....    1,228,095      16.64        1,629,966,852.95        16.44
$5,000.0l-$10,000.00 ....    2,647,553      35.86        4,861,534,848.74        49.04
Over $10,000.00 .........      808,139      10.95        1,361,706,743.17        13.74
                             ---------     ------       -----------------       ------
      TOTAL .............    7.381,061     100.00%      $9,912,397,698.13       100.00%
                             =========     ======       =================       ======

                      Composition by Period of Delinquency
                                Trust Portfolio


   Period of                             Percentage
  Delinquency                             or Total                            Percentage
(Days Contractually         Number of    Number or                              of Total
  Delinquent)                Accounts     Accounts         Receivables        Receivables
-------------------         ---------    ----------      ----------------     -----------
Current(1) ..............    6,168,528      83.58%      $8,079,579,732.13        81.51%
1 to 29 days ............      472,682       6.40        1,260,776,367.96        12.72
30 to 59 Days ...........       89,489       1.21          244,871,616.30         2.47
60 or More Days .........      650,362       8.81          327,169,981.74         3.30
                             ---------     ------       -----------------       ------
    TOTAL ...............    7,381,061     100.00%      $9,912,397,698.13       100.00%
                             =========     ======       =================       ======

----------
(1) Includes Accounts on which the minimum payment has not been received within 59 days following the original billing date.

                           Composition by Account Age
                                 Trust Portfolio

                                        Percentage
                                         of Total                    Percentage
                             Number of   Number of                     of Total
   Account Age               Accounts    Accounts    Receivables     Receivables
   -----------               --------    --------    -----------     -----------
Up to 7 Months .............         0      0.00% $            0.00        0.00%
Over 7 Months to 12 Months .     5,220      0.07       9,707,186.20        0.10
Over 12 Months to 24 Months    912,000     12.36   1,376,278,986.64       13.88
Over 24 Months to 48 Months  1,292,384     17.51   1,469,223,462.70       14.82
Over 48 Months ............. 5,171,457     70.06   7,057,188,062.59       71.20
                             ---------    ------  -----------------      ------
         TOTAL ............. 7,381,061    100.00% $9,912,397,698.13      100.00%
                             =========    ======  =================      ======


                       Geographic Distribution of Accounts
                                Trust Portfolio

                                        Percentage
                                         of Total                    Percentage
                             Number of   Number of                     of Total
     State                   Accounts    Accounts    Receivables     Receivables
   -----------               --------    --------    -----------     -----------
New York .................  1,100,746    14.91%   $1,491,038,881.16       15.04%
California ...............    911,410    12.35     1,340,355,504.14       13.52
New Jersey ...............    485,266     6.57       658,931,079.05        6.65
Texas ....................    488,386     6.62       657,869,326.93        6.64
Florida ..................    450,093     6.10       577,026,074.38        5.82
Michigan .................    377,196     5.11       535,051,315.35        5.40
Pennsylvania .............    340,426     4.61       428,971,935.13        4.33
Illinois .................    253,715     3.44       335,594,761.75        3.39
Massachusetts ............    262,993     3.56       324,225,137.62        3.27
Ohio .....................    208,721     2.83       259,902,352.97        2.62
All Others ...............  2,502,109    33.90     3,303,431,329.65       33.32
                            ---------   ------   ------------------      ------
     TOTAL ...............  7,381,061   100.00%   $9,912,397,698.13      100.00%
                            =========   ======   ==================      ======

----------
(1) No other state contains Accounts representing more than 2% of total Receivables outstanding.

                  CHASE USA AND THE CHASE MANHATTAN CORPORATION

     Chase USA, a wholly-owned banking subsidiary of The Chase Manhattan Corporation (the "Corporation"), was formed in 1982 and is headquartered in Wilmington, Delaware. Chase USA is incorporated under the laws of Delaware and, as a state chartered non-member bank, is regulated by the Office of the Delaware State Bank Commissioner and by the Federal Deposit Insurance Corporation. Chase USA intends to apply to the United States Comptroller of the Currency (the "Comptroller") for conversion to a national bank charter. If such application is approved, Chase USA would become a national bank and would be regulated primarily by the Comptroller. Chase USA expects that such conversion would have no material adverse effect on the Trust or the Certificateholders. In addition, Chase USA acquired, effective June 1, 1996, the credit card business of Chemical Bank, an affiliate of Chase USA. At December 31, 1995, Chase USA's total assets were approximately $11.1 billion, total liabilities were approximately $9.6 billion, and total stockholder's equity was approximately $1.5 billion. Such amounts do not reflect the acquisition of the Chemical Bank credit card business by Chase USA on June 1, 1996. Such acquisition is expected to substantially increase the total assets of Chase USA. Chase USA's activities are primarily related to credit card lending and other forms of unsecured consumer lending. Chase USA also takes deposits and offers associated financial services for consumers.

     The Corporation is a bank holding company the principal bank subsidiaries of which are The Chase Manhattan Bank (National Association) (the "Bank") and Chemical Bank, a New York state bank. At December 31, 1995, the Corporation's consolidated assets were greater than $300 billion, and total stockholders' equity was greater than $20 billion.

                                                                       EXHIBIT A

                         PRIOR ISSUANCES OF CERTIFICATES

     The table below sets forth the principal characteristics of the Series 1991-1 Certificates, the Series 1992-1 Certificates, the Series 1995-1 Certificates, the Series 1995-2 Certificates, the Series 1996-1 Certificates and the Series 1996-2 Certificates, the six outstanding Series previously issued by the Trust. For more specific information with respect to any Series, any prospective investor should contact the Controller of Chase USA at (302) 575-5450. Chase USA will provide without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Document for any previous publicly-issued Series.

Series 1991-1
Initial Principal Amount .........  $1,000,000,000
Certificate Rate .................  8.75%
Current Principal Amount .........  $583,333,333
Investor Percentage of Principal
    Receivables ..................  Investor interest of Series 1991-1 at end of Revolving Period divided by the
                                    greater of (a) Aggregate Principal
                                    Receivables as of the end of the
                                    Revolving Period or as of the effective
                                    date of the most recent removal of
                                    Accounts and (b) the sum of the
                                    numerators used to calculate the
                                    investor percentage with respect to
                                    Principal Receivables for all Series of
                                    certificates outstanding
Controlled Amortization Amount ...  $83,333,334
Commencement of the Controlled
    Amortization Period ..........  December 1995 Monthly Period
Monthly Servicing Fee Percentage .  2.15%
Enhancement ......................  Cash Collateral Account
Minimum Seller Interest ..........  7%
Scheduled Series Termination Date   August 1998 Distribution Date
Final Series Termination Date ....  August 1999 Distribution Date
Repurchase Terms .................  Optional repurchase by the Seller on any
                                    Distribution Date on or after the investor interest of such Series is reduced to an amount less than $50,000,000

Series 1992-1
Initial Principal Amount .........  $750,000,000
Certificate Rate .................  7.40%
Current Principal Amount .........  $750,000,000
Investor Percentage of Principal
    Receivables ..................  Investor interest of Series 1992-1 at end of Revolving Period divided by the
                                    greater of (a) Aggregate Principal
                                    Receivables as of the end of the
                                    Revolving Period or as of the effective
                                    date of the most recent removal of
                                    Accounts and (b) the sum of the
                                    numerators used to calculate the
                                    investor percentage with respect to
                                    Principal Receivables for all Series of
                                    Certificates outstanding
Controlled Amortization Amount ...  $62,500,000
Commencement of the Controlled
    Amortization Period ..........  October 1996 Distribution Date
Monthly Servicing Fee Percentage .  2.15%
Enhancement ......................  Cash Collateral Account
Minimum Seller Interest ..........  7%

Scheduled Series Termination Date   May 1999 Distribution Date
Final Series Termination Date ....  May 2000 Distribution Date
Repurchase Terms .................  Optional repurchase by the Seller on any
                                    Distribution Date on or after the investor interest of such Series is reduced to an amount less than $37,500,000

Series 1995-1
Initial Principal Amount .........  $905,000,000
  Initial Class A Principal
    Amount .......................  $855,000,000
  Initial Class B Principal
    Amount .......................  $50,000,000
Class A Certificate Rate .........  LIBOR (one-month) plus 0.130% per annum
Class B Certificate Rate .........  LIBOR (one-month) plus 0.285% per annum
Current Principal Amount .........  $905,000,000
  Current Class A Principal
    Amount .......................  $855,000,000
  Current Class B Principal
   Amount ........................  $50,000,000
Investor Percentage of Principal
  Receivables ....................  Investor interest (which includes the
                                    Collateral Interest) of Series 1995-1 at
                                    the end of the Revolving Period divided
                                    by the greater of (a) Aggregate
                                    Principal Receivables as of the first
                                    day of the applicable Monthly Period and
                                    (b) the sum of the numerators used to
                                    calculate the investor percentage with
                                    respect to Principal Receivables for all
                                    Series of Certificates outstanding
Controlled Amortization Amount ...  One-twelfth of the Class A Investor
                                    Interest as of the end of the Revolving
                                    Period and, after the payment in full of
                                    the Class A Investor Interest, an amount
                                    equal to the Class B Investor Interest
                                    as of the end of the Revolving Period
Commencement of the Controlled
  Amortization Period ............  October 1997 Distribution Date
Monthly Servicing Fee Percentage .  2.15%
Enhancement ......................  Collateral Interest in an initial amount of $95,000,000
Minimum Seller Interest ..........  7%
Scheduled Series Termination Date   May 2000 Distribution Date
Final Series Termination Date ....  May 2001 Distribution Date
Repurchase Terms .................  Optional repurchase by the Seller on any
                                    Distribution Date on or after the investor interest (which includes the Collateral
                                    Interest) of such Series is reduced to an amount less than $50,000,000

Series 1995-2
Initial Principal Amount .........  $1,365,000,000
  Initial Class A Principal
   Amount ........................  $1,282,500,000
  Initial Class B Principal
    Amount .......................  $82,500,000
Class A Certificate Rate .........  LIBOR (one-month) plus 0.130% per annum
Class B Certificate Rate .........  LIBOR (one-month) plus 0.250% per annum
Current Principal Amount .........  $1,365,000,000

  Current Class A Principal
    Amount .......................  $1,282,500,000
  Current Class B Principal
    Amount .......................  $82,500,000
Investor Percentage of Principal
  Receivables ....................  Investor interest (which includes the
                                    Collateral Interest) of Series 1995-2 at
                                    the end of the Revolving Period divided
                                    by the greater of (a) Aggregate
                                    Principal Receivables as of the first
                                    day of the applicable Monthly Period and
                                    (b) the sum of the numerators used to
                                    calculate the investor percentage with
                                    respect to Principal Receivables for all
                                    Series of Certificates outstanding
Controlled Amortization Amount ...  One-twelfth of the Class A Investor
                                    Interest as of the end of the Revolving
                                    Period and, after the payment in full of
                                    the Class A Investor Interest, an amount
                                    equal to the Class B Investor Interest
                                    as of the end of the Revolving Period
Commencement of the Controlled
  Amortization Period ............  January 1998 Distribution Date
Monthly Servicing Fee Percentage .  2.15%
Enhancement ......................  Collateral Interest in an initial amount of $135,000,000
Minimum Seller Interest ..........  7%
Scheduled Series Termination Date   August 2000 Distribution Date
Final Series Termination Date ....  August 2001 Distribution Date
Repurchase Terms .................  Optional repurchase by the Seller on any
                                    Distribution Date on or after the investor interest (which includes the Collateral
                                    Interest) of such Series is reduced to an amount less than $75,000,000

Series 1996-1
Initial Principal Amount .........  $1,365,000,000
  Initial Class A Principal
    Amount .......................  $1,282,500,000
  Initial Class B Principal
    Amount .......................  $82,500,000
Class A Certificate Rate .........  LIBOR (one-month) plus 0.110% per annum
Class B Certificate Rate .........  LIBOR (one-month) plus 0.240% per annum
Current Principal Amount .........  $1,365,000,000
  Current Class A Principal
    Amount .......................  $1,282,500,000
  Current Class B Principal
    Amount .......................  $82,500,000
Investor Percentage of Principal
  Receivables ....................  Investor interest (which includes the
                                    Collateral Interest) of Series 1996-1 at the end of the Revolving Period divided by the greater of (a) Aggregate Principal Receivables as of the first day of the applicable Monthly Period and
                                    (b) the sum of the numerators used to
                                    calculate the investor percentage with
                                    respect to Principal Receivables for all Series of Certificates outstanding
Controlled Amortization Amount ...  One-twelfth of the Class A Investor
                                    Interest as of the end of the Revolving
                                    Period and, after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest as of the end of the Revolving Period

Commencement of the Controlled
  Amortization Period ............   September 1998 Distribution Date
Monthly Servicing Fee Percentage     2.15%
Enhancement ......................   Collateral Interest in an initial amount
                                     of $135,000,000
Minimum Seller Interest ..........   7%
Scheduled Series Termination Date    April 2001 Distribution Date
Final Series Termination Date ....   April 2002 Distribution Date
Repurchase Terms .................   Optional repurchase by the Seller on any
                                     Distribution Date on or after the investor
                                     interest (which includes the Collateral
                                     Interest) of such Series is reduced to an
                                     amount less than
                                     $75,000,000

Series 1996-2
Initial Principal Amount .........   $269,999,000
  Initial Class A Principal Amount   $253,681,000
  Initial Class B Principal Amount   $16,318,000
Class A Certificate Rate .........   LIBOR (three-month) plus 0.08% per annum
Class B Certificate Rate .........   LIBOR (three-month) plus 0.16% per annum
Current Principal Amount .........   $269,999,000
  Current Class A Principal
    Amount .......................   $253,681,000
  Current Class B Principal
    Amount .......................   $16,318,000
Investor Percentage of Principal
  Receivables ....................   Investor interest (which includes the
                                     Collateral Interest) of Series 1996-2 at
                                     the end of the Revolving Period divided
                                     by the greater of (a) Aggregate
                                     Principal Receivables as of the first
                                     day of the applicable Monthly Period and
                                     (b) the sum of the numerators used to
                                     calculate the investor percentage with
                                     respect to Principal Receivables for all
                                     Series of Certificates outstanding
Controlled Amortization Amount ...   One-twelfth of the Class A Investor
                                     Interest as of the end of the Revolving
                                     Period and, after the payment in full of
                                     the Class A Investor Interest, an amount
                                     equal to the Class B Investor Interest
                                     as of the end of the Revolving Period
Commencement of the Controlled
  Amortization Period ............   November 1998 Distribution Date
Monthly Servicing Fee Percentage     2.15%
Enhancement ......................   Collateral Interest in an initial amount
                                     of $26,704,297
Minimum Seller Interest ..........   7%
Scheduled Series Termination Date    December 2001 Distribution Date
Final Series Termination Date ....   December 2002 Distribution Date
Repurchase Terms .................   Optional repurchase by the Seller on any
                                     Distribution Date on or after the investor interest (which includes the Collateral
                                     Interest) of such Series is reduced to an amount less than $14,835,110

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          First Chicago Master Trust II

The following excerpts are from the Prospectus Supplement dated November 14, 1996 and the Prospectus dated September 10, 1996 relating to the Floating Rate Asset Backed Certificates, Series 1996-S. The CABS include Series 1995-M, Series 1995-0 and Series 1995-P.

                         THE BANK'S CREDIT CARD BUSINESS

General

     The interests in Receivables which the Seller has conveyed or will convey to the Trust pursuant to the Agreement are generated from transactions made by holders of certain Classic VISA and VISA Gold credit card accounts and certain Standard MasterCard and Gold MasterCard credit card accounts. These accounts were generated under the VISA USA, Incorporated ("VISA") or MasterCard International Incorporated ("MasterCard International") programs and were either originated by the Bank or FNBC, or purchased by the Bank or FNBC from other credit card issuers. Effective as of July 1, 1987, FNBC transferred its credit card operation and all its credit card accounts to the Bank, although FNBC retained ownership of all receivables comprising the existing balances in such accounts. Subsequently, such receivables also were transferred to the Bank. The Bank is a member of MasterCard International, and First Chicago NBD and the Bank are members of VISA. The Bank currently offers other VISA and MasterCard credit card accounts with various program features, charges and rate structures. The Bank services these accounts at its headquarters located in Wilmington, Delaware and its operations center located in Elgin, Illinois and retains two affiliated credit card servicing companies, First Card Services, Inc. ("FCSI"), located in Uniondale, New York, and NBD Service Corp., located in Indianapolis, Indiana, to perform collection and customer service activities.

     The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International systems. Should either system materially curtail its activities, or should the Bank cease to be a member of MasterCard International or First Chicago NBD and the Bank cease to be members of VISA, for any reason, a Liquidation Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

     The VISA and MasterCard credit cards of the type pursuant to which the Accounts were established may be used for two types of transactions: purchases and cash advances (including balance transfers). Cardholders make purchases when using a credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, from an automated teller machine or by writing a check on an account; a balance transfer occurs when a cardholder transfers a credit card balance with another credit card issuer to an account with the Seller. Amounts due with respect to each type of transaction will be included in the Receivables.

     The VISA and MasterCard credit card accounts owned by the Bank were principally generated through: (i) direct mail solicitations for accounts on a preapproved credit basis; (ii) applications made available to prospective cardholders at FNBC, the Bank and their affiliates, at retail outlets, at other financial institutions with which arrangements have been made, on college campuses and in magazines; (iii) affinity marketing; and (iv) purchases of accounts from other credit card issuers.

     If an account is opened in response to a direct mail preapproved solicitation, the prospective cardholder's name has previously been screened through a credit bureau to ensure that the person meets certain standards of creditworthiness and fiscal responsibility. In the case of preapproved solicitations, the credit limit is based upon the prospective cardholder's creditworthiness as measured by the Seller's risk evaluation process, length and depth of credit experience and usage of credit. In the case of pre-approved solicitations where an offer is made for a credit card with a credit line "up to" a predetermined amount, credit line assignment is based on similar criteria at the time of the response.

     Before an account is opened in response to an application, the prospective cardholder's application is reviewed for completeness and creditworthiness. A credit report issued by an independent credit reporting agency is generally obtained and information on such report regarding the applicant may be verified. The ability of the applicant to repay credit card balances is generally evaluated by applying a credit score card, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his obligations. If an application is approved, an initial credit limit is established for the account based on the applicant's credit score.

     Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of organized membership groups with the written endorsement of the group's leadership and the second utilizes solicitation of prospective cardholders through the use of purchased lists. Solicitation activities used in connection with affinity marketing also include: solicitation in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In certain cases, preapproved solicitations will be used in the same manner as described in the preceding paragraph.

     Credit card accounts that have been purchased by FNBC and the Bank were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Purchased accounts are screened against criteria which are set at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed. All other such accounts remain open. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution.

     Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such cardholder agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon the Bank's continuing evaluation of the cardholder's payment behavior.

Collection Efforts

     Efforts to collect delinquent credit card receivables are made by the Bank and FCSI personnel and collection agencies and attorneys retained by the Bank. Under current practice, the Bank includes a request for payment of overdue amounts on all billing statements subsequent to a delinquency. Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. Certain cardholders whom the Bank considers higher risk may be contacted when their accounts first become delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules. The current policy of the Bank is to recognize losses no later than the 180th day of delinquency (i.e., 210 days after the date of the billing statement), although charge-offs may be made earlier in some circumstances. The credit evaluation, servicing and charge-off policies and collection practices of the Bank may change over time in accordance with the Bank's business judgment and applicable law. Under the terms of the Agreement, any recoveries (including insurance proceeds) received on charged-off Accounts are retained by the Bank and are not included in the assets of the Trust.

Loss and Delinquency Experience

     The Prospectus Supplement relating to each Series sets forth the loss and delinquency experience with respect to payments by cardholders for substantially all VISA and MasterCard consumer revolving credit card accounts owned by the Bank (excluding certain accounts not originated by the Bank or FNBC) (the "Bank's Portfolio") during the periods shown in the Prospectus Supplement. There can be no assurance, however, that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth in the Prospectus Supplement for the Bank's Portfolio.

     The Bank has policies to allow delinquent accounts whose cardholders are making good faith efforts to repay overdue amounts to be deemed current ("reaged") provided certain conditions are satisfied. If an account is 90 days delinquent or greater, it qualifies for reaging treatment if the sum of the payments received during the preceding five months (or in certain circumstances the lesser of (a) five months or (b) the number of months since the account was last current) is generally equal to the sum of the three oldest minimum payments. The reaging process permits only one reaging of an account from 90 days delinquent or greater categories in a 12-month period. With respect to accounts that are 30 to 90 days delinquent, reaging treatment occurs pursuant to a process which uses criteria that are more liberal than the criteria described above. An account 30 to 90 days delinquent can be reaged so long as these criteria are met. The entire process is system controlled. In addition to automatic reaging, account closure and usage restrictions are system controlled. When an account is 30 days delinquent, charge privileges are suspended. Account closure occurs automatically when an account is 60 days delinquent. Reinstatement of closed accounts requires a full credit review; only a minimal number of closed accounts qualify for reinstatement. The Bank may terminate, alter or modify its reaging process at any time. Currently, the Bank is evaluating various collection strategies which, if implemented, would alter the reaging process for certain accounts. The delinquency information set forth in the Prospectus Supplement reflects the application of the Bank's current reaging process.

Revenue Experience

     The gross revenues from periodic charges and fees billed to cardholders on the Bank's Portfolio are set forth in the Prospectus Supplement for the periods indicated in the Prospectus Supplement.

     The revenues for the Bank's Portfolio shown in the Prospectus Supplement are related to periodic charges (either computed on a monthly or daily basis) and other fees billed to cardholders but do not include revenue attributable to Interchange. The revenues related to periodic charges and fees depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic charges on purchases, fees and finance charges. Revenues related to periodic charges and fees also depend on the types of charges and fees assessed by the Bank on the accounts. The Bank introduced a variable rate card in 1987. From 1989 through 1994, the Bank emphasized the origination of variable rate accounts and substantially all new accounts originated during that time were variable rate accounts. Depending upon fluctuations in interest rates, the variable rate periodic charge (which is based on the prime rate) assessed on variable rate accounts may change from month to month and could be less than the fixed charge applicable to most standard fixed rate accounts. Commencing in 1994, the Bank began offering certain new non-affinity accounts, for purchase transactions, a fixed rate periodic charge for an initial period which then converts into a variable rate. The initial fixed rate offered on such accounts is substantially lower than that currently assessed on the variable rate accounts or the standard fixed rate accounts. The total yield on such accounts during the initial fixed rate period is therefore lower than that of a variable rate account or standard fixed rate account. In mid-1996, the Bank introduced certain changes to the terms of the Accounts, including increased fees, a reduced minimum monthly payment in those months when a fee is charged to an Account and performance-based pricing whereby certain delinquent accounts are assessed a higher periodic charge. Fluctuations in the prime interest rate, and/or the continued use of the initial fixed/variable rate pricing for certain new accounts, may affect future revenue experience.

Interchange

     Members participating in the VISA and MasterCard International associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses, funding full payer receivables and servicing cardholders for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of cardholder sales charges in the Accounts bears to the total amount of cardholder sales charges for all accounts in the Seller's entire portfolio. This percentage is an estimate of the actual Interchange and may be greater or less than the actual amount of the Interchange relating to the Accounts from time to time. Unless otherwise specified in the related Prospectus Supplement, Interchange will be included in Finance Charge Receivables for purposes of calculating the Portfolio Yield for a Series.

                                  THE ACCOUNTS

General

     The Accounts currently consist of substantially all of the VISA(R) and MasterCard(R) consumer revolving credit card accounts existing in all of the Seller's ten billing cycles (billing cycles 0, 1, 2, 3, 4, 5, 6, 7, 8 and 9), excluding certain accounts not originated by either the Seller or FNBC. Additional accounts added to each of the foregoing billing cycles in the normal operation of the Seller's credit card business will generally be added on a daily basis as a category of Additional Accounts. See "Description of the Certificates and the Agreement--Addition of Accounts."

     The Seller's VISA and MasterCard accounts are grouped into billing cycles for the purpose of administrative convenience. Each billing cycle has a separate monthly billing date at which time the activity in the related accounts during the month ending on such billing date are processed and billed to cardholders. The Accounts include VISA and MasterCard accounts in billing cycles ending at the close of business on ten separate days in each month. The Seller transferred to the Trust all Receivables existing in the Accounts on the billing date for such Account in either May 1990, September 1990, May 1991, July 1991, May 1992, or June 1996 (each, a "Cut Off Date") and all Receivables generated in each such Account after the applicable Cut Off Date. All monthly calculations with respect to each Account are computed based on the activity during the applicable billing cycle for that Account (the monthly billing cycle periods for the Accounts ending in the same month during the term of the Trust being collectively referred to herein as a "Due Period"). Thus, in the case of the October 1996 Distribution Date, for example, monthly collections would be based on the September 1996 Due Period and would reflect collection activity for billing cycles commencing at the opening of business on the 2nd, 4th, 7th, 10th, 13th, 16th, 19th, 22nd, 25th and 28th days of August 1996, and ending at the close of business of the 1st, 3rd, 6th, 9th, 12th, 15th, 18th, 21st, 24th and 27th days of September 1996, respectively, with respect to the Accounts in each of such billing cycles.

     Accounts were previously assigned to billing cycles based on the month in which they were opened. More recently, new accounts have been assigned to billing cycles in a manner which is intended, for purposes of administrative convenience, to equalize the number of accounts in the billing cycles. Because the Accounts include substantially all the accounts existing in the Seller's ten billing cycles (except for certain accounts not originated by either the Seller or FNBC), and because the Receivables include all amounts payable by cardholders under the Accounts, the Receivables of some of the Accounts include delinquent or reaged Receivables and may include obligations of cardholders who are or are about to become bankrupt or insolvent.

     Pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions described below) to designate from time to time additional qualifying VISA and MasterCard consumer revolving credit card accounts of the Bank to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. The Seller currently adds all new accounts opened in the ordinary course of business in the ten billing cycles as Automatic Additional Accounts on a daily basis and currently intends to continue the addition of such new accounts. In addition, the Seller is required to designate Additional Accounts (x) to maintain the First Chicago Amount equal to Aggregate Principal Receivables minus the sum of the Invested Amounts for all Series, so that the First Chicago Amount for the related Due Period equals or exceeds 7% of the Aggregate Principal Receivables for the same Due Period, or such lower percentage as is acceptable to the Rating Agencies, subject to certain conditions (the "Minimum First Chicago Interest Percentage") and (y) to maintain, for so long as the Certificates remain outstanding, Aggregate Principal Receivables in an amount equal to or greater than the sum of the initial Invested Amounts (or other amounts, if applicable) of all outstanding Series and (the "Minimum Aggregate Principal Receivables"). The Seller will convey the Receivables then existing or thereafter created under any such Additional Accounts to the Trust. Further, pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions discussed herein) to accept the removal of certain Accounts designated by the Seller from the Trust and to require the Trustee to convey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated by the Seller on the applicable Cut Off Dates plus any Additional Accounts and minus any Removed Accounts. See "Description of the Certificates and the Agreement--Conveyance of Receivables."

     The Prospectus Supplement includes tables summarizing the Accounts by various criteria as well as certain other information relating to the Accounts, including information supplementing the foregoing description of the Accounts. Such information includes the amount of Principal Receivables and Finance Charge Receivables in the Accounts, the average Receivables balance of the Accounts, the average credit limit of the Accounts and the aggregate total Receivables balance as a percentage of the aggregate total credit limit of the Accounts.

Billing and Payments

     The credit card accounts owned by the Bank include accounts originated or purchased by the Bank or FNBC. These accounts have various billing and payment structures, including varying annual fees and periodic charges. The Prospectus Supplement contains information on the current billing and payment characteristics of the Accounts.

     The Bank has the right to determine the periodic charges applicable to the Accounts, including the right to alter or defer minimum monthly payments required under the Accounts or to change various other terms with respect to the Accounts, subject to certain limitations contained in the Agreement. See "Description of the Certificates and the Agreement--Collection and Other Servicing Procedures."

     Payments by cardholders to the Bank on the Accounts are processed and applied first to any fees billed to the Accounts, next to billed and unpaid periodic charges and then to billed and unpaid transactions in the order determined by the Bank. Any excess is applied to unbilled periodic charges. There can be no assurance that periodic rates, fees and other charges will remain at current levels in the future. See "Description of the Certificates and the Agreement--Collection and Other Servicing Procedures."

                                   THE SELLER

     The primary business of the Seller, a wholly-owned subsidiary of First Chicago NBD, is the processing and issuance of VISA and MasterCard credit cards. The Seller, which was acquired by First Chicago NBD as of July 1, 1987, from Beneficial Corporation, was named Beneficial National Bank USA prior to its acquisition by First Chicago NBD. The Prospectus Supplement contains additional information relating to the Seller.

     The principal executive offices of the Seller are located at One Gateway Center, 300 King Street, Wilmington, Delaware 19801 (telephone 302-594-8606). The principal executive offices of First Chicago NBD are located at One First National Plaza, Chicago, Illinois 60670 (telephone 312-732-4000).

                        THE BANK'S CREDIT CARD PORTFOLIO

General

     The interests in Receivables which the Seller has conveyed or will convey to the Trust pursuant to the Agreement are generated from transactions made by holders of certain Classic VISA and VISA Gold credit card accounts and certain Standard MasterCard and Gold MasterCard credit card accounts. These accounts were generated under the VISA or MasterCard International programs and were either originated by the Bank or FNBC, or purchased by the Bank or FNBC from other credit card issuers. Effective as of July 1, 1987, FNBC transferred its credit card operation and all its credit card accounts to the Bank, although FNBC retained ownership of all receivables comprising the existing balances in such accounts. Subsequently, such receivables also were transferred to the Bank. For a further description of the Bank's credit card business, see "The Bank's Credit Card Business" in the Prospectus.

Loss and Delinquency Experience

     The following tables set forth the loss and delinquency experience with respect to payments by cardholders for each of the periods shown for substantially all VISA and MasterCard consumer revolving credit card accounts owned at the dates indicated by the Bank (excluding certain accounts not originated by the Bank or FNBC) (the "Bank's Portfolio") during the periods shown. As of the end of the September 1996 Due Period, the Receivables in the Accounts represented substantially all Receivables in the Bank's Portfolio. There can be no assurance, however, that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth below for the Bank's Portfolio.

                    Loss Experience for the Bank's Portfolio


                                          Nine Months Ended
                                             September 30,                      Year Ended December 31,
                                    -----------------------------       -----------------------------------------
                                        1996             1995              1995            1994          1993
                                    -----------       -----------       -----------     ----------     ----------
                                                                    (Dollars In thousands)

Average Receivables
   Outstanding(1) ...............   $15,728,710       $12,019,934       $12,625,398     $9,763,242     $7,862,277
Gross Charge-offs(2) ............       806,329           448,311           645,417        451,094        365,376
Gross Charge-offs as a Percentage
   of Average Receivables
   Outstanding ..................          6.84%(3)          4.97%(3)          5.11%          4.62%          4.65%

----------
(1) Average Receivables Outstanding is the arithmetic average of receivables outstanding during the period indicated.

(2) Gross Charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer disputes.

(3)  On an annualized basis.

     Charge-offs for the Bank's Portfolio measured as a percentage of average receivables outstanding increased during 1995 and 1996 due, in part, to certain strategies employed by the Bank to increase the cardholder base which the Bank believes, in turn, will result in the increase of overall revenues for the Bank's Portfolio in the future. In addition, during 1995 and 1996, consumer debt service burden and defaults increased as a result of the growing consumer debt levels coupled with stagnant real wage growth. The Bank believes that the current level of unemployment and personal bankruptcy filings make reductions in the loss rates unlikely in the immediate future and expects the trend in charge-offs to continue in the near term. The timing of the peak level of charge-offs is uncertain at this time. Losses are also affected by other factors including competitive behavior and social conditions. The loss rates for the Bank's Portfolio could increase in the future if economic conditions were to worsen and could continue to increase for several months even after such conditions begin to improve. The loss rates set forth above do not reflect the reversal of unpaid fees and finance charges at the time a charge-off occurs.

     The Bank has policies to allow delinquent accounts whose cardholders are making good faith efforts to repay overdue amounts to be deemed current ("reaged") provided certain conditions are satisfied. If an account is 90 days delinquent or greater, it qualifies for reaging treatment if the sum of the payments received during the preceding five months (or in certain circumstances the lesser of (a) five months or (b) the number of months since the account was last current) is generally equal to the sum of the three oldest minimum payments. The reaging process permits only one reaging of an account from 90 days delinquent or greater categories in a 12-month period. With respect to accounts that are 30 to 90 days delinquent, reaging treatment occurs pursuant to a process which uses criteria that are more liberal than the criteria described above. An account 30 to 90 days delinquent can be reaged so long as these criteria are met. The entire process is system controlled. In addition to automatic reaging, account closure and usage restrictions are system controlled. When an account is 30 days delinquent, charge privileges are suspended. Account closure occurs automatically when an account is 60 days delinquent. Reinstatement of closed accounts requires a full credit review; only a minimal number of closed accounts qualify for reinstatement. The Bank may terminate, alter or modify its reaging process at any time. Currently, the Bank is evaluating various collection strategies which, if implemented, would alter the reaging process for certain accounts. The delinquency information in the following tables reflects the application of the Bank's current reaging process.

                 Average Delinquencies for the Bank's Portfolio


                                         Average of
                                       Nine Months Ended                     Average of Twelve Months Ended December 31,
                                    ------------------------  ----------------------------------------------------------------------
                                         September 30, 1996            1995                    1994                    1993
                                    ------------------------  ----------------------  ----------------------  ----------------------
                                    Delinquent                Delinquent              Delinquent              Delinquent
Payment Status                        Amount    Percentage(1)   Amount  Percentage(1)   Amount  Percentage(1)  Amount  Percentage(1)
--------------                        ------    -------------   ------  -------------  ------   -------------  ------  -------------
                                                                       (Dollars in thousands)
30-59 days delin-
 quent .........................      $260,793       1.66%     $189,476      1.50%     $138,280     1.41%     $112,934       1.44%
60-89 days delin-
 quent .........................       125.603        .80        83,191       .66        57,419      .59        46,686        .59
90 days delin-
 quent or more .................       235,305       1.49       148.808      1.18       102,171     1.05        80,700       1.03
                                      --------       ----      --------      ----      --------     ----      --------       ----
      Total ....................      $621,701       3.95%     $421,475      3.34%     $297,870     3.05%     $240,320       3.06%
                                      ========       ====      ========      ====      ========     ====      ========       ====

----------
(1) The percentages are the result of dividing Delinquent Amount by Average Receivables Outstanding for the applicable period.

     Delinquencies as a percentage of average receivables outstanding reflect a pattern similar to loss rates as a result of the same factors discussed with respect to the table set forth above for Loss Experience for the Bank's Portfolio.

Revenue Experience

     The gross revenues from monthly periodic charges and fees billed to cardholders on the Bank's Portfolio for each of the three years in the period ended December 31, 1995, and the nine months ended September 30, 1996 and 1995, respectively, are set forth in the following table.

     The historic gross revenue figures in the table are calculated on an as-billed basis and represent amounts billed to cardholders in each billing cycle before deduction of charge-offs, reductions due to fraud, returned goods and customer disputes or other expenses. Cash collections on receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of periodic charges and fees may exceed cash as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash may exceed billings of periodic charges and fees as amounts collected in a current period may include amounts billed during prior periods. However, the Bank believes that, during the periods shown, revenues on a billed basis closely approximated revenues on a cash basis. Revenues from periodic charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic charges on principal receivables, the amount of the annual membership fees, the amount of other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic charges on purchases, fees and finance charges and changes in the delinquency rate on the Receivables. See "Risk Factors" in the Prospectus.

                   Revenue Experience for the Bank's Portfolio


                                         Nine Months Ended
                                            September 30,                          Year Ended December 31,
                                    -----------------------------       ----------------------------------------
                                        1996            1995               1995           1994           1993
                                    -----------       -----------       -----------     ----------     ----------
                                                                 (Dollars in thousands)
Average Receivables
 Outstanding(i) .................   $15,728,710       $12,019,934       $12,625,398     $9,763,242     $7,862,277
Finance Charges and Fees Billed .     1,920,851         1,499,291         2,066,872      1,601,164      1,316,326
Average Finance Charges and Fees
   Billed(2) ....................         16.28%(3)         16.63%(3)         16.37%         16.40%         16.74%

----------
(1) Average Receivables Outstanding is the arithmetic average of receivables outstanding during the period indicated.

(2) Average Finance Charges and Fees Billed is the result of dividing Finance Charges and Fees Billed by Average Receivables Outstanding and does not include revenue attributable to Interchange.

(3)  On an annualized basis.

     The revenues for the Bank's Portfolio shown in the Revenue Experience table are related to periodic charges and other fees billed to cardholders but do not include revenue attributable to Interchange. The revenues related to periodic charges and fees depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic charges on purchases, fees and finance charges. Revenues related to periodic charges and fees also depend on the types of charges and fees assessed by the Bank on the accounts. The Bank introduced a variable rate card in 1987. From 1989 through 1994, the Bank emphasized the origination of variable rate accounts and substantially all new accounts originated during that time were variable rate accounts. Depending upon fluctuations in interest rates, the variable rate periodic charge (which is based on the prime rate) assessed on variable rate accounts may change from month to month and could be less than the fixed charge applicable to most standard fixed rate accounts. Commencing in 1994, the Bank began offering certain new non-affinity accounts, for purchase transactions, a fixed rate periodic charge for an initial period (ranging from 6 to 15 months) which then converts into a variable rate. The initial fixed rate offered on such accounts is generally either 6.9% or 9.9% per annum, a rate which is substantially lower than that currently assessed on the variable rate accounts or the standard fixed rate accounts. The total yield on such accounts during the initial fixed rate period is therefore lower than that of a variable rate account or standard fixed rate account. As of the end of the September 1996 Due Period, Receivables assessed a variable periodic charge constituted approximately 93.89% of the total Receivables balance of Accounts in the Trust. Fluctuations in the prime interest rate and/or the continued use of the initial fixed/variable rate pricing for certain new accounts, may affect future revenue experience. Throughout the periods shown above, the Bank made certain changes in the charges and fees assessed on the accounts. In 1993, the Bank waived fees (including annual fees) and removed a minimum rate floor of 19.8% per annum or offered a lower rate on some cash advances for certain cardholders. In 1994 and 1995, the Bank continued to offer a lower rate and/or no cash advance fee on some cash advances and/or purchases for certain cardholders for limited periods of time. In addition, the Bank is currently waiving annual fees and offering a lower variable interest rate on certain selected accounts. Commencing in mid-1996, the Bank introduced certain other pricing changes including increased fees and performance-based pricing whereby certain delinquent accounts are assessed a higher variable periodic rate. Also in 1996, the Bank reduced the minimum monthly payment required of cardholders in those months when a fee is charged to their accounts. The Bank has no basis to predict how these changes and any future changes in the terms of accounts may affect the revenue for the Bank's Portfolio. See "The Accounts-Billing and Payments" herein.

Interchange

     Pursuant to the terms of the Series 1996-S Supplement, the Seller will transfer to the Trust the Floating Allocation Percentage of Interchange attributable to cardholder charges for merchandise and services in the

Accounts. Interchange allocable to Series 1996-S in an amount equal to 1/12 of the product of 1.25% per annum and the Invested Amount with respect to each Due Period will be used exclusively to pay the Servicer part of its Monthly Servicing Fee. See "Description of the Class A Certificates and the Agreement--Servicing Compensation and Payment of Expenses." Interchange in excess of the portion thereof required to be used exclusively to pay the Servicer part of such Monthly Servicing Fee will be included in Finance Charge Receivables pursuant to the Series 1996-S Supplement for purposes of determining the amount of Finance Charge Receivables and allocating collections and payments to the Certificateholders. Interchange (including the portion used exclusively to pay the Servicer) will be included in Finance Charge Receivables for purposes of calculating the Portfolio Yield.

                                  THE ACCOUNTS

     The Receivables arising from the Accounts as of the end of the September 1996 Due Period totaled $16,166,078,620 and included $15,828,123,824 of
Principal Receivables. The Accounts had an average Principal Receivables balance of $1,142 and an average credit limit of $7,292. The aggregate total Receivables balance as a percentage of the aggregate total credit limit was 15.99%.

     The Receivables arising from the Accounts as of the end of the October 1996 Due Period totaled $15,978,267,238 and included $15,636,362,503 of Principal Receivables.

     The following tables summarize the Accounts by various criteria as of the end of the September 1996 Due Period. Approximately 201,973 cardholder accounts included in the Accounts as of the end of the September 1996 Due Period are Classic VISA accounts with respect to which the cardholder has been upgraded to a VISA Gold account. The upgraded accounts generally have certain additional features, including higher credit limits, which are not generally included in the Classic VISA accounts. For some period of time (not exceeding three years), both accounts are active for a particular cardholder although the Classic VISA account is eventually closed. Upon any cardholder upgrade, the receivables balance in the Classic VISA account is transferred to the VISA Gold account (which account is considered to have the same account opening date as the Classic VISA account) and any new receivables created on the Classic VISA account are immediately transferred to the VISA Gold account. In addition, pursuant to the ordinary operating procedures of the Bank, accounts which expire and have no outstanding balance are not removed immediately from the Bank's Portfolio, but rather are removed periodically from the Bank's Portfolio and therefore may still be included as an Account for some period of time after expiration. As of the end of the September 1996 Due Period, approximately 989,458 expired accounts with a credit balance or no balance were included in the Accounts. Because the composition of the Accounts may change in the future, these tables are not necessarily indicative of the characteristics of the Trust at any time after the end of the September 1996 Due Period.

                 Composition of the Accounts by Account Balances

                                        Percentage                    Percentage
                                         of Total                     of Total
                             Number of   Number of     Receivables   Receivables
     Account Balance         Accounts    Accounts      Outstanding   Outstanding
     ---------------         --------    --------      -----------   -----------
Credit Balance(1) ....         153,010        1.10%     $(24,714,030)     (.15)%
No Balance(2)                6,235,010       44.98                 0       .00
$0.01 to $1,499.99 ...       4,020,627       29.00     1,783,034,350     11.03
$1,500.00 to $2,999.99       1,253,893        9.05     2,785,420,603     17.23
$3,000.00 to $4,499.99         878,552        6.34     3,283,081,518     20.31
$4,500.00 to $9,999.99       1,271,190        9.17     7,751,732,286     47.95
$10,000 or more ......          49,304         .36       587,523,893      3.63
                            ----------      ------   ---------------    ------
      Total ..........      13,861,586      100.00%  $16,166,078,620    100.00%
                            ==========      ======   ===============    ======

----------
(1) Credit Balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts currently with a credit balance are included. as Receivables may be generated with respect thereto in the future.

(2) Accounts currently with no balance are included, as Receivables may be generated with respect thereto in the future.

                     Composition of Accounts by Credit Limit

                                        Percentage                    Percentage
                                         of Total                     of Total
                             Number of   Number of     Receivables   Receivables
     Credit Limit            Accounts    Accounts      Outstanding   Outstanding
     ------------            --------    --------      -----------   -----------
$0.01 to $1,499.99 ......       355,095     2.56%    $   90,597,535       .56%
$1,500.00 to $2,999.99 ..       432,709     3.12        488,538,960      3.02
$3,000.00 to $4,499.99 ..       784,513     5.66        967,600,879      5.99
$4,500.00 to $9,999.99 ..     8,897,960    64.19     10,094,311,489     62.44
$10,000 or more(1)            3,391,309    24.47      4,525,029,757     27.99
                             ----------   ------    ---------------    ------
       Total ............    13,861,586   100.00%   $16,166,078,620    100.00%
                             ==========   ======    ===============    ======
----------
(1)  Maximum current credit limit on an Account is $65,000.

                    Composition of Accounts by Payment Status

                                        Percentage                    Percentage
                                         of Total                     of Total
                             Number of   Number of     Receivables   Receivables
     Payment Status          Accounts    Accounts      Outstanding   Outstanding
     ---------------         --------    --------      -----------   -----------
Current(1) ..............    13,612,187    98.20%   $15,260,501,939     94.40%
30-59 days delinquent ...       134,468      .97        451,462,277      2.79
60-89 days delinquent ...        46,066      .33        172,840,725      1.07
90 days delinquent or
    more ................        68,865      .50        281,273,679      1.74
                             ----------   ------    ---------------    ------
      Total                  13,861,586   100.00%   $16,166,078,620    100.00%
                             ==========   ======    ===============    ======
----------
(1) Includes Accounts on which the minimum payment has not yet been received prior to the second billing date following the issuance of the related bill.

                         Composition of Accounts by Age

                                          Percentage                  Percentage
                                           of Total                   of Total
                               Number of   Number of   Receivables   Receivables
           Age                 Accounts    Accounts    Outstanding   Outstanding
           ---                 --------    --------    -----------   -----------
Not more than 6 months ......    596,999     4.31%   $  551,274,920     3.41%
Over 6 months to 12 months ..  1,282,661     9.25     1,587,262,530     9.82
Over 12 months to 24 months .  3,053,809    22.03     4,137,865,821    25.59
Over 24 months to 48 months .  4,002,534    28.88     4,233,546,202    26.19
Over 48 months                 4,925,583    35.53     5,656,129,147    34.99
                               ---------    -----     -------------    -----
      Total ................. 13,861,586   100.00%  $16,166,078,620   100.00%
                              ==========   ======   ===============   ======

                     Geographic Composition of the Accounts

                                                  Percentage        Percentage
                                                   of Total          of Total
                                                   Number of        Receivables
State                                              Accounts         Outstanding
-----                                              --------         -----------
California ...............................          13.70%             16.66%
Illinois .................................           7.20               7.91
New York .................................           7.65               7.21
Texas ....................................           5.78               6.00
Florida ..................................           6.17               5.60
New Jersey ...............................           3.91               3.52
Pennsylvania .............................           4.28               3.29
Colorado .................................           2.49               3.17
Ohio .....................................           3.55               3.14
Michigan .................................           3.29               2.95
Washington ...............................           1.98               2.22
Virginia .................................           2.09               2.16
Massachusetts ............................           2.45               2.11
Indiana ..................................           2.20               2.02
Maryland .................................           1.92               1.86
Georgia ..................................           1.80               1.84
Minnesota ................................           2.45               1.83
Missouri .................................           2.04               1.81
Tennessee ................................           1.81               1.78
North Carolina ...........................           1.82               1.74
Arizona ..................................           1.57               1.70
Oregon ...................................           1.45               1.64
Connecticut ..............................           1.28               1.19
Louisiana ................................           1.15               1.12
Hawaii ...................................           0.72               1.10
Alabama ..................................           1.07               1.09
Iowa .....................................           1.32               1.06
Oklahoma .................................           1.10               1.01
All Other(1) .............................          11.76              11.27
                                                   ------             ------
        Total ............................         100.00%            100.00%
                                                   ======             ======

----------
(1) States and foreign countries with less than 1.00% of Total Receivables Outstanding.

Billing and Payments

     The credit card accounts owned by the Bank include accounts originated or purchased by the Bank or FNBC. These accounts have various billing and payment structures, including varying annual fees and periodic charges. The following is information on the current billing and payment characteristics of the Accounts.

     Monthly billing statements are sent by the Bank to cardholders. Prior to September 1996, each month, a cardholder generally had to make a minimum payment equal to the sum of: (i) 1/48 of the new balance (excluding any amount that was past due and any fees charged on the Account by the Bank), but not less than the greater of $10 or the amount of the finance charge (due to periodic rates) billed to the Account for the billing period, plus (ii) any amount that was past due (unless its inclusion in the minimum payment was waived in accordance with the Servicer's guidelines), plus (iii) the amount of any fees charged to the Account. Commencing with a cardholder's billing date in September 1996, a cardholder generally is required to make a minimum payment equal to the sum of:
(i) 1/48 of the new balance (excluding any amount that is past due), but not less than the greater of $10 or the amount of the finance charge (due to periodic rates) billed to the Account for the billing period, plus (ii) any amount that is past due (unless its inclusion in the minimum payment is waived in accordance with the Servicer's guidelines).

     In either instance, balances under $10 must be paid in full. In addition, if the new balance in the Account less the minimum payment amount computed as described above exceeds the assigned credit limit, the difference between such amounts may be added to the required minimum payment shown on the monthly billing statement.

     Prior to September 1996, a monthly periodic charge was assessed on the Accounts. The monthly periodic charge was calculated by multiplying the finance charge balance in an Account by the applicable monthly periodic rate. The finance charge balance is the average daily balance owing on the Account during the billing period including in its calculation any fees charged to the Account by the Bank and any billed but unpaid finance charge. Monthly periodic charges were not assessed on purchases, fees or finance charges if all balances shown on the billing statement were paid in full by the cardholder's payment due date shown on the cardholder's billing statement each month. Commencing with a cardholder's billing date in September 1996, a daily periodic charge is assessed on the Accounts. Finance charges due to periodic rates for a billing cycle are computed by applying the applicable daily periodic rates to the related daily balances and then adding the resulting sums for each day in the billing cycle. The daily periodic rates are determined by dividing the applicable annual percentage rates for such billing cycle by 365. The daily balances of purchases, advances, and fees and finance charges (on which finance charges at the applicable daily periodic rates are computed) are determined separately by taking the beginning balance of purchases, advances, or fees and finance charges, adding any new purchases, advances, or fees and finance charges that accrued or were posted that day, and subtracting any payments or credits applied that day to such purchases, advances, or fees and finance charges. Daily periodic charges are not assessed on purchases, finance charges and fees if all balances shown on the billing statement are paid in full by the cardholder's payment due date shown on the cardholder's billing statement each month.

     As of the end of the September 1996 Due Period, the Receivables assessed a fixed periodic rate and a variable periodic rate as a percentage of the total Receivables balance of the Accounts was approximately 6.11% and 93.89%, respectively. The current periodic rate assessed on Receivables arising in most standard fixed rate Accounts is 19.8% per annum, although certain fixed rate Accounts are assessed at lower rates. With respect to Receivables arising in the variable rate Accounts, the periodic rate assessed is equal on a per annum basis to the interest rate index plus a spread. With respect to the monthly periodic charge, the interest rate index was determined on each billing date based on the prime rate listed in the money rate section of The Wall Street Journal on the 15th day of the month (or if the 15th is a Saturday, Sunday or holiday, the next business day) immediately preceding the month in which the billing date occurred. With respect to daily periodic charges, the interest rate index is determined on each billing date based on the prime rate listed in the money rate section of The Wall Street Journal on the first day of the month in which the beginning date of the billing period occurs (or if that day is a Saturday, Sunday or holiday, the prior business day).

     The spread on variable rate Accounts ranges generally from 6.9% to 12.9% per annum. Commencing in 1994, the Bank began offering certain new non-affinity Accounts a fixed rate monthly periodic charge on purchases for an initial period (ranging from 6 to 15 months) which then converts into a variable rate. The initial fixed rate offered on such Accounts is generally either 6.9% or 9.9% per annum. Upon conversion to a variable rate, the periodic charge is computed as described above for variable rate Accounts.

     Commencing in 1996, the Bank began assessing certain delinquent Accounts a higher variable periodic rate equal to the greater of (i) the prime rate (as determined as described above) plus a spread of 12.9% or (ii) 19.8% per annum. If such an Account subsequently makes all required minimum payments for six consecutive billing periods, the variable periodic rate decreases to the prime rate plus a spread of 9.9% except that the periodic rate for cash advances will not be less than 19.8% per annum.

     By the terms of the most recent cardholder agreements governing the Accounts, the Bank may change the periodic rate at any time upon written notice to the cardholders. In addition, the cardholder agreements governing most standard fixed rate Accounts give cardholders the option of electing a variable periodic rate to be effective for transactions on or after the election is processed, equal on a per annum basis to the interest rate index plus 9,9% (with a minimum per annum rate of 19.8% for cash advances). Finally, the Bank, under limited circumstances, has offered to existing cardholders a variable periodic rate equal on a per annum basis to the interest rate index plus 4.9%.

     Since 1988, substantially all preapproved Accounts, which are not part of an affinity program, have not been assessed an annual membership fee; in addition, over the last few years, the Bank generally with respect to non-affinity Accounts has not assessed or has waived the annual fee for most other new Accounts and also has waived the annual fee for certain other selected Accounts. The annual membership fee when assessed on Accounts ranges generally from $12 to $100, in the case of certain affinity Accounts. Annual fees, to the extent assessed on the Accounts, will be included in the Receivables transferred to the Trust. The Bank may expand or discontinue the fee waiver program or institute other similar programs in the future.

     The Bank generally charges Accounts miscellaneous additional fees, including, effective with a cardholder's billing period commencing in September 1996: (i) a late fee not to exceed $20, if the Bank does not receive the required minimum monthly payment by the billing date immediately following the payment due date shown on the monthly billing statement; (ii) a returned payment check fee not to exceed $20, for each cardholder check received by the Bank and not paid by the cardholder's bank; (iii) an over-limit fee not to exceed $20, if the new balance of an Account (less new periodic charges and fees imposed on the current billing statement) exceeds the cardholder's stated credit limit on the billing date; (iv) a returned convenience check fee equal to $20, if a convenience check is returned unpaid because it exceeds a cardholder's available credit at the time it is presented to the Bank for payment or if the cardholder's account is delinquent at the time the convenience check is presented to the Bank for payment; and (v) a cash advance fee equal to 2.5% of the cash advance transaction amount (with a minimum fee of $2.50) for cash advances obtained from a financial institution or an automatic teller machine or for cash advances obtained by writing a check on an Account. Previously, the fees described in clauses (i), (ii), (iii) and (iv) of the prior sentence were limited to no more than $15; cash advance fees, prior to September 1996, were equal to 2% of the cash advance transaction amount. From time to time, the Bank has waived, and may continue to waive, the cash advance fee for certain cash advance transactions including certain balance transfers. Any of the fees described herein may be waived or modified at any time. Currently, the above-described fees may not be charged on certain Accounts or may be charged at lower rates under certain circumstances. Certain of these fees assessed by various credit card issuers have been challenged in lawsuits. See "Risk Factors--Certain Legal Aspects" in the Prospectus.

     Commencing in 1993, the Bank waived fees and removed the minimum rate floor of 19.8% or offered a lower rate on some cash advances for certain cardholders. The Bank has offered and, in the future, may continue to offer a reduced rate for purchases and cash advances to certain accounts for a limited period of time. Commencing in 1994, the Bank also introduced an initial fixed rate/variable rate Account described above. The Bank may expand or discontinue any of these programs or institute other similar programs in the future.

                                   THE SELLER

     As of September 30, 1996, and based on the Consolidated Reports of Condition and Income (the "Call Report") of the Seller at such date, the Seller had total deposits of approximately $1.32 billion, total assets of approximately $9.96 billion, net income (for the first three quarters of 1996) of approximately $112 million and total equity capital of approximately $894 million. The Call Report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.

                  MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

     The Series 1996-S Supplement provides that the Controlled Amortization Period will commence on the Controlled Amortization Date and that the Rapid Amortization Period will commence on the first day of the Due Period during which a Liquidation Event occurs or is deemed to occur. Although it is anticipated that principal payments will be made to the Class A Certificateholders in an amount equal to the Controlled Amortization Amount beginning on the July 2002 Distribution Date, no assurance can be given in that regard. Payments of Class A Monthly Principal are scheduled to be made to Class A Certificateholders on each Distribution Date during the Controlled Amortization Period, in an amount equal to the lesser of (a) the Controlled Amount and (b) an amount ("Class A Available Principal Collections") equal to the sum of (i) the Class A Principal Percentage of the Fixed Allocation Percentage of all collections of Principal Receivables in respect of the applicable Due Period, (ii) the amount of any Unallocated Principal Collections allocable to the Certificates on deposit in the Collection Account on such Distribution Date, (iii) the amount of certain collections of Principal Receivables otherwise allocable to other Series, to the extent such collections are not needed to make payments in respect of such other Series, and (iv) certain other amounts that are treated as Class A Available Principal Collections in accordance with the Series 1996-S Supplement. Although the Seller expects that there will be sufficient funds on each Distribution Date of the Controlled Amortization Period to pay the Controlled Amount on such date, no assurance can be given in this regard. The actual rate of payment of principal will depend, among other factors, on the rate of repayment and the rate of default by cardholders.

     In the event of the occurrence of a Liquidation Event, the Rapid Amortization Period will begin on the first day of the Due Period in which such Liquidation Event occurs. During the Rapid Amortization Period, distributions of principal to Class A Certificateholders will not be subject to the Controlled Amount. In addition, principal payable to Class A Certificateholders on the Distribution Date following a sale, disposition or other liquidation of the Receivables (or interests therein) in the event of an insolvency event as described herein under "Description of the Class A Certificates and the Agreement--Liquidation Events" or in connection with the Series Termination Date as described herein under "Description of the Class A Certificates and the Agreement--Final Payment of Principal; Termination of Trust," will be equal to the Class A Invested Amount. A "Liquidation Event" occurs, with respect to the Certificates, either automatically or after a specified period after notice, upon (i) failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (ii) material breaches of certain representations, warranties or covenants of the Seller, (iii) certain insolvency events involving the Seller,
(iv) the average Portfolio Yield for any three consecutive Due Periods being less than the average of the Base Rates for the related Interest Periods, (v) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (vi) a failure by the Seller to convey the Receivables in Additional Accounts to the Trust when required by the Agreement,
(vii) failure to pay the Class A Invested Amount on the December 2002 Distribution Date (the "Class A Expected Final Distribution Date") or (viii) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders. The term "Portfolio Yield" means, with respect to any Due Period, the annualized percentage equivalent of a fraction the numerator of which is the amount of the Finance Charge Receivables (including Interchange) collected during such Due Period, calculated on a cash basis after subtracting certain Defaulted Receivables during such period, and the denominator of which is Aggregate Principal Receivables. The Term "Base Rate" means, with respect to any Interest Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of (i) Class A Monthly Interest, (ii) Collateral Monthly Interest and (iii) the Monthly Servicing Fee, and the denominator of which is the Invested Amount as of the end of the day on the first day of such Interest Period. Although the Seller believes that the likelihood of a Liquidation Event occurring is remote, there can be no assurance that a Liquidation Event will not occur. See "Description of the Class A Certificates and the Agreement--Liquidation Events" herein.

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank's Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts but do not include Interchange.

            Cardholder Monthly Payment Rates for the Bank's Portfolio

                                     Nine
                                    Months
                                    Ended
                                 September 30,     Year Ended December 31,
                                 -------------    ------------------------
                                     1996         1995      1994      1993
                                     ----         ----      ----      ----
Lowest ......................        20.30%       21.08%    19.81%    19.51%
Highest .....................        21.86        25.01     25.02     24.21
Monthly Average .............        21.09        22.58     23.27     22.45

     The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Accounts, and thus the rate at which Class A Certificateholders can expect principal allocated on the basis of the Class A Principal Percentage of the Fixed Allocation Percentage to be paid during the Controlled Amortization Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, since the Trust, as a master trust, may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the Principal Terms of any additional Series might not have an impact on the timing of payments received by Class A Certificateholders. Further, if a Liquidation Event occurs, the average life and maturity of the Class A Certificates could be significantly reduced. Likewise, the sharing of collections of Principal Receivables allocated to other Series with this Series during a Rapid Amortization Period could significantly reduce the duration of such period for the Class A Certificates. See "Description of the Class A Certificates and the Agreement--Shared Collections of Principal Receivables" herein.

     Because there may be a slow-down in the payment rate with respect to the Accounts or a Liquidation Event may occur which would initiate a Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates to the final payment of the Class A Invested Amount will equal the expected number of months. The amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Accordingly, there can be no assurance that future cardholder monthly payment rate experience will be similar to historical experience.

                DESCRIPTION OF THE CERTIFICATES AND THE AGREEMENT

     The Certificates of each Series will be issued pursuant to the Agreement and a Supplement entered into between the Bank, as transferor of interests in the Receivables and as Servicer of the Accounts and the Receivables, and Norwest Bank Minnesota, National Association, as Trustee for the Certificateholders. Pursuant to the Agreement, the Seller may execute further Supplements thereto between the Seller and the Trustee in order to issue additional Series. See "--Exchanges." The Trustee will provide a copy of the Agreement (without exhibits or schedules), including any Supplements, to Certificateholders without charge upon written request. The following summary describes certain terms of the Agreement common to each Series of Certificates and is qualified in its entirety by reference to the Agreement and the related Supplement.

General

     The Certificates will represent an undivided interest in the Trust, including the right to receive, in the aggregate, the applicable Invested Percentage of all collections received with respect to the Receivables in the Trust. The property of the Trust consists of the Receivables generated under the Accounts and under any Additional Accounts hereinafter added to the Trust, all funds to be collected from cardholders in respect of Receivables (other than recoveries with respect to previously charged-off Receivables, unless such recoveries are made available to one or more Series as specified in the related Prospectus Supplement, and insurance proceeds), all moneys on deposit in the Collection Account and any other account established for the benefit of any Series (which account may not be for the benefit of any other Series), the right to receive certain Interchange fees attributable to the Accounts (which right may not be afforded to a Series) and any Enhancement issued with respect to any particular Series (the drawing on or payment of which may not be available to the Certificateholders of any other Series). The Trust will not include the Receivables from any Removed Accounts which may be removed from the Trust from time to time pursuant to the terms of the Agreement.

     Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

     For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates of such Series were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

     For each Series of Certificates, the Seller initially will own the Exchangeable Seller's Certificate. The Exchangeable Seller's Certificate represents the undivided interest in the Trust not represented by the Certificates or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Seller's Certificate will have the right to a percentage (the "First Chicago Percentage") of all cardholder payments from the Receivables in the Trust.

     Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for a Series, the Invested Amount of such Series will remain constant except under certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the First Chicago Amount will fluctuate each day, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, or when principal with respect thereto is accumulating in the Principal Funding Account for such Series, the Invested Amount of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the First Chicago Amount will generally increase to reflect reductions in the Invested Amount for such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The First Chicago Amount may also be reduced as the result of an Exchange.

     Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates offered hereby. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates.

Interest Payments

     For each Series of Certificates and Class thereof, interest will accrue from the relevant Series Closing Date on the applicable Invested Amount at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Invested Amount during the preceding Due Period or Due Periods and may be funded from certain investment earnings on funds held in accounts of the Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the dates and the manner for determining Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

Principal Payments

     Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the related Series Closing Date and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Liquidation Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Due Period or Due Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

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     Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

Conveyance of Receivables

     As of each of June 28, 1990, October 25, 1990, June 12, 1991, August 1, 1991, June 1, 1992, and July 1, 1996, the Seller transferred and assigned to the Trust the Receivables in the applicable portion of the Accounts outstanding as of the relevant Cut Off Date, all of the Receivables thereafter created under the Accounts and the proceeds of all of the foregoing (other than recoveries with respect to previously charged-off Receivables and insurance proceeds).

     In connection with the transfer of the Receivables to the Trust, and the sale of the previously issued Series of Certificates and the Certificates offered hereby, the Seller has reflected and will reflect the transfer of a portion of the Receivables in an amount equal to the sum of the initial Invested Amounts of the previously issued Series of Certificates and the initial Invested Amount of the Series of Certificates offered hereby to the Trust on its books and records. In addition, the Seller has provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account, as of the applicable Cut Off Date, (i) its account number and billing cycle, (ii) its collection status, (iii) the aggregate amount outstanding in such Account and (iv) the aggregate amount of Principal Receivables in such Account. The Bank, as initial Servicer, is retaining and is not delivering to the Trustee any other records or agreements relating to the Accounts or the Receivables. The records and agreements relating to the Accounts and the Receivables are not segregated from those relating to other credit card accounts and receivables and neither the computer files nor the physical documentation relating to the Accounts or Receivables are stamped or marked to reflect the transfer of Receivables to the Trust. The Seller has filed or will file UCC financing statements with respect to the Receivables meeting the requirements of New York, Illinois and Delaware state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

Exchanges

     The Agreement provides for the Trustee to issue two types of certificates:
(i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Seller's Certificate, a certificate which evidences the First Chicago Interest, presently is held by the Seller and generally is not transferable. The Agreement also provides that, pursuant to any one or more Supplements, the Seller may tender the Exchangeable Seller's Certificate, or the Exchangeable Seller's Certificate and the certificates evidencing any Series of Certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Seller's Certificate. Under the Agreement, the Seller may define, with respect to any newly issued
Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its coupon rate (or formula for the determination thereof); (iv) the interest payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating to Certificateholders of such Series collections; (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the Minimum First Chicago Interest Percentage; (ix) the minimum amount of Aggregate Principal Receivables required to be maintained through the designation by the Seller of Additional Accounts; (x) the issuer and terms of a letter of credit or other form of Enhancement with respect thereto; (xi) the Base Rate applicable to such Series; (xii) the terms on which the Certificates of such Series may be repurchased by the Seller or remarketed to other investors;

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(xiii) the Series Termination Date; (xiv) any deposit into any account maintained for the benefit of Certificateholders of such Series; (xv) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class; (xvi) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the Depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid); (xvii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xviii) whether Interchange will be included in funds available to Certificateholders of such Series; (xix) the priority of any Series with respect to any other Series; (xx) the rights of the holders of the Exchangeable Seller's Certificate that have been transferred to the holders of such Series; and (xxi) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Seller, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Seller will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series. The Seller may offer any Series to the public under a Disclosure Document in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Seller. A chart set forth in the Prospectus Supplement provides the Principal Terms and other relevant characteristics of the other outstanding Series which have been issued or are proposed to be issued by the Trust. The Seller intends to offer, from time to time, additional Series.

     The Agreement provides that the Seller may perform Exchanges and define Principal Terms such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their Amortization Periods or Accumulation Periods while other Series are not. Thus, certain Series may not be amortizing, or accumulating principal for ultimate payment to Certificateholders, while other Series are in such Amortization Period or Accumulation Period. Moreover, each Series may have the benefits of a letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement provided by entities different from those providing the letters of credit, Cash Collateral Accounts, Collateral Interests, interest rate swaps or other form of Enhancement with respect to any other Series. Under the Agreement, any such letter of credit, Cash Collateral Account, Collateral Interests, interest rate swap or other form of Enhancement shall only be available for the Series to which it relates. Likewise, with respect to each such letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement, the Seller may deliver a different letter of credit, loan, collateral, swap or other form of Enhancement agreement. The Agreement also provides that the Seller may specify different coupon rates and monthly servicing fees with respect to each Series. Collections allocated to Finance Charge Receivables not used to pay interest on the Certificates, the Monthly Servicing Fee, the Investor Default Amount, Investor Charge-Offs or other amounts payable with respect to any Series will be allocated as provided in such letter of credit, loan, collateral, swap or other form of Enhancement agreement, if applicable. The Seller also has the option under the Agreement to vary between Series the terms upon which a Series may be repurchased by the Seller or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There is no limit to the number of Exchanges that the Seller may perform under the Agreement. The Trust will terminate only as provided in the Agreement.

     Under the Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Seller may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), (ii) its Certificate Rate and (iii) the provider of a letter of credit, Cash Collateral Account, Collateral Interest, interest

                                      A-54


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rate swap or other form of Enhancement, if any, with respect to such Series. On the date of the Exchange, the Agreement provides that the Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by the Seller and specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that, unless otherwise specified in the related Supplement, the Certificates of such Series will be characterized as debt under existing law for Federal income tax purposes and that the issuance of such Series will not materially adversely impact the Federal income tax characterization of any outstanding Series, (iii) the letter of credit, Cash Collateral Account, funds for the purchase of the Collateral Interest, interest rate swap or other form of Enhancement, if any, and a letter of credit, loan, collateral, swap or other form of Enhancement agreement with respect thereto executed by the Seller and the provider of the letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series and (v) the existing Exchangeable Seller's Certificate and the applicable Certificates of the Series to be exchanged, if applicable. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Seller's Certificate and the Certificates of the exchanged Series, if applicable, and issue the new Series and a new Exchangeable Seller's Certificate.

Covenants, Representations and Warranties

     The Seller has covenanted to the Trustee for the benefit of all Certificateholders of all Series which from time to time may have an interest in the Trust that, as to the Receivables and the Accounts, unless cured within 60 days from receipt of notice from the Trustee, the Seller will accept the transfer of any Receivable which is written off as uncollectible or any Receivable the proceeds of which are unavailable to the Trust, if (i) such Receivable is not an Eligible Receivable or (ii) the Agreement does not constitute either (a) a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to such Receivable, whether then existing or thereafter created, and of all proceeds thereof (including amounts in the Collection Account) or (b) a grant of a first priority perfected security interest in such Receivable and, with certain exceptions and for certain limited periods of time, the proceeds thereof (including amounts in the Collection Account), which security interest is effective as to each Receivable upon the creation thereof. Additionally, under certain conditions, the Seller covenants in the Agreement to accept the transfer of each Receivable which is subject to certain specified liens immediately upon the discovery of such liens.

     The Seller shall accept the transfer of any Receivable, as described above, by deducting the principal balance of such Receivable from the aggregate amount of Principal Receivables used to calculate the First Chicago Interest; provided, however, that if such deduction would reduce the First Chicago Interest below zero or would otherwise not be permitted by law, the Seller will be obligated to make a deposit in the Collection Account in immediately available funds equal to the Transfer Deposit Amount. Such deposit shall be considered a payment in full of the ineligible Receivable. Any amounts so paid by the Seller shall be allocated in respect of Finance Charge Receivables and Principal Receivables as provided in the Agreement.

     The Seller represented and warranted as of the issuance dates for all previous Series, and will represent and warrant as of the issuance date of the Certificates offered hereby, to the Trustee for the benefit of all Certificateholders of all Series which from time to time may have an interest in the Trust, that (i) the Agreement constitutes a legal, valid, binding and enforceable obligation of the Seller, (ii) all material information with respect to the Accounts and the Receivables in the list provided to the Trustee was true and correct in all material respects as of the applicable Cut Off Dates and
(iii) any Additional Accounts conformed as of the applicable date to the computer file or list of Additional Accounts provided by the Seller to the Trustee on or prior to the date the Receivables in such Additional Accounts were added to the Trust (or in the case of Automatic Additional Accounts, to the computer file or list of Additional Accounts provided by the Seller to the Trustee on the applicable Determination Date as described in "--Addition of Accounts" below). In the event that (x) any of the representations and warranties described in clause (i), (ii) or (iii) above are not true and correct or (y) a material amount of Receivables are not Eligible Receivables, and such event has a material adverse effect on the interests of holders of the Certificates, then either the Trustee or the holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Invested Amount of all Series, by written

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

notice to the Seller (and to the Trustee and the Servicer, if given by the Certificateholders), may direct the Seller to purchase all Series outstanding within 60 days of such notice. The Seller is obligated to purchase all Series on a Distribution Date occurring within such applicable period, unless the representations and warranties shall then be true and correct in all material respects or there shall no longer be a material amount of Receivables which are not Eligible Receivables, as the case may be. The purchase price is equal to the aggregate Invested Amount of all Series on the Record Date related to the applicable payment date on which the purchase is scheduled to be made plus an amount equal to all interest accrued but unpaid on all Series at the applicable Certificate Rates through the end of the Interest Periods of such Series. The payment of such purchase price into the Collection Account in immediately available funds will be considered a prepayment in full of all Receivables and will be paid in full to the Certificateholders upon presentation and surrender of their Certificates. The obligations described above shall be the sole remedies respecting the foregoing representations, warranties and events available to the Trustee or the Certificateholders.

     An "Eligible Receivable" is defined to mean each Receivable (i) which has arisen under an Eligible Account or an Eligible Additional Account, (ii) which was created in compliance with all requirements of law and pursuant to a credit card agreement which complies with all requirements of law in either case the failure to comply with which would have a material adverse effect upon certificateholders, (iii) with respect to which all consents or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the related credit card agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which the Trust will at all times have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by the Agreement), (v) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vi) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the States of Delaware, Illinois and New York, (vii) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Agreement, (viii) which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses and adjustments permitted by the Agreement to be made by the Servicer, (ix) as to which the Seller has satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (x) as to which the Seller has done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or certificateholders therein. An "Eligible Account" is defined to mean an account (i) which is a VISA or MasterCard consumer revolving credit card account and was in existence and owned by the Bank at the close of business on its Cut Off Date, (ii) which is payable in United States dollars,
(iii) the credit card or cards for which accounts have not been reported lost or stolen, (iv) the receivables in which have not been written off, (v) which was not originated or originally purchased by Beneficial National Bank USA, (vi) which is not part of certain affinity programs and (vii) which was not originated by The Society for Savings, Hartford, Connecticut.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

Addition of Accounts

     As described above under "The Accounts," the Seller has the right and, in some circumstances is obligated, to designate from time to time Additional Accounts to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. The

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Seller is required to add Additional Accounts if, on a Determination Date, the
First Chicago Amount for the related Due Period is less than the Minimum First Chicago Interest Percentage of the Aggregate Principal Receivables for the same Due Period or if, on any Determination Date, Aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables (or such higher amount established pursuant to a Supplement). Each such Additional Account must be an "Eligible Additional Account." An "Eligible Additional Account" is either: (i) an account (a) which is a VISA or MasterCard consumer revolving credit card account which was in existence and owned by the Bank on the date on which such account is to be added to the Trust, (b) which is payable in United States dollars, (c) the credit card or cards for which have not been reported lost or stolen and (d) the receivables in which have not been charged off; (ii) any Automatic Additional Account; or (iii) any other consumer revolving credit card account which the applicable Rating Agency permits to be added to the Trust. The Seller is required to give prior written notice of such additions to the Rating Agency and prior to the date of such addition shall not have received notice from any Rating Agency of its intention to reduce or withdraw the rating of any Series of Certificates.

     Accounts opened during the normal operation of the Seller's credit card business in the billing cycles the Receivables of which are included in the Trust (or any other billing cycle of the Seller of which a substantial portion of the Receivables have been transferred to the Trust in the future) may also be added to the Trust automatically on a daily basis ("Automatic Additional Accounts"). Automatic Additional Accounts will not include those accounts purchased by the Seller from another credit card issuer or accounts included in any affinity program or other special program, the accounts of which are not then currently included in the Trust. The Seller, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time. The Seller will provide to the Trustee on each Determination Date a computer file or a microfiche list containing a true and complete list showing each Automatic Additional Account included during the Due Period relating to such Determination Date and indicating for each such Automatic Additional Account as of its first billing date (i) its account number and billing cycle, (ii) its collection status, (iii) the aggregate amount outstanding in such Automatic Additional Account and (iv) the aggregate amount of Principal Receivables in such Automatic Additional Account.

Removal of Accounts

     Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the First Chicago Amount exceeds 15% of Aggregate Principal Receivables with respect to such Determination Date, the Seller may, but shall not be obligated to, accept all Receivables and proceeds thereof from certain Accounts offered to it by the Trustee, without notice to the Certificateholders. The Seller may, at its sole discretion, accept such offer in an aggregate amount equal to an amount not greater than the excess of the First Chicago Amount over the amount of Aggregate Principal Receivables required to be maintained pursuant to the Agreement and any Supplement for deletion and removal from the Trust. The Seller is permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the Seller shall have delivered to the Trustee for execution a written reassignment and a computer file or microfiche list containing a true and complete list of all Accounts in the Trust after such removal, the Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables; (ii) the Seller shall represent and warrant that no selection procedure used by the Seller which is adverse to the interests of the Certificateholders was utilized in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Seller,

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cause a Liquidation Event to occur; (iv) the Seller shall have delivered prior written notice of the removal to each Rating Agency which has rated any outstanding Series and prior to the date on which such Receivables are to be removed shall not have received notice from any Rating Agency of its intention to reduce or withdraw the rating of any Series of Certificates; and (v) the Seller shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above.

Collection Account

     The Trustee has established and maintains in the name of the Trustee, on behalf of the Trust, a segregated trust account for the benefit of the Certificateholders. The Collection Account has been established and is maintained with the trust department of The First National Bank of Chicago, an Eligible Institution. An "Eligible Institution" is defined as a depository institution organized under the laws of the United States or any one of the States thereof, which is a member of the FDIC and which has a short-term unsecured debt rating of at least A-1 and P-1 by the applicable Rating Agency; provided, however, that no such rating shall be required of an institution which maintains the Collection Account as a fully segregated trust account with the trust department of such institution. The Trustee, the Seller or the Servicer, or any affiliate of either of them, may qualify as an Eligible Institution. Funds in the Collection Account may be invested, at the direction of the Servicer, in: (i) obligations fully guaranteed by the United States of America;
(ii) demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency; (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency; (iv) money market funds which have the highest rating from the applicable Rating Agency; or (v) any other investment if the applicable Rating Agency confirms in writing that such investment will not adversely affect its rating on any Series (collectively, the "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account are paid monthly to the Seller. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement.

Other Trust Accounts

     If so specified in the Prospectus Supplement relating to a Series, the Trustee shall have the power to establish one or more accounts for such Series, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Prospectus Supplement, each of which series accounts shall be held for the benefit of Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. Such series account will be established at an Eligible Institution (which may be the Trustee or an affiliate of the Seller, Servicer or Trustee) unless otherwise specified in the related Prospectus Supplement. Funds in any series account established by a Series Supplement may be invested in Eligible Investments or otherwise as provided in the related Prospectus Supplement. Any earnings (net of losses and investment expenses) on funds in such series accounts will be paid to, or for the account of, the Seller or as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Servicer will have revocable power to withdraw funds from the series accounts for the purpose of carrying out the Servicer's duties under the Agreement and related Supplement.

Funding Period

     For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period, all or a portion of the principal amount of such Series (the "Pre-Funding Amount") will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of one or more other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the Full Invested Amount and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are added to the Trust or as the Invested Amounts of the other Series of the Trust are reduced. If the Invested

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Amount does not equal the Full Invested Amount by the end of the Funding Period,
Certificateholders of the affected Series will receive principal repayments prior the expected date of receipt. See "Risk Factors--Pre-Funding Account."

     During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the holder of the Exchangeable Seller's Certificate to the extent of any increases in the Invested Amount of such Series. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. Such payment will reduce the aggregate principal amount of such Certificates. In addition, if so specified in the related Prospectus Supplement, a prepayment premium or penalty or similar amount may be payable to the Certificateholders of such Series.

     Monies in the Pre-Funding Account will be invested by the Trustee in Eligible Investments and, if so specified in the related Prospectus Supplement, will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

Paired Series

     If specified in the Prospectus Supplement relating to a Series, such Series may be paired with another Series (each, a "Paired Series"), such that a reduction in the Invested Amount of one such Series generally results in an increase in the Invested Amount of the other such Series. The effects of this feature will be described in the related Prospectus Supplements of the Paired Series.

Allocation Percentages

     Pursuant to the Agreement, during each Due Period the Servicer will allocate between the Series issued by the Trust and the First Chicago Interest all amounts collected on Finance Charge Receivables and all amounts collected on Principal Receivables and the amount of all Defaulted Receivables. Collections of Finance Charge Receivables (including the applicable portion of Interchange) and Defaulted Receivables will be allocated at all times to a Series, and collections of Principal Receivables will be allocated during the Revolving Period with respect to a Series and generally paid to the Seller or, in certain circumstances, to the Enhancement Provider or to other Series, based on the percentage equivalent of a fraction, the numerator of which is the Invested Amount for such Distribution Date, and the denominator of which is Aggregate Principal Receivables for the related Due Period (the "Floating Allocation Percentage"). During an Amortization Period or Accumulation Period with respect to a Series (or Class thereof), collections of Principal Receivables will be allocated thereto based on the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the end of the day on the last Distribution Date relating to the Revolving Period (or such other amount determined in the manner specified in the related Prospectus Supplement) and the denominator of which is the greater of (a) Aggregate Principal Receivables for the Due Period related to the current Distribution Date and (b) the sum of the numerators used to calculate the Invested Percentages with respect to Principal Receivables for all Series outstanding for the current Distribution Date (the "Fixed Allocation Percentage").

     "Invested Percentage" means, on any date of determination with respect to any Distribution Date: (a) when used with respect to Principal Receivables during an Amortization Period or Accumulation Period with respect to a Series (or Class thereof), the Fixed Allocation Percentage; and (1)) when used with respect to Principal Receivables during the Revolving Period with respect to a Series (or Class thereof) and Finance Charge Receivables and Defaulted Receivables at any time, the Floating Allocation Percentage.

     "First Chicago Percentage" means when used with respect to allocations of collections of Finance Charge Receivables and Principal Receivables and the amount of Defaulted Receivables, 100% minus the sum of the applicable Invested Percentages with respect to all Series then issued and outstanding.

Application of Collections

     The Bank, as Servicer, uses for its own benefit all collections received with respect to the Receivables in each Due Period until the related Transfer Date at which time such collections are applied as described below. Under the Agreement, collections on the Receivables for any Due Period are allocated such that all collections up to the amount of Finance Charge Receivables billed at the beginning of such Due Period are deemed collections of Finance Charge Receivables and the remaining amount of such collections are deemed collections of Principal Receivables. If the short-term deposit ratings of the Seller are reduced below A-1 or P-1 by the applicable Rating Agency, then the Seller will, within five business days, commence the deposit of collections directly into the Collection Account within one business day of the date of processing and will move the Collection Account, if then held by the Seller, to an Eligible Institution other than the Seller, which Eligible Institution may be an affiliate of the Seller. In addition, if at any time the Seller is not the Servicer, the Servicer will, within five business days, commence the deposit of all collections received with respect to the Receivables in each Due Period into the Collection Account within one business day of the date of processing, and, in such event, the Collection Account, if then held by the Seller, will be moved to an Eligible Institution other than the Seller. Should the Seller be required to make daily deposits into the Collection Account as described above, the Seller, upon the approval of each Rating Agency, may make an estimated allocation of collections between Finance Charge Receivables and Principal Receivables.

     Throughout the existence of the Trust, the Servicer allocates to the Seller, as holder of the Exchangeable Seller's Certificate, an amount equal to the First Chicago Percentage of the aggregate amount of collections allocable to Principal Receivables and Finance Charge Receivables in respect of such Due Period. On each Determination Date with respect to the Revolving Period for a Series, the Servicer will allocate to the Seller or, in certain circumstances, to the Enhancement Provider for such Series or to other Series, from collections, an amount equal to the Floating Allocation Percentage of the aggregate amount of collections in respect of Principal Receivables for the related Distribution Date, except that the amount of such allocation with respect to Principal Receivables shall not exceed the amount of the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination Date).

     On each Determination Date with respect to a Controlled Amortization Period or a Controlled Accumulation Period for a Series, the Servicer will allocate to the Seller or, in certain circumstances, to the Enhancement Provider for such Series or to other Series, from collections, an amount equal to the excess of the Fixed Allocation Percentage for the related Distribution Date of the aggregate amount of collections in respect of Principal Receivables over the amount required to be distributed or accumulated as principal with respect to such Series, except that the amount of such allocation with respect to Principal Receivables shall not exceed the amount of the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination Date).

     On each Distribution Date with respect to a Principal Amortization Period, a Rapid Amortization Period or a Rapid Accumulation Period for a Series, the Servicer will distribute, or accumulate, collections of Principal Receivables allocable to the Certificateholders of such Series in payment of principal, or as accumulation of principal, on the Certificates of such Series.

     The Servicer need not deposit amounts allocable to the Seller as holder of the Exchangeable Seller's Certificate into the Collection Account and instead may pay, or be deemed to pay, to the Seller such amounts as collected.

     Any amounts in respect of Principal Receivables not distributed to the Seller because such Principal Receivables would exceed the First Chicago Interest in Principal Receivables (after giving effect to any new

Receivables transferred to the Trust for the Due Period relating to such Determination Date) ("Unallocated Principal Collections") will be held in the Collection Account until distributable to the Seller or to one or more Series. Any Transfer Deposit Amounts, any Adjustment Payments, any proceeds from any repurchase of the Certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of a Liquidation Event caused by the appointment of a receiver or conservator for the Seller or in connection with a Series Termination Date will also be deposited into the Collection Account immediately upon receipt and will be allocated as collections of Principal Receivables or Finance Charge Receivables, as applicable.

     Payments to Certificateholders will be made from the Collection Account. In addition to the amounts deposited in the Collection Account, as described above, from payments on the Receivables, amounts required for any optional repurchase or other purchase of the Certificates by the Seller or the proceeds of any sale of the Receivables will be deposited in the Collection Account.

     In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

     The Paying Agent will initially be FNBC. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purposes of making distributions to the Certificateholders.

Discount Option

     If so specified in the Prospectus Supplement for a Series, the Seller may at any time designate a specified fixed or variable percentage as specified in such Prospectus Supplement (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation may be applicable to one or more Series. Such designation will become effective upon satisfaction of the requirements set forth in the Agreement, including written confirmation by each Rating Agency in writing of its then current rating on each outstanding Series affected thereby. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement.

Shared Collections of Finance Charge Receivables

     To the extent that collections of Finance Charge Receivables allocated to a Series are not needed to make payments to Certificateholders of such Series or other payments required in respect of such Series, such collections ("Excess Finance Charge Collections") may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to one or more other Series. There can be no assurance, however, that such Excess Finance Charge Collections will be available to cover such shortfalls.

Shared Collections of Principal Receivables

     To the extent that collections of Principal Receivables allocated to a Series are not needed to make payments to or for the benefit of the Certificateholders of such Series, such collections ("Excess Principal Collections") may be applied to cover principal payments due to or for the benefit of one or more other Series. Any such application of collections will not result in a reduction of the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance, however, that such Excess Principal Collections will be available to cover any shortfall of principal due on any Distribution Date for any Series.

Defaulted Receivables; Rebates and Fraudulent Charges

     The term "Investor Default Amount" means, with respect to any Series and for any Due Period, the product of the Floating Allocation Percentage for such Distribution Date times the amount of Defaulted Receivables; the term "Defaulted Receivables" means, for any Due Period, Receivables which in such Due Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. Under existing policies of the Servicer, Receivables which are unpaid will be written off by the last day of the Due Period in which they become 180 days delinquent (210 days after the date of the billing statement) unless the cardholder cures such default by making a partial payment which qualifies under the standards customarily applied by the Servicer.

     In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Due Period may be paid from other amounts, including from collections of Finance Charge Receivables available therefor or from Enhancement, and applied to pay principal to Certificateholders or the holder of the Exchangeable Seller's Certificates, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Senior Certificates to make up any Investor Default Amount allocable to such Senior Certificates. Any portion of the Investor Default Amount allocable to a Class of Certificates and not covered by collections of Finance Charge Receivables, Enhancement or subordination (or any other source specified in the related Prospectus Supplement) will result in a reduction in the Invested Amount of such Class (such reduction, an "Investor Charge-Off"). An Investor Charge-Off for a Class of Certificates will slow down or reduce the return of principal to the Certificateholders of the affected Class. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent Finance Charge Receivables, Enhancement, subordination (or any other source specified in the related Prospectus Supplement) is allocable to such affected Class in excess of other required payments to be made to or in respect of such affected Class on such Distribution Date. Any such reimbursement will result in an increase in the Invested Amount with respect to such Class. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Classes of such Series.

     If the Servicer adjusts the amount of any Receivable because of a rebate, refund or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, the amount of the First Chicago Interest for any Due Period will be reduced by the amount of the adjustment. In addition, the amount of the First Chicago Interest in the Trust will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge. After the Due Period in which any such reduction in the amount of the First Chicago Interest occurred, the principal amount of such Receivable described above will not be included in the calculation of any Invested Percentage. Furthermore, to the extent that the reduction in the First Chicago Interest in Principal Receivables would reduce such interest below zero, the Seller will deposit an offsetting amount of cash into the Collection Account (an "Adjustment Payment") on the related Distribution Date for such Due Period.

Defeasance

     If so specified in the Prospectus Supplement relating to a Series, the Seller may terminate its substantive obligations in respect of such Series by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or certain Eligible Investments as described in the related Prospectus Supplement sufficient to make all remaining scheduled interest and principal payments on such Series, on the dates scheduled for such payments, and to pay all amounts owing to any Enhancement Provider with respect to such Series, if such action would not result in a Liquidation Event for any Series. Prior to its first exercise of its right to substitute money or Eligible Investments for Receivables, the Seller will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and (ii) an opinion of counsel to the effect that unless otherwise specified in the related Supplement, the defeasance will not materially adversely impact the Federal income tax characterization of the Series or any other outstanding Series.

Final Payment of Principal; Termination of Trust

     The Certificates of each Series will be subject to optional repurchase by the Seller on any Distribution Date on or after which the Invested Amount of such Series is reduced to an amount less than or equal to 5% of the initial Invested Amount thereof (or such other amount specified in the related Prospectus Supplement), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller. The repurchase price of the Certificates of a Series will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates through, and including, the day preceding the Distribution Date with respect to which the repurchase occurs (or such other amount specified in the related Prospectus Supplement). In any event, the last payment of principal and interest on the Certificates of a Series will be due and payable no later than the Series Termination Date for such Series. In the event that the Invested Amount of a Series is greater than zero on the applicable Series Termination Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables, as specified in the Agreement and the related Supplement, in an amount up to 110% of the Invested Amount of such Series at the close of business on such date (but not more than the total amount of Receivables allocable to such Series). The net proceeds of such sale and any collections on the Receivables will be paid to the Certificateholders of such Series in the priority specified in the related Prospectus Supplement on the Series Termination Date as final payment of the Certificates of such Series.

     Unless the Seller instructs the Trustee otherwise, the Trust will only terminate on the earlier of: (a) the day following the day on which funds shall have been deposited in the Collection Account sufficient to pay in full the aggregate Invested Amounts of all Series outstanding plus accrued interest thereon at the applicable Certificate Rates through the applicable Interest Period or (b) June 1, 2100. Upon the termination of the Trust and the surrender of the Exchangeable Seller's Certificate, the Trustee shall convey to the Seller all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Collection Account).

Liquidation Events

     Unless otherwise specified in the related Prospectus Supplement, the Revolving Period for a Series will continue through the date specified in the related Prospectus Supplement, unless a Liquidation Event with respect to such Series occurs. A Rapid Amortization Period or Rapid Accumulation Period will commence at the beginning of the Due Period during which a Liquidation Event occurs or is deemed to occur. A "Liquidation Event" occurs with respect to all Series issued by the Trust upon the occurrence of any of the following events:

          (i) certain events of insolvency, conservatorship or receivership relating to the Seller; or

          (ii) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described in clause (i) or (ii), a Liquidation Event with respect to all Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event. In addition, a Liquidation Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. If a Liquidation Event occurs and the FDIC is appointed as the receiver for the Bank and no Liquidation Event other than such receivership or insolvency exists, the FDIC may have the power to prevent commencement of a Rapid Amortization Period or a Rapid Accumulation Period.

     In addition to the consequences of a Liquidation Event discussed above, if pursuant to certain provisions of Federal law, the Seller voluntarily goes into liquidation or the FDIC or any other person is appointed a receiver

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
or conservator of the Seller, on the day of such appointment the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the Invested Amount of any Preexisting Series, the Trustee will sell, dispose of or otherwise liquidate the Receivables of all Series in a commercially reasonable manner and on commercially reasonable terms. Furthermore, even if the Receivables are not sold pursuant to the preceding sentence, with respect to Series issued on or after April 19, 1995 (except as otherwise may be specified in the related Supplement), unless otherwise instructed within a specified period by holders representing undivided interests aggregating more than 50% of the Invested Amount of each Class of each such Series (including a majority in interest in each Collateral Interest), each holder of an interest in the First Chicago Interest, the holders of more than 50% of the Invested Amount of each Preexisting Series and any other person specified in any Supplement, the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocable to all Series other than the Preexisting Series in a commercially reasonable manner and on commercially reasonable terms in accordance with the Agreement. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and such proceeds will be distributed to the applicable Certificateholders. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" for a discussion of how Federal legislation may affect the Trustee's ability to liquidate the Receivables.

Indemnification

     The Agreement provides that the Servicer will indemnify the Trust, for the benefit of Certificateholders and the Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the activities of the Trust or the Trustee pursuant to the Agreement, including those arising from acts or omissions of the Servicer; provided, however, that the Servicer will not indemnify (i) the Trust or the Certificateholders for any liabilities, costs and expenses with respect to Federal, state or local income or franchise taxes required to be paid by the Trust or the Certificateholders or
(ii) the Trust, the Certificateholders or the Trustee for liabilities imposed by reason of any wrongful actions taken by or omissions of the Trustee.

     Under the Agreement, the Seller will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the Agreement as though the Agreement created a partnership under the Uniform Partnership Act. The Seller will also indemnify each Certificateholder for any such losses, claims, damages or liabilities except to the extent that they arise from any action by such Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify the Seller for any losses, claims, damages and liabilities of the Seller as described in this paragraph arising from the actions or omissions of such successor Servicer.

     The Agreement provides that none of the Seller, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trustee, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, none of the Seller, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

                                      A-64


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

Collection and Other Servicing Procedures

     Pursuant to the Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures for servicing credit card receivables and exercising a degree of skill and care consistent with those of a reasonable and prudent servicer of credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to its own credit card receivables. The Servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

     In the Agreement, the Servicer covenants that, except as otherwise required by any requirement of law or as is deemed by the Servicer to be necessary in order for the Servicer to maintain its credit card business on a competitive basis based on a good faith assessment by the Servicer of the nature of the competition in the credit card business, it will not reduce the annual percentage rate of the periodic charge assessed on the Receivables or other fees on the Accounts, if as a result of such reduction, its reasonable expectation of the Portfolio Yield is a rate less than the Base Rate for any Series. The Servicer also covenants that it may change the terms relating to the Accounts, only if in the reasonable judgment of the Servicer, if the Seller owns a comparable segment of accounts, such change is made applicable to any comparable segment of consumer revolving credit card accounts owned by the Seller which have characteristics the same as or substantially similar to the Accounts and if the Seller does not own such a comparable segment, such change is not made with the intent to benefit materially the Seller over the Certificateholders.

     Servicing activities performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluations in relation to increasing credit limits and issuing credit cards, providing billing and tax records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

Servicer Covenants

     In the Agreement, the Servicer covenants to the Certificateholders and the Trustee as to each Receivable and related Account that: (i) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account and will comply with all requirements of law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on Certificateholders; (ii) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction; and
(iii) it will do nothing to impair the rights of the Certificateholders in the Receivables and will not reschedule, revise or defer payments due on the Receivables, except that, in the case of clauses (ii) and (iii) above, the Servicer may make customer service, curing and delinquency adjustments in the ordinary course of business in accordance with prudent servicing practices.

     Under the terms of the Agreement, the Servicer is obligated to accept the transfer of any Receivable if it discovers, or receives written notice from the Trustee, that (i) any covenant of the Servicer set forth above has not been complied with or (ii) the Servicer has not complied in all material respects with all requirements of law applicable to the Receivables or Accounts, and in either case such noncompliance has not been cured within 60 days thereafter and the Receivable has been written off as uncollectible or the proceeds of the Receivables are not available to the Trust. Such transfer will be effected by the Servicer depositing the Transfer Deposit Amount of such Receivable in the Collection Account. This transfer obligation constitutes the sole remedy available to the Certificateholders, if such covenant or warranty of the Servicer is not satisfied. The Trust's interest in any such repurchased Receivable shall be automatically assigned to the Servicer.

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Servicing Compensation and Payment of Expenses

     The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee") in an amount, on any Distribution Date, equal to the sum of, with respect to all Series, 1/12 of the product of (a) the applicable servicing fee percentages with respect to each Series and (b) the sum of an allocable portion of the amount of the First Chicago Interest and the aggregate Invested Amount of all Series with respect to the related Due Period. The Servicing Fee will be allocated among the First Chicago Interest and Certificateholders of all Series. The portion of the Servicing Fee allocable to the Certificateholders of a Series on each Distribution Date (the "Monthly Servicing Fee") generally will be equal to 1/12 of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the Invested Amount of such Series with respect to the related Due Period. All or a portion of the Monthly Servicing Fee for a Series will be paid from collections of Finance Charge Receivables allocable or otherwise available to such Series. A portion of the Monthly Servicing Fee for a Series may be payable from Interchange allocable to such Series. Amounts available from Enhancement or other sources specified in the related Prospectus Supplement may also be available to pay the Monthly Servicing Fee for a Series. The remaining portion of the Servicing Fee will be allocable to the First Chicago Interest. The Monthly Servicing Fee for each Series will be paid from the Collection Account on each Distribution Date.

     The Servicer pays from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than Federal, state and local income and franchise taxes, if any, of the Trust.

Certain Matters Regarding the Servicer

     The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.

     Any person into which, in accordance with the Agreement, the Seller or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Seller or the Servicer is a party, or any person succeeding to the business of the Seller or the Servicer, will be the successor to the Seller or the Servicer, as the case may be, under the Agreement.

Servicer Default

     In the event of any Servicer Default, either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of the aggregate Invested Amount of all Series, by written notice to the Servicer (and to the Trustee, if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Agreement, to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and appoint a new Servicer (a "Service Transfer"), subject to the right of Enhancement Providers, if applicable, to approve such new Servicer. The rights and interests of the Seller under the Agreement in the First Chicago Interest will not be affected by any Service Transfer. The Trustee shall as promptly as possible appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Service Transfer, then the Trustee will offer the Servicer the right to accept the transfer of all of the Receivables. The deposit

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amount for such a transfer for each Series shall be equal to the greater of (i)
the principal amount of such Series, plus accrued interest thereon, at the applicable Certificate Rate, through the end of the applicable Interest Period for such Series and (ii) the average bid price quoted by at least two recognized securities dealers for similar securities rated in the highest rating category by each Rating Agency and having a remaining maturity approximately equal to the remaining maturity of the Certificates of such Series. However, if the FDIC is appointed as the receiver or conservator for the Servicer, and no Servicer Default other than such receivership, conservatorship or insolvency exists, the FDIC may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a Service Transfer.

     A "Servicer Default" refers to any of the following events:

          (i) failure by the Servicer or, for so long as the Seller is the Servicer, the Seller to make any payment, transfer or deposit, or to give instructions to the Trustee, or to give notice to the Trustee to make such payment, transfer or deposit, or to give notice of any required withdrawal, drawing or payment required to be made under any form of Enhancement, on the date the Servicer or the Seller, as the case may be, is required to do so under the Agreement or any Supplement (or within a five-day grace period);

          (ii) failure on the part of the Servicer or, for so long as the Seller is the Servicer, the Seller duly to observe or perform any other covenants or agreements of the Servicer or the Seller in the Agreement or any Supplement which has a material adverse effect on the Certificateholders, which continues unremedied for a period of 60 days after written notice, or the Servicer assigns its duties under the Agreement, except as specifically permitted thereunder;

          (iii) any representation, warranty or certification made by the Servicer in the Agreement or any Supplement or in any certificate delivered pursuant to the Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders, and which material adverse effect continues for the Certificateholders for a period of 60 days after written notice; or

          (iv) the occurrence of certain events of bankruptcy, insolvency, receivership or conservatorship of the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days or referred to under clause (ii) or (iii) for a period of 60 business days shall not constitute a Servicer Default, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement or any Supplement and the Servicer shall provide the Trustee, the Enhancement Providers, if any, applicable to any Series, the Seller and the Certificateholders prompt notice of such failure or delay by the Servicer, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

Reports to Certificateholders

     Unless otherwise specified in the related Prospectus Supplement, for each Series, on each Distribution Date, there will be forwarded to each Certificateholder of record a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth: (i) the total amount distributed with respect to the Certificates of such Series; (ii) the amount of the distribution on such Distribution Date allocable to principal; (iii) the amount of such distribution allocable to interest; (iv) the amount of collections processed during the preceding Due Period and allocated in respect of the Certificates of such Series; (v) the Invested Amount of such Series and the Invested Percentages with respect to such Series; (vi) the aggregate outstanding balance of Accounts which are 30 days or more delinquent as of the close of business at the end of the preceding Due Period; (vii) the Investor Default Amount for such Distribution Date; (viii) the amount of Investor Charge-Offs for such Distribution Date and the amount of reimbursements of such Investor Charge-Offs; (ix) the amount of the Monthly Servicing Fee for such

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

Distribution Date; (x) the amount available under any Enhancement at the close of business on such Distribution Date; (xi) the amount, if any, by which the principal balance of the Certificates of such Series exceeds the Invested Amount of such Series as of the end of the day on the Record Date; and (xii) the "pool factor" as of the end of the related Record Date (consisting of an eight-digit decimal expressing the ratio of the Invested Amount to the initial Invested Amount). In the case of a Series having more than one Class, the Monthly Servicer Report will provide information as to each Class of Certificates.

     On or before January 31 of each calendar year, there will be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns. See "Tax Matters."

Evidence as to Compliance

     The Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of independent public accountants to furnish a report to the effect that such firm has applied certain agreed-upon procedures to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, on or before March 31 of each calendar year, such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer Reports and other certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a certificate to the Trustee confirming that such amounts are in agreement except for such exceptions as they believe to be immaterial and such other exceptions which shall be set forth in such report.

     The Agreement provides for delivery to the Trustee on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

Conveyance of Accounts

     Subject to the conditions set forth in the succeeding sentence, the Seller may transfer or otherwise convey its interest in Accounts, including the Receivables in such Accounts (subject to the interest of the Trustee), in whole or in part, and, in conjunction with such transfer will execute (and the Trustee will authenticate and deliver to the transferee) a certificate substantially in the form of the Exchangeable Seller's Certificate which represents the transferred interest in such Accounts. The Seller will be permitted to convey Accounts only upon satisfaction of the following conditions: (i) the acquiring person will (a) be organized and existing under the laws of the United States of America or any state or the District of Columbia, and be a bank or other entity that is not subject to the Bankruptcy Code of 1978, and (b) expressly assume by an agreement supplemental to the Agreement the performance of the Seller's obligations with respect to such Accounts; (ii) the Seller will deliver to the Trustee and, as required, any Enhancement Provider of a Series, opinions of counsel (a) stating that all conditions precedent to the conveyance have been complied with and (b) to the effect that the conveyance will not adversely affect the treatment of the Certificates as debt for Federal and applicable state income tax purposes or materially adversely impact the Federal income tax consequences that affect any Certificateholder;
(iii) the Seller will obtain from each Rating Agency a letter confirming that the rating of the Certificates, after such conveyance, will not be lowered or withdrawn; and (iv) the Seller will obtain the consent to the conveyance, as required, of any Enhancement Provider of a Series and of more than 51% of the principal amount of Certificateholders of each Series.

Amendments

     The Agreement and any Supplement may be amended by the Seller, the Servicer and the Trustee, without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein and to add any other provisions with respect to matters or questions arising under the Agreement or any Supplement which are not inconsistent with the provisions of the Agreement or any Supplement. In addition, the Agreement and any Supplement may be amended from time to time by the Seller, the Servicer and the Trustee, without Certificateholder consent, to add to or change any of the provisions of the Agreement to provide that bearer certificates issued with respect to any Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer certificates, to permit such bearer certificates to be issued in exchange for registered certificates or bearer certificates of other authorized denominations or to permit the issuance of uncertificated certificates. Moreover, any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered amendments requiring Certificateholder consent under the provisions of the Agreement or any Supplement.

     The Agreement and any Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% of the Invested Amount of all Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of Certificateholders of any Series then issued and outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (ii) change the definition or the manner of calculating the interest of any Certificateholder of such Series, or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder of all Series (or with respect to an amendment of a Supplement, to the applicable Series).

List of Certificateholders

     Upon written request of three or more Certificateholders of record of a Series or any Certificateholder or group of Certificateholders of record representing undivided interests in the Trust aggregating not less than 5% of the Invested Amount of a Series, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other certificateholders with respect to their rights under the Agreement.

     The Agreement generally does not provide for any annual or other meetings of Certificateholders.

The Trustee

     Norwest Bank Minnesota, National Association, is Trustee under the Agreement. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's address is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Department.

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

     For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Trustee has agreed that it will not resign, however, without written confirmation from each Rating Agency that such resignation will not result in the Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                      A-70


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

                                     ANNEX I

                         PRIOR ISSUANCES OF CERTIFICATES

     The table below sets forth the principal characteristics of the 14 Series heretofore issued by the Trust that are currently outstanding. The table also sets forth the proposed terms of the Series 1996-R Certificates which are expected to be issued concurrently with the issuance of the Certificates. For more specific information with respect to any Series, any prospective investor should contact First Chicago NBD. First Chicago NBD will provide, without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Document for any previous publicly-issued Series. Requests should be addressed to First Chicago NBD Corporation, One First National Plaza, Chicago, Illinois 60670. Attention: Investor Relations (312) 732-4812.

Series 1991-D

      Initial Principal Amount .................... $1,000,000,000
      Certificate Rate ............................ 8.40%
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day is
                                                    not a business day, the
                                                    next succeeding business
                                                    day)
      Current Principal Amount .................... $83,333,333.26
      Invested Percentage of Principal Receivables.  Principal Amount at the
                                                     end of the Revolving
                                                     Period divided by the
                                                     greater of Aggregate
                                                     Principal Receivables or
                                                     the sum of all numerators
                                                     specified for all Series
                                                     in respect of Principal
                                                     Receivables
      Controlled Amortization Amount .............. $83,333,333.33
      Controlled Amortization Date ................ First day of the Due
                                                     Period relating to the
                                                     January 1996 Distribution
                                                     Date
      Monthly Servicing Fee ....................... 2.00%
      Enhancement ................................. Cash Collateral Account
      Remaining Cash Collateral Amount ............ $30,000,000
      Minimum First Chicago Interest Percentage ... 7%
      Series Termination Date ..................... June 1998 Distribution Date
      Repurchase Terms ............................ Optional repurchase by the Seller on any
                                                     Distribution Date on or
                                                     after the Invested Amount
                                                     is reduced to an amount
                                                     less than or equal to
                                                     $50,000,000

Series 1992-E

      Initial Principal Amount .................... $1,000,000,000
      Certificate Rate ............................ 6.25%
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day
                                                     is not a business day,
                                                     the next succeeding
                                                     business day)
      Current Principal Amount .................... $1,000,000,000
      Invested Percentage of Principal Receivables. Principal Amount at the
                                                     end of the Revolving
                                                     Period divided by the
                                                     greater of Aggregate
                                                     Principal Receivables or
                                                     the sum of all
                                                     numerators specified for
                                                     all Series in respect of
                                                     Principal Receivables
      Controlled Amortization Amount .............. $83,333,333.33
      Controlled Amortization Date ................ First day of the Due
                                                     Period relating to the
                                                     March 1997 Distribution
                                                     Date

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

      Monthly Servicing Fee ....................... 2.00%
      Enhancement ................................. Cash Collateral Account
      Remaining Cash Collateral Amount ............ $120,000,000
      Minimum First Chicago Interest Percentage ... 7%
      Series Termination Date ..................... August 1999 Distribution
                                                     Date
      Repurchase Terms ............................ Optional repurchase by the Seller on any
                                                     Distribution Date on or
                                                     after the Invested
                                                     Amount is reduced to an
                                                     amount less than or
                                                     equal to $50,000,000

Series 1993-F

      Initial Principal Amount .................... $700,000,000
      Certificate Rate ............................ LIBOR plus a spread of
                                                     0.30% per annum, but in
                                                     no event in excess of
                                                     12% per annum
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day
                                                     is not a business day,
                                                     the next succeeding
                                                     business day)
      Current Principal Amount .................... $700,000,000
      Invested Percentage of Principal Receivables. Principal Amount at the
                                                     end of the Revolving
                                                     Period divided by the
                                                     greater of Aggregate
                                                     Principal Receivables or
                                                     the sum of all
                                                     numerators specified for
                                                     all Series in respect of
                                                     Principal Receivables
      Controlled Amortization Amount .............. $58,333,333.33
      Controlled Amortization Date ................ First day of the Due
                                                     Period relating to the
                                                     January 1998
                                                     Distribution Date
      Monthly Servicing Fee ....................... 2.10% (of which 1.60% is payable solely from
                                                     Interchange allocable to
                                                     Series 1993-F)
      Enhancement ................................. Cash Collateral Account
      Remaining Cash Collateral Amount ............ $91,000,000
      Minimum First Chicago Interest Percentage ... 7% (or such lower percentage acceptable to
                                                     the Rating Agencies)
      Series Termination Date ..................... February 2000
                                                     Distribution Date
      Repurchase Terms ............................ Optional repurchase by the Seller on any
                                                     Distribution Date on or
                                                     after the Invested
                                                     Amount is reduced to an
                                                     amount less than or
                                                     equal to $35,000,000

Series 1993-G

      Initial Principal Amount .................... $300,000,000
      Certificate Rate ............................ LIBOR plus a spread of
                                                     0.18% per annum, but in
                                                     no event in excess of
                                                     12% per annum
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day
                                                     is not a business day,
                                                     the next succeeding
                                                     business day)
      Current Principal Amount .................... $25,000,000
      Invested Percentage of Principal Receivables. Principal Amount at the
                                                     end of the Revolving
                                                     Period divided by the
                                                     greater of Aggregate
                                                     Principal Receivables or
                                                     the sum of all
                                                     numerators specified for
                                                     all Series in respect of
                                                     Principal Receivables

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

      Controlled Amortization Amount .............. $25,000,000
      Controlled Amortization Date ................ First day of the Due Period
                                                     relating to the January
                                                     1996 Distribution Date
      Monthly Servicing Fee ....................... 2.10% (of which 1.60% is payable solely from
                                                     Interchange allocable to
                                                     Series 1993-G)
      Enhancement ................................. Cash Collateral Account
      Remaining Cash Collateral Amount ............ $9,000,000
      Minimum First Chicago Interest Percentage ... 7% (or such lower percentage acceptable to the Rating
                                                     Agencies)
      Series Termination Date ..................... February 1998 Distribution
                                                     Date
      Repurchase Terms ............................ Optional repurchase by the
                                                     Seller on any Distribution
                                                     Date on or after the
                                                     Invested Amount is reduced
                                                     to an amount less than or
                                                     equal to $15,000,000

Series 1993-H

      Initial Principal Amount .................... $700,000,000
      Certificate Rate ............................ LIBOR plus a spread of 0.20%
                                                     per annum, but in no event
                                                     in excess of 12% per annum
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day is
                                                     not a business day, the
                                                     next succeeding business
                                                     day)
      Current Principal Amount .................... $700,000,000
      Invested Percentage of Principal Receivables. Principal Amount at the end
                                                     of the Revolving Period
                                                     divided by the greater of
                                                     Aggregate Principal
                                                     Receivables or the sum of
                                                     all numerators specified
                                                     for all Series in respect
                                                     of Principal Receivables
      Controlled Amortization Amount .............. $58,333,333.33
      Controlled Amortization Date ................ First day of the Due Period
                                                     relating to the March 1998
                                                     Distribution Date
      Monthly Servicing Fee ....................... 2.00% (of which 1.25% is payable solely from
                                                     Interchange allocable to
                                                     Series 1993-H)
      Enhancement ................................. Cash Collateral Account
      Remaining Cash Collateral Amount ............ $91,000,000
      Minimum First Chicago Interest Percentage ... 7% (or such lower percentage acceptable to the Rating
                                                     Agencies)
      Series Termination Date ..................... April 2000 Distribution Date
      Repurchase Terms ............................ Optional repurchase by the
                                                     Seller on any Distribution
                                                     Date on or after the
                                                     Invested Amount is reduced
                                                     to an amount less than or
                                                     equal to $35,000,000

Series 1994-I

      Initial Principal Amount .................... $500,000,000
      Certificate Rate ............................ LIBOR plus a spread of 0.17%
                                                     per annum, but in no event
                                                     in excess of 11% per annum
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day is
                                                     not a business day, the
                                                     next succeeding business
                                                     day)

      Current Principal Amount .................... $500,000,000
      Invested Percentage of Principal Receivables. Principal Amount at the end
                                                     of the Revolving Period
                                                     divided by the greater of
                                                     Aggregate Principal
                                                     Receivables or the sum of
                                                     all numerators specified
                                                     for all Series in respect
                                                     of Principal Receivables
      Controlled Amortization Amount .............. $41,666,666.67
      Controlled Amortization Date ................ First day of the Due Period
                                                     relating to the December
                                                     1996 Distribution Date
      Monthly Servicing Fee ....................... 2.00% (of which 1.25% is payable solely from
                                                     Interchange allocable to
                                                     Series 1994-I)
      Enhancement ................................. Cash Collateral Account
      Remaining Cash Collateral Amount ............ $62,500,000
      Minimum First Chicago Interest Percentage ... 7% (or such lower percentage acceptable to the Rating
                                                     Agencies)
      Series Termination Date ..................... January 1999 Distribution
                                                     Date
      Repurchase Terms ............................ Optional repurchase by the
                                                     Seller on any Distribution
                                                     Date on or after the
                                                     Invested Amount is reduced
                                                     to an amount less than or
                                                     equal to $25,000,000

Series 1994-J

      Initial Principal Amount .................... $500,000,000
      Certificate Rate ............................ LIBOR plus a spread of 0.22%
                                                     per annum, but in no event
                                                     in excess of 12% per annum
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day is
                                                     not a business day, the
                                                     next succeeding business
                                                     day)

      Current Principal Amount .................... $500,000,000
      Invested Percentage of Principal Receivables. Principal Amount at the end
                                                     of the Revolving Period
                                                     divided by the greater of
                                                     Aggregate Principal
                                                     Receivables or the sum of
                                                     all numerators specified
                                                     for all Series in respect
                                                     of Principal Receivables
      Controlled Amortization Amount .............. $41,666,666.67
      Controlled Amortization Date ................ First day of the Due Period
                                                     relating to the December
                                                     1998 Distribution Date
      Monthly Servicing Fee ....................... 2.00% (of which 1.25% is payable solely from
                                                     Interchange allocable to
                                                     Series 1994-J)
      Enhancement ................................. Cash Collateral Account
      Remaining Cash Collateral Amount ............ $65,000,000
      Minimum First Chicago Interest Percentage ... 7% (or such lower percentage acceptable to the Rating
                                                     Agencies)
      Series Termination Date ..................... January 2001 Distribution
                                                     Date
      Repurchase Terms ............................ Optional repurchase by the
                                                     Seller on any Distribution
                                                     Date on or after the
                                                     Invested Amount is reduced
                                                     to an amount less than or
                                                     equal to $25,000,000

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

Series 1994-K

      Initial Principal Amount .................... $500,000,000
      Certificate Rate ............................ LIBOR plus a spread of
                                                     0.1875% per annum
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day is
                                                     not a business day, the
                                                     next succeeding business
                                                     day)
      Current Principal Amount .................... $500,000,000
      Invested Percentage of Principal Receivables. Principal Amount at the end
                                                     of the Revolving Period
                                                     divided by the greater of
                                                     Aggregate Principal
                                                     Receivables or the sum of
                                                     all numerators specified
                                                     for all Series in respect
                                                     of Principal Receivables
      Controlled Amortization Amount .............. $41,666,666.67
      Controlled Amortization Date ................ First day of the Due Period
                                                     relating to the March 1999
                                                     Distribution Date
      Monthly Servicing Fee ....................... 2.00% (of which 1.25% is payable solely from
                                                     Interchange allocable to
                                                     Series 1994-K)
      Enhancement ................................. Cash Collateral Account
      Remaining Cash Collateral Amount ............ $72,500,000
      Minimum First Chicago Interest Percentage ... 7% (or such lower percentage acceptable to the Rating
                                                     Agencies)
      Series Termination Date ..................... April 2001 Distribution Date
      Repurchase Terms ............................ Optional repurchase by the
                                                     Seller on any Distribution
                                                     Date on or after the
                                                     Invested Amount is reduced
                                                     to an amount less than or
                                                     equal to $25,000,000

Series 1994-L

      Initial Principal Amount .................... $500,000,000
      Certificate Rate ............................ 7.15% per annum
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day is
                                                     not a business day, the
                                                     next succeeding business
                                                     day)
      Current Principal Amount .................... $500,000,000
      Invested Percentage of Principal Receivables. Principal Amount at the end
                                                     of the Revolving Period
                                                     divided by the greater of
                                                     Aggregate Principal
                                                     Receivables or the sum of
                                                     all numerators specified
                                                     for all Series in respect
                                                     of Principal Receivables
      Controlled Amortization Amount .............. $41,666,666.67
      Controlled Amortization Date ................ First day of the Due Period
                                                     relating to the March 1999
                                                     Distribution Date
      Monthly Servicing Fee ....................... 2.00% (of which 1.25% is payable solely from
                                                     Interchange allocable to
                                                     Series 1 994-L)
      Enhancement ................................. Cash Collateral Account
      Remaining Cash Collateral Amount ............ $57,500,000
      Minimum First Chicago Interest Percentage ... 7% (or such lower percentage acceptable to the Rating
                                                     Agencies)
      Series Termination Date ..................... April 2001 Distribution Date

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

      Repurchase Terms ............................ Optional repurchase by the
                                                     Seller on any Distribution
                                                     Date on or after the
                                                     Invested Amount is reduced
                                                     to an amount less than or
                                                     equal to $25,000,000

Series 1995-M

      Initial Principal Amount .................... $571,428,572 (including
                                                     Collateral Interest)
      Class A Certificate Rate .................... LIBOR plus a spread of 0.24%
                                                     per annum
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day is
                                                     not a business day, the
                                                     next succeeding business
                                                     day)
      Current Principal Amount .................... $571,428,572
      Invested Percentage of Principal Receivables. Principal Amount at the end
                                                     of the Revolving Period
                                                     divided by the greater of
                                                     Aggregate Principal
                                                     Receivables or the sum of
                                                     all numerators specified
                                                     for all Series in respect
                                                     of Principal Receivables
      Class A Controlled Amortization Amount ...... $41,666,666.67
      Class A Controlled Amortization Date ........ First day of the Due Period
                                                     relating to the November
                                                     2001 Distribution Date
      Monthly Servicing Fee ....................... 2.00% (of which 1.25% is payable solely from
                                                     Interchange allocable to
                                                     Series I 995-M)
      Enhancement ................................. Collateral Interest and Cash
                                                     Collateral Account
      Initial Collateral Invested Amount .......... $71,428,572
      Initial Cash Collateral Amount .............. $5,714,286
      Minimum First Chicago Interest Percentage ... 7% (or such lower percentage acceptable to the Rating
                                                     Agencies)
      Series Termination Date ..................... December 2003 Distribution
                                                     Date
      Repurchase Terms ............................ Optional repurchase by the
                                                     Seller on any Distribution
                                                     Date on or after the
                                                     Invested Amount is reduced
                                                     to an amount less than or
                                                     equal to $28,571,428

Series 1995-N

      Initial Principal Amount .................... $571,428,572 (including
                                                     Collateral Interest)
      Class A Certificate Rate .................... LIBOR plus a spread of 0.16%
                                                     per annum
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day is
                                                     not a business day, the
                                                     next succeeding business
                                                     day)
      Current Principal Amount .................... $571,428,572
      Invested Percentage of Principal Receivables. Principal Amount at the end
                                                     of the Revolving Period
                                                     divided by the greater of
                                                     Aggregate Principal
                                                     Receivables or the sum of
                                                     all numerators specified
                                                     for all Series in respect
                                                     of Principal Receivables
      Class A Controlled Amortization Amount ...... $41,666,666.67
      Class A Controlled Amortization Date ........ First day of the Due Period
                                                     relating to the November
                                                     1998 Distribution Date
      Monthly Servicing Fee ....................... 2.00% (of which 1.25% is payable solely from
                                                     Interchange allocable to
                                                     Series 1995-N)
      Enhancement ................................. Collateral Interest and Cash
                                                     Collateral Account
      Initial Collateral Invested Amount .......... $71,428,572

      Initial Cash Collateral Amount .............. $5,714,286
      Minimum First Chicago Interest Percentage ... 7% (or such lower percentage acceptable to the Rating
                                                     Agencies)
      Series Termination Date ..................... December 2000 Distribution
                                                     Date
      Repurchase Terms ............................ Optional repurchase by the
                                                     Seller on any Distribution
                                                     Date on or after the
                                                     Invested Amount is reduced
                                                     to an amount less than or
                                                     equal to $28,571,428

Series 1995-0

      Initial Principal Amount .................... $571,428,572 (including
                                                     Collateral Interest)
      Class A Certificate Rate .................... LIBOR plus a spread of 0.23%
                                                     per annum
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day is
                                                     not a business day, the
                                                     next succeeding business
                                                     day)
      Current Principal Amount .................... $571,428,572
      Invested Percentage of Principal Receivables. Principal Amount at the end
                                                     of the Revolving Period
                                                     divided by the greater of
                                                     Aggregate Principal
                                                     Receivables or the sum of
                                                     all numerators specified
                                                     for all Series in respect
                                                     of Principal Receivables
      Class A Controlled Amortization Amount ...... $41,666,666.67
      Class A Controlled Amortization Date ........ First day of the Due Period
                                                     relating to the January
                                                     2002 Distribution Date
      Monthly Servicing Fee ....................... 2.00% (of which 1.25% is payable solely from
                                                     Interchange allocable to
                                                     Series 1995-0)
      Enhancement ................................. Collateral Interest and Cash
                                                     Collateral Account
      Initial Collateral Invested Amount .......... $71,428,572
      Initial Cash Collateral Amount .............. $5,714,286
      Minimum First Chicago Interest Percentage ... 7% (or such lower percentage acceptable to the Rating
                                                     Agencies)
      Series Termination Date ..................... February 2004 Distribution
                                                     Date
      Repurchase Terms ............................ Optional repurchase by the Seller on any
                                                     Distribution Date on or
                                                     after the Invested Amount
                                                     is reduced to an amount
                                                     less than or equal to
                                                     $28,571,428

Series 1995-P

      Initial Principal Amount .................... $571,428,572 (including
                                                     Collateral Interest)
      Class A Certificate Rate .................... LIBOR plus a spread of 0.18%
                                                     per annum
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day is
                                                     not a business day, the
                                                     next succeeding business
                                                     day)
      Current Principal Amount .................... $571,428,572
      Invested Percentage of Principal Receivables. Principal Amount at the end
                                                     of the Revolving Period
                                                     divided by the greater of
                                                     Aggregate Principal
                                                     Receivables or the sum of
                                                     all numerators specified
                                                     for all Series in respect
                                                     of Principal Receivables
      Class A Controlled Amortization Amount ...... $41,666,666.67
      Class A Controlled Amortization Date ........ First day of the Due Period
                                                     relating to the January
                                                     2000 Distribution Date

      Monthly Servicing Fee ....................... 2.00% (of which 1.25% is payable solely from
                                                     Interchange allocable to
                                                     Series 1995-P)
      Enhancement ................................. Collateral Interest and Cash
                                                     Collateral Account
      Initial Collateral Invested Amount .......... $71,428,572
      Initial Cash Collateral Amount .............. $5,714,286
      Minimum First Chicago Interest Percentage ... 7% (or such lower percentage acceptable to the Rating
                                                     Agencies)
      Series Termination Date ..................... February 2002 Distribution
                                                      Date
      Repurchase Terms ............................ Optional repurchase by the Seller on any
                                                     Distribution Date on or
                                                     after the Invested
                                                     Amount is reduced to an
                                                     amount less than or equal
                                                     to $28,571,428

Series 1996-Q

      Initial Principal Amount .................... $1,028,571,429 (including
                                                     Collateral Interest)
      Class A Certificate Rate .................... LIBOR plus a spread of 0.13%
                                                     per annum
      Scheduled Interest Payment Dates ............ The fifteenth day of each month (or, if such day is
                                                     not a business day, the
                                                     next succeeding business
                                                     day)
      Current Principal Amount .................... $1,028,571,429
      Invested Percentage of Principal Receivables. Principal Amount at the end
                                                     of the Revolving Period
                                                     divided by the greater of
                                                     Aggregate Principal
                                                     Receivables or the sum of
                                                     all numerators specified
                                                     for all Series in respect
                                                     of Principal Receivables
      Class A Controlled Amortization Amount ...... $75,000,000
      Class A Controlled Amortization Date ........ First day of the Due Period
                                                     relating to the March 2001
                                                     Distribution Date
      Monthly Servicing Fee ....................... 2.00% (of which 1.25% is payable solely from
                                                     Interchange allocable to
                                                     Series 1996-Q)
      Enhancement ................................. Collateral Interest and Cash
                                                     Collateral Account
      Initial Collateral Invested Amount .......... $128,571,429
      Initial Cash Collateral Amount .............. $10,285,714
      Minimum First Chicago Interest Percentage.... 7% (or such lower percentage acceptable to the Rating
                                                     Agencies)
      Series Termination Date...................... April 2003 Distribution Date
                                                     Optional repurchase by the
                                                     Seller on any Distribution
                                                     Date on or after the
                                                     Invested
      Repurchase Terms............................. Amount is reduced to an amount less than or equal
                                                     to $51,428,571

Series 1996-R*

      Initial Principal Amount..................... $457,142,858 (including
                                                     Collateral Interest)
      Class A Certificate Rate..................... LIBOR plus a spread of 0.07%
                                                     per annum
      Scheduled Interest Payment Dates............. The fifteenth day of each month (or, if such day is
                                                     not a business day, the
                                                     next succeeding business
                                                     day)
      Invested Percentage of Principal Receivables. Principal Amount at the end
                                                     of the Revolving Period
                                                     divided by the greater of
                                                     Aggregate Principal
                                                     Receivables or the sum of
                                                     all numerators specified
                                                     for all Series in respect
                                                     of Principal Receivables

       Class A Controlled Amortization Amount...... $33,333,333.33
       Class A Controlled Amortization Date........ First day of the Due Period
                                                     relating to the June 1999
                                                     Distribution Date
       Monthly Servicing Fee....................... 2.00% (of which 1.25% is payable solely from
                                                     Interchange allocable to
                                                     Series 1996-R)
       Enhancement................................. Collateral Interest and Cash
                                                     Collateral Account
       Initial Collateral Invested Amount.......... $57,142,858
       Initial Cash Collateral Amount.............. $4,571,429
       Minimum First Chicago Interest Percentage... 7% (or such lower percentage acceptable to the Rating
                                                     Agencies)
       Series Termination Date .................... July 2001 Distribution Date
       Repurchase Terms............................ Optional repurchase by the
                                                     Seller on any Distribution
                                                     Date on or after the
                                                     Invested Amount is reduced
                                                     to an amount less than or
                                                     equal to $22,857,142

----------
* All terms subject to change.

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


                          [THIS PAGE INTENTIONALLY LEFT BLANK]

                       First USA Credit Card Master Trust

The following excerpts are from the Prospectus Supplement dated October 17, 1996 and the Prospectus dated October 17, 1996 relating to the Floating Rate Asset Backed Certificates, Series 1996-6. The CABS include Series 1994-7, Series 1995-2, Series 1995-4 and Series 1995-5.

                        THE BANK'S CREDIT CARD ACTIVITIES

General

     The Receivables which the Bank has conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement have been and will be generated from transactions made by holders of selected VISA and MasterCard credit card accounts. The Bank currently services the credit card accounts. Certain data processing and administrative functions associated with such servicing are performed on behalf of the Bank by First Data Resources, Inc. ("FDR"). See "--Description of FDR."

     The following discussion describes certain terms and characteristics of the accounts in the Bank Portfolio from which the Accounts were selected. The Eligible Accounts from which the Accounts were selected represent only a portion of the Bank Portfolio. In addition, Additional Accounts may consist of Eligible Accounts which are not currently in existence and which are selected using different criteria from those used in selecting the Accounts already included in the Trust. See "Description of the Certificates--Addition of Accounts." Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the Eligible Accounts and the Additional Accounts may be different from such experience for the Bank Portfolio described in the Prospectus Supplement.

Competition

     The bank credit card industry is highly competitive, and is characterized by increased use of advertising, target marketing and pricing competition as both traditional and new credit card issuers seek to expand or enter the market. The Trust will be dependent upon the Bank's continued ability to generate new Receivables. The Bank's ability to compete in the credit card industry will directly affect its ability to generate such Receivables. If the rate at which new Receivables are generated declines significantly, a Pay Out Event could occur with respect to each Series in which case the Rapid Amortization Period with respect to such Series would commence.

Origination and Acquisition of Credit Card Accounts

     Origination. The Bank originates credit card accounts in three ways: (i) direct solicitation of First USA brand products, (ii) affinity group, agent bank and co-branding programs, and (iii) the acquisition of credit card portfolios from other financial institutions. These programs (excluding portfolio acquisitions) principally consist of direct mail, telemarketing, events, application displays and other programs. Affinity marketing is conducted through solicitation of organized membership groups with a common interest and/or a common cause with the written endorsement of the group's leadership. See "The Receivables."

     Generally, the credit risk of each applicant is evaluated by application of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Most applications are scored based on the information received on the application as well as data obtained from an independent credit reporting agency. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by Bank management, employment and earnings are verified by telephone. Credit limits are determined based on income and score or, in the case of applications that have not been scored, based on income and certain information obtained from the application and the independent credit reporting agency. Cardholder requests for increased credit limits are evaluated based on a current credit bureau report, updated application data, and prior account performance. In addition, credit limit increases are effected periodically by the Bank for all cardholders meeting specific criteria.

     For preapproved solicitations, the Bank generally purchases prospect names that meet established credit criteria from credit bureaus. These lists are further edited and matched against internal and external sources to insure optimal quality and accuracy. The Bank then mails preapproved solicitation packages requiring only the signature and a brief amount of information from the prospect. Preapproved solicitations are targeted to high quality prospects and exhibit similar credit quality results as compared to non-preapproved solicitations.

     For non-preapproved solicitations, the Bank purchases prospect names from a variety of sources and then edits the list utilizing internal and external sources to insure quality and accuracy. The prospective customers on the final list are mailed solicitations which include full applications. Respondents are approved or declined based on both the demographic characteristics drawn from the application and a credit bureau check.

     Portfolio Acquisitions. Portfolio acquisitions have represented an important source of growth in the past; however, the Bank does not rely on such portfolio acquisitions to achieve its growth. See "The Bank and First USA, Inc." Prior to acquiring a portfolio, the Bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by the Bank. There can be no assurance that Accounts so acquired were originated in a manner consistent with the Bank's policies as described under "--Origination" above or that the underwriting and qualification of such Accounts conformed to any given standards. The Accounts include accounts previously acquired by the Bank. Such accounts and any accounts acquired in the future may become Additional Accounts provided that, at such time, they constitute Eligible Accounts. See "The Receivables," "Description of the Certificates--Transfer and Assignment of Receivables" and "--Representations and Warranties."

Description of FDR

     With respect to the Accounts, certain data processing and administrative functions associated with servicing the Receivables will initially be performed by FDR. If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services FDR currently provides to the Bank could be time-consuming. As a result, delays in payments to Certificateholders could occur.

     FDR is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.

     The Bank utilizes a variety of the services provided by FDR in originating and servicing the Bank's VISA and MasterCard accounts, including provision of network interface to other card processors through Visa USA Incorporated and MasterCard International Incorporated. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

Billing and Payments

     Cardholder Agreement. Each cardholder is subject to an agreement with the Bank governing the terms and conditions of the related VISA or MasterCard account. Pursuant to each such agreement, the Bank reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its VISA or MasterCard accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that, subject to the requirements of applicable law, after notice to a cardholder of any such new or changed terms, such new or changed terms will become effective at the time stated in such notice and will apply to all outstanding unpaid indebtedness as well as new transactions.

     A cardholder may use the credit card to purchase or lease goods or services wherever the card is honored ("Purchases") or to obtain cash loans ("Cash Advances") from any financial institution that accepts the card. Cash Advances may also be obtained through the use of "Credit Line Checks" issued by the Bank which may be completed and signed by the cardholder in the same way as a regular personal check.

     Billing, Payments and Fees. A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. The Bank may assess a late payment fee if it does not receive the minimum payment by the payment due date shown on the monthly billing statement, but generally does not assess such fee if the minimum payment is received by the next billing date. The Bank may assess a return check fee for each payment check that is dishonored or that is unsigned or otherwise irregular, an overlimit fee for Purchases or Cash Advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between the Bank and the cardholder, any late payment fee, return check fee or administrative fee is added to the account and treated as a Purchase. In some cases, the Bank charges a nonrefundable Annual Membership Fee.

     Monthly Periodic Finance Charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the payment due date. Periodic Finance Charges accrue on new Purchases from the day that they are posted to the account. Finance charges accrue on Cash Advances from the later of the day that they are made and the first day of the billing cycle during which they were posted to the account; or, if a Credit Line Check is used, the day that the check is presented for payment to the Bank. Aggregate monthly finance charges for each account consist of the sum of the Cash Advance finance charge (not applicable for certain accounts), for each new Cash Advance posted to the account other than Cash Advances obtained through Credit Line Checks plus the Periodic Finance Charge equal to the product of the monthly periodic rate (the "Monthly Periodic Rate") multiplied by the average daily balance. The Bank issues accounts with fixed Monthly Periodic Rates and accounts with floating Monthly Periodic Rates that adjust periodically according to an index.

     The foregoing provisions apply with respect to cardholders that have entered into one of the Bank's standard agreements by, in the case of a new account, signing an application or, in the case of an account acquired by the Bank from another institution, accepting the terms of the Bank's agreement in writing or by using the credit card after disclosure that the account will be governed by such terms. If the cardholder of an account acquired by the Bank from another institution has not entered into one of the Bank's standard agreements, the terms of the account may continue to be governed by the agreement between the cardholder and the seller of the account, which may differ in material respects from the provisions described above.

Delinquencies and Charge Offs

     An account is contractually delinquent if the minimum payment is not received by the payment due date. An account is not treated as delinquent by the Bank if the minimum payment is received by the next billing date. Efforts to collect delinquent credit card receivables currently are made by the Bank's collection department personnel with regional collection units located in Wilmington, Delaware, Baton Rouge, Louisiana and Dallas, Texas. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with cardholders whose accounts have become 5 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules as approved by one of the Bank's collection managers. Delinquency levels are monitored daily by the respective collectors and aggregate delinquency information is reported daily to senior management.

     Accounts are generally charged off immediately prior to the end of the seventh billing cycle after having become contractually past due unless a payment has been received in an amount sufficient to bring the account into a different delinquency category or to bring the account current. Charge offs may occur earlier in some circumstances, as in the case of bankrupt cardholders. At the time of charge off an evaluation is made on a case by case basis whether to pursue further remedies. In most cases outside collection agencies and, in some cases, outside attorneys, are engaged. In some cases charged off accounts are sold to outside collection agencies. The credit evaluation, servicing and charge off policies and collection practices of the Bank may change from time to time in accordance with the Bank's business judgment and applicable law.

     The Bank has a policy of restoring or "reaging" a delinquent account to current status when the cardholder has made three consecutive payments and, in the collector's judgment, has the ability to keep the account current. A collector may recommend that an account be reaged in other circumstances. All reaging must be approved by a supervisor and an account may be reaged no more than once per year.

                                   Interchange

     Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems a portion of this Interchange in connection with cardholder Purchases is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. Interchange will be allocated to the Trust by treating 1.3% (subject to adjustment at the option of the Transferor upon the satisfaction of certain conditions as described herein in "Description of the Certificates--Discount Receivables," which adjusted percentage, if applicable, will be specified in the applicable Prospectus Supplement) of collections on the Receivables (whether arising from Purchases or Cash Advances), other than collections with respect to Periodic Finance Charges, Annual Membership Fees and Other Charges, as collections of Discount Receivables.

                                THE RECEIVABLES

     The Receivables conveyed to the Trust arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Pooling and Servicing Agreement (the "Trust Portfolio"). Pursuant to the Pooling and Servicing Agreement, the Transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Pooling and Servicing Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. In addition, the Transferor is required to designate Additional Accounts (x) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds such percentage as may be specified in any Supplement (such percentage, the "Minimum Transferor Interest") of the average of the aggregate amount of Principal Receivables for the same period, or (y) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables in amount equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Aggregate Principal Receivables" shall mean (i) an amount equal to the sum of the initial invested amounts for all Series then outstanding other than any Series of variable funding certificates, (ii) with respect to any series of variable funding certificates in its revolving period, the then current invested amount of such Series and (iii) with respect to any Series of variable funding certificates in its amortization period, the invested amount of such Series at the end of the last day of the Revolving Period for such Series. The Transferor will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Furthermore, pursuant to the Pooling and Servicing Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts and to require the Trustee to reconvey all receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Original Cut Off Date plus any Additional Accounts minus any Removed Accounts.

     The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency and loss statistics relating to the Accounts.

                        THE BANK'S CREDIT CARD PORTFOLIO

General

     The Receivables which the Bank has conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement have been and will be generated from transactions made by holders of selected VISA and MasterCard credit card accounts, including premium accounts and standard accounts. As of September 30, 1996, approximately 65% of the accounts in the Bank Portfolio were premium accounts and approximately 35% were standard accounts. See "The Bank's Credit Card Activities" in the Prospectus.

Assessment of Fees and Finance and Other Charges

     A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. With minor exceptions, the minimum payment due each month on each account is equal to the greater of $10 or 2% of the new balance shown on the statement, plus any amount past due and any amount over the cardholder's credit line. The Bank may assess a late payment fee, generally ranging from $10 to $20 for most accounts, if it does not receive the minimum payment by the payment due date shown on the monthly billing statement, but generally does not assess such fee if the minimum payment is received by the next billing date. The Bank may assess a return check fee, generally ranging from $10 to $20, for each payment check that is dishonored or that is unsigned or otherwise irregular, an overlimit fee, generally ranging from $10 to $20, for Purchases or Cash Advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between the Bank and the cardholder, any late payment fee, return check fee or administrative fee is added to the account and treated as a Purchase. In some cases, the Bank charges a non-refundable Annual Membership Fee.

     Monthly Periodic Finance Charges are not assessed in most circumstances on Purchases and credit line checks if all balances shown in the billing statement are paid by the payment due date, which is approximately 23-25 days from the previous cycle billing date. Monthly Periodic Finance Charges are assessed on new Purchases and credit line checks from the day that they are posted to the account if all balances shown in the prior billing statement were not paid in full by the payment due date. Monthly Periodic Finance Charges are assessed on Cash Advances from the later of the day that they are made or the first day of the billing cycle during which they were posted to the account. Aggregate monthly finance charges for each account consist of Periodic Finance Charges equal to either (i) the product of the monthly periodic rate (the "Monthly Periodic Rate") multiplied by the average daily balance or (ii) the product of the daily balance and the daily periodic rate totaled for each day during the monthly billing cycle; plus an additional Cash Advance finance charge (not applicable for certain accounts), generally equal to a one-time charge of 2% of the Cash Advance (with a minimum ranging from $2 to $10 and a maximum ranging from $10 to unlimited), for each new Cash Advance posted to the account other than Cash Advances obtained through credit line checks. The Monthly Periodic Rates, exclusive of introductory rates, of the accounts in the Bank Portfolio generally range between .825% and 1.83% corresponding to annual percentage rates of between 9.9% and 22%. The introductory rates on the accounts in the Bank Portfolio are primarily fixed annual percentage rates. The annual percentage rates, after the introductory rate period, are usually fixed or floating Monthly Periodic Rates that adjust periodically according to an index.

Delinquency and Loss Experience

     The following tables set forth the delinquency and loss experience for each of the periods shown for the portfolio of VISA and MasterCard credit card accounts serviced by the Bank (the "Bank Portfolio"). As of the close of business on September 30, 1996, the Receivables in the Trust Portfolio (including the Receivables in the Additional Accounts added to the Trust on October 3, 1996 and in the Additional Accounts to be added to the Trust on the Closing Date) represented approximately 93.4% of the Bank Portfolio. The accounts in the Bank Portfolio that are not included in the Trust Portfolio are primarily newly originated accounts with lower delinquency and loss rates than the average accounts in the Trust Portfolio which are generally more seasoned. Therefore, the actual delinquency and loss experience with respect to the Receivables in the Trust Portfolio may be different from that set forth below. There can be no assurance that the delinquency and loss experience for the Trust Portfolio will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below.

                             Delinquency Experience
                                 Bank Portfolio
                             (dollars in thousands)


                                                                            As of June 30,
                            As of           ----------------------------------------------------------------------------
                     September 30, 1996               1996                      1995                      1994
                  ------------------------  ------------------------  ------------------------  ------------------------
                               Percentage                Percentage                Percentage                Percentage
                                of Total                  of Total                  of Total                  of Total
                  Receivables  Receivables  Receivables  Receivables  Receivables  Receivables  Receivables  Receivables
                  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Receivables
  Outstanding(1)  $19,782,723     100.00%   $18,721,130     100.00%   $13,287,452     100.00%    $7,520,458     100.00%
                  ===========     ======    ===========     ======    ===========     ======     ==========     ======
Receivables
  Delinquent:
  35-64 days ...  $   343,878       1.74%   $   272,380       1.45%   $   141,181       1.06%    $   60,024       0.80%
  65-94 days ...      202,392       1.02        159,791       0.85         76,416       0.57         32,255       0.43
  95 or more
    days .......      456,370       2.31        378,179       2.03        176,250       1.33         74,458       0.99
                  -----------     ------    -----------     ------    -----------     ------     ----------     ------
    Total ......  $ 1,002,640       5.07%   $   810,350       4.33%   $   393,847       2.96%    $  166,737       2.22%
                  ===========     ======    ===========     ======    ===========     ======     ==========     ======

----------
(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts.

                                 Loss Experience
                                 Bank Portfolio
                             (dollars in thousands)


                                     Three Months
                                        Ended               Fiscal Year Ended June 30,
                                     September 30, --------------------------------------
                                         1996           1996          1995          1994
                                      -----------   -----------   -----------   ----------
Average Receivables Outstanding(l) .  $19,083,015   $16,667,917   $10,446,438   $5,339,689
Gross Charge-Offs(2) ...............      231,642       603,249       245,572      132,279
Gross Charge-Offs as a percentage of
  Average Receivables Outstanding(4)         4.86%         3.62%         2.35%        2.48%
Recoveries(3) ......................       16,804        40,098        15,099       13,889
Net Losses(3) ......................      214,838       563,151       230,473      118,390
Net Losses as a percentage of
  Average Receivables Outstanding(4)         4.50%         3.38%         2.21%        2.22%

----------
(1) Average Receivables Outstanding is the average daily receivables during the periods indicated.

(2) Gross Charge-Offs are principal charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods or customer disputes.

(3)  Recoveries are included in the Trust as of July 1, 1996.
(4)  Annualized.

     The Bank's delinquency and net credit loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the Bank's accounts, the success of the Bank's collection efforts and general economic conditions. Receivables delinquent as a percentage of total receivables outstanding increased from 2.22% at June 30, 1994, 2.96% at June 30, 1995 and 4.33% at June 30, 1996
to 5.07% at September 30, 1996. Gross charge-offs as a percentage of average receivables outstanding decreased from 2.48% for fiscal 1994 to 2.35% for fiscal 1995 and have increased to 3.62% for fiscal 1996 and 4.86% for the three months ended September 30, 1996. Newly booked accounts historically have exhibited rising delinquencies and losses which reach a steady state within approximately two to three years after origination. As new loan originations continue to become a smaller percentage of the Bank Portfolio, delinquency, gross charge-off and net credit loss rates for the Bank Portfolio have increased. In addition, industry losses and delinquencies have increased over recent periods. The industry also continues to experience intense competition, which results in increased account turnover and higher costs per account. The Bank's focus continues to be to optimize the profitability of each account within the context of acceptable risk characteristics. As the Bank increases market penetration, it will continue to focus on segments of the credit market which have been highly profitable, and the Bank believes its delinquency and loss rates will move to more closely reflect the overall industry. In response to market conditions, the Bank continues to tighten credit standards and believes future loan growth will slow, but remain strong.

Interchange

     Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems a portion of this Interchange in connection with cardholder Purchases is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. Interchange currently ranges from approximately 1.0% to 2.0% of the transaction amount. Interchange will be allocated to the Trust by treating 1.3% (subject to adjustment at the option of the Transferor upon the satisfaction of certain conditions as described in the Prospectus under "Description of the Certificates--Discount Receivables") of collections on the Receivables (whether arising from Purchases or Cash Advances), other than collections with respect to Periodic Finance Charges, Annual Membership Fees and Other Charges, as collections of Discount Receivables.

                                 THE RECEIVABLES

     The Receivables in the Trust Portfolio (including the Additional Accounts added to the Trust on October 3, 1996 and certain Additional Accounts designated to be added to the Trust on the Closing Date), as of the close of business on September 30, 1996, consisted of $17,953,842,869 of Principal Receivables and $529,752,796 of Finance Charge Receivables. On August 22, 1996 and September 24, 1996 (the "Relevant Cut Off Dates"), the Transferor designated Additional Accounts, which included approximately $635,767,475 of Principal Receivables as of the close of business on September 30, 1996, and will transfer the Receivables arising therein to the Trust on the Closing Date. The Transferor may determine to add to the Trust on or about the Closing Date, in compliance with the provisions of the Pooling and Servicing Agreement, Receivables in Additional Accounts in addition to those reflected in the two preceding sentences. The Additional Accounts to be added to the Trust on the Closing Date were, as of the Relevant Cut Off Date, Eligible Accounts. The Accounts had an average Principal Receivable balance of $1,876 (including accounts with a zero balance) and an average credit limit of $7,084. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 27.3%.

     As of September 30, 1996, cardholders whose Accounts are included in the Trust Portfolio, including such Additional Accounts, had billing addresses in 50 states, the District of Columbia and other United States territories and possessions. As of September 30, 1996, 66% of the Accounts, including such Additional Accounts, were premium accounts and 34% were standard accounts, and the aggregate Principal Receivable balances of premium accounts and standard accounts, as a percentage of the aggregate total Principal Receivables, were 76% and 24%, respectively.

     The percentage used to determine the Minimum Transferor Interest applicable to the Certificates is 7%. The Minimum Aggregate Principal Receivables applicable to the Certificates is an amount equal to (i) the sum of the initial invested amounts of all Series then outstanding other than any Series of variable funding certificates, (ii) with respect to any Series of variable funding certificates in its revolving period, the then current invested amount of such Series and (iii) with respect to any Series of variable funding certificates in its amortization period, the invested amount of such Series at the end of the last day of the revolving period for such Series.

     The following tables summarize the Trust Portfolio (including the Additional Accounts added to the Trust on October 3, 1996 and certain Additional Accounts designated to be added to the Trust on the Closing Date) by various criteria as of the close of business on September 30, 1996. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time. The Transferor may determine to add to the Trust on or about the Closing Date, in compliance with the provisions of the Pooling and Servicing Agreement, Receivables in Additional Accounts in addition to those reflected in the tables below.

                         Composition by Account Balance
                                 Trust Portfolio

                                       Percentage
                                       of Total                   Percentage of
             Credit         Number of  Number of     Amount of   Total Amount of
          Limit Range       Accounts   Accounts     Receivables    Receivables
          -----------       --------   --------     -----------  ---------------
Credit Balance ...........    140,535     1.5%   $    (21,889,202)   (0.l)%
No Balance ...............  3,080,433    32.2                --       --
$0.01 to $2,000.00 .......  3,136,842    32.8       2,157,478,639     11.7
$2,000.01 to $5,000.00 ...  1,927,445    20.1       6,925,488,492     37.5
$5,000.01 to $10,000.00 ..  1,166,162    12.2       7,936,222,870     42.9
$10,000.01 or More .......    118,139     1.2       1,486,294,866      8.0
                            ---------   -----    ----------------    -----
     TOTAL ...............  9,569,556   100.0%   $ 18,483,595,665    100.0%
                            =========   =====    ================    =====

                           Composition by Credit Limit
                                 Trust Portfolio

                                       Percentage
                                       of Total                   Percentage of
             Credit         Number of  Number of     Amount of   Total Amount of
          Limit Range       Accounts   Accounts     Receivables    Receivables
          -----------       --------   --------     -----------  ---------------
$0.00 to $2,000.00 .......    863,543     9.0%   $    555,670,792      3.0%
$2,000.01 to $5,000.00 ...  3,166,364    33.1       5,276,518,351     28.5
$5,000.01 to $10,000.00 ..  4,049,086    42.3       9,104,516,827     49.3
$10,000.01 or More .......  1,490,563    15.6       3,546,889,695     19.2
                            ---------   -----    ----------------    -----
      TOTAL ..............  9,569,556   100.0%   $ 18,483,595,665    100.0%
                            =========   =====    ================    =====

                      Composition by Period of Delinquency
                                 Trust Portfolio

                                       Percentage
   Period of Delinquency               of Total                   Percentage of
    (Days Contractually     Number of  Number of     Amount of   Total Amount of
       Delinquent)          Accounts   Accounts     Receivables    Receivables
   ---------------------    --------   --------     -----------  ---------------
Not Delinquent ...........  9,038,492    94.5%   $16,306,471,811      88.2%
Up to 34 Days ............    313,395     3.3      1,199,611,953       6.5
35 to 64 Days ............     80,101     0.8        335,204,366       1.8
65 to 94 Days ............     44,448     0.5        197,308,283       1.1
95 or More Days ..........     93,120     0.9        444,999,252       2.4
                            ---------   -----    ---------------     -----
      TOTAL ..............  9,569,556   100.0%   $18,483,595,665     100.0%
                            =========   =====    ===============     =====

                     Composition by Geographic Distribution
                                 Trust Portfolio

                                       Percentage
                                       of Total                  Percentage of
                            Number of  Number of    Amount of   Total Amount of
            State            Accounts  Accounts    Receivables    Receivables
            -----            --------  --------    -----------    -----------
Alabama ..................     92,684     1.0%    $  189,690,824      1.0%
Alaska ...................     24,525     0.3         61,684,676      0.3
Arizona ..................    155,515     1.6        310,057,794      1.7
Arkansas .................     79,845     0.8        142,487,677      0.8
California ...............  1,158,194    12.1      2,623,302,638     14.2
Colorado .................    144,278     1.5        289,911,738      1.6
Connecticut ..............    144,922     1.5        280,645,714      1.5
Delaware .................     19,947     0.2         42,557,420      0.2
District of Columbia .....     20,573     0.2         44,637,414      0.2
Florida ..................    648,409     6.8      1,286,438,273      7.0
Georgia ..................    220,582     2.3        471,728,762      2.6
Hawaii ...................     45,183     0.5        101,009,205      0.5
Idaho ....................     37,701     0.4         72,497,743      0.4
Illinois .................    466,182     4.9        802,524,993      4.3
Indiana ..................     61,120     0.6         96,947,361      0.5
Iowa .....................      8,207     0.1         13,878,764      0.1
Kansas ...................     87,528     0.9        165,518,501      0.9
Kentucky .................     96,702     1.0        165,791,141      0.9
Louisiana ................    240,549     2.5        392,761,772      2.1
Maine ....................     32,232     0.3         62,499,382      0.3
Maryland .................    247,975     2.6        516,936,740      2.8
Massachusetts ............    305,259     3.2        536,581,176      2.9
Michigan .................    323,236     3.4        625,873,842      3.4
Minnesota ................     64,533     0.7         88,208,711      0.5
Mississippi ..............     61,443     0.6        116,544,214      0.6
Missouri .................    160,632     1.7        291,350,620      1.6
Montana ..................     36,626     0.4         66,789,197      0.4
Nebraska .................     61,058     0.6         97,715,628      0.5
Nevada ...................     74,314     0.8        161,654,847      0.9
New Hampshire ............     50,273     0.5         87,487,099      0.5
New Jersey ...............    417,304     4.4        732,072,085      4.0
New Mexico ...............     60,748     0.6        109,577,909      0.6
New York .................    746,869     7.8      1,478,448,366      8.0
North Carolina ...........    177,596     1.9        361,180,447      2.0
North Dakota .............     20,753     0.2         30,075,535      0.2
Ohio .....................    361,842     3.8        651,765,893      3.5
Oklahoma .................    173,280     1.8        296,795,209      1.6
Oregon ...................    130,053     1.4        253,496,344      1.4
Pennsylvania .............    404,358     4.2        640,863,817      3.5
Rhode Island .............     40,168     0.4         70,325,155      0.4
South Carolina ...........     90,543     0.9        168,864,658      0.9
South Dakota .............     22,124     0.2         36,845,389      0.2
Tennessee ................     59,751     0.6        103,808,443      0.6
Texas ....................  1,015,907    10.6      1,960,176,568     10.6
Utah .....................     60,011     0.6        102,508,871      0.6
Vermont ..................     21,403     0.2         35,776,138      0.2
Virginia .................    260,129     2.7        547,352,110      3.0

                                       Percentage
                                       of Total                  Percentage of
                            Number of  Number of    Amount of   Total Amount of
            State            Accounts  Accounts    Receivables    Receivables
            -----            --------  --------    -----------    -----------
Washington ............... $  228,210     2.4%       503,489,811      2.7%
West Virginia ............     48,099     0.5         89,874,873      0.4
Wisconsin ................     15,325     0.2         25,581,443      0.1
Wyoming ..................     17,256     0.2         31,297,394      0.1
Other U.S. territories
  and possessions ........     27,600     0.4         47,705,341      0.2
                           ----------   -----    ---------------    -----
       TOTAL ............. $9,569,556   100.0%   $18,483,595,665    100.0%
                           ==========   =====    ===============    =====

     Since the largest number of cardholders (based on billing addresses) whose accounts were included in the Trust as of September 30, 1996 were in California, Texas, New York, Florida and Illinois, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the Certificates.

                         Composition of Accounts by Age
                                 Trust Portfolio

                                       Percentage
                                       of Total                  Percentage of
                            Number of  Number of    Amount of   Total Amount of
            Age              Accounts  Accounts    Receivables    Receivables
            ---              --------  --------    -----------    -----------
Less than or equal
  to 6 Months ...........   $  809,116    8.5%    $ 2,295,903,515     12.4%
Over 6 Months to
  12 Months .............    1,627,459   17.0       3,696,720,409     20.0
Over 12 Months to
  24 Months .............    2,914,852   30.5       5,805,746,909     31.4
Over 24 Months to
  36 Months .............    1,961,378   20.5       3,276,411,346     17.7
Over 36 Months to
  48 Months .............      949,867    9.9       1,337,499,893      7.2
Over 48 Months to
  60 Months .............      343,329    3.6         427,260,103      2.3
Over 60 Months ..........      963,555   10.0       1,644,053,490      9.0
                            ----------  -----     ---------------    -----
         TOTAL ..........   $9,569,556  100.0%    $18,483,595,665    100.0%
                            ==========  =====     ===============    =====

                             MATURITY CONSIDERATIONS

     The Pooling and Servicing Agreement provides that Class A Certificateholders will not begin to receive payments of principal until the Class A Scheduled Payment Date, which is the November 2003 Distribution Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Class B Certificateholders will not begin to receive payments of principal until the Class A Invested Amount has been paid in full. Principal on the Class B Certificates is expected to be paid on the Class B Scheduled Payment Date which is the November 2003 Distribution Date.

     On each Transfer Date during the Accumulation Period prior to the payment of the Class A Invested Amount in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the applicable "Controlled Deposit Amount," which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any, and (c) the Class A Adjusted Invested Amount prior to any deposits on such day will be deposited in the Principal Funding Account until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Invested Amount. After the full amount of the Class A Invested Amount has been deposited in the Principal Funding Account, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections remaining after the application thereof to the Class A Invested Amount, if any, (b) the applicable Controlled Deposit Amount (minus the Class A Monthly Principal) and (c) the Class B Adjusted Invested Amount prior to any deposits on such day, will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the sum of the Class A Invested Amount and the Class B Invested Amount and such amount will be distributed to the Class B Certificateholders on the Class B Scheduled Payment Date and, if the Class B Invested Amount is not paid in full on such date, on each subsequent Distribution Date until the earlier of the date the Class B Invested Amount has been paid in full and the Stated Series Termination Date. After the Class A Invested Amount and the Class B Invested Amount have each been paid in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections remaining after the application thereof to the Class A Invested Amount and the Class B Invested Amount, if any, (b) the applicable Controlled Deposit Amount (minus the Class A Monthly Principal and Class B Monthly Principal) and (c) the CIA Adjusted Invested Amount prior to any deposits on such day will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the sum of the Class A Invested Amount, the Class B Invested Amount and the CIA Invested Amount and such amount will be distributed to the CIA Certificateholders on the CIA Scheduled Payment Date and, if the CIA Invested Amount is not paid in full on such date, on each subsequent Distribution Date until the earlier of the date on which the Invested Amount has been paid in full and the Stated Series Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Invested Amount on the Class A Scheduled Payment Date and the Class B Invested Amount on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Invested Amount will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Invested Amount will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Invested Amount or the Class B Invested Amount in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, the Rapid Amortization Period will commence.

     If a Pay Out Event occurs during the Accumulation Period, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the next Distribution Date. In addition, to the extent that the Class A Invested Amount has not been paid in full on the Class A Scheduled Payment Date, the Class A Certificateholders will be entitled to monthly payments of principal on each succeeding Distribution Date equal to the Available Investor Principal Collections until the Class A Certificates have been paid in full. After the Class A Certificates have been paid in full, Available Investor Principal Collections will be paid to the Class B Certificates on each Distribution Date until the earlier of the date on which the Class B Invested Amount has been paid in full and the Stated Series Termination Date.

     A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) certain events of insolvency or receivership relating to the Transferor, (d) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (e) the failure of the Transferor to convey Receivables arising under Additional Accounts to the Trust when required by the Pooling and Servicing Agreement, (f) the Trust's becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (g) a reduction in the average Portfolio Yield for any three consecutive Monthly Periods to a rate which is less than the weighted average Base Rate for such three consecutive Monthly Periods. The "Base Rate" means, with respect to any Monthly Period, the weighted average of the Class A Certificate Rate, the Class B Certificate Rate and the CIA Certificate Rate as of the last day of such Monthly Period (weighted based on the Class A Invested Amount, the Class B Invested Amount and the CIA Invested Amount, respectively, as of the last day of such Monthly Period) plus the product of 2.00% per annum and the percentage equivalent of a fraction the numerator of which is the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the CIA Adjusted Invested Amount and the denominator of which is the Invested Amount, each as of the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of (i) the amount of collections of Finance Charge Receivables allocable to the Certificateholders for such Monthly Period,
(ii) the investment proceeds on amounts on deposit in the Principal Funding Account which are deposited in the Finance Charge Account on the Transfer Date related to such Monthly Period and (iii) the amount, if any, withdrawn from the Reserve Account to be deposited in the Finance Charge Account on the Transfer Date relating to such Monthly Period, calculated on a cash basis after subtracting an amount equal to the Investor Default Amount for such Monthly Period, and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period. See "Description of the Certificates--Pay Out Events" herein and in the Prospectus.

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                        Cardholder Monthly Payment Rates
                                 Bank Portfolio

                                   Three Months
                                      Ended         Fiscal Year Ended June 30,
                                   September 30, -------------------------------
                                       1996        1996        1995        1994
                                   -------------  ------      ------      ------
Lowest Month ...................      10.71%       9.86%      10.46%      10.74%
Highest Month ..................      11.39       11.79       11.63       13.23
Monthly Average ................      11.12       10.98       10.96       11.86

     The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above. If a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced. In addition, there can be no assurance that the issuance of other Series or the terms of any other Series might not have an impact on the timing of the payments received by the Certificateholders.

     Because there may be a slowdown in the payment rate below the payment rate used to determine the Controlled Accumulation Amount or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. See "Risk Factors--Payments and Maturity" in the Prospectus. As described under

"Description of the Certificates--Postponement of Accumulation Period" herein the Servicer may shorten the Accumulation Period and, in such event, there can be no assurance that the duration of the Accumulation Period will be sufficient for the accumulation of all amounts necessary to pay the Class A Invested Amount and the Class B Invested Amount on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively, especially if a pay out event were to occur with respect to one or more other Series thereby limiting the amount of Excess Principal Collections allocable to Series 1996-6 (the "Offered Series").

                         RECEIVABLE YIELD CONSIDERATIONS

     The portfolio yield on the Bank Portfolio for each of the three fiscal years contained in the period ended June 30, 1996 and for the three months ended September 30, 1996 is set forth in the following table. The portfolio yields in the table are calculated on an accrual basis. The portfolio yield on Receivables included in the Trust is calculated on a cash basis. Portfolio yields calculated on an accrual basis may differ from portfolio yields calculated on a cash basis due to (a) a lag between when finance charges and fees are charged to cardholder accounts and when such finance charges and fees are collected and (b) finance charges and fees that are not ultimately collected from the cardholder. However, during the three fiscal years contained in the period ended June 30, 1996 and for the three months ended September 30, 1996, portfolio yield on an accrual basis approximated portfolio yield on a cash basis. Portfolio yield on both an accrual and a cash basis will also be affected by numerous factors, including changes in the Monthly Periodic Rates, variations in the rate of payments and new borrowings on the Accounts, the amount of the Annual Membership Fees and Other Charges, changes in the delinquency and loss rates on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur Periodic Finance Charges, which may in turn be caused by a variety of factors, including seasonal variations, the availability of other sources of credit and general economic conditions. See "Maturity Assumptions" in the Prospectus. Interchange allocated to the Trust with respect to the Receivables may vary from the amounts included in the table below because Interchange will be included in the Trust on an estimated basis by initially treating 1.3% of collections on the Receivables, other than collections with respect to Periodic Finance Charges, Annual Membership Fees and Other Charges, as Discount Receivables.

                                 Portfolio Yield
                                 Bank Portfolio

                                Three Months
                                   Ended           Fiscal Year Ended June 30,
                                September 30, ---------------------------------
                                    1996        1996        1995        1994
                                  ---------   ---------   ---------   ---------
Average account monthly accrued
  fees and charges (1)(2) ......  $   38.07   $   34.43   $   29.90   $   25.73
Average account balance(3) .....      2,793       2,711       2,415       1,976
Portfolio yield from fees
  and charges (l)(4) ...........      16.36%      15.24%      14.85%      15.62%

----------
(1) Fees and charges are comprised of Periodic Finance Charges, Interchange, Annual Membership Fees and Other Charges.

(2) Average account monthly accrued fees and charges are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed Periodic Finance Charges, and include Interchange.

(3) Average account balance includes Purchases, Cash Advances and accrued and unpaid Periodic Finance Charges, Annual Membership Fees and Other Charges and is calculated based on the average of the month end balances for accounts with balances.

(4)  Annualized.

     The increase in portfolio yield for the fiscal year ended June 30, 1996 and for the three months ended September 30, 1996 reflects changes in the overall pricing distribution of the Bank Portfolio. The decline in portfolio yield for fiscal year 1995 was primarily the result of the Bank's focus on the direct solicitation of low-rate, no annual fee credit cards which on average had a lower introductory rate and had the effect of lowering finance charge income and annual fee income. The accounts in the Bank Portfolio that are not included in the Trust Portfolio are primarily newly originated accounts with a greater proportion of Receivables arising under accounts generated under this type of solicitation than the average accounts in the Trust Portfolio, which are more seasoned. Therefore, the actual portfolio yield with respect to the Receivables in the Trust Portfolio may be different from that set forth above.

                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Exchangeable Transferor Certificate. Each Series will be issued pursuant to the Pooling and Servicing Agreement entered into by the Bank and the Trustee and a Supplement to the Pooling and Servicing Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Prospectus Supplement for each Series will describe any provisions of the Pooling and Servicing Agreement relating to such Series which may differ materially from the Pooling and Servicing Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Pooling and Servicing Agreement and Supplement.

General

     The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables. For each Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the Invested Amount on any date will be equal to the Initial Invested Amount as of the related Closing Date for such Series minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Series prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Invested Amount may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

     Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

     For each Series of Certificates, payments of interest and principal will be made on Distribution Dates or other payment dates as specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

     For each Series of Certificates, the Transferor initially will own the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Trust or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all cardholder payments from the Receivables in the Trust.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the Invested Amount will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges" and "--Investor Charge-Offs." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid or charged-off. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Invested Amount of such Series will generally decline as payments of principal are distributed to the Certificateholders. As a result, the Transferor Interest will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Invested Amount of such Series and will also change to reflect the variations in the amount of Principal Receivables in the related Trust. The Transferor Interest may also be reduced as the result of an Exchange. See "--Exchanges."

     Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

     If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Series of Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Interest Payments

     For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Invested Amount, plus, if applicable, the Pre-Funding Amount (or other amount specified in the related Prospectus Supplement). at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will generally be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period") and may be funded from certain investment earnings on funds held in accounts of the Trust, from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to the Investor Interest of such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

Principal Payments

     Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to the Investor Interest of such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

     Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

Shared Excess Finance Charge Collections

     If so specified in the related Prospectus Supplement, the Certificateholders of a Series or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class.

Shared Collections of Principal Receivables

     Unless otherwise specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Invested Amount of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Excess Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated.

Companion Series

     If so provided in the Prospectus Supplement relating to a Series, each such Series is subject to being paired with another Series (in such case, a "Companion Series"). The Prospectus Supplement for such Series and the Prospectus Supplement for the Companion Series will each specify the relationship between the Series.

Transfer and Assignment of Receivables

     With respect to the Trust, the Transferor has transferred and assigned to the Trust all its rights, title and interest in and to Receivables in certain Accounts which were selected from its portfolio based upon criteria set forth in the Pooling and Servicing Agreement.

      In connection with the transfer of the Receivables to the Trust, the Transferor has indicated in its computer files that the Receivables have been conveyed to the Trust. In addition, the Transferor has provided to the Trustee computer files or microfiche lists containing a true and complete list showing each Account, including each Additional Account, identified by account number and by total outstanding balance, respectively. The Transferor has not delivered and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are required to be marked to evidence such transfer. The Transferor has filed UCC financing statements with respect to the Receivables meeting the requirements of Delaware state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

Exchanges

      The Pooling and Servicing Agreement provides for the Trustee to issue two types of certificates: (i) one or more Series of certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, which initially is held by the Transferor and is transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements, the holder of the Exchangeable Transferor Certificate may tender such certificate, or the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may define, with respect to any newly issued Series, certain terms including: (i) its name or designation; (ii) its initial investor interest (or method for calculating such amount); (iii) its certificate rate (or formula for the determination thereof); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue; (vii) the name of the clearing agency, if any; (viii) the method for allocating collections to certificateholders of such Series with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts and the method by which the principal amount of such Series shall amortize or accrete; (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate monthly servicing fees;
(xi) the Minimum Transferor Interest; (xii) the Enhancement Provider, if applicable, and the terms of any Enhancement with respect to such Series; (xiii) the base rate applicable to such Series; (xiv) the terms on which the certificates of such Series may be repurchased or remarketed to other investors;
(xv) the series termination date; (xvi) any deposit into any account provided for such Series; (xvii) the number of classes of such Series, and if more than one class, the rights and priorities of each such class; (xviii) whether interchange or other fees will be included in funds available to certificateholders in such Series; (xix) the priority of such Series with respect to any other Series; (xx) the rights, if any, of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series; (xxi) the pool factor (consisting of a seven-digit decimal expressing the ratio of the investor interest to the initial investor interest);
(xxii) the Minimum Aggregate Principal Receivables; (xxiii) whether such Series will be part of a group; and (xxiv) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Certificates. The Transferor may offer any Series to the public under a Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. Other Series have been or are being issued by the Trust. The Transferor intends to offer, from time to time, additional Series issued by the Trust.

      The Pooling and Servicing Agreement provides that the holder of the Exchangeable Transferor Certificate may perform Exchanges and define Principal Terms such that each Series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Furthermore, one or more Series may be in their amortization periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing. Moreover, each Series may have the benefit of an Enhancement which is available only to such Series. Under the Pooling and Servicing Agreement, the Trustee shall hold any such form of Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Enhancement, the holder of the Exchangeable Transferor Certificate may deliver a different form of Enhancement agreement. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable Transferor Certificate may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series). Collections allocated to Finance Charge Receivables not used to pay interest on the certificates, the monthly servicing fee, the investor default amount or investor charge-offs with respect to any Series will be allocated as provided in such Enhancement agreement, if applicable. The holder of the Exchangeable Transferor Certificate also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or classes within a Series may have different priorities. There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

      Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least five days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Exchangeable Transferor Certificate, (ii) its certificate rate (or method of calculating such rate) and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. On the date of the Exchange, the Pooling and Servicing Agreement provides that the Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that, unless otherwise stated in the related Supplement, the certificates of such Series will be characterized as indebtedness for federal income tax purposes under existing law, and that the issuance of such Series will not have a material adverse effect on the federal income tax characterization of any outstanding Series,
(iii) if required by the related Supplement, the form of Enhancement, (iv) if an Enhancement is required by the Supplement, an appropriate Enhancement agreement with respect thereto, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged, and (vii) an officer's certificate of the Transferor to the effect that on the date of the Exchange the Transferor, after giving effect to the Exchange, would not be required to add the Receivables Additional Accounts pursuant to the Pooling and Servicing Agreement, and the Transferor Interest would be at least equal to a Minimum Transferor Interest. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Exchangeable Transferor Certificate.

Representations and Warranties

      The Transferor has made and will make certain representations and warranties to the Trust to the effect that, among other things, (a) as of the date of issuance of a Series (a "Series Closing Date"), the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and (b) as of the cut off date for each Series, as defined herein and in the related Prospectus Supplement (the "Series Cut Off Dates"), each Account was an Eligible Account (as defined below). If (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by the Certificateholders holding more than 50% of the Investor Interest, and (ii) as a result the interests of the Certificateholders are materially adversely affected, and continue to be materially adversely affected during such period, then the Trustee or Certificateholders holding more than 50% of the Investor Interest may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See "--Pay Out Events."

      The Transferor has made and will make representations and warranties to the Trust relating to the Receivables to the effect, among other things, that
(a) as of the Series Closing Date for the 1992-1 Series (the "Initial Closing Date"), each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable" on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by (i) directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest and (ii) depositing into the Collection Account an amount equal to the finance charge at the annual percentage rate applicable to such Ineligible Receivable from the last date billed through the end of the Monthly Period in which such reassignment obligation arises. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Transferor shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders.

      The Transferor has made representations and warranties to the Trust to the effect, among other things, that as of the Initial Closing Date (a) the Pooling and Servicing Agreement constituted a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Pooling and Servicing Agreement constituted either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the investor interest of all Series outstanding, by written notice to the Transferor (and to the Trustee and the Servicer if given by the certificateholders of all Series outstanding), may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment, unless otherwise specified in the related Prospectus Supplement, will be equal to the invested amount for all Series of certificates required to be repurchased on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such certificateholders on such Distribution Date, plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate through such last day of such Monthly Period, less the amount transferred to the Distribution Account from the Finance Charge Account in respect of interest on such certificates. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the invested amount for all Series of certificates required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such Series. If the Trustee or certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or such certificateholders.

      An "Eligible Account" is defined to mean, as of the Original Cut Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion or their date of inclusion in the Trust), each Account owned by the Transferor (a) which was in existence and maintained with the Transferor, (b) which is payable in United States dollars, (c) the cardholder of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been identified by the Transferor in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding, (e) which has not been identified as an Account with respect to which the related card has been lost or stolen, (f) which is not sold or pledged to any other party at the time of its inclusion in the Trust, (g) which does not have receivables which are sold or pledged to any other party at the time of their inclusion in the Trust, and (h) which is a VISA or MasterCard revolving credit card account.

      An "Eligible Receivable" is defined to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Transferor, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor or the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its inclusion in the Trust, the Transferor or the Trust had good and marketable title, free and clear of all liens and security interests arising under or through the Transferor (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the cardholder thereof, legally enforceable against such cardholder in accordance with its terms (with certain bankruptcy-related exceptions), and (f) which constitutes an "account" under Article 9 of the UCC as then in effect in the State of Delaware.

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      It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

Addition of Accounts

      As described above in "The Receivables," the Transferor has the right and, in some circumstances, is obligated to designate from time to time Additional Accounts to be included as Accounts. The Transferor will be required to designate Additional Accounts, (i) if the average of the Transferor Interest for any 30-day period is less than the Minimum Transferor Interest, or (ii) if, on the last day of any Monthly Period, the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth Business Day following such 30-day period or the last day of any Monthly Period, as the case may be. The Transferor will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account and (ii) no selection procedure believed by the Transferor to be materially adverse to the interests of the holders of any Series of certificates was used in selecting the Additional Accounts.

      Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts; Additional Accounts may have been originated by the Transferor using credit criteria different from those which were applied by the Transferor to the initial Accounts or may have been acquired by the Transferor from a third-party financial institution who had different credit criteria.

Removal of Accounts

      Subject to the conditions set forth in the next succeeding sentence, the Transferor may, but shall not be obligated to, designate from time to time all Receivables from certain Accounts for deletion and removal from the Trust (such Accounts, the "Removed Accounts"); provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur, cause the Transferor Interest as a percentage of the aggregate amount of Principal Receivables to be less than 7% on such date of removal, or result in the failure to make any payment specified in the related Supplement with respect to any Series; (ii) the Transferor shall have delivered to the Trustee for execution a written assignment and, within five business days thereafter, a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) not more than 15% of the Trust Portfolio is more than 34 days delinquent; (iv) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust; (v) the Rating Agency shall have received notice of such proposed removal of Accounts and the Transferor shall not have received notice from the Rating Agency that such proposed removal will result in a downgrade of its then-current rating for any Series of Certificates; (vi) the Principal Receivables of the Removed Accounts shall not equal or exceed 5% of the aggregate amount of the Principal Receivables in the Trust at such time; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal the initial invested amount of such Series; and
(vii) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (vi) above.

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Collection and Other Servicing Procedures

      Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

Trust Accounts

      The Trustee has established and maintains in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "Finance Charge Account" and a "Principal Account" for the benefit of the certificateholders of each Series. The Trustee has also established a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a "Qualified Institution" other than the Transferor). The Servicer has established and maintains, in the name of the Trust, for the benefit of certificateholders of all Series, a "Collection Account," which is a non-interest bearing segregated account established and maintained with the Servicer or with a Qualified Institution, defined as a depository institution, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of Aa3 by Moody's and AA- by Standard & Poor's and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), each administered by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agency. Funds in the Principal Account and the Finance Charge Account will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America,
(ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the highest rating from Moody's and Standard & Poor's, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) bankers acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, Moody's and Standard & Poor's, (vi) certain open end diversified investment companies, and (vii) any other investment if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates (such investment, "Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement. The Paying Agent has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

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

Discount Receivables

      The Pooling and Servicing Agreement provides that 1.3% (the "Yield Factor") of the amount of Receivables consisting of amounts charged by cardholders for goods and services and cash advances be treated as Finance Charge Receivables (the "Discount Receivables"). On the date of processing of any collections, the product of the Yield Factor and collections of Receivables consisting of amounts charged by cardholders for goods and services and cash advances on such day which otherwise would be Principal Receivables will be deemed "Discount Receivable Collections." An amount equal to the product of (i) the investor percentage with respect to Finance Charge Receivables for each Series of certificates issued and outstanding and (ii) the amount of such Discount Receivables Collections will be deposited by the Transferor into the Collection Account and an amount equal to the product of (iii) the Transferor Percentage and (iv) the amount of the Discount Receivable Collections will be paid to the holder of the Exchangeable Transferor Certificate. The former amount deposited into the Collection Account will be applied as provided below regarding payments with respect to Finance Charge Receivables. The Transferor may at any time increase the Yield Factor to a fixed percentage up to 4%; provided that the Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, any provider of Enhancement and the Rating Agency of any such designation, and such designation will become effective on the date specified therein only if (i) in the reasonable belief of the Transferor such designation would not cause a Pay Out Event to occur or an event, which with notice or the lapse of time or both would constitute a Pay Out Event and (ii) the Rating Agency confirms in writing its then current rating on any outstanding Series.

Application of Collections

      Allocations. Except as otherwise provided below or in a Series Supplement, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables provided, however, that the Servicer need not deposit amounts to be paid to the holder of the Exchangeable Transferor Certificate and certain amounts allocated to Certificateholders of a Series, as specified in the related Series Supplement, into the Collection Account, and provided, further that for as long as the Bank remains the Servicer under the Pooling and Servicing Agreement, and (a)(i) the Servicer provides to the Trustee a letter of credit covering risk collection of the Servicer acceptable to the Rating Agency and (ii) the Transferor shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then-existing rating of any Series of certificates then outstanding, or (b) the Servicer has and maintains a certificate of deposit rating of P-l by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

      Any amounts collected in respect of Principal Receivables not paid to the Transferor because the Transferor Interest has been reduced to zero ("Unallocated Principal Collections"), together with any adjustment payments, as described below, will be paid to and held in the Principal Account and paid to the Transferor if and to the extent that the Transferor Interest is greater than zero. If an Amortization Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the related Distribution Date.

Funding Period

      For any Series of Certificates, the related Prospectus Supplement may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the

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Certificates of such Series and that the amount of such deficiency (the
"Pre-Funding Amount") will be held in a trust account established with the trustee for the benefit of the Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series. The related Prospectus Supplement will specify the Initial Invested Amount with respect to such Series, the aggregate principal amount of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series are reduced. The Invested Amount may also decrease due to Investor Charge-Offs as provided in the related Prospectus Supplement.

      During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

Defaulted Receivables; Rebates and Fraudulent Charges

      On the first business day on or before the eighth calendar day prior to each Distribution Date (the "Determination Date"), the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. Receivables in any Account will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and procedures for servicing its own comparable credit card accounts (such an Account, a "Defaulted Account"). A portion of all Receivables in Defaulted Accounts (the "Investor Default Amount") will be allocated to the Certificateholders for each Distribution Date in an amount equal to the product of the Investor Percentage for the relevant Series applicable during the related Monthly Period and the amount of Receivables in Defaulted Accounts for such related Monthly Period. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including from Enhancement, and applied to pay principal to Certificateholders or the holder of the Exchangeable Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Senior Certificateholders to make up any Investor Default Amount allocable to such Senior Certificateholders.

      If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest in the Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge.

Investor Charge-Offs

      With respect to each Series of Certificates, if the amount payable on a Distribution Date or other specified date in respect of interest on the Certificates, the Investor Servicing Fee (unless otherwise specified in the related

                                      A-103


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

Prospectus Supplement), the Investor Default Amount and other required fees exceeds the amount on deposit in the Collection Account available therefor, available Enhancement amounts, if any, and amounts available from other specified sources, then the Invested Amount with respect to such Series will be reduced by the amount of such excess, but not more than the Investor Default Amount (an "Investor Charge-Off"). Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Collection Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Invested Amounts of the Classes.

Final Payment or Principal; Termination

      With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the Invested Amount is reduced to an amount less than or equal to 5% (or such other amount specified in the related Prospectus Supplement) of the initial outstanding principal amount of the Certificates, if certain conditions set forth in the related Pooling and Servicing Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates.

      The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Stated Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Invested Amount is greater than zero on the Stated Series Termination Date, the Trustee will sell or cause to be sold certain Receivables allocable to such Series in the manner provided in the Pooling and Servicing Agreement and Supplement and pay the net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Certificates and any other amounts specified in the related Supplement, to the Certificateholders of such Series on such Stated Series Termination Date as final payment of the Certificates.

      Unless the Servicer and the holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Distribution Account for the payment to certificateholders of each Series outstanding sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates through the end of the related Monthly Period, or (b) August 1, 2032. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the holder of the Exchangeable Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to other Series).

Pay Out Events

      Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A "Pay Out Event" occurs with respect to all Series issued by the Trust upon the occurrence of either of the following events:

            (a) certain events of insolvency or receivership relating to the

      Transferor; or

            (b) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      In addition, a Pay Out Event may occur with respect to any specific Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have

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occurred, the Rapid Amortization Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

      If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the receiver or conservator for the Transferor may have the power to delay or prevent commencement of the Rapid Amortization Period.

      In addition to the consequences of a Pay Out Event discussed above, if pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor, on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the invested amount of each Series (or, if any Series has more than one class, of each class of such Series and with respect to any Series any additional person specified in such Prospectus Supplement), the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocated to the Certificates and the Receivables allocable to other Series with respect to which all outstanding classes did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied with respect to such Series as provided above in "--Application of Collections."

      If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

Certain Matters Regarding the Transferor and the Servicer

      The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Bank, as initial Servicer, intends to delegate some of its servicing duties to FDR; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including, without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible, or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Pooling and Servicing Agreement to any taxing authority.

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      In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the New York Uniform Partnership Act in which the Transferor is a general partner.

      The Pooling and Servicing Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

      The Pooling and Servicing Agreement provides that, in addition to Exchanges, the Transferor may transfer its interest in a portion of the Exchangeable Transferor Certificate, provided that prior to any such transfer
(a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then-existing rating of the certificates rated by it and (b) the Trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the certificates for each outstanding Series as debt for federal income tax purposes.

      Any person into which, in accordance with the Pooling and Servicing Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplement to the Pooling and Servicing Agreement, delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement, will be the successor to the Transferor or the Servicer, as the case may be, under the Pooling and Servicing Agreement.

Servicer Default

      In the event of any Servicer Default (as defined below), either the Trustee or certificateholders representing undivided interests aggregating more than 50% of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall give the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

      A "Servicer Default" refers to any of the following events:

            (a)failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement (or within the applicable grace period, which shall not exceed five business days);

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

            (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the certificateholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on the certificateholders of any Series, including the Certificates (which determination shall be made without regard to whether funds are available from any Enhancement), then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

            (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any Series, including the Certificates (which determination shall be made without regard to whether funds are available from any Enhancement), then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders for such period; or

            (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

      Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement, the Transferor and the holders of certificates of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

      In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

Reports to Certificateholders

      On each Distribution Date, the Trustee or any paying agent appointed by the Trustee will forward to each Certificateholder of record a statement prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of each Series, including: (a) the total amount distributed, (b) the amount of the distribution allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the related Monthly Period and allocated in respect of the Certificates,
(e) the amount of collections of Finance Charge Receivables processed during the related Monthly Period and allocated in respect of the Certificates, (f) the Investor Percentage for the related Monthly Period, (g) the aggregate outstanding balance of Accounts which are 35 or more days contractually delinquent, by class of delinquency, as of the end of the last day of the related Monthly Period, (h) the applicable Investor Default Amount for the related Monthly Period, (i) the applicable Investor Charge-Offs for the related Monthly Period and the amount of Investor Charge-Offs reimbursed on the Transfer Date immediately preceding the Distribution Date, (j) the amount of the Investor Servicing Fee for the related Monthly Period, (k) the Invested Amount at the close of business on the last day of the related Monthly Period, (1) the Pool Factor as of the end of the last day of the related Monthly Period, and (m) the amount available, if any, pursuant to the applicable Enhancement.

      On or before January 31 of each calendar year, the Trustee or any paying agent appointed by the Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the regular monthly

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

report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

Reports; Notices

      The Trustee will publish or will cause to be published following each Distribution Date in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information set forth in the foregoing paragraph will be available for review at the main office of the Listing Agent of the Trust in Luxembourg, Luxembourg.

      Notices to Certificateholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the addresses of such holders as they appear in the Certificate Register.

Evidence as to Compliance

      The Pooling and Servicing Agreement provides that the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has reviewed the Servicer's computer reports regarding the Receivables, including information regarding delinquencies, charge-offs and yield and that such reports are in agreement with monthly statements prepared by the Servicer and distributed to the Trustee and the Certificateholders, except as set forth in such report.

      The Pooling and Servicing Agreement provides that the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has made a study and evaluation in accordance with generally accepted auditing standards of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion (assuming the accuracy of reports by the Servicer's third party agents) that the system of internal controls in effect for the reporting period relating to servicing procedures performed by the Servicer, taken as a whole, provided reasonable assurance that the internal control system was sufficient for the prevention and detection of errors and irregularities and that such servicing was conducted in compliance with such provisions of the Pooling and Servicing Agreement with which such accountants can reasonably be expected to possess adequate knowledge of the subject matter, which are susceptible of positive assurance by such accountants and for which their professional competence is relevant, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

      The Pooling and Servicing Agreement also provides for delivery to the Trustee, on or before a certain date each year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligations, describing each such default.

Amendments

      The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of certificateholders of any Series then outstanding for any purpose, provided that
(i) the Transferor shall deliver an opinion of counsel acceptable to the Trustee to the effect that such amendment will not adversely affect in any material respect the interest of such certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series. Such an amendment may be entered into in order to comply with or obtain the benefits of certain future tax legislation (such as legislation creating FASITs) as described below under "Certain U.S. Federal Income Tax Consequences--Recent Legislation."

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

      The Pooling and Servicing Agreement and the Supplement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the investor interests of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or the Supplement or of modifying in any manner the rights of certificateholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series,
(b) change the definition of or the manner of calculating the interest of any certificateholder of such Series, or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring certificateholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.

List of Certificateholders

      Upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Invested Amount of a Series, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Certificates" above.

The Trustee

      The Bank of New York (Delaware) is currently the Trustee under the Pooling and Servicing Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

      The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

Other Litigation

      The Bank was named a defendant in a class action lawsuit filed on May 26, 1995 in the District Court of Willacy County, Texas by a former cardmember of the Bank. In this action, the plaintiff contends that he and all others similarly situated are entitled to statutory penalties for alleged violations by the Bank of the Texas Debt Collection Act and the Texas Deceptive Trade Practices Act. Similar class action lawsuits have been filed in Texas against other banks and entities. The Bank believes that plaintiff's claim under these statutes is not valid. The Bank removed the case to the United States District Court for the Southern District of Texas, Brownsville Division. On April 8, 1996, the United States District Court for the Southern District of Texas, Brownsville Division granted the Bank's motion for summary judgment and dismissed the plaintiff's claim. The plaintiff has appealed the judgment and the Bank intends to vigorously defend against all claims arising under such appeal. While it is impossible to predict the outcome of such lawsuit, the Bank believes that any liability arising from such lawsuit will not have a material adverse effect on the Transferor's business or on the Receivables in the Trust.

                                                                         ANNEX I

                                  OTHER SERIES

      The table below sets forth the principal characteristics of the twenty-three Series heretofore issued by the Trust: Series 1992-1, Series 1993-1, Series 1993-2, Series 1993-3, Series 1994-1, Series 1994-2, Series
1994-3, Series 1994-4, Series 1994-5, Series 1994-6, Series 1994-7, Series
1994-8, Series 1995-1, Series 1995-2, Series 1995-3, Series 1995-4, Series
1995-5, Series 1995-6, Series 1996-1, Series 1996-El, Series 1996-2, Series
1996-3 and Series 1996-4. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (214) 849-3700. The Servicer will provide, without charge, to any prospective purchaser of the Certificates, a copy of the disclosure documents for any previous publicly issued Series.

Series 1992-1

1. Class A Certificates

  Initial Invested Amount ............. $308,000,000
  Certificate Rate .................... 5.20%
  Controlled Amortization Amount ...... $25,666,667
  Commencement of Controlled
    Amortization Period ............... October 1, 1995
  Annual Servicing Fee Percentage ..... 2.0%
  Initial Cash Collateral Amount ...... N/A
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... October 15, 1996
  Scheduled Series Termination Date ... June 15, 1998
  Series Issuance Date ................ September 24,1992

2. Class B Certificates

  Initial Invested Amount ............. $42,000,000
  Certificate Rate .................... 5.80%
  Controlled Amortization Amount ...... $21,000,000
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Cash Collateral Amount ...... $14,000,000
  Expected Final Payment Date ......... December 15, 1996
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1993-1

  Initial Invested Amount ............. $500,000,000
  Certificate Rate .................... One Month LIBOR + 0.30%
  Controlled Amortization Amount ...... $41,666,667
  Commencement of Controlled
    Amortization Period ............... May 1, 1997
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial Cash Collateral Amount ...... $70,000,000
  Expected Series Termination Date .... May 15, 1998
  Scheduled Series Termination Date ... February 15, 2000
  Series Issuance Date ................ May 13, 1993

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

Series 1994-3

1. Class A Certificates

  Initial Invested Amount ............. $532,350,000
  Certificate Rate .................... One Month LIBOR + 0.22%
  Controlled Amortization Amount ...... $133,087,500
  Commencement of Controlled
    Amortization Period ............... March 1, 1997
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial Collateral Invested Amount .. $63,000,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... July 15, 1997
  Scheduled Series Termination Date ... December 15, 1999
  Series Issuance Date ................ June 9, 1994

2. Class B Certificates

  Initial Invested Amount ............. $34,650,000
  Certificate Rate .................... One Month LIBOR +0.40%
  Controlled Amortization Amount ...... $34,650,000
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Collateral Invested Amount .. Same as above for Class A Certificates
  Expected Final Payment Date ......... August 15, 1997
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1994-4

1. Class A Certificates

  Initial Invested Amount ............. $726,450,000
  Certificate Rate .................... One Month LIBOR + 0.37%
  Controlled Amortization Amount ...... $60,537,500
  Commencement of Controlled
    Amortization Period ............... November 1, 2000
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial Collateral Invested Amount .. $87,000,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... November 15, 2001
  Scheduled Series Termination Date ... August 15, 2003
  Series Issuance Date ................ June 9, 1994

2. Class B Certificates

  Initial Invested Amount ............. $56,550,000
  Certificate Rate .................... One Month LIBOR + 0.58%
  Controlled Amortization Amount ...... $56,550,000
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Collateral Invested Amount .. Same as above for Class A Certificates
  Expected Final Payment Date ......... December 15, 2001
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1994-5

1. Class A Certificates

  Initial Invested Amount ............. $500,000,000
  Certificate Rate .................... One Month LIBOR + 0.14%
  Controlled Amortization Amount ...... $250,000,000
  Commencement of Controlled
    Amortization Period ............... July 1, 1997
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial Collateral Invested Amount .. $63,250,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... September 15,1997
  Scheduled Series Termination Date ... April 15, 2000
  Series Issuance Date ................ August 24, 1994

2. Class B Certificates

  Initial Invested Amount ............. $39,160,000
  Certificate Rate .................... One Month LIBOR + 0.34%
  Controlled Amortization Amount ...... $39,160,000
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Collateral Invested Amount .. Same as above for Class A Certificates
  Expected Final Payment Date ......... October 15, 1997
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1994-6

1. Class A Certificates

  Initial Invested Amount ............. $750,000,000
  Certificate Rate .................... One Month LIBOR +0.35%
  Controlled Amortization Amount ...... $62,500,000
  Commencement of Controlled
    Amortization Period ............... January 1,2001
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial Collateral Invested Amount .. $89,820,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... January 15, 2002
  Scheduled Series Termination Date ... October 15, 2003
  Series Issuance Date ................ August 24, 1994

2. Class B Certificates

  Initial Invested Amount ............. $58,380,000
  Certificate Rate .................... One Month LIBOR +0.58%
  Controlled Amortization Amount ...... $58,380,000
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Collateral Invested Amount .. Same as above for Class A Certificates
  Expected Final Payment Date ......... February 15, 2002
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1994-7

1. Class A Certificates

  Initial Invested Amount ............. $750,000,000
  Certificate Rate .................... One Month LIBOR + 0.18%
  Controlled Accumulation Amount
    (subject to adjustment) ........... $62,500,000
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... October 31, 1998
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial Collateral Invested Amount .. $94,880,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... November 15, 1999
  Scheduled Series Termination Date ... June 15, 2002
  Series Issuance Date ................ November 8, 1994

2. Class B Certificates

  Initial Invested Amount ............. $58,735,000
  Certificate Rate .................... One Month LIBOR + 0.40%
  Controlled Accumulation Amount
    (subject to adjustment) ........... Same as above for Class A Certificates
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... Same as above for Class A Certificates
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Collateral Invested Amount .. Same as above for Class A Certificates
  Expected Final Payment Date ......... Same as above for Class A Certificates
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1994-S

1. Class A Certificates

  Initial Invested Amount ............. $500,000,000
  Certificate Rate .................... Three Month LIBOR + 0.24%
  Controlled Accumulation Amount
    (subject to adjustment) ........... $41,666,667
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... October 31, 2000
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial Collateral Invested Amount .. $63,253,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... November 15, 2001
  Scheduled Series Termination Date ... June 15, 2004
  Series Issuance Date ................ November 8, 1994

2. Class B Certificates

  Initial Invested Amount ............. $39,157,000
  Certificate Rate .................... Three Month LIBOR + 0.45%
  Controlled Accumulation Amount
    (subject to adjustment) ........... Same as above for Class A Certificates
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... Same as above for Class A Certificates
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Collateral Invested Amount .. Same as above for Class A Certificates
  Expected Final Payment Date ......... Same as above for Class A Certificates
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1995-1

1. Class A Certificates

   Initial Invested Amount ............ $1,000,000,000
    Certificate Rate .................. One Month LIBOR + 0.14%
   Controlled Accumulation Amount
     (subject to adjustment) .......... $83,333,333
   Commencement of Controlled
     Accumulation Period
     (subject to adjustment) .......... February 28, 1998
   Annual Servicing Fee Percentage .... 1.5%, subject to increase to 2.0%
   Initial Collateral Invested Amount . $126,500,000
   Other Enhancement .................. Subordination of Class B Certificates
   Expected Final Payment Date ........ March 15, 1999
   Scheduled Series Termination Date .. October 15, 2001
   Series Issuance Date ............... March 1, 1995

2. Class B Certificates

  Initial Invested Amount ............. $78,300,000
  Certificate Rate .................... One Month LIBOR + 0.35%
  Controlled Accumulation Amount
    (subject to adjustment) ........... Same as above for Class A Certificates
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... Same as above for Class A Certificates
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Collateral Invested Amount .. Same as above for Class A Certificates
  Expected Final Payment Date ......... Same as above for Class A Certificates
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1995-2

1. Class A Certificates

  Initial In vested Amount ............ $660,000,000
  Certificate Rate .................... One Month LIBOR + 0.24%
  Controlled Accumulation Amount
    (subject to adjustment) ........... $55,000,000
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... February 28, 2001
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial Collateral Invested Amount .. $83,500,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... March 15, 2002
  Scheduled Series Termination Date ... October 15, 2004
  Series Issuance Date ................ March 1, 1995

2. Class B Certificates

  Initial Invested Amount ............. $51,700,000
  Certificate Rate .................... One Month LIBOR + 0.425%
  Controlled Accumulation Amount
    (subject to adjustment) ........... Same as above for Class A Certificates
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... Same as above for Class A Certificates
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Collateral Invested Amount .. Same as above for Class A Certificates
  Expected Final Payment Date ......... Same as above for Class A Certificates
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1995-3

1. Class A Certificates

  Initial Invested Amount ............. $830,000,000
   Certificate Rate ................... One Month LIBOR + 0.10%
  Controlled Accumulation Amount
    (subject to adjustment) ........... $69,166,667
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... April 30, 1997
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial Collateral Invested Amount .. $105,000,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... May 15, 1998
  Scheduled Series Termination Date ... December 15, 2000
  Series Issuance Date ................ May 16, 1995

2. Class B Certificates

  Initial Invested Amount ............. $65,000,000
  Certificate Rate .................... One Month LIBOR + 0.27%
  Controlled Accumulation Amount
    (subject to adjustment) ........... Same as above for Class A Certificates
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... Same as above for Class A Certificates
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Collateral Invested Amount .. Same as above for Class A Certificates
  Expected Final Payment Date ......... Same as above for Class A Certificates
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1995-4

1. Class A Certificates

  Initial Invested Amount ............. $750,000,000
  Certificate Rate .................... One Month LIBOR + 0.12%
  Controlled Accumulation Amount
    (subject to adjustment) ........... $62,500,000
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... August 29, 1997
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial Collateral Invested Amount .. $85,845,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... September 15, 1998
  Scheduled Series Termination Date ... April 15, 2001
  Series Issuance Date ................ September 14, 1995

2. Class B Certificates

  Initial Invested Amount ............. $67,770,000
  Certificate Rate .................... One Month LIBOR + 0.24%
  Controlled Accumulation Amount
    (subject to adjustment) ........... Same as above for Class A Certificates
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... Same as above for Class A Certificates
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Collateral Invested Amount .. Same as above for Class A Certificates
  Expected Final Payment Date ......... Same as above for Class A Certificates
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1995-5

1. Class A Certificates

  Initial Invested Amount ............. $500,000,000
  Certificate Rate .................... One Month LIBOR + 0.17%
  Controlled Accumulation Amount
    (subject to adjustment) ........... $41,666,667
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... August 31, 1999
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial Collateral Invested Amount .. $57,230,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... September 15, 2000
  Scheduled Series Termination Date ... April 15, 2003
  Series Issuance Date ................ September 14, 1995

2. Class B Certificates

  Initial Invested Amount ............. $45,180,000
  Certificate Rate .................... One Month LIBOR + 0.29%
  Controlled Accumulation Amount
    (subject to adjustment) ........... Same as above for Class A Certificates
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... Same as above for Class A Certificates
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Collateral Invested Amount .. Same as above for Class A Certificates
  Expected Final Payment Date ......... Same as above for Class A Certificates
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1995-6

1. Class A Certificates

  Initial Invested Amount ............. $1,245,000,000
  Certificate Rate .................... One Month LIBOR + 0.17%
  Controlled Accumulation Amount
    (subject to adjustment) ........... $103,750,000
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... October 31, 1999
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial Collateral Invested Amount .. $142,500,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... November 10, 2000
  Scheduled Series Termination Date ... July 10, 2003
  Series Issuance Date ................ December 7, 1995

2. Class B Certificates

  Initial Invested Amount ............. $112,500,000
  Certificate Rate .................... One Month LIBOR +0.33%
  Controlled Accumulation Amount
    (subject to adjustment) ........... Same as above for Class A Certificates
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... Same as above for Class A Certificates
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial Collateral Invested Amount .. Same as above for Class A Certificates
  Expected Final Payment Date ......... Same as above for Class A Certificates
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1996-1

1. Class A Certificates

  Initial Invested Amount ............. $750,000,000
  Certificate Rate .................... One Month LIBOR + 0.16%
  Controlled Accumulation Amount
    (subject to adjustment) ........... $75,301,250
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... February 29, 2000
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial CIA Invested Amount ......... $85,845,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... March 15, 2001
  Scheduled Series Termination Date ... November 15, 2003
  Series Issuance Date ................ March 6, 1996

2. Class B Certificates

  Initial Invested Amount ............. $67,770,000
  Certificate Rate .................... One Month LIBOR + 0.29%
  Controlled Accumulation Amount
    (subject to adjustment) ........... Same as above for Class A Certificates
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... Same as above for Class A Certificates
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial CIA Invested Amount ......... Same as above for Class A Certificates
  Expected Final Payment Date ......... Same as above for Class A Certificates
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1996-El

  Initial Invested Amount ............. $500,000,000
  Outstanding Invested Amount .........
    as of October 17, 1996 ............ $454,200,000
  Certificate Rate .................... One month LIBOR + 1.00% (or such lesser rate as designated in the Exchangeable
                                          Certificate Purchase Agreement)
  Controlled Accumulation Amount ...... Invested Amount at the end of Revolving
    (subject to adjustment)               Period divided by 3
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... November 30, 1997
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Other Enhancement ................... Group E Spread Account
  Group ............................... Group E1
  Exchange Period ..................... 18 months from Series Issuance Date
  Expected Final Payment Date ......... March 15, 1998
  Scheduled Series Termination Date ... November 15, 2000
  Series Issuance Date ................ May 2, 1996

Series 1996-2

1. Class A Certificates

  Initial Invested Amount ............. $600,000,000
  Certificate Rate .................... One Month LIBOR + 0.18%
  Controlled Accumulation Amount
    (subject to adjustment) ........... $60,250,000
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... May 31,2002
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial CIA Invested Amount ......... $68,700,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... June 10, 2003
  Scheduled Series Termination Date ... February 10, 2006
  Series Issuance Date ................ June 4, 1996

2. Class B Certificates

  Initial Invested Amount ............. $54,300,000
  Certificate Rate .................... One Month LIBOR + 0.33%
  Controlled Accumulation Amount
    (subject to adjustment) ........... Same as above for Class A Certificates
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... Same as above for Class A Certificates
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial CIA Invested Amount ......... Same as above for Class A Certificates
  Expected Final Payment Date ......... Same as above for Class A Certificates
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1996-3

1. Class A Certificates

  Initial Invested Amount ............. $400,000,000
  Certificate Rate .................... One Month LIBOR +0.10%
  Controlled Accumulation Amount
    (subject to adjustment) ........... $40,166,667
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... May 31, 1998
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial CIA Invested Amount ......... $45,800,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... June 10, 1999
  Scheduled Series Termination Date ... February 10, 2002
  Series Issuance Date ................ June 6, 1996

2. Class B Certificates

  Initial Invested Amount ............. $36,200,000
  Certificate Rate .................... One Month LIBOR + 0.23%
  Controlled Accumulation Amount
    (subject to adjustment) ........... Same as above for Class A Certificates
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... Same as above for Class A Certificates
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial CIA Invested Amount ......... Same as above for Class A Certificates
  Expected Final Payment Date ......... Same as above for Class A Certificates
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

Series 1996-4

1. Class A Certificates

  Initial Invested Amount ............. $500,000,000
  Certificate Rate .................... One Month LIBOR + 0.19%
  Controlled Accumulation Amount
    (subject to adjustment) ........... $50,200,834
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ........... July 31, 2005
  Annual Servicing Fee Percentage ..... 1.5%, subject to increase to 2.0%
  Initial CIA Invested Amount ......... $57,230,000
  Other Enhancement ................... Subordination of Class B Certificates
  Expected Final Payment Date ......... August 10, 2006
  Scheduled Series Termination Date ... April10, 2009
  Series Issuance Date ................ August 6, 1996

2. Class B Certificates

  Initial Invested Amount ............. $45,180,000
  Certificate Rate .................... One Month LIBOR + 0.37%
  Controlled Accumulation Amount
    (subject to adjustment) ........... Same as above for Class A Certificates
  Commencement of Controlled
    Accumulation Period
    (subject to adjustment) ....s....... Same as above for Class A Certificates
  Annual Servicing Fee Percentage ..... Same as above for Class A Certificates
  Initial CIA Invested Amount ......... Same as above for Class A Certificates
  Expected Final Payment Date ......... Same as above for Class A Certificates
  Scheduled Series Termination Date ... Same as above for Class A Certificates
  Series Issuance Date ................ Same as above for Class A Certificates

                       Lehman Card Account Trust 1994-1,
                        Floating Rate Asset Backed Notes

The following excerpts are from the 1994-1 Prospectus Supplement only. The 1994-1 Prospectus is virtually identical to the Prospectus for LCAT 1995-1. Please refer to the 1995-1 Prospectus for defined terms not defined herein.

                                   THE TRUST

General

      The Issuer, Lehman Card Account Trust 1994-1, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the CABS and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The Trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "The Owner Trustee".

                            DESCRIPTION OF THE NOTES

General

      The Notes will be issued pursuant to the Indenture dated as of June 1, 1994, between the Trust and The Bank of New York, as Indenture Trustee. The Depositor will provide a copy of the Indenture to prospective investors without charge upon request.

      The following summaries describe certain terms of the Notes and the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Wherever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "The Indenture" herein for a summary of additional terms of the Indenture.

      The Notes will be issued in fully registered form only and each Class of Notes will be secured by a specified group of assets of the Trust. The Notes will be freely transferable and exchangeable at the corporate trust office of the Indenture Trustee. The Depositor will retain at least 0.2% of the outstanding principal amount of each Class of Notes at all times prior to the payment in full of the Notes.

Payments on Notes

      Payments on the Notes, as described below, will be made by the Indenture Trustee on the Payment Date to persons in whose names the Notes are registered on the last day of the month preceding the month in which such Payment Date occurs (the "Record Date"). Payments to each Noteholder will be made through the facilities of The Depository Trust Company ("DTC") (in the United States) or Cede I or Euroclear (in Europe) to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Indenture Trustee and such holder. The final payment in retirement of a Note will be made only upon surrender of the Note to the Indenture Trustee at the office thereof specified in the notice to Noteholders of such final payment. Notice will be mailed prior to the Payment Date on which the final payment of principal and interest on a Note is expected to be made to the holder thereof.

Payments of Interest

      Interest on the principal balances of the Classes of the Notes will accrue at the respective per annum interest rates specified below and will be payable monthly on each Payment Date.

      Interest in respect of a Payment Date will accrue on the outstanding principal of the Notes from and including the preceding Payment Date (in the case of the first Payment Date, from and including June 15, 1994 (the "Closing Date")) to but excluding such current Payment Date (each, an "Interest Accrual Period"). Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.

      Except for payments made pursuant to the Interest Rate Cap Agreements described below, interest payments on the Class A1 Notes will be funded from the collections of interest on the Group I CABS on such date, and interest payments on the Class A2 Notes will be funded from the collections of interest on the Group II CABS on such date. Interest on all of the CABS is payable on the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day (each, a "CABS Distribution Date"). If interest collections on the Group I CABS or the Group II CABS plus amounts received with respect to the respective Interest Rate Cap Agreements are not sufficient to pay the interest due on the respective classes of Notes for any Payment Date and such default continues for five days, an Event of Default will occur in respect of all of the Notes.

      Calculation of LIBOR. LIBOR applicable to the calculation of the interest rates on the Class A1 Notes in respect of a Payment Date shall be calculated by the Indenture Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the Group I CABS immediately prior to such CABS Distribution Date) applicable to the distributions of interest on the Group I CABS distributable on such CABS Distribution Date. LIBOR applicable to the calculation of the interest rates on the Class A2 Notes in respect of a Payment Date shall be calculated by the Indenture Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the Group II CABS immediately prior to such CABS Distribution Date) applicable to the distributions of interest on the Group II CABS distributable on such CABS Distribution Date. The LIBOR applicable to the CABS is described under "Description of the CABS--Interest Distributions" herein. The Indenture Trustee shall transmit the results of its calculations of LIBOR to any securities exchange to which application to list the Notes has been made prior to the Closing Date.

      Class A1. The Class A1 Notes will bear interest at an annual rate equal to LIBOR (calculated as described herein) plus 0.25% on the aggregate principal amount of the Class A1 Notes.

      Class A2. The Class A2 Notes will bear interest at an annual rate equal to LIB OR plus 0.20% on the aggregate principal amount of the Class A2 Notes, subject to a maximum rate of 12% until the January 1998 Payment Date, and, subsequently, subject to no maximum rate.

Payments of Principal

      Principal payments to the Noteholders are expected to commence on the May 1998 Payment Date with respect to the Class A1 Notes and the March 1998 Payment Date with respect to the Class A2 Notes. If, however, a CABS Amortization Event (as defined herein) shall occur, principal payments on the Notes will commence on the first Payment Date after such CABS Amortization Event.

      On each Payment Date in respect of which principal is distributed on the Group I CABS, principal payments will be made on the Class A1 Notes in an amount generally equal to 97% (the "Class A1 Note Percentage") of the principal distributed on the Group I CABS only. Such principal will be applied pro rata in accordance with the outstanding principal balances of the Class A1 Notes. The principal balance of the Class A1 Notes, to the extent not previously paid, will be due on the June 1999 Payment Date (the "Class A1 Final Scheduled Payment Date").

      On each Payment Date in respect of which principal is distributed on the Group II CABS, principal payments will be made on the Class A2 Notes in an amount generally equal to 97% (the "Class A2 Note Percentage") of such principal distributed on the Group II CABS only. Such principal will be applied pro rata in accordance with the outstanding principal balances of the Class A2 Notes. The principal balance of the Class A2 Notes, to the extent not previously paid, will be due on the March 1999 Payment Date (the "Class A2 Final Scheduled Payment Date").

      Principal on the Class A1 Notes will be payable solely from principal on the Group I CABS and principal on the Class A2 Notes will be payable solely from principal on the Group II CABS.

Interest Rate Cap Agreements

      On the Closing Date the Trust will enter into interest rate cap agreements (such agreements, the "Interest Rate Cap Agreements") with the Interest Rate Cap Provider.

      Pursuant to the Interest Rate Cap Agreements, the Interest Rate Cap Provider will make payments (the "Interest Rate Cap Payments") to the Trust on each Payment Date with respect to the Class A1 Notes, and commencing with the January 1998 Payment Date with respect to the Class A2 Notes, to the extent the applicable LIBOR on any such Payment Date exceeds the following rates ("Cap Rates"):

            11.75% in the case of the Class A1 Notes and,

            11.80% in the case of the Class A2 Notes.

      For each Class of Notes listed above, the Interest Rate Cap Payment will equal the product of (i) the principal balances of such Class of Notes and (ii) the product of (x) the amount by which the applicable LIBOR exceeds the related Cap Rate and (y) the number of days in the Interest Accrual Period divided by
360. Payments with respect to each Interest Rate Cap Agreement will be available for payment on the respective Class of Notes only and not for payment on the other Class of Notes.

      Payments received by the Indenture Trustee pursuant to the Interest Rate Cap Agreements will be deposited in the Collection Account.

Interest Rate Cap Provider

      The Interest Rate Cap Provider will be Lehman Asset Backed Caps Inc., a newly formed wholly owned subsidiary of the Depositor. On the Closing Date the sole assets of the Interest Rate Cap Provider will be a cap agreement (the "Initial Cap") from Lehman Brothers Special Financing Inc. ("LBSF") and cash (the "Cash Collateral") deposited by the Depositor in an account (the "Cash Collateial Account") held by the Indenture Trustee on behalf of the Interest Rate Cap Provider. On a weekly basis LBSF will determine whether the Cash Collateral is sufficient to maintain the rating of the Notes. If the Cash Collateral is not sufficient, the Depositor or an affiliate thereof will contribute additional cash to the Cash Collateral Account. By October 15, 1994, (the "Agreement Date"), it is anticipated that the Interest Rate Cap Provider will assign the Initial Cap to Lehman Brothers Financial Products, Inc. ("LBFP"), in exchange for interest rate cap agreements (the "Interest Rate Cap Support Agreements") which are to be entered into by LBFP. Upon receipt of the Interest Rate Cap Support Agreements the Cash Collateral will be released to the Depositor. LBFP is incorporated in New York. Its main office is located at 3 World Financial Center, 12th Floor, New York, New York 10285-1200. LBFP is a wholly owned subsidiary of Lehman Brothers Inc. and an indirect subsidiary of Lehman Brothers Holdings Inc. LBFP will initially be capitalized with $200 million of equity. LBFP's primary objective is to provide comprehensive treasury and risk management and derivative product services, including interest-rate and currency swaps, to its own and its shareholders' clients worldwide. It has been assigned a rating of "Aaa" by Moody's and "AAA" by S&P.

      If LBFP does not enter into the Interest Rate Cap Support Agreements with the Interest Rate Cap Provider by the Agreement Date, then the Interest Rate Cap Provider will use all or part of the Cash Collateral to enter into the Interest Rate Cap Support Agreements with a provider selected by the Depositor and rated "Aaa" by Moody's and "AAA" by S&P.

      In the event of a reduction or withdrawal of the credit rating by any Rating Agency of the short-term debt of the provider of the Interest Rate Cap Support Agreements (or, if such provider does not have such a rating by the relevant Rating Agency, the long-term debt), the Interest Rate Cap Provider may, but is not required to, obtain a substitute interest rate cap support provider or enter into a substitute arrangement that is satisfactory to such Rating Agency, in order to avoid a reduction or withdrawal of the rating of the Notes.

Distributions on the CABS; Collection Account

      A1l distributions on the CABS will be remitted directly to an account (the "Collection Account") to be established with the Indenture Trustee under the Indenture on the Closing Date. The Indenture Trustee will hold such moneys uninvested and without liability for interest thereon for the benefit of holders of the Securities. The CABS Distribution Date in each month is the Payment Date for such month.

Assignment of CABS

      The Depositor will acquire the CABS for deposit into the Trust from Lehman Government Securities, Inc. ("LGSI"). At the time of issuance of the Securities, the Depositor will cause the beneficial interest in such CABS, which will be held in book-entry form through the facilities of The Depository Trust Company, to be delivered to the Indenture Trustee's participant account at The Depository Trust Company.

Termination

      A1l obligations of the Depositor and the Indenture Trustee created by the Indenture will terminate upon the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture. In addition, the occurrence of certain CABS Amortization Events (as defined herein) may lead to an early termination of the obligations of the Depositor and the Indenture Trustee created by the Indenture.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Trust Agreement dated as of June 1, 1994, among the Depositor, LGSI and Wilmington Trust Company as Owner Trustee. The Depositor will provide a copy of the Trust Agreement to prospective investors without charge upon request.

      The following summaries describe certain terms of the Certificates and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference. See "The Trust Agreement" herein for a summary of additional terms of the Trust Agreement.

      The Certificates will be issued in fully registered, certificated form only and will represent undivided interests in the Trust. Subject to the limitations described in this paragraph, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Owner Trustee. The Certificates will be issued in minimum denominations of $1,660,000 and will not be eligible to be resold or subdivided in units smaller than the minimum denomination for issuance, except for one Certificate issued in a denomination of $324,850 which will be held by the Depositor. In addition, non-United States persons will not be permitted to purchase Certificates. Such restrictions will be set forth in a legend contained in the registered form of Certificate. By accepting delivery of a Certificate the holder will be deemed to have agreed to comply with such restrictions. Any attempt to transfer Certificates in violation of the foregoing restrictions will be null and void and such transfer will not be recorded by the registrar. The Depositor will retain at least 1.0% of the outstanding principal amount of the Certificates at all times prior to the termination of the Trust Agreement.

Distributions on Certificates

      Pursuant to an administration agreement entered into between the Trust, the Indenture Trustee, The Bank of New York as administrator (the "Administrator") and the Owner Trustee (the "Administration Agreement"), distributions on the Certificates, as described below, will be made on behalf of the Owner Trustee by the Administrator on the Payment Date to persons in whose names the Certificates are registered on the Record Date. Distributions to each Certificateholder will be made by the Administrator to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Owner Trustee and such holder. The final distribution in retirement of a Certificate will be made only upon surrender of the Certificate to the Owner Trustee at the office thereof specified in the notice to Certificateholders of such final distribution. Notice will be mailed prior to the Payment Date on which the final distribution of principal and interest on a Certificate is expected to be made to the holder thereof.

Distributions of Interest

      Interest on the principal balance of the Class A3 Certificates will accrue at the per annum interest rate specified below and will be distributable monthly on each Payment Date. Interest in respect of a Payment Date will accrue on the outstanding principal of the Certificates from and including the preceding Payment Date (in the case of the first Payment Date, from and including the Closing Date) to but excluding such current Payment Date (each, an "Interest Accrual Period"). Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.

      Calculation of LIBOR: LIBOR applicable to the calculation of the interest rates on the Class A3 Certificates in respect of a Payment Date shall be calculated by the Indenture Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the CABS immediately prior to such CABS Distribution Date) applicable to the distributions of interest on the CABS distributable on such CABS Distribution Date. The LIBOR applicable to the CABS is described under "Description of the CABS--Interest Distributions" herein. The Indenture Trustee shall transmit the results of its calculations of LIBOR to any securities exchange to which application to list the Certificates has been made prior to the Closing Date.

      Class A3. The Class A3 Certificates will bear interest on the aggregate principal amount of the Class A3 Certificates at an annual rate equal to (x) LIBOR (calculated as described above) plus (y) the sum of (i) 0.25% multiplied by the ratio that the principal amount of the Group I CABS bears to the aggregate principal amount of the CABS, such amount being subject to a maximum rate of 12%, plus (ii) 0.20% multiplied by the ratio that the principal amount of the Group II CABS bears to the aggregate principal amount of the CABS, such amount being subject to a maximum rate of 12%.

Distributions of Principal

      Principal distributions to Certificateholders are expected to commence on the March 1998 Payment Date. If, however, a CABS Amortization Event (as defined herein) shall occur, principal distributions on the Certificates will commence on the first Payment Date after such CABS Amortization Event.

      On each Payment Date in respect of which principal is distributed on the CABS, principal distributions will, subject to the prior rights of the holders of the Notes described under "Subordination" below, be made on the Class A3 Certificates in an amount generally equal to 3% (the "Group I Certificate Percentage") of the principal distributed on the Group I CABS and 3% (the "Group II Certificate Percentage") of the principal distributed on the Group II CABS. Such principal will be applied pro rata in accordance with the outstanding principal balances of the Class A3 Certificates. The principal balance of the Class A3 Certificates at any time will be equal to the outstanding principal balance of the CABS at such time multiplied by the Class A3 Certificate Percentage at such time. As more fully described herein, the outstanding principal balance of the CABS will be reduced as a result of principal payments on the Receivables that are distributed in respect of the CABS.

Subordination

      Distributions of interest on the Certificates with respect to the Group I CABS and the Group II CABS will be subordinated in priority of payment to the payment of interest due on the Class A1 Notes and Class A2 Notes, respectively. Distributions of principal on the Certificates with respect to the Group I CABS and the Group II CABS will be subordinated in priority of payment to the payment of principal due on the Class A1 Notes and Class A2 Notes, respectively. Consequently, the Certificateholders will not receive any distributions of interest with respect to the Group I CABS or the Group II CABS with respect to a Payment Date until the full amount of interest due on the respective Class of Notes on such Payment Date is paid in full and will not receive any distributions of principal with respect to the Group I CABS or the Group II CABS until the full amount of principal due on the respective Class of Notes on such Payment Date is paid in full.

Termination

      A1l obligations of the Depositor and the Owner Trustee created by the Trust Agreement will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement. In addition, the occurrence of certain CABS Amortization Events (as defined herein) will lead to an early termination of the obligations of the Depositor and the Owner Trustee created by the Trust Agreement.

                             DESCRIPTION OF THE CABS

      The table below sets forth certain of the characteristics of the CABS. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to, the prospectuses pursuant to which the CABS were offered and sold. The CABS are not listed on any securities exchange.

                           DESCRIPTION OF THE CABS


                                                                                   Group I
                                                    ----------------------------------------------------------------------
                                                        ADVANTA                 First USA                MBNA Master
                                                      Credit Card              Credit Card                 Credit
Issuer:                                               Master Trust             Master Trust              Card Trust
-------                                               ------------             ------------              ----------
Servicer ........................................   Colonial National        First USA Bank           MBNA America
                                                    Bank USA                                          Bank, National

                                                                                                      Association

Trustee .........................................   Chemical Bank            NationsBank of           Bankers Trust
                                                                             Virginia, N.A.           Company

Designation .....................................   Floating Rate Asset      Floating Rate Asset      Floating Rate Asset
                                                    Backed Certificates,     Backed Certificates.     Backed Certificates.
                                                    Series 1993-4            Series 1993-3            Series 1993-4

Principal Amount Purchased by Depositor .........   $75,000,000              $259,750,000             $335,360,000
Percentage of total CABS pool ...................   6.93%                    24%                      30.98%
Investor amount .................................   $400,000,000             $750,000,000             $1,000,000,000
Series termination date(1) ......................   December 31, 2000        December 15, 2000        December 15, 2000
Certificate rate ................................   LIBOR(2) plus 0.25%;     LIBOR(3) plus 0.25%:     LIBOR(2) plus 0.25%;
                                                    cap of 12%               cap of 12%               cap of 12%
Monthly payment date(4) .........................   15th                     15th                     15th
Commencement of controlled amortization
  period(5) .....................................   June 1, 1998             April 1, 1998            June 1, l998
Minimum Seller's percentage .....................   7%                       7%                       7%
Cash Collateral Guaranty(6) Amount ..............   $52,000,000              $97,500,000              $105,000,000
Percentage of Subordinated Class B Certificates .   None                     None                     None
Optional repurchase percentage ..................   5%                       5%                       5%
Ratings (Moody's/S&P)(8) ........................   Aaa/AAA                  Aaa/AAA                  Aaa/AAA


                                                                      Group II
                                                    ---------------------------------------------
                                                                            Household Affinity
                                                      First Chicago         Credit Card Master
Issuer:                                              Master Trust II              Trust I
-------                                              ---------------              -------
Servicer ........................................   FCC National Bank     Household Finance

                                                                          Corporation

Trustee .........................................   Norwest Bank          The Bank of New
                                                    Minnesota, National   York
                                                    Association
Designation .....................................   Floating Rate Credit  Floating Rate Class A
                                                    Card Certificates,    Credit Card
                                                    Series 1993-H         Participation
                                                                          Certificates, Series
                                                                          1993-1

Principal Amount Purchased by Depositor .........   $226,115,000          $186,260,000
Percentage of total CABS pool ...................   20.89%                17.21%
Investor amount .................................   $700,000,000          $900,000,000
Series termination date(1) ......................   April 15, 2000        September 15, 2000
Certificate rate ................................   LIBOR(2) plus 0.20%;  LIBOR(3) plus 0.20%;
                                                    cap of 12%            cap of 12%
Monthly payment date(4) .........................   15th                  15th
Commencement of controlled amortization
  period(5) .....................................   February 1, 1998      March 1, 1998
Minimum Seller's percentage .....................   7%                    7%
Cash Collateral Guaranty(6) Amount ..............   $91,000,000           (7)
Percentage of Subordinated Class B Certificates .   None                  6%
Optional repurchase percentage ..................   5%                    5%
Ratings (Moody's/S&P)(8) ........................   Aaa/AAA               Aaa/AAA

----------
(1) Includes defined terms: Series Termination Date and Stated Series Termination Date

(2)  Reuters LIBOR

(3)  Telerate LIBOR

(4)  Includes defined terms: Payment Date and Distribution Date

(5) Includes defined terms: Controlled Amortization Period. Amortization Period and Controlled Liquidation Period

(6) A "Cash Collateral Guaranty" generally provides, that in the event that a deficiency exists with respect to a payment of interest and/or principal, an amount equal to such deficiency may be withdrawn from the cash collateral account and applied to such deficiency up to the amount provided in the Agreement.

(7) On each payment date for the investors, the amount of Enhancement available to the investors will equal the lesser of (i) the Collateral Amount and
     (ii) the Required Collateral Amount. "Collateral Amount" means an amount equal to the sum of the Collateral Invested Amount and the amount, if any, on deposit in the cash collateral account. The "Required Collateral Amount" with respect to any payment date means (i) $105,883,000 until the payment date on which the invested amount of the Class A Certificates has been reduced to zero and (ii) on any payment date thereafter 60% of the unpaid principal balance of the Class B Certificates as of the last day of the due period preceding such payment date.

     The investors have the benefit of a cash collateral account. The cash collateral account had a beginning balance of zero which may be increased
     (i) to the extent the Seller elects, subject to rating agency approval, to apply collections of Principal Receivables to decrease the Collateral Invested Amount and (ii) to the extent either collections of Principal Receivables allocable to the Collateral Invested Amount or collections of excess Finance Charge Receivables are required to be deposited therein.

     "Collateral Invested Amount" means an undivided interest in the assets of the CABS Issuer in the initial amount of $105,883,000 of Principal Receivables.

(8)  As of June 14, 1994.

General

     This Prospectus Supplement sets forth certain relevant terms with respect to the CABS, but does not provide detailed information with respect to the CABS. Appendix A to this Prospectus Supplement contains excerpts from each prospectus pursuant to which the CABS were offered and sold. This Prospectus Supplement relates only to the Securities offered hereby and does not relate to the CABS.

     Each CABS Issuer is subject to the information requirements of the Exchange Act. Accordingly, each CABS Issuer is required to file reports, and other information with respect to the CABS Issuer, including monthly Servicer Reports regarding the Receivables, with the Commission. Copies of such reports and other information may be inspected and copies at certain offices of the Commission at the address listed under "Available Information" in the Prospectus.

     Neither the Depositor nor the Underwriter participated in the preparation of such Servicer Reports. Such reports and information will have been prepared by the respective CABS Issuer and will not be independently verified by the Depositor or the Underwriter. There can be no assurance that events have not occurred which would affect the accuracy or completeness of any statements included in such Servicer Reports or in the publicly available documents filed by or on behalf of the CABS Issuers.

     Although the Depositor has no reason to believe the information concerning the CABS, the CABS Issuers, or each prospectus or prospectus supplement relating to the CABS is not reliable, the Depositor has not verified either its accuracy or its completeness. Such information is as of the date of each related prospectus and comparable information if given as of the date hereof may be different.

     Set forth below is certain information excerpted and summarized from each prospectus relating to the CABS.

     The CABS have been issued pursuant to Agreements entered into between various sellers and various trustees. See "Appendix A" for further description of the various CABS Issuers. The following summary describes certain general terms of such Agreements, but investors should refer to the Agreements themselves for all the terms governing the CABS.

     Each CABS represents an undivided interest in one of the CABS Issuers, including the right to a percentage of cardholder payments on the Receivables underlying such issue of CABS. The assets of each CABS Issuer include a pool of Receivables arising under Accounts, funds collected or to be collected from cardholders in respect of the Receivables and services in the Accounts, monies on deposit in certain accounts of the CABS Issuers, the right to draw upon various enhancements and may also include the right to receive certain interchange fees attributed to cardholder charges for merchandise. Each CABS represents the right to receive payments of interest for the related interest period at the applicable CABS Certificate Rate (as defined herein) for such interest period from collections of Receivables and, in certain circumstances, from draws on applicable enhancement, and payments of principal during the CABS Amortization Period (as defined herein) funded from collections of Receivables.

     Each seller of CABS (each, a "Seller") holds the interest in the Receivables of a CABS Issuer not represented by the CABS and any other series of securities issued by the CABS Issuer. Such Seller holds an undivided interest in the CABS Issuer (the "Seller's Interest"), including the right to a percentage (the "Seller's Percentage") of all cardholder payments on the Receivables.

The Group I CABS

     The Group I CABS will consist of the CABS issued by the following CABS
Issuers: ADVANTA Credit Card Master Trust, First USA Credit Card Master Trust, and MBNA Master Credit Card Trust.

The Group II CABS

     The Group II CABS will consist of the CABS issued by the following CABS
Issuers: First Chicago Master Trust II and Household Affinity Credit Card Master Trust I.

Interest Distributions

     Interest accrues on the CABS at the certificate rate for each class and series of CABS (a "CABS Certificate Rate"), from the date of the initial issuance of the CABS. Interest at the applicable rate will be distributed to the holders of the CABS monthly on each CABS Distribution Date.

     Interest on the CABS is calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     The CABS all bear interest at a rate per annum above the arithmetic mean of London interbank offered quotations for one-month Eurodollar deposits ("LIBOR"); provided, however, that the rate at which interest will accrue on the CABS will in no event exceed 12% per annum. In the case of the CABS issued by ADVANTA Credit Card Master Trust, First Chicago Master Trust II, and MBNA Master Credit Card Trust, LIBOR is determined according to the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumption and Provisions for SWAPS, 1986 edition) ("Reuters LIBOR"). In the case of the CABS issued by First USA Credit Card Master Trust and Household Affinity Credit Card Master Trust I, LIBOR is determined according to the Telerate Page 3750 of the Dow Jones Telerate Service (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) ("Telerate LIBOR").

Principal Distributions

     Generally, principal distributions due to the holders of the CABS are scheduled to commence on the first CABS Distribution Date with respect to a controlled amortization period for a series of CABS (a "CABS Controlled Amortization Period"), but may be distributed earlier or later than such date. However, if an Early Amortization Event, Payout Event, Liquidation Event or Economic Amortization Event (as such terms are defined in the Agreements) (each such event, a "CABS Amortization Event") occurs, monthly distributions of principal to the holders of the CABS will begin on the first CABS Distribution Date following the occurrence of such CABS Amortization Event. See "CABS Amortization Events" below.

     If a CABS Amortization Event does not occur, principal will be distributed to the holders of the CABS on the first CABS Distribution Date during the applicable CABS Controlled Amortization Period. If, however, the amount of principal distributed on the scheduled final CABS Distribution Date is not sufficient to pay the holders of the CABS in full, then monthly distributions of principal to the holders of CABS will occur on each CABS Distribution Date after the scheduled final CABS Distribution Date.

Investor Percentage and Seller's Percentage

     Pursuant to the Agreements, all amounts collected on Receivables will be allocated between the investor interest of the holders of the CABS, the investor interest of any other Series, and the Seller's Interest by reference to the investor percentage of the holders of the CABS, the investor percentage of any other Series, and the Seller's Percentage.

     The Seller's Percentage in all cases means the excess of 100% over the aggregate investor percentages of all Series then outstanding.

Allocation of Collections

     The CABS Servicer will deposit any payments collected by the CABS Servicer with respect to the Receivables and will generally allocate such amounts as follows:

     (a) an amount equal to the applicable Seller's Percentage of the aggregate amount of deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid to the holder of the Seller's Interest,

     (b) an amount equal to the applicable investor percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into an account for the benefit of the holders of the CABS.

     (c) during the revolving period, an amount generally equal to the applicable investor percentage of the aggregate amount of such collections in respect of Principal Receivables will be paid to the holder of the Seller's Certificate, provided, however, that such amount may not exceed the amount equal to the Seller's Interest,

     (d) during the CABS Controlled Amortization Period or after the occurrence of a CABS Amortization Event, collections of Principal Receivables will be allocated to the holders of CABS based on the investor percentage.

The term "Seller's Interest" also encompasses the terms Seller's Certificate, Exchangeable Seller's Certificate and Exchangeable Transferor's Certificate. "Principal Receivables" generally consist of amounts charged by cardholders for merchandise and services, amounts advanced as cash advances and the interest portion of any participation interests. "Finance Charge Receivables" generally consist of monthly periodic charges, annual fees, cash advance fees, late charges, over-limit fees and all other fees billed to cardholders, including administrative fees.

CABS Amortization Events

     The following is a summary of the typical CABS Amortization Events for each series of CABS. Certain additional CABS Amortization Events unique to particular series of CABS are described following this summary:

     (a) failure to make payments to holders of CABS within the time periods given in the Agreements,

     (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in a material respect any covenant or agreement under an Agreement,

     (c) occurrence of a material default by a servicer of the Receivables underlying a series of CABS (a "CABS Servicer"),

     (d) failure to maintain the Seller's Interest in an amount at least equal to minimum Seller's Percentage of Principal Receivables in the CABS Issuer as of such date,

     (e) failure to maintain a certain minimum level of Receivables or Accounts, or if the Seller is unable to transfer Receivables or Accounts to a CABS Issuer,

     (f)  certain events of bankruptcy or insolvency relating to the Seller,

     (g) CABS Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended,

     (h) any reduction of the portfolio yield or excess spread (averaged over any three consecutive months) to a rate below a certain rate provided in the Agreement for such period,

     (i) the available amount of the Cash Collateral Guaranty is less than 3% of the amount of the investor interest for the underlying series of CABS.

Household Affinity Credit Card Master Trust I, Series 1993-1

     (a) failure to distribute either the full invested amount of the Class A Certificates by March 15, 1999 or the full invested amount of the Class B Certificates by April 15, 1999,

     (b) if invested amount of the Class B Certificates is less than 1% on initial invested amount on a payment date.

ADVANTA Credit Card Master Trust, Series 1993-4

     (a) the available amount in the Cash Collateral Account is less than an amount equal to $9,000,000 plus 3% of any increases in the invested amount during the period money is held in a pre-funding account.

Servicing Compensation and Payment of Expenses

     Generally, the CABS Servicer's compensation for its servicing activities and reimbursement for its expenses for any monthly period will be a servicing fee (a "CABS Servicing Fee") payable monthly. The CABS Servicing Fee will be allocated among the Seller's Interest and the investor interests of all Series issued by the CABS Issuer.

     Generally, the CABS Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the CABS Trustee and independent accountants and other fees which are not expressly stated in the related Agreement to be payable by the CABS Issuer or the holders of CABS.

                                  THE DEPOSITOR

     Lehman ABS Corporation (the "Depositor") was incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ("LCPI"), which is itself a wholly owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). None of Lehman Brothers, LCPI, Holdings or the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Securities.

     As of December 31, 1993, the Depositor's total assets were approximately $29.2 million, its total liabilities were approximately $1.1 million, its total stockholders' equity was approximately $28.1 million, and for the fiscal year ended December 31, 1993, the Depositor had net income of approximately $144,000 and as of December 31, 1992, the Depositor's total assets were approximately $220,000, its total liabilities were approximately $14,000, its total stockholders' equity was approximately $206,000, and for the fiscal year ended December 31, 1992, the Depositor experienced a net loss of $7,689.

     The principal executive offices of the Depositor are located at 200 Vesey Street, Three World Financial Center, New York, New York 10285 (Telephone: (212) 526-7000). See "The Depositor" in the Prospectus.

                                  THE INDENTURE

     The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Notes" herein for a summary of certain additional terms of the Indenture.

Collection of Distributions on CABS

     The CABS will be assets of the Trust. All distributions on the CABS will be made directly to the Indenture Trustee. The obligation of the Indenture Trustee in making payments on the Notes is limited to distributions on the underlying CABS and Interest Rate Cap Payments which were actually received by it. However, if the Indenture Trustee has not received a distribution with respect to a CABS by the fifth Business Day after the date on which such distribution was due and payable pursuant to the terms of such CABS, the Indenture will require it to take such actions as are permissible pursuant to the related CABS Agreement to ensure that the distribution be made as promptly as possible and legally permitted and to take such legal action as the Indenture Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Indenture Trustee in connection with the prosecution of any legal action will be reimbursable to the Indenture Trustee out of the proceeds of any such action and will be retained by the Indenture Trustee prior to the deposit of any remaining proceeds in the Collection Account pending distribution thereof to Noteholders. Payments on the Notes will be reduced by an aggregate amount equal to such fees and expenses in proportion to the payments of principal and interest that would have been otherwise made on the Notes on the Payment Date following the recovery of any such proceeds. In the event that the Indenture Trustee has reason to believe that the proceeds of any such legal action may not be sufficient to reimburse it for its projected legal fees and expenses, the Indenture Trustee will notify the Noteholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the Noteholders.

Reports to Noteholders

     The Indenture Trustee will mail to each Noteholder, at such Noteholder's request, at its address listed on the Note Register maintained with the Indenture Trustee a report stating (i) the amounts of principal and interest, respectively, paid on each $1,000 in face amount of Notes, (ii) the outstanding principal balance of each Class of Notes and (iii) the outstanding balances of the Group I CABS or the Group II CABS.

     The Indenture Trustee shall forward by mail to each Noteholder the most current CABS Distribution Date Statement (as defined in the Indenture) received by the Indenture Trustee as of the date of such request.

Events of Default; Rights upon Event of Default

     With respect to the Notes, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;
(iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. The amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such Class of Notes.

     If there is an Event of Default with respect to a Note due to late payment or nonpayment of interest due on a Note, additional interest will accrue on such unpaid interest at the interest rate on the Note (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Note, interest will continue to accrue on such principal at the interest rate on the Note until such principal is paid.

     If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of each Class of Notes then outstanding may declare the principal of such Class of Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the applicable Class of Notes then outstanding.

     If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the CABS or elect to have the Trust maintain possession of the CABS and continue to apply collections on the CABS as if there had been no declaration or acceleration. The Indenture Trustee is prohibited from selling the CABS following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of CABS would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of at least 66 2/3% of the aggregate outstanding amount of the Notes.

     If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

     No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the Notes.

     In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to the Trust, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

Certain Covenants

     The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the ratings of the Securities then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and
(v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder.

     The Trust will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

     The Trust may not engage in any activity other than as specified under "The Trust" herein. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

Annual Compliance Statement

     The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee's Annual Report

     The Indenture Trustee will be required to mail each year to all Noteholders a report relating to any change in its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported, but if no such changes have occurred, then no report shall be required.

Satisfaction and Discharge of Indenture

     The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

Modification of Indenture

     With the consent of the holders of a majority of the outstanding Notes, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders.

     Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;
(iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Depositor, LGSI or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the CABS if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior

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to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action will not materially and adversely affect the interest of any Noteholder.

Voting Rights

     At all times, the voting rights of Noteholders under the Indenture will be allocated among the Notes pro rata in accordance with their outstanding principal balances.

Certain Matters Regarding the Indenture Trustee and the Depositor

     Neither the Depositor, the Indenture Trustee nor any director, officer or employee of the Depositor or the Indenture Trustee will be under any liability to the Trust or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture.

     Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture or the underlying CABS other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. Any such indemnification by the Trust will reduce the amount distributable to the Noteholders.

     All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

                               THE TRUST AGREEMENT

     The following summary describes certain terms of the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Certificates" herein for a summary of certain additional terms of the Trust Agreement.

Collection of Distributions on CABS

     The CABS will be assets of the Trust. All distributions thereon will be made directly to the Indenture Trustee. Pursuant to the Administration Agreement, distributions on the Certificates will be made to Certificateholders by the Administrator acting on behalf of the Owner Trustee.

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Exercise of Remedies

     The Trust Agreement provides that until all the Notes have been paid in full, the Indenture Trustee will take all actions to collect any distributions due on the CABS or to exercise remedies pursuant to the Indenture.

Reports to Certificateholders

     The Owner Trustee will mail to each Certificateholder, at such Certificateholder's request, at its address listed on the Certificate Register maintained with the Owner Trustee a report stating (i) the amounts of principal and interest, respectively, distributed on each $1,000 in face amount of Certificates and (ii) the outstanding balances of the CABS.

     The Owner Trustee shall forward by mail to each Certificateholder the most current CABS Distribution Date Statement (as defined in the Trust Agreement) received by the Owner Trustee as of the date of such request.

Amendment

     The Trust Agreement may be amended by the Depositor, LGSI and the Owner Trustee, without consent of the Noteholders or Certificateholders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Owner Trustee, adversely affect in any material respect the interests of any Noteholders or Certificateholders. The Trust Agreement may also be amended by the Depositor, LGSI and the Owner Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes and Certificateholders owning Voting Interests (as herein defined) aggregating not less than a majority of the aggregate Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or delay the timing of, collections of payments on the CABS or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or the Voting Interests of Certificates which are required to consent to any such amendment, without the consent of all the outstanding Notes or Certificates, as the case may be.

Insolvency Event

     "Insolvency Event" means, with respect to any Person, any of the following events or actions; certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

     If an Insolvency Event occurs with respect to the Depositor, the CABS will be liquidated and the Trust will be terminated. Upon termination of the Trust, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Collection Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the CABS will be treated as collections on the CABS and deposited in the Collection Account. If the proceeds from the liquidation of the Group I CABS or the Group II CABS and any respective amounts on deposit in the Collection Account are not sufficient to pay the Class A1 Notes or Class A2 Notes, respectively, and the Certificates in full, the amount of principal returned to the respective Noteholders and Certificateholders will be reduced and some or all of the Noteholders and Certificateholders will incur a loss.

     The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Trust without the unanimous prior approval of all Certificateholders (including the Depositor) of the Trust and the delivery to the Owner Trustee by

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each Certificateholder (including the Depositor) of a certificate certifying that the Certificateholder reasonably believes that the Trust is insolvent.

Liability of the Depositor

     Under the Trust Agreement, the Depositor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to the Trust) arising out of or based on the arrangement created by the Trust Agreement.

Voting Interests

     As of any date, the aggregate principal balance of all Certificates outstanding will constitute the voting interest of the Issuer (the "Voting Interests"), except that, for purposes of determining Voting Interests, Certificates owned by the Issuer or its affiliates (other than the Depositor) will be disregarded and deemed not to be outstanding, and except that, in determining whether the Owner Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Issuer or its affiliates.

Certain Matters Regarding the Owner Trustee and the Depositor

     Neither the Depositor, the Owner Trustee nor any director, officer or employee of the Depositor or the Owner Trustee will be under any liability to the Trust or the related Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement.

     Subject to certain limitations set forth in the Trust Agreement, the Owner Trustee and any director, officer, employee or agent of the Owner Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Trust Agreement or the underlying CABS other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Trust Agreement or by reason of reckless disregard of its obligations and duties under the Trust Agreement. Any such indemnification by the Trust will reduce the amount distributable to the Certificateholders.

     All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under each Trust Agreement.

                            ADMINISTRATION AGREEMENT

     The Indenture Trustee, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Owner Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide notices and perform other administrative obligations required by the Indenture and the Trust Agreement.

                              THE INDENTURE TRUSTEE

     The Bank of New York is the Indenture Trustee under the Indenture. The mailing address of the Indenture Trustee is The Bank of New York, 101 Barclay Street, New York NY 10286, Attention: Corporate Trust Department.

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                               THE OWNER TRUSTEE

     Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The mailing address of the Owner Trustee is Wilmington Trust Company, Rodney Square North, Wilmington, DE 19890, Attention: Corporate Trust Administration.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates and the Notes, which are expected to be $1,077,610,844, will be applied by the Depositor on the Closing Date towards the purchase price of the CABS, the payment of expenses related to such sale and the purchase of the CABS and other corporate purposes.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Notes and Certificates offered hereunder. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Noteholders and Certificateholders.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Noteholders and Certificateholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies, foreign investors and tax-exempt organizations). This information is directed to prospective purchasers who purchase Notes or Certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Notes or Certificates as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE. LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES OR CERTIFICATES.

     For purposes of this discussion, references to a "Certificateholder" or a "Noteholder" are to the beneficial owner of a Certificate or Note, respectively.

Tax Considerations Relating to the CABS

     The CABS are the primary assets of the Trust. Each CABS evidences an interest in a trust fund created by one of the Agreements. Prospective investors should be aware that each CABS involves certain United States federal income tax consequences not described herein and as to which Mayer,

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Brown & Platt, special tax counsel to the Depositor ("Tax Counsel") has not provided any opinions. In particular, with respect to each CABS, an opinion was rendered by the respective tax counsel to the underlying transaction that the CABS would be treated as debt instruments for federal income tax purposes and, in the discussion set forth herein, and for purposes of its opinion described below Tax Counsel has relied upon the descriptions of such opinions in the related prospectuses. Prospective investors are urged to consider the discussion of United States federal income tax consequences in each prospectus relating to the CABS for a discussion of the United States federal income tax consequences of the purchase, ownership and disposition of the CABS and of the trust funds in which the CABS represent an undivided interest.

Tax Treatment of the Notes

     Characterization as Debt. The Depositor, the Owner Trustee, the Indenture Trustee, the Certificateholders by their purchase of the Certificates, and the Noteholders by their purchase of the Notes will agree to treat the Notes as debt for purposes of any federal, state and local income taxes based on or measured by income or capital. Tax Counsel is of the opinion that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes, based on the terms of the Notes, the Notes will be treated as debt for federal income tax purposes. See "Tax Consequences to Holders of the Certificates--Possible Alternative Characterization of the Trust as a Partnership" and "Other Possible Alternative Characterizations of the Trust" for a discussion of the potential federal income tax consequences if the IRS were successful in challenging the characterization of the Trust as a grantor trust and "--Possible Alternative Characterizations of the Notes" for a discussion of potential alternative characterizations of the Notes for federal income tax purposes.

     Treatment of Stated Interest. Based on the foregoing opinion, subject to the discussion below regarding original issue discount ("OID") the stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. The following discussion is based in part upon the rules governing OID in final Treasury regulations issued under the OID provisions of the Code and certain proposed OID regulations concerning "contingent" payments. Under those regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. The Trust intends to treat the Notes as issued with no OID (other than any de minimis OID).

     Market Discount. If a Noteholder purchases a Note for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity), the amount of the difference will be treated as "market discount", unless such difference is less than a specified de minimis amount.

     Under the market discount rules, a Noteholder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain and (ii) the accrued market discount on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the Noteholder elects to accrue market discount on a yield to maturity basis.

     A Noteholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or its earlier disposition in a taxable transaction. A Noteholder may elect to include market discount in income currently as it accrues (on either a ratable or yield to maturity basis), in which case the rules described above will not apply. Generally, a current inclusion of market discount is treated as ordinary interest income for United States federal income tax purposes.

     Premium. If a Noteholder purchases a Note for an amount that is greater than its stated redemption price at maturity, such Noteholder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A Noteholder may elect to amortize such premium using a constant yield method over the remaining term of the Note. Premium amortizations

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may offset only interest otherwise required to be included in respect of the
Note and are not treated as a separate deduction.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount, acquisition discount, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Tax Consequences to Foreign Holders of Debt. If interest paid (or accrued) to a holder of debt who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to a United States federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a "10 percent shareholder" of the issuer of the debt or a "controlled foreign corporation" with respect to which the issuer of the debt is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the debt is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the Trust within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. See, however, "Tax Treatment of the Notes--Possible Alternative Characterizations of the Notes" for a discussion of the potential adverse United States federal income and withholding tax consequences to Noteholders if the IRS were successful in treating the Trust as a partnership and the Notes as partnership interests for federal income tax purposes.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of such sale, redemption, retirement or other taxable disposition of the Notes.

     If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     Information Reporting and Backup Withholding. Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a Noteholder must be reported to the IRS, unless the Noteholder is an exempt recipient or establishes an exemption.

     In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a Noteholder which is a foreign person, certifies that such seller is a foreign person (and

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certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax liability provided the required information is furnished to the IRS.

     Possible Alternative Characterizations of the Notes. Despite Tax Counsel's opinion that the Notes will be treated as debt for federal income tax purposes, there can be no assurance that the IRS will not challenge this conclusion and that such challenge would not be successful. However, Tax Counsel is of the opinion that, if the IRS successfully challenged treatment of some or all of the Notes as debt for federal income tax purposes, such Notes would properly be treated as interests in an entity which would not be treated as an association taxable as a corporation for federal income tax purposes.

     If the IRS successfully challenged treatment of some or all of the Notes as debt for federal income tax purposes, such Notes may be treated as interests in a grantor trust or trusts. If such Notes were treated as interests in a grantor trust or trusts, a Noteholder would generally be subject to the same rules which will apply to the Certificateholders assuming that the Trust is properly classified as a grantor trust. See "Tax Consequences to Holders of the Certificates--Treatment of the Trust as a Grantor Trust" and "--Tax Consequences to Foreign Certificateholders."

     Alternatively, if the IRS successfully challenged treatment of some or all of the Notes as debt for federal income tax purposes, such Notes might be treated as interests in a partnership. If such Notes were treated as interests in a partnership, such partnership would be a "publicly traded partnership" under the Code. Accordingly, such a partnership would be treated as a publicly traded partnership taxable as a corporation for any taxable year if 10% or more of the income of such partnership for such taxable year were not "qualifying income" (for these purposes interest income is qualifying income, but income from the Interest Rate Cap Agreements may not constitute qualifying income). If the Notes were treated as interests in a partnership, certain holders could suffer adverse consequences. For example, a cash basis Noteholder might be required to report income when it accrued to the partnership rather than when it is received by the Noteholder.

     Further, it is not clear whether the Trust, as a partnership, would be required to withhold amounts payable to foreign Noteholders, as deemed partners of the Trust, because there is no clear authority regarding the treatment of a partnership under facts substantially similar to those described herein. It is also unclear whether such withholding would be required to be on a net basis (which would be at the rate of 35% for foreign corporations and 39.6% for all other foreign holders) or on a gross basis (which would be at a rate of 30%). If the Notes were treated as interests in a partnership, the Trust would be required to withhold with respect to the Notes in order to protect the Trust from adverse consequences of a failure to withhold.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust as a Grantor Trust. The Depositor and the Certificateholders will agree to treat the Trust as a grantor trust for federal and state tax purposes, with the assets of the grantor trust being the assets held by the Trust and the Notes being the debt of the grantor trust. In the opinion of Tax Counsel, while not free from doubt, the Trust should be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code, but, in the opinion of Tax Counsel, the Trust will not be classified as an association or publicly traded partnership taxable as a corporation. However, the proper characterization of the arrangement involving the Trust, the Certificates and the Depositor is not clear because there is no authority on transactions closely comparable to that contemplated herein. The following discussion assumes that the Trust will be classified as a grantor trust.

     As a holder of an interest in a grantor trust, each Certificateholder must report on its federal income tax return its pro rata share of the gross income and deductions of the Trust. The Trust will derive income from the CABS and may derive income from the Interest Rate Cap Agreements.

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Accordingly, a Certificateholder will be required to report its pro rata share of the gross income derived from such items. In addition, if the Notes are sold at a premium, a Certificateholder will be required to treat its pro rata share of such premium as gross income under section 61 of the Code and applicable regulations. The Trust will derive deductions from interest paid on the Notes and amortization of amounts paid to acquire the Interest Rate Cap Agreements. Accordingly, a Certificateholder will be entitled to deduct its pro rata share of the interest paid on the Notes and amortization of the amounts paid to acquire the Interest Rate Cap Agreements. However, because the timing of the inclusion in income of amortization of any premium attributable to issuance of the Notes may not correspond precisely to the timing of deductions attributable to amortization of amounts paid for the Interest Rate Cap Agreements, the amount of taxable income recognized by a Certificateholder may not correspond precisely to the Certificateholder's yield from its Certificates. However, any such variations are expected to be insubstantial.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such holder under the Code.

     For additional rules with respect to the tax treatment of grantor trusts, see "Tax Status as a Grantor Trust" in the Prospectus.

     Possible Alternative Characterization of the Trust as a Partnership. Despite Tax Counsel's opinion that the Trust should be treated as a grantor trust for federal income tax purposes, there can be no assurance that the IRS will not challenge this conclusion and that such challenge would not be successful. However, Tax Counsel is of the opinion that, if the IRS successfully challenged treatment of the Trust as a grantor trust for federal income tax purposes, the Trust would be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation. Generally, except as described below under "Tax Consequences to Foreign Certificateholders", such treatment would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Trust as a grantor trust for federal income tax purposes. If the Trust were treated as a partnership (and not a publicly traded partnership), the following rules would apply.

     Partnership Taxation. As a partnership, the Trust would not be subject to federal income tax. Rather, each Certificateholder would be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income would consist primarily of interest on the CABS and any gain upon collection or disposition of the CABS, amortization of premium on the sale of the Notes, and any amounts received on the Interest Rate Cap Agreements, and the Trust's deductions would consist primarily of interest paid or accrued on the Notes and amortization of amounts paid to acquire the Interest Rate Cap Agreements.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. It should be noted that special rules apply to the amortization of payments made to acquire an interest rate cap and amounts received as bond premium. See "Treatment of the Trust as a Grantor Trust." Further, because tax allocations and tax reporting would be done on a uniform basis for all Certificateholders and Certificateholders might be purchasing Certificates at different times and at different prices, Certificateholders might be required to report on their tax returns taxable income that is greater or less than the amount that would be reported to them by the Trust.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) would constitute "unrelated business taxable income" generally taxable to such holder under the Code.

     Section 708 Termination. Under Section 708 of the Code, the Trust would be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust were sold or exchanged within a 12 month period. If such a termination were to occur, the Trust would be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust would not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it were required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses would be determined monthly and the tax items for a particular calendar month would be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates might be allocated tax items (which would affect tax liability and tax basis) attributable to periods before the actual transfer.

     The use of such a monthly convention might not be permitted by existing regulations. If a monthly convention were not allowed (or only applied to a transfer of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders.

     Section 754 Election. In the event that a Certificateholder sold its Certificates at a profit (or loss), the purchasing Certificateholder would have a higher (or lower) basis in the Certificates than the selling Certificateholder. The tax basis of the Trust's assets would not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust would not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee would be required to maintain the books of the Trust for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust would be the calendar year. The Owner Trustee would file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and would report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust would provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees would be required to forward such information to the beneficial owners of the Certificates. Generally, holders would be required to file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Disposition of Certificates. Generally, capital gain or loss would be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate would generally equal the holder's cost increased by the holder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     If a Certificateholder were required to recognize an aggregate amount of income over the life of the Certificate that exceeds the aggregate cash distributions with respect thereto, such excess would generally give rise to a capital loss upon the retirement of the Certificate.

     Tax Consequences to Foreign Certificateholders. Although Tax Counsel has opined that, while the matter is not free from doubt, the Trust should be treated as a grantor trust, if the Trust were treated as a partnership for federal income tax purposes, it is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of United States federal withholding taxes with respect to foreign holders because there is no clear authority regarding the issue under facts substantially similar to those described herein. It is expected that the Trust would either (i) be required to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders (in which event Certificateholders might be subject to the branch profits tax and related IRS reporting requirements), or
(ii) might be required to withhold at a 30% rate on a gross basis, in which event its ability to make distributions and fully comply with its withholding obligations is unclear.

     BECAUSE OF UNCERTAINTY AS TO THE PROPER UNITED STATES FEDERAL INCOME TAX TREATMENT OF FOREIGN CERTIFICATEHOLDERS. THE CERTIFICATES ARE NOT A SUITABLE INVESTMENT FOR NON-UNITED STATES PERSONS. ACCORDINGLY, NON-UNITED STATES PERSONS WILL NOT BE PERMITTED TO PURCHASE CERTIFICATES.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Other Possible Alternative Characterizations of the Trust

     Despite Tax Counsel's opinion that the Notes will be treated as debt for federal income tax purposes and that the Trust should be treated as a grantor trust and will not be treated as an association or publicly traded partnership for federal income tax purposes, there can be no assurance that the IRS will not challenge these conclusions and that such challenge would not be successful. If the Trust were treated as an association taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). However, Tax Counsel is of the opinion that the Trust will not be classified as an association taxable as a corporation because it will not have certain characteristics necessary for a trust to be an association taxable as a corporation.

     Even if the Notes are treated as debt and the Trust were not an association taxable as a corporation, it would be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. Under Notice 88-75 of the IRS, in general, a partnership interest will not be considered to be publicly traded if each transfer of partnership interests by a partner is with respect to partnership interests representing in the aggregate more than 5 percent of the total interests in partnership capital or profits. The Certificates will be issued in minimum denominations of 5.1% of the total amount of the Certificates, and will not be eligible for resale or to be subdivided in units smaller than such minimum denominations, except that one Certificate will be issued in a denomination equal to 1% of the total amount of the Certificates and will be retained by the Depositor. Also, any attempt to transfer the Certificates in violation of the foregoing restrictions will be null and void and such transfer will not be recorded by the registrar. The Certificates will contain a legend setting forth such restrictions. In the opinion of Tax Counsel, assuming that (i) such restrictions are complied with and (ii) the Notes are treated as debt for federal income tax purposes, the Trust will not be treated as a publicly traded partnership. Moreover, even if treated as a publicly traded partnership, assuming that income attributable to the CABS is interest income or other "qualifying income" (as to which Tax Counsel has not rendered any opinions) the Trust would not be taxable as a corporation for any taxable year unless more than 10% of the income of the Trust for such taxable year was derived from the Interest Rate Cap Agreements and such income was not classified as "qualifying income" under Section 7704 of the Code. See "Tax Treatment of the Notes--Possible Alternative Characterizations of the Notes." Nonetheless, if the Trust were treated as a publicly traded partnership and the Certificates were treated as equity interests in such a partnership, certain holders could suffer adverse consequences.

                             STATE TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities. See "ERISA Considerations" in the Prospectus.

     Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     As discussed under "Certain Federal Income Tax Consequences" a Plan would likely realize unrelated business taxable income if it purchases Certificates since the underlying assets of the Trust are debt financed assets. Thus, the Certificates are not being offered to Plans. In view of this restriction, the discussion below is limited to the ERISA considerations resulting from the purchase and ownership of Notes.

Prohibited Transactions

General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

Plan Asset Regulation

     The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Trustee and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets.

     Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

     Brown & Wood ("ERISA Counsel") has rendered its opinion that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Notes, the opinion of Tax Counsel that the Notes will be classified as debt instruments for federal income tax purposes and the ratings which have been assigned to the Notes. However, if contrary to ERISA Counsel's opinion the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes.

Review by Plan Fiduciaries

     Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions.

     In particular, purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust (decided December 13,
1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Notes.

                        MBNA Master Credit Card Trust II

The following excerpts are from the Prospectus Supplement dated November 19, 1996 and the Prospectus dated November 19, 1996 relating to the Floating Rate Asset Backed Certificates, Series 1996-M. The CABS include Series 1994-C.

                          MBNA'S CREDIT CARD ACTIVITIES

General

     With respect to each Series of Certificates, the Receivables conveyed or to be conveyed to a Trust by MBNA pursuant to the related Agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio. Generally, both premium and standard accounts undergo the same credit analysis, but premium accounts carry higher credit limits and offer a wider variety of services to the cardholders. MBNA currently services the Bank Portfolio in the manner described in the related Prospectus Supplement. Certain data processing and administrative functions associated with the servicing of the Bank Portfolio are performed on behalf of MBNA by MBNA Hallmark Information Services, Inc. ("MBNA Hallmark"). See "--Description of MBNA Hallmark." MBNA Hallmark is a wholly-owned subsidiary of MBNA.

Acquisition and Use of Credit Card Accounts

     MBNA primarily relies on affinity marketing in the acquisition of new credit card accounts. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest or a common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of members of organized membership groups with the endorsement of such group's leadership, and the second utilizes direct solicitation of purchased list prospects. MBNA also relies on targeted direct response marketing in the acquisition of new accounts.

     Credit applications that are approved are reviewed individually by a credit analyst, who approves the application and assigns a credit line based on a review of the potential customer's financial history and capacity to repay. Credit analysts review credit reports obtained through an independent credit reporting agency, and use a delinquency probability model to assist them in reaching a credit decision for each applicant. Credit analysts also review and verify other information, such as employment and income, when necessary to make a credit decision. Further levels of review are automatically triggered, depending upon the levels of risk indicated by the delinquency probability model. Credit analysts review applications obtained through pre-approved offers to ensure adherence to credit standards and that the appropriate credit limit is assigned. MBNA's Loan Review Department independently reviews selected applications to ensure quality and consistency. Less than half of all credit applications are approved.

     Credit card accounts that have been purchased by the Seller were originally opened using criteria established by institutions other than MBNA and may not have been subject to the same level of credit review as accounts established by MBNA. It is expected that portfolios of credit card accounts purchased by the Seller from other credit card issuers will be added to Trusts from time to time.

     Each cardholder is subject to an agreement with MBNA governing the terms and conditions of the related MasterCard or VISA account. Pursuant to each such agreement, MBNA reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its MasterCard or VISA accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that MBNA may apply such changes, when applicable, to current outstanding balances as well as to future transactions. The cardholder can avoid certain changes in terms by giving timely written notification to MBNA and by not using the account.

     A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may use special cash advance checks issued by MBNA to draw against their MasterCard or VISA credit lines. Cardholders may draw against their MBNA credit lines by transferring balances owed to other creditors to their MBNA accounts.

Description of MBNA Hallmark

     Credit card processing services performed by MBNA Hallmark include data processing, payment processing, statement rendering, card production and network services. MBNA Hallmark's data network provides an interface to MasterCard International Inc. and VISA U.S.A., Inc. for performing authorizations and funds transfers. Most data processing and network functions are performed at MBNA Hallmark's facility in Addison, Texas.

Interchange

     Creditors participating in the VISA and MasterCard associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard Systems, a portion of this Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The Seller may be required, as described in the related Prospectus Supplement, to transfer to a Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the related Accounts. If so required to be transferred, Interchange arising under the Accounts will be allocated to the related Certificates of any Series in the manner provided in the related Prospectus Supplement, and, unless otherwise provided in the related Prospectus Supplement, will be treated as collections of Finance Charge Receivables and will be used to pay required monthly payments including interest on the related Series of Certificates, and, in some cases, to pay all or a portion of the Servicing Fee to the Servicer.

                                 THE RECEIVABLES

     The Receivables conveyed to each Trust will arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the related Agreement as applied on the relevant Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). The Seller will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the related Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, or to transfer to such Trust Participations in lieu of such Receivables or in addition thereto. Any Additional Accounts designated pursuant to an Agreement must be Eligible Accounts as of the date the Seller designates such accounts as Additional Accounts. Furthermore, pursuant to each Agreement, the Seller has the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of each Trust, the related Accounts from which the Receivables arise will be the Accounts designated by the Seller on the relevant Cut-Off Date plus any Additional Accounts minus any Removed Accounts. With respect to each Series of Certificates, the Seller will represent and warrant to the related Trust that, as of the Closing Date and the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Certificates--Representations and Warranties."

     The Prospectus Supplement relating to each Series of Certificates will provide certain information about the related Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts. the types of Accounts and delinquency statistics relating to the Accounts.

                          MBNA'S CREDIT CARD PORTFOLIO

General

     The Receivables conveyed or to be conveyed to Trust II by MBNA pursuant to Agreement II have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio.

Billing and Payments

     MBNA, using MBNA Hallmark Information Services, Inc. as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Currently, cardholders must make a monthly minimum payment at least equal to the greater of (i) 2% of the statement balance plus past due amounts and (ii) a stated minimum payment (generally $15) plus past due amounts. Certain eligible cardholders are given the option periodically to take a payment deferral.

     The finance charges on purchases assessed monthly are calculated by multiplying the account's average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are not assessed in most circumstances on purchases if all balances shown on the previous billing statement are paid by the due date, which is generally 25 days after the billing date. The finance charges assessed monthly on cash advances are calculated by multiplying the account's average cash advance balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction. Currently, MBNA generally treats the day (excluding Sundays and bank holidays) before the day on which a cash advance check is presented to MBNA for payment as the transaction date for such check.

     MBNA offers fixed rate and variable rate credit card accounts. Generally, fixed annual percentage rates range from 13.9% to 20.9%, and variable rates range from 7.1% to 10.9% above the prime rate. MBNA also offers temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be either greater than or less than those assessed by MBNA generally.

     MBNA assesses annual membership fees (generally ranging from $18 to $40) on certain accounts although under various marketing programs these fees may be waived or rebated. For most credit card accounts, MBNA also assesses late, overlimit and returned check charges (generally $18). MBNA generally assesses a fee on cash advances and certain purchase transactions typically ranging from 1% to 2% of the cash advance or purchase amount with a $2 minimum fee. In some cases, the fee is capped at $10 or $25. Generally, a cash advance fee is not assessed on balance transfers.

Delinquency and Gross Charge-off Experience

     An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to collect contractually delinquent credit card receivables currently are made by MBNA's Customer Assistance personnel. Collection activities include statement messages, telephone calls and formal collection letters. MBNA employs two principal computerized systems for collecting past due accounts. The Predictive Management System analyzes each cardholder's purchase and repayment habits and selects accounts for initial contact with the objective of contacting the highest risk accounts first. The accounts selected are queued to MBNA's proprietary Outbound Call Management System ("OCMS"). OCMS sorts accounts by a number of factors, including time zone, degree of delinquency and dollar amount due. OCMS automatically dials delinquent accounts in order of priority. Representatives are automatically linked to the cardholder's account information and voice line when a contact is established.

     Accounts are worked continually at each stage of delinquency through the 180 day past due level. As an account enters the 180 day delinquency level, it is classified as a potential charge-off. Accounts failing to make a payment during the 180 day cycle are written off. Managers may defer a charge-off of an account for another month, pending continued payment activity or other special circumstances. Senior manager approval is required on all exceptions to charge-off. Accounts of cardholders in bankruptcy are currently charged-off no later than is consistent with this policy.

     The following tables set forth the delinquency and gross charge-off experience for each of the periods shown for the Bank Portfolio of credit card accounts. The Bank Portfolio's delinquency and gross charge-off experience is comprised of segments which may, when taken individually, have delinquency and gross charge-off characteristics different from those of the overall Bank Portfolio of credit card accounts. As of the beginning of the day on November 5, 1996, the Receivables in the Trust II Portfolio represented approximately 72% of the Bank Portfolio. Because the Trust II Portfolio is only a portion of the Bank Portfolio, actual delinquency and gross charge-off experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and gross charge-off experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.

                            Delinquency Experience
                                Bank Portfolio

                            (Dollars in Thousands)


                                                                                       December 31,
                                                      ------------------------------------------------------------------------------
                               September 30, 1996               1995                       1994                       1993
                            ------------------------  ------------------------  -------------------------  -------------------------
                                         Percentage                Percentage                 Percentage                 Percentage
                                          of Total                  of Total                   of Total                   of Total
                            Receivables  Receivables  Receivables  Receivables   Receivables  Receivables   Receivables  Receivables
                            -----------  -----------  -----------  -----------   -----------  -----------   -----------  -----------
Receivables Outstanding(1)  $30,160,243               $24,269,670                $17,162,700                $11,483,205
Receivables Delinquent:
  35-64 Days ............   $   538,862     1.79%     $   393,142     1.62%      $   234,686     1.37%      $   140,512     1.22%
  65-94 Days ............       250,786     0.83          178,038     0.73           106,309     0.62            70,988     0.62
  95 or More Days .......       500,690     1.66          352,813     1.46           187,764     1.09           160,305     1.40
                            -----------     ----      -----------     ----       -----------     ----       -----------     ----
        Total ...........   $ 1,290,338     4.28%     $   923,993     3.81%      $   528,759     3.08%      $   371,805     3.24%
                            ===========     ====      ===========     ====       ===========     ====       ===========     ====

----------
(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the date shown.

                           Gross Charge-Off Experience
                                 Bank Portfolio

                             (Dollars in Thousands)


                                         Nine Months                         Year Ended December 31,
                                            Ended             ----------------------------------------------------
                                      September 30, 1996          1995                 1994                1993
                                      ------------------      -----------          -----------          ----------
Average Receivables Outstanding(1) .      $26,599,241         $20,562,315          $13,594,814          $9,905,037
Total Gross Charge-Offs(2) .........          856,218             686,687              423,551             344,956
Total Gross Charge-Offs as a
  percentage of Average
  Receivables Outstanding(3) .......             4.29%               3.34%                3.12%               3.48%

----------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.

(2) Total Gross Charge-Offs are total principal and interest change-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

(3) The percentage reflected for the nine months ended September 30, 1996 is an annualized figure.

Interchange

     The Seller will be required, pursuant to the terms of Agreement II, to transfer to Trust II a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to the Certificates and the Collateral Interest on the basis of the percentage equivalent of the ratio which the amount of the Investor Percentage, with regard to Finance Charge Receivables, of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by MBNA, as reasonably estimated by the Seller. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein and "MBNA's Credit Card Activities--Interchange" in the Prospectus.

                                 THE RECEIVABLES

     The Receivables conveyed to Trust II arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in Agreement II as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust II Portfolio"). Pursuant to Agreement II, the Seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to Trust II all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to Agreement II must be Eligible Accounts as of the date the Seller designates such accounts as Additional Accounts. On September 19, 1994, November 15, 1994, March 30, 1995, July 6, 1995, October 3, 1995, March 8, 1996,
May 30, 1996, September 4, 1996, October 3, 1996 and November 5, 1996, the Seller designated Additional Accounts and conveyed the Receivables arising therein to Trust II, which included approximately $1.487 billion, $1.087 billion, $1.288 billion, $1.094 billion, $l.193 billion, $l.981 billion, $1 .685 billion, $1 .986 billion, $1 .087 billion and $690.6 million of Principal Receivables, respectively. In addition, the Seller will be required to designate Additional Accounts, to the extent available, (a) to maintain the Seller Interest so that, during any period of 30 consecutive days, the Seller Interest averaged over that period equals or exceeds the Minimum Seller Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Seller Interest" for any period means 7% of the average Principal Receivables for such period; provided, however, that the Seller may reduce the Minimum Seller Interest to not less than 2% of the average Principal Receivables for such period upon satisfaction of the Rating Agency Condition and certain other conditions to be set forth in Agreement II. "Minimum Aggregate Principal Receivables" means, with respect to all Series then outstanding, unless otherwise provided in the related Series Supplement, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages with respect to Principal Receivables for all outstanding Series on such date; provided, however, that with respect to any Series in its Rapid Accumulation Period, or such other period as designated in the related Series Supplement, with an investor interest as of such date of determination equal to the principal funding account balance relating to such Series, taking into account any deposit to be made to the principal funding account relating to such Series on the Transfer Date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to Principal Receivables relating to such Series shall, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero; provided further, however, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. The Seller will convey the Receivables then existing or thereafter created under such Additional Accounts to Trust II. Further, pursuant to Agreement II, the Seller will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require

                                      A-l49
the Trustee to reconvey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of Trust II, the Accounts from which the Receivables arise will be the Accounts designated by the Seller on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to Trust II, and on the date any new Receivables are created, the Seller will represent and warrant to Trust II that the Receivables meet the eligibility requirements specified in Agreement II. See "Description of the Certificates-- Representations and Warranties" in the Prospectus.

     The Receivables in the Trust II Portfolio, as of the beginning of the day on November 5, 1996, included $21,974,861,513 of Principal Receivables and $334,987,286 of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $1,261 and an average credit limit of $7,533. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 17.0%. The average age of the Accounts was approximately 28 months. As of the beginning of the day on November 5, 1996, cardholders whose Accounts are included in the Trust II Portfolio had billing addresses in all 50 States and the District of Columbia or other United States territories and possessions. As of the beginning of the day on November 5, 1996, 56.4% of the Accounts were standard accounts and 43.6% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were 42.2% and 57.8%, respectively.

     The following tables summarize the Trust II Portfolio by various criteria as of the beginning of the day on November 5, 1996. Because the future composition of the Trust II Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust II Portfolio at any subsequent time.

                         Composition by Account Balance
                               Trust II Portfolio


                                                  Percentage
                                                   of Total                      Percentage
                                      Number of   Number of                       of Total
Account Balance Range                 Accounts     Accounts      Receivables    Receivables
---------------------                ----------   -----------    -----------    -----------
Credit Balance ..................       203,175       1.2%    $   (18,735,185)     (0.1)%
No Balance ......................     9,827,600      56.4                   0       0.0
$.01 - $5,000.00 ................     5,742,393      33.0       8,428,114,192      37.8
$5,000.01 - $10,000.00 ..........     1,315,653       7.5       8,988,356,704      40.3
$10,000.01 - $15,000.00 .........       241,411       1.4       2,889,437,765      13.0
$15,000.01 - $20,000.00 .........        60,620       0.3       1,033,704,054       4.6
$20,000.01 - $25,000.00 .........        21,101       0.1         469,469,775       2.1
$25,000.01 or More ..............        15,953       0.1         519,501,494       2.3
                                     ----------     -----     ---------------     -----
       Total ....................    17,427,906     100.0%    $22,309,848,799     100.0%
                                     ==========     =====     ===============     =====


                           Composition by Credit Limit
                               Trust II Portfolio

                                                  Percentage
                                                   of Total                      Percentage
                                      Number of   Number of                       of Total
Credit Limit Range                    Accounts     Accounts      Receivables    Receivables
---------------------                ----------   -----------    -----------    -----------
Less than or equal to $5,000.00 .     6,302,025      36.2%    $ 3,520,267,826      15.8%
$5,000.01 - $10,000.00 ..........     7,391,771      42.4      10,229,689,423      45.8
$10,000.01 -$15,000.00 ..........     2,451,292      14.1       4,564,637,665      20.5
$15,000.01 - $20,000.00 .........       699,413       4.0       1,859,332,478       8.3
$20,000.01 - $25,000.00 .........       305,692       1.7         963,197,636       4.3
$25,000.01 or More ..............       277,713       1.6       1,172,723,771       5.3
                                     ----------     -----     ---------------     -----
       Total ....................    17,427,906     100.0%    $22,309,848,799     100.0%
                                     ==========     =====     ===============     =====

                      Composition by Period of Delinquency
                               Trust II Portfolio


                                                  Percentage
                                                   of Total                      Percentage
     Period of Delinquency            Number of   Number of                       of Total
(Days Contractually Delinquent)       Accounts     Accounts      Receivables    Receivables
-------------------------------      ----------   -----------    -----------    -----------
Not Delinquent ..................    16,790,233      96.3%    $19,806,421,533      88.8%
Up to 34 Days ...................       395,085       2.3       1,539,055,039       6.9
35 to 64 Days ...................       101,507       0.6         393,279,312       1.8
65 to 94 Days ...................        48,968       0.3         185,824,998       0.8
95 or More Days .................        92,113       0.5         385,267,917       1.7
                                     ----------     -----     ---------------     -----
       Total ....................    17,427,906     100.0%    $22,309,848,799     100.0%
                                     ==========     =====     ===============     =====

                           Composition by Account Age
                               Trust II Portfolio

                                                  Percentage
                                                   of Total                      Percentage
                                      Number of   Number of                       of Total
Account Age                           Accounts     Accounts      Receivables    Receivables
-----------                          ----------   -----------    -----------    -----------
Not More than 6 Months ..........     3,104,242      17.8%    $ 3,162,813,083      14.2%
Over 6 Months to 12 Months ......     2,600,423      14.9       2,330,677,725      10.4
Over 12 Months to 24 Months .....     5,392,425      30.9       5,592,334,111      25.1
Over 24 Months to 36 Months .....     3,877,959      22.3       5,990,686,544      26.9
Over 36 Months to 48 Months .....       379,735       2.2         538,161,239       2.4
Over 48 Months to 60 Months .....       184,776       1.1         300,134,721       1.3
Over 60 Months to 72 Months .....       137,007       0.8         274,540,361       1.2
Over 72 Months ..................     1,751,339      10.0       4,120,501,015      18.5
                                     ----------     -----     ---------------     -----
       Total ....................    17,427,906     100.0%    $22,309,848,799     100.0%
                                     ==========     =====     ===============     =====

                       Geographic Distribution of Accounts
                               Trust II Portfolio


                                                  Percentage
                                                   of Total                      Percentage
                                      Number of     Number                        of Total
State                                 Accounts    of Accounts    Receivables    Receivables
-----                                ----------   -----------    -----------    -----------
Alabama .........................       163,370       0.9%    $   224,461,890       1.0%
Alaska ..........................        31,816       0.2          59,700,071       0.3
Arizona .........................       277,608       1.6         393,231,681       1.8
Arkansas ........................       127,534       0.7         171,376,839       0.8
California ......................     1,873,724      10.8       3,159,485,808      14.2
Colorado ........................       295,045       1.7         380,507,575       1.7
Connecticut .....................       300,688       1.7         364,317,734       1.6
Delaware ........................        71,882       0.4          90,928,301       0.4
Florida .........................       886,747       5.1       1,203,394,320       5.4
Georgia .........................       396,056       2.3         557,670,225       2.5
Hawaii ..........................        65,304       0.4         103,863,258       0.5
Idaho ...........................        76,479       0.4          93,398,850       0.4
Illinois ........................       658,919       3.8         799,240,772       3.6
Indiana .........................       385,168       2.2         394,961,596       1.8
Iowa ............................       195,517       1.1         163,303,329       0.7
Kansas ..........................       158,053       0.9         182,359,619       0.8
Kentucky ........................       196,423       1.1         214,627,597       1.0
Louisiana .......................       228,781       1.3         285,975,340       1.3
Maine ...........................       127,518       0.7         133,358,102       0.6
Maryland ........................       585,319       3.4         853,557,876       3.8
Massachusetts ...................       575,641       3.3         632,811,103       2.8
Michigan ........................       601,371       3.5         645,145,572       2.9
Minnesota .......................       336,999       1.9         341,962,748       1.5
Mississippi .....................        97,378       0.6         126,131,363       0.6
Missouri ........................       305,826       1.8         353,476,393       1.6
Montana .........................        58,742       0.3          59,651,840       0.3
Nebraska ........................       140,410       0.8         141,780,973       0.6
Nevada ..........................       109,521       0.6         191,486,407       0.9
New Hampshire ...................       108,946       0.6         126,163,482       0.6
New Jersey ......................       696,862       4.0         938,181,125       4.2
New Mexico ......................       102,076       0.6         143,712,831       0.6
New York ........................     1,295,906       7.4       1,638,150,765       7.3
North Carolina ..................       414,924       2.4         516,887,061       2.3
North Dakota ....................        41,271       0.2          38,036,212       0.2
Ohio ............................       702,201       4.0         732,608,857       3.3
Oklahoma ........................       182,282       1.1         257,023,070       1.1
Oregon ..........................       138,051       0.8         194,408,522       0.9
Pennsylvania ....................       965,386       5.5         924,558,428       4.1
Rhode Island ....................        85,742       0.5          93,720,202       0.4
South Carolina ..................       204,059       1.2         246,631,711       1.1
South Dakota ....................        49,725       0.3          49,564,080       0.2
Tennessee .......................       347,711       2.0         484,791,649       2.2
Texas ...........................     1,167,935       6.7       1,646,278,019       7.4
Utah ............................       122,332       0.7         131,820,889       0.6
Vermont .........................        49,903       0.3          56,903,921       0.2
Virginia ........................       489,250       2.8         668,858,382       3.0
Washington ......................       342,316       2.0         491,197,899       2.2
West Virginia ...................        94,739       0.5         107,201,980       0.5
Wisconsin .......................       392,183       2.3         339,895,025       1.5
Wyoming .........................        38,390       0.2          44,162,737       0.2
District of Columbia ............        45,271       0.3          76,995,877       0.3
Other ...........................        22,606       0.1          39,928,893       0.2
                                     ----------     -----     ---------------     -----
       Total ....................    17,427,906     100.0%    $22,309,848,799     100.0%
                                     ==========     =====     ===============     =====

                              MATURITY ASSUMPTIONS

     Agreement II provides that Class A Certificateholders will not receive payments of principal until the Class A Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Class B Certificateholders will not begin to receive principal until the final principal payment on the Class A Certificates has been made.

     Controlled Accumulation Period. On each Transfer Date during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the applicable "Controlled Deposit Amount," which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any, and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account established by the Trustee until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Certificateholders on each related Distribution Date until the earlier of the date the Class B Investor Interest has been paid in full and the Series 1996-M Termination Date. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each related Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 1996-M Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date. Also, after the payment of the Class A Investor Interest in full, Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.

     Rapid Amortization Period. If a Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 1996-M Termination Date. After the Class A Certificates have been paid in full and if the Series 1996-M Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1996-M Termination Date.

     Pay Out Events. A Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in Agreement II, (b) certain material breaches of certain representations, warranties or covenants of the Seller, (c) certain insolvency events involving the Seller, (d) the average of the Portfolio Yields for any three consecutive Monthly Periods being less than the average of the Base Rates for such period, (e) Trust II becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (f) the failure of the Seller to convey Receivables arising under Additional Accounts or Participations to Trust II when required by Agreement II, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (h) insufficient monies in the Distribution Account to pay the Class A Investor Interest or the Class B Investor Interest in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, or (i) the Seller becomes unable for any reason to transfer Receivables to Trust II in accordance with the provisions of Agreement II. See "Description of the Certificates--Pay Out Events." The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Interest Period and the Certificateholder Servicing Fee and the Servicer Interchange, each for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of Finance Charge Receivables, annual membership fees, Principal Funding Investment Proceeds, the amount of any investment earnings (net of investment losses and expenses) on funds on deposit in the Interest Funding Account for the related Transfer Date ("Interest Funding Investment Proceeds") and amounts withdrawn from the Reserve Account deposited into the Finance Charge Account and allocable to the Certificates and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

     Payment Rates. The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                        Cardholder Monthly Payment Rates
                                 Bank Portfolio

                             Nine Months            Year Ended December 31,
                                Ended             --------------------------
                         September 30, 1996        1995      1994      1993
                         ------------------       ------    ------    ------
     Lowest Month              10.69%             10.22%    10.46%    12.55%
     Highest Month             11.56%             11.34%    12.93%    14.10%
     Monthly Average           11.14%             10.79%    11.79%    13.24%

     Prior to May 1, 1991, the Seller required each cardholder to make monthly minimum payments of 3.0% of the statement balance plus past due amounts, insurance payments and other fees. Between May 1, 1991 and September 20, 1993, the Seller required each cardholder to make monthly minimum payments of 2.5% of the statement balance plus past due amounts. Currently, cardholders must make a monthly minimum payment equal to 2.0% of the statement balance plus past due amounts. However, the cardholder was and is generally required to make a monthly minimum payment (generally $15) plus past due amounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust II Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Certificates could be significantly reduced.

     Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. As described under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled

Payment Date and the Class B Scheduled Payment Date, respectively. See "Maturity Assumptions" and "Risk Factors--Payments and Maturity" in the Prospectus.

                         RECEIVABLE YIELD CONSIDERATIONS

     The gross revenues from finance charges and fees billed to accounts in the Bank Portfolio for each of the three calendar years contained in the period ended December 31, 1995 and the nine calendar months contained in the period ended September 30, 1996 are set forth in the following table.

     The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in Trust II will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Seller believes that during the three calendar years contained in the period ended December 31, 1995 and the nine calendar months contained in the period ended September 30, 1996, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the Prospectus.

                              Bank Portfolio Yield


                                              Nine Months            Year Ended December 31,
                                                 Ended        --------------------------------------
                                          September 30, 1996     1995          1994          1993
                                          ------------------  ----------    ----------    ----------
Average Account Monthly Accrued Finance
  Charges and Fees(1)(2) ...............      $   23.59       $   23.70     $   22.27     $   23.11
Average Account Balance(3) .............      $1,713.77       $1,718.08     $1,624.11     $1,593.64
Yield from Finance Charges and Fees(4) .          16.52%          16.55%        16.45%        17.40%
Yield from Interchange(5) ..............           1.08%           1.20%         1.58%         1.84%
Yield from Finance Charges, Fees and
  Interchange(6) .......................          17.60%          17.75%        18.03%        19.24%

----------
(1) Finance Charges and Fees are comprised of monthly periodic finance charges and other credit card fees.

(2) Average Account Monthly Accrued Finance Charges and Fees are presented net of adjustments made pursuant to MBNA's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.

(3) Average Account Balances include purchases, cash advances and accrued and unpaid monthly periodic finance and other charges and are calculated based on the average of the account balances during the periods shown for accounts with charging privileges.

(4) Yield from Finance Charges and Fees is the result of dividing the annualized Average Account Monthly Accrued Finance Charges and Fees by the Average Account Balance for the period.

(5) Yield from Interchange is the result of dividing annualized revenue attributable to Interchange received during the period by the Average Account Balance for the period. The amount of Interchange for each of the periods indicated above has been estimated.

(6) The percentage reflected for the nine months ended September 30, 1996 is an annualized figure.

     These revenues vary for each account based on the type and volume of activity for each account. Because the Trust II Portfolio is only a portion of the Bank Portfolio, actual yield with respect to Receivables may be different from that set forth above for the Bank Portfolio. See "MBNA's Credit Card Portfolio" herein and "MBNA Credit Card Activities" in the Prospectus.

                           MBNA AND MBNA CORPORATION

     MBNA America Bank, National Association, a national banking association located in Wilmington, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. MBNA International Bank Limited, a private limited company incorporated under the laws of England and Wales, is a wholly-owned subsidiary of MBNA. As of June 30, 1996, MBNA was the second largest MasterCard and VISA lender based on managed loans according to an August 1996 issue of The Nilson Report, a bi-weekly industry publication. On a managed basis, including loans originated by MBNA International Bank Limited, MBNA maintained loan accounts with aggregate outstanding balances of $34.4 billion as of September 30, 1996. Of this amount, $30.6 billion were MasterCard and VISA credit card loans originated in the United States. As of September 30, 1996, the premium credit card portfolio in the United States accounted for 48% of MBNA's domestic MasterCard and VISA credit card accounts with outstanding balances and 62% of MBNA's outstanding domestic MasterCard and VISA credit card loans.

     MBNA conducts all direct customer contact processes with respect to the cardholder. This involves a 24 hour, 365 day per year Customer Service telephone staff, Credit Decisions, Correspondence Resolution, Security and Collection Operations. As of September 30, 1996, MBNA had assets of $14.4 billion, deposits of $9.9 billion and capital and surplus accounts of $1.3 billion.

     MBNA is a wholly-owned subsidiary of the Corporation. MBNA was established in January 1991 in connection with a restructuring of the former MBNA America Bank, N.A., a wholly-owned subsidiary of MNC Financial, Inc. The Corporation is a bank holding company organized under the laws of Maryland in 1990 and registered under the Bank Holding Company Act of 1956, as amended. As of September 30, 1996, the Corporation had consolidated assets of $15.6 billion, consolidated deposits of $9.6 billion and capital and surplus accounts of $1.6 billion. The principal asset of the Corporation is the capital stock of MBNA.

     Legal Matters and Litigation. In May 1996, a lawsuit was filed against MBNA in the United States District Court for the Middle District of Florida. This suit is a purported class action. The plaintiff complains that MBNA's advertising of its cash advance promotional rate program was deceptive. The plaintiff seeks to recover unspecified damages which the plaintiff alleges resulted from MBNA's breach of contract and violation of federal and state law. In October 1996, the case was transferred to the District Court of Delaware. MBNA believes its advertising practices are proper under applicable federal and state law and intends to defend vigorously against the action.

                               OTHER SERIES ISSUED

     The table below sets forth the principal characteristics of the twenty-six other Series previously issued by Trust II, as well as another Series that is expected to be issued by Trust II on or about December 3, 1996, all of which are in Group One. For more specific information with respect to any Series, any prospective investor should contact MBNA at (800) 362-6255 or (302) 456-8588. MBNA will provide, without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Documents for any previous publicly-issued Series.


1.   Series 1994-A

     Initial Class A Investor Interest...........................................................$661,200,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.17% per annum
     Initial Class B Investor Interest............................................................$34,200,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.37% per annum
     Class A Controlled Accumulation Amount......................................................$55,100,000*
     Class A Scheduled Payment Date.............................................August 1999 Distribution Date
     Class B Scheduled Payment Date..........................................September 1999 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$64,600,000
     Other Enhancement for the Class A Certificates ....................Subordination of Class B Certificates
     Series 1994-A Termination Date............................................January 2002 Distribution Date
     Series Issuance Date......................................................................August 4, 1994

2.   Series 1994-B

     Initial Class A Investor Interest...........................................................$870,000,000
     Class A Certificate Rate................................Thirteen-week Treasury Bill plus 0.45% per annum
     Initial Class B Investor Interest............................................................$45,000,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.35% per annum
     Class A Controlled Accumulation Amount......................................................$72,500,000*
     Class A Scheduled Payment Date.............................................August 1999 Distribution Date
     Class B Scheduled Payment Date..........................................September 1999 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$85,000,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1994-B Termination Date............................................January 2002 Distribution Date
     Series Issuance Date.....................................................................August 18, 1994

3.   Series 1994-C

     Initial Class A Investor Interest...........................................................$870,000,000
     Class A Certificate Rate.............................................One-Month LIBOR plus .25% per annum
     Initial Class B Investor Interest............................................................$45,000,000
     Class B Certificate Rate.............................................One-Month LIBOR plus .45% per annum
     Class A Controlled Accumulation Amount......................................................$72,500,000*
     Class A Scheduled Payment Date............................................October 2001 Distribution Date
     Class B Scheduled Payment Date...........................................November 2001 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$85,000,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1994-C Termination Date..............................................March 2004 Distribution Date
     Series Issuance Date....................................................................October 26, 1994



4.   Series 1994-D

     Initial Class A Investor Interest...........................................................$870,000,000
     Class A Certificate Rate....................................Daily Federal Funds Rate plus .33% per annum
     Initial Class B Investor Interest............................................................$45,000,000
     Class B Certificate Rate.............................................One-Month LIBOR plus .35% per annum
     Class A Controlled Accumulation Amount......................................................$72,500,000*
     Class A Scheduled Payment Date............................................October 1997 Distribution Date
     Class B Scheduled Payment Date...........................................November 1997 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$85,000,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1994-D Termination Date..............................................March 2000 Distribution Date
     Series Issuance Date....................................................................October 26, 1994

5.   Series 1994-E

     Initial Investor Interest...................................................................$500,000,000
     Current Investor Interest as of October 31, 1996............................................$700,000,000
     Maximum Investor Interest...................................................................$700,000,000
     Certificate Rate..................................................................Commercial Paper Index
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Cash Collateral Amount...............................................................$20,000,000
     Series Issuance Date...................................................................December 15, 1994

6.   Series 1995-A

     Initial Class A Investor Interest...........................................................$500,250,000
     Class A Certificate Rate.............................................One-Month LIBOR plus .27% per annum
     Initial Class B Investor Interest............................................................$25,875,000
     Class B Certificate Rate.............................................One-Month LIBOR plus .45% per annum
     Class A Controlled Accumulation Amount......................................................$41,687,500*
     Class A Scheduled Payment Date.............................................August 2004 Distribution Date
     Class B Scheduled Payment Date..........................................September 2004 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$48,875,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1995-A Termination Date............................................January 2007 Distribution Date
     Series Issuance Date......................................................................March 22, 1995

7.   Series 1995-B

     Initial Class A Investor Interest...........................................................$652,500,000
     Class A Certificate Rate.............................................One-Month LIBOR plus .16% per annum
     Initial Class B Investor Interest............................................................$33,750,000
     Class B Certificate Rate.............................................One-Month LIBOR plus .32% per annum
     Class A Controlled Accumulation Amount......................................................$54,375,000*
     Class A Scheduled Payment Date................................................May 2000 Distribution Date
     Class B Scheduled Payment Date...............................................June 2000 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$63,750,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1995-B Termination Date............................................October 2002 Distribution Date
     Series Issuance Date.........................................................................May 23,1995



8.   Series 1995-C

     Initial Class A Investor Interest...........................................................$500,250,000
     Class A Certificate Rate.................................................................6.45% per annum
     Initial Class B Investor Interest............................................................$25,875,000
     Class B Certificate Rate.............................................One-Month LIBOR plus .42% per annum
     Class A Controlled Accumulation Amount......................................................$41,687,500*
     Class A Scheduled Payment Date...............................................June 2005 Distribution Date
     Class B Scheduled Payment Date...............................................July 2005 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$48,875,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1995-C Termination Date...........................................February 2008 Distribution Date
     Series Issuance Date.......................................................................June 29, 1995

9.   Series 1995-D

     Initial Class A Investor Interest...........................................................$435,000,000
     Class A Certificate Rate.................................................................6.05% per annum
     Initial Class B Investor Interest............................................................$22,500,000
     Class B Certificate Rate.............................................One-Month LIBOR plus .29% per annum
     Class A Controlled Accumulation Amount......................................................$36,250,000*
     Class A Scheduled Payment Date...............................................June 2000 Distribution Date
     Class B Scheduled Payment Date...............................................July 2000 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$42,500,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1995-D Termination Date...........................................November 2002 Distribution Date
     Series Issuance Date.......................................................................June 29, 1995

10.  Series 1995-E

     Initial Class A Investor Interest...........................................................$435,000,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.22% per annum
     Initial Class B Investor Interest............................................................$22,500,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.32% per annum
     Class A Controlled Accumulation Amount......................................................$36,250,000*
     Class A Scheduled Payment Date.............................................August 2002 Distribution Date
     Class B Scheduled Payment Date..........................................September 2002 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$42,500,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1995-E Termination Date............................................January 2005 Distribution Date
     Series Issuance Date......................................................................August 2, 1995



11.  Series 1995-F

     Initial Class A Investor Interest...........................................................$455,000,000
     Class A Certificate Rate.................................................................6.60% per annum
     Initial Class B Investor Interest............................................................$18,750,000
     Class B Certificate Rate.................................................................6.75% per annum
     Class A Controlled Accumulation Amount...................................................$37,916,666.67*
     Class A Scheduled Payment Date.............................................August 2000 Distribution Date
     Class B Scheduled Payment Date..........................................September 2000 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$26,250,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1995-F Termination Date............................................January 2003 Distribution Date
     Series Issuance Date.....................................................................August 30, 1995

12.  Series 1995-G

     Initial Class A Investor Interest...........................................................$435,000,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.21% per annum
     Initial Class B Investor Interest............................................................$22,500,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.33% per annum
     Class A Controlled Accumulation Amount......................................................$36,250,000*
     Class A Scheduled Payment Date............................................October 2002 Distribution Date
     Class B Scheduled Payment Date...........................................November 2002 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$42,500,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1995-G Termination Date..............................................March 2005 Distribution Date
     Series Issuance Date..................................................................September 27, 1995

13.  Series 1995-H

     Initial Class A Investor Interest...........................................................$285,245,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.07% per annum
     Initial Class B Investor Interest............................................................$14,755,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.19% per annum
     Class A Controlled Accumulation Amount...................................................$23,770,416.67*
     Class A Scheduled Payment Date............................................October 1998 Distribution Date
     Class B Scheduled Payment Date...........................................November 1998 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$27,875,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1995-H Termination Date..............................................March 2001 Distribution Date
     Series Issuance Date..................................................................September 28, 1995



14.  Series 1995-I

     Initial Class A Investor Interest...........................................................$652,500,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.17% per annum
     Initial Class B Investor Interest............................................................$33,750,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.27% per annum
     Class A Controlled Accumulation Amount......................................................$54,375,000*
     Class A Scheduled Payment Date............................................October 2000 Distribution Date
     Class B Scheduled Payment Date...........................................November 2000 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$63,750,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1995-I Termination Date..............................................March 2003 Distribution Date
     Series Issuance Date....................................................................October 26, 1995

15.  Series 1995-J

     Initial Class A Investor Interest...........................................................$435,000,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.23% per annum
     Initial Class B Investor Interest............................................................$22,500,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.35% per annum
     Class A Controlled Accumulation Amount......................................................$36,250,000*
     Class A Scheduled Payment Date...........................................November 2002 Distribution Date
     Class B Scheduled Payment Date...........................................December 2002 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$42,500,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1995-J Termination Date..............................................April 2005 Distribution Date
     Series Issuance Date...................................................................November 21, 1995

16.  Series 1996-A

     Initial Class A Investor Interest...........................................................$609,000,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.21% per annum
     Initial Class B Investor Interest............................................................$31,500,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.34% per annum
     Class A Controlled Accumulation Amount......................................................$50,750,000*
     Class A Scheduled Payment Date...........................................February 2003 Distribution Date
     Class B Scheduled Payment Date..............................................March 2003 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$59,500,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1996-A Termination Date...............................................July 2005 Distribution Date
     Series Issuance Date...................................................................February 28, 1996



17.  Series 1996-B

     Initial Class A Investor Interest...........................................................$435,000,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.26% per annum
     Initial Class B Investor Interest............................................................$22,500,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.37% per annum
     Class A Controlled Accumulation Amount......................................................$36,250,000*
     Class A Scheduled Payment Date..............................................March 2006 Distribution Date
     Class B Scheduled Payment Date..............................................April 2006 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$42,500,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1996-B Termination Date.............................................August 2008 Distribution Date
     Series Issuance Date.......................................................................March 26,1996

18.  Series 1996-C

     Initial Class A Investor Interest...........................................................$435,000,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.14% per annum
     Initial Class B Investor Interest............................................................$22,500,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.28% per annum
     Class A Controlled Accumulation Amount......................................................$36,250,000*
     Class A Scheduled Payment Date..............................................March 2001 Distribution Date
     Class B Scheduled Payment Date..............................................April 2001 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$42,500,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1996-C Termination Date.............................................August 2003 Distribution Date
     Series Issuance Date......................................................................March 27, 1996

19.  Series 1996-D

     Initial Class A Investor Interest...........................................................$850,000,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.15% per annum
     Initial Class B Investor Interest............................................................$75,000,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.29% per annum
     Class A Controlled Accumulation Amount...................................................$70,833,333.33*
     Class A Scheduled Payment Date..............................................April 2001 Distribution Date
     Class B Scheduled Payment Date................................................May 2001 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$75,000,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1996-D Termination Date..........................................September 2003 Distribution Date
     Series Issuance Date.........................................................................May 1, 1996



20.  Series 1996-E

     Initial Class A Investor Interest...........................................................$637,500,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.17% per annum
     Initial Class B Investor Interest............................................................$56,250,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.31% per annum
     Class A Controlled Accumulation Amount......................................................$53,125,000*
     Class A Scheduled Payment Date................................................May 2003 Distribution Date
     Class B Scheduled Payment Date...............................................June 2003 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$56,250,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1996-E Termination Date............................................October 2005 Distribution Date
     Series Issuance Date........................................................................May 21, 1996

21.  Series 1996-F

     Initial Class A Investor Interest...........................................................$470,000,000
     Initial Collateral Interest..................................................................$30,000,000
     Current Investor Interest as of October 31, 1996............................................$500,000,000
     Maximum Investor Interest...................................................................$500,000,000
     Certificate Rate..................................................................Commercial Paper Index
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Series Issuance Date.......................................................................June 25, 1996

22.  Series 1996-G

     Initial Class A Investor Interest...........................................................$425,000,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.18% per annum
     Initial Class B Investor Interest............................................................$37,500,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.35% per annum
     Class A Controlled Accumulation Amount...................................................$35,416,666.67*
     Class A Scheduled Payment Date...............................................July 2006 Distribution Date
     Class B Scheduled Payment Date.............................................August 2006 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$37,500,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1996-G Termination Date...........................................December 2008 Distribution Date
     Series Issuance Date.......................................................................July 17, 1996

23.  Series 1996-H

     Initial Class A Investor Interest.........................................................$1,020,000,000
     Class A Certificate Rate..........................................Three-Month LIBOR plus 0.10% per annum
     Initial Class B Investor Interest............................................................$90,000,000
     Class B Certificate Rate..........................................Three-Month LIBOR plus 0.27% per annum
     Class A Controlled Accumulation Amount......................................................$85,000,000*
     Class A Scheduled Payment Date.............................................August 2001 Distribution Date
     Class B Scheduled Payment Date..........................................September 2001 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$90,000,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1996-H Termination Date............................................January 2004 Distribution Date
     Series Issuance Date.....................................................................August 14, 1996



24.  Series 1996-I

     Initial Class A Deutsche Mark ("DM") Investor Interest..................................DM 1,000,000,000
     Initial Class A Investor Interest........................................................$666,444,518.49
     Class A Certificate Rate.......................................Three-Month DM LIBOR plus 0.09% per annum
     Class A Floating Dollar Rate.....................................Three-Month LIBOR plus 0.115% per annum
     Initial Class B Investor Interest............................................................$58,804,000
     Class B Certificate Rate............................Not to Exceed Three-Month LIBOR plus 0.50% per annum
     Class A Controlled Accumulation Amount...................................................$55,537,043.21*
     Class A Scheduled Payment Date........................................................September 19, 2001
     Class B Scheduled Payment Date............................................October 2001 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$58,804,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1996-I Termination Date.........................................................February 18, 2004
     Series Issuance Date..................................................................September 25, 1996

25.  Series 1996-J

     Initial Class A Investor Interest...........................................................$850,000,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.15% per annum
     Initial Class B Investor Interest............................................................$75,000,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.36% per annum
     Class A Controlled Accumulation Amount...................................................$70,833,333.33*
     Class A Scheduled Payment Date..........................................September 2003 Distribution Date
     Class B Scheduled Payment Date............................................October 2003 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$75,000,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1996-J Termination Date...........................................February 2006 Distribution Date
     Series Issuance Date..................................................................September 19, 1996

26.  Series 1996-K

     Initial Class A Investor Interest...........................................................$850,000,000
     Class A Certificate Rate............................................One-Month LIBOR plus 0.13% per annum
     Initial Class B Investor Interest............................................................$75,000,000
     Class B Certificate Rate............................................One-Month LIBOR plus 0.35% per annum
     Class A Controlled Accumulation Amount...................................................$70,833,333.34*
     Class A Scheduled Payment Date............................................October 2003 Distribution Date
     Class B Scheduled Payment Date...........................................November 2003 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$75,000,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1996-K Termination Date..............................................March 2006 Distribution Date
     Series Issuance Date....................................................................October 24, 1996



27.  Series 1996-L

     Initial Class A Investor Interest...........................................................$425,000,000
     Class A Certificate Rate..........................................Three-Month LIBOR plus 0.03% per annum
     Initial Class B Investor Interest............................................................$37,500,000
     Class B Certificate Rate..........................................Three-Month LIBOR plus 0.24% per annum
     Class A Controlled Accumulation Amount...................................................$35,416,666.67*
     Class A Scheduled Payment Date...........................................November 1999 Distribution Date
     Class B Scheduled Payment Date...........................................December 1999 Distribution Date
     Annual Servicing Fee Percentage...........................................................2.0% per annum
     Initial Collateral Interest..................................................................$37,500,000
     Other Enhancement for the Class A Certificates.....................Subordination of Class B Certificates
     Series 1996-L Termination Date...........................................November 2001 Distribution Date
     Series Issuance Date....................................................................December 3, 1996


----------
* Subject to change if the commencement of the Accumulation Period or Controlled Accumulation Period, as applicable, is delayed.

PROSPECTUS

                             LEHMAN ABS CORPORATION
                               Asset Backed Notes
                            Asset Backed Certificates
                              (Issuable in Series)
                               ------------------


    Lehman ABS Corporation (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein which may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

    As specified in the related Prospectus Supplement, the Certificates will evidence an interest in certain assets deposited into a trust (a "Trust") by the Depositor as depositor or transferor pursuant to a Pooling and Servicing Agreement, Master Pooling and Servicing Agreement, Sale and Servicing Agreement or Trust Agreement, as described herein. The Notes of each series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the"Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The property of each Trust will include assets composed of (a) Primary Assets, which may include
(i) one or more pools of receivables (collectively, the "Receivables") generated or to be generated from time to time in the ordinary course of business in one or more portfolios of accounts (collectively, the "Accounts"), purchased from the seller or sellers or transferor or transferors specified in the related Prospectus Supplement (each a "Seller") and (ii) CABS Securities (as defined herein), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Receivables, which servicer may also be the Seller, specified in the related Prospectus Supplement (the "Servicer"), and (c) certain funds, Enhancement (as defined herein) and other assets as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the related Trustee, which will be used to purchase additional Primary Assets or CABS Securities from a Seller from time to time during the Funding Period specified in the related Prospectus Supplement.

    Purchases of CABS Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such CABS Securities or any affiliate thereof. See "Trust Assets--CABS Securities.

    Each Series of Securities will be issued in one or more classes (each, a "Class"), which may include subclasses. Interest on and principal of the Securities of a Series will be payable on each Payment Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement. Securities may be sold for U.S. dollars or for one or more foreign or composite currencies and the principal of and any interest on Securities may be payable in U.S. dollars or one or more foreign or composite currencies.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. A Series may include one or more classes of Notes and Certificates. A Series may include one or more classes entitled to distributions of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust may be divided into one or more Asset Groups and each Class of the related Series will be secured by, or will evidence beneficial ownership of, the corresponding Asset Group, as applicable. Each Series of Securities may be subject to termination under the circumstances described herein and in the related Prospectus Supplement.
                               ------------------
    For a discussion of certain factors which should be considered by prospective purchasers of the Securities, see "Risk Factors" on page 11 herein and on page S-6 of the Prospectus Supplement.
                               ------------------
NOTES  OF  A GIVEN SERIES REPRESENT  OBLIGATIONS OF, AND  THE  CERTIFICATES OF A
  SERIES  EVIDENCE  BENEFICIAL  INTERESTS IN THE RELATED TRUST ONLY AND ARE NOT
   GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, ANY SELLER, THE
    TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS
     OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY
        SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS
          AND WARRANTIES SET FORTH IN THE RELATED POOLING AND SERVICING
          AGREEMENT, MASTER POOLING AND SERVICING AGREEMENT, SALE AND
               SERVICING AGREEMENT, INDENTURE OR TRUST AGREEMENT,
                AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS
                   SUPPLEMENT. SEE "RISK FACTORS" FOR CERTAIN
                     FACTORS TO BE CONSIDERED IN PURCHASING
                                 THE SECURITIES.
                               ------------------
THESE  SECURITIES  HAVE NOT  BEEN  APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------
    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                               ------------------
                                 LEHMAN BROTHERS
                The date of this Prospectus is December 31, 1996

                              PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Receivables, the Seller and the Servicer; (iii) the terms of any enhancement with respect to such Series (the "Enhancement"); (iv) information concerning any other assets in the related Trust, including any Enhancement; (v) the expected date or dates on which the principal amount of each Class of Securities will be paid to holders of such Securities; (vi) the extent to which any Class within a Series is subordinated to any other Class of such Series; and
(vii) additional information with respect to the plan of distribution of such Securities. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any related Prospectus Supplement, the terms of such related Prospectus Supplement shall govern.

                              AVAILABLE INFORMATION

    The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street,Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission,Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities And Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information regarding registrants, including the Depositor, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of any Prospectus Supplement and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into such Prospectus Supplement and this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in any Prospectus Supplement or in this Prospectus shall be deemed to be modified or superseded for purposes of such Prospectus Supplement and this Prospectus to the extent that a statement contained in any Prospectus Supplement or in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of any Prospectus Supplement.

                               REPORTS TO HOLDERS

    Periodic and annual reports concerning the related Trust for a Series of Securities are required under the Agreement to be forwarded to holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "THE AGREEMENTS--Reports to Holders" herein.

                                SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of Certificates or Notes of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "Glossary of Terms" herein.

The Certificates.............  Asset Backed Certificates (the"Certificates") are
                                 issuable from time to time in Series pursuant to separate Pooling and Servicing Agreements, Master Pooling and Servicing Agreements, Sale and Servicing Agreements, or Trust Agreements (each, an "Agreement"). Each Certificate of a Series will evidence an interest in the Trust for such Series, or in an Asset Group specified in the related Prospectus Supplement. Each Series of Certificates will consist of one or more Classes, one or more of which maybe Classes of Variable Interest Certificates, Zero Coupon Certificates, Principal Only Certificates, Compound Interest Certificates, Interest Only Certificates, Participating Certificates, Senior Certificates, Subordinate Certificates or other types of Certificates. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Payment Dates, Payment Dates and interest rate. The Certificates of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificates or certain Classes of such Certificates offered thereby may be available in book-entry form only.

The Notes....................  Each Series of Securities may include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture"). The terms of any Notes will be set forth in the Prospectus Supplement relating to such Notes.

                               Unless   otherwise   specified   in  the  related
                                 Prospectus Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be fixed, variable or an adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, and the method for determining the Interest Rate.

                               With respect  to a Series  that  includes  two or
                                 more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Pool of Receivables.

                               In addition, a  Series  may  include  one or more
                                 classes of Notes, entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                               All  discussions   in  this   Prospectus  of  the
                                 Certificates, the terms thereof as well as any investment and tax considerations related thereto will be generally applicable to any Notes.

Depositor ...................  Lehman  ABS  Corporation   (the   "Depositor")was
                                 incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ("LCPI"), which itself is a wholly owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), which is a wholly owned subsidiary of Lehman Brothers

                                 Holdings Inc. ("Holdings"). None of Lehman Brothers, LCPI, Holdings, the Depositor, the Servicer, the Trustee or the Seller, nor any other affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Certificates of any Series. See "THE DEPOSITOR."

Interest Payments............  Interest payments on the Certificates of a Series entitled by their terms to receive interest will be made on each Payment Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus Supplement. The interest rate on Certificates of a Series may be variable or change with changes in the rates of interest on the pool of receivables (collectively, the "Receivables") generated or to be generated from time to time in the ordinary course of business in a portfolio of accounts (collectively, the "Accounts") underlying or comprising the Primary Assets and/or as early amortizations or prepayments occur with respect to any CABS Securities underlying or comprising the Primary Assets. Interest Only Certificates may be assigned a "Notional Amount" set forth in the related Prospectus Supplement which issued solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Certificates may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Certificates of a Series on a Payment Date will include all interest accrued during the period specified in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES -- Payments of Interest."

Principal Payments...........  All  payments  of   principal   of  a  Series  of
                                 Certificates will be made in an aggregate amount determined as set forth in the related Prospectus Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Certificates of any such Class, all as specified in the related Prospectus Supplement.

Final Scheduled Payment Date
  of the Certificates........  The Final  Scheduled  Payment Date for each Class of Certificates of a Series is the date after which no Certificates of such Class are expected to remain outstanding, calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Payment Date of a Class may equal the maturity date of the Primary Asset in the related Trust which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                               The actual final Payment Date of the Certificates
                                 of a Series will depend primarily upon the rate of payment (including early amortization, prepayments and repurchases) of the Receivables underlying or comprising the Primary Assets in the related Trust. Unless otherwise specified in the related Prospectus Supplement, the actual final Payment Date of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Payment Date as a result of the application of prepayments to the reduction of the principal balances of Certificates or if an early amortization occurs with respect to the Primary Assets, or may occur later than its Final Scheduled Payment Date. See "RISK FACTORS" and "DESCRIPTION OF THE CERTIFICATES" herein for a more detailed description of factors that may affect the timing of principal payments on the Certificates.

Optional Termination.........  One or more Classes of Certificates of any Series may be repurchased in whole, but not in part, at the Depositor's or the related Seller's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the redemption price set forth therein. If so specified in the related

                                 Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, the related Seller or such other entity that is specified in the related Prospectus Supplement may, at its option, cause an early termination of the related Trust by repurchasing all of the Primary Assets remaining in the Trust on or after a specified date, or on or after such time as the aggregate principal balance of the Certificates of the Series or the Primary Assets relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES -- Optional Purchase or Termination."

                               In addition,  the   Prospectus   Supplement   may
                                 provide other circumstances under which holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

Trust Assets.................  The  Trust  for a  Series  of  Certificates  will consist of one or more of the assets described below, as described in the related Prospectus Supplement.

A. Primary Assets............  The Primary  Assets for a Series  may  consist of any combination of the following assets, to the extent and as specified in the related Prospectus Supplement. The Primary Assets will be purchased from the Seller or may be purchased by the Depositor in secondary market transactions, not from the issuer of such CABS Securities or an affiliate thereof, or, in the case of the Receivables, in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

                               The assets of the Trust  created  with respect to
                                 any Series may include a pool of Receivables arising under the Accounts included in such Trust from time to time, funds collected or to be collected from cardholders in respect of the Receivables, the right to receive certain Interchange fees attributed to cardholder charges for merchandise and services in the Accounts, monies on deposit in certain accounts of the Trust, funds collected or to be collected from Participations, if any, and any Enhancement issued with respect to a particular Series (the drawing on or payment of any Enhancement for the benefit of a Series or class of investor certificates will not be available to the investor certificateholders of any other Series or class).

                               The  designated  Accounts  will meet the criteria
                                 provided in each Agreement applied as of the applicable Cut-off Date. The Accounts will consist of the Initial Accounts and any Additional Accounts but will not include any Removed Accounts. In addition, pursuant to each Agreement, each Seller may (subject to certain limitations and conditions), and in some circumstances, will be obligated to designate Additional Accounts, the Receivables in which will be included in the Trust or, in lieu thereof or in addition thereto, to include Participations in the Trust.

                               Pursuant to each  Agreement,  a Seller  will have
                                 the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in certain Accounts from the Trust ("Removed Accounts").

   (1) The Receivables
      (a) Credit Card
          Receivables........  Credit  Card  Receivables   consist  of  periodic
                                 finance charges, annual membership fees, cash advance fees, late charges on amounts charged for merchandise and services, certain other designated fees ("Finance Charge Receivables") and all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the Accounts ("Principal Receivables"). In addition, certain Interchange attributed to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables. Recoveries of charged-off Finance Charge Receivables will be treated as collections of

                                 Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables. "Interchange" consists of certain fees received by a credit card-issuing bank from the VISA USA, Inc. ("VISA"1) and MasterCard International Incorporated
                                 ("MasterCard International"1) associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing.

      (b) Charge Card
          Receivables........  Charge  Card   Receivables   consist  of  amounts
                                 charged on the designated Accounts for merchandise and services, and annual membership fees and certain other administrative fees billed to the designated Accounts. Receivables originated under charge card accounts are not subject to a monthly finance charge and, therefore, it will be necessary to treat a portion of the collections on the Charge Card Receivables as "yield". The remainder of such collections will be treated as principal collections.

      (c) General............  All new  Receivables  arising  in the  designated
                                 Accounts (including in any Additional Accounts) during the term of the Trust will be the property of the Trust. Accordingly, the amount of Receivables will fluctuate as new Receivables are generated and an existing Receivables are collected, charged off as uncollectible or otherwise adjusted. Receivables may be payable in U.S. dollars or in any foreign currency.

   (2) CABS  Securities....... Primary Assets for a Series may consist, in whole or in part, of card assetbacked securities ("CABS Securities") which include certificates representing undivided interests in, or notes or loans secured by, Receivables generated in Accounts (as described above). Such certificates, notes or loans will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act of 1933 in connection with the offering of a Series of Securities or
                                 (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof See "THE TRUST ASSETS -- CABS Securities." Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, payments on the CABS Securities will be distributed directly to the Trustee as registered owner of such CABS Securities.

                               The related  Prospectus  Supplement  for a Series
                                 will specify (such disclosure may be on an approximate basis), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of any CABS Securities to be included in the Trust for such Series; (ii) certain characteristics of the Receivables which comprise the underlying assets for the CABS Securities; (iii) the expected maturity and the final maturity of the CABS Securities; (iv) the certificate rate for the CABS Securities; (v) the issuer or issuers of the CABS Securities (the "CABS Issuer"), the servicer or servicers of the CABS Securities (the "CABS Servicer") and the trustee or trustees of the Securities (the "CABS Trustee"); (vi) certain characteristics of enhancement, if any, such

--------
(1) VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

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


                                 as reserve funds, insurance policies, letters of credit or guarantees relating to such CABS Securities; (vii) any early amortization events applicable to the CABS Securities; (viii) the terms on which underlying Receivables for such CABS Securities may, or are required to, be repurchased prior to stated maturity; and (ix) the terms on which substitute Receivables may be delivered to replace those initially deposited with the CABS Trustee. See "THE TRUST ASSETS" herein.

   B. Collection, Distribution,
      Pre-Funding and other
      Trust Accounts.........  Unless   otherwise   provided   in  the   related
                                 Prospectus Supplement, all payments on or with respect to the Primary Assets for a Series will be remitted directly to an account (the "Collection Account") to be established for such Series with the Trustee, or the Servicer in the name of the Trustee. Unless otherwise provided in the related Prospectus Supplement the Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings thereon at the rate or rates specified in the related Prospectus Supplement, to the payment, if and as provided in the related Prospectus Supplement, of certain amounts payable to the Servicer under the related Agreement and any other person specified in the related Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the "Distribution Account") to be established for such Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such Distribution Account will be available unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Certificates on the next Payment Date, (ii) the making of adequate provision for future payments on certain Classes of Certificates and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement. From time to time, various accounts, including Pre-Funding Accounts, may be created under the terms of the documents related to a specific Series.

                               In addition, a Prospectus  Supplement may provide
                                 that the assets of a Trust will include a Pre-Funding Account (the "Pre-Funding Account"). To the extent provided in the related Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to deposit, and the related Trust will be obligated to accept (subject to the satisfaction of certain conditions described in the applicable Sale and Servicing Agreement), additional Receivables (the "Subsequent Receivables") from time to time (as frequently as daily) during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the related Closing Date.

Enhancement................    If stated in the Prospectus  Supplement  relating
                                 to a Series, enhancement may be provided with respect to one or more Classes of the Certificates of such Series. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, insurance, the use of cross support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Series Enhancement may also include any type of derivative arrangement, including a guaranteed rate agreement, maturity liquidity facility, tax protection

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                                 agreement,   interest   rate   cap   or   floor
                                 agreement,   interest  rate  or  currency  swap
                                 agreement or other similar arrangement. The Enhancement will support the payments on the
                                 Certificates   and  may  be  used   for   other
                                 purposes,   to  the   extent   and   under  the
                                 conditions specified in such related Prospectus Supplement. See "ENHANCEMENT" herein.

                               Enhancement  for a Series may include one or more
                                 of the following types of Enhancement, or such other type of Enhancement specified in the related Prospectus Supplement.

                               The  type,  characteristics  and  amount  of  the
                                 Enhancement will be determined based on several factors, including the characteristics of the Receivables and Accounts underlying or comprising the portfolio as of the relevant Closing Date with respect to any Series, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus Supplement, any such Enhancement may apply only in the event of certain types of losses and the protection against losses provided by such Enhancement will be limited.

      (a) Subordination......  A Series of Certificates  may include one or more
                                 Classes of Certificates which are subordinate to one or more other Classes of such Series. The rights of the holders of any such subordinated Certificates to receive distributions on any Payment Date for such Series will be subordinate in right and priority to the rights of the holders of Certificates which are senior to such subordinated Certificates, but only to the extent set forth in the related Prospectus
                                 Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount subordinated will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates which are senior to such subordinated Certificates. If cash flows otherwise distributable to holders of a subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such across-support feature. See"ENHANCEMENT -- Subordination."

      (b) Letter of  Credit... If so  specified   in  the   related   Prospectus
                                 Supplement, support for a Series or one or more Classes of a Series may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of another Enhancement. The issuer of the letter of credit (the"L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments thereunder.

                               The maximum  liability  of an L/C Bank  under its
                                 letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement. See "ENHANCEMENT -- Letter of Credit."

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




      (c) Cash Collateral
          Guaranty or
          Account............  If so  specified   in  the   related   Prospectus
                                 Supplement, support for a Series or one or more Classes of a Series may be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

      (d) Reserve  Fund....... If so  specified   in  the   related   Prospectus
                                 Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the Rating Agency in one or more reserve funds to be established in the name of the Trustee (each, a "Reserve Fund"), which will be used, as specified in such Prospectus Supplement, by the Trustee to make required payments of principal of or interest on the Certificates of such Series, to make adequate provision for future payments on such Certificates or for any other purpose specified in the Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.

      (e) Surety Bond or
          Insurance Policy...  If so  specified   in  the   related   Prospectus
                                 Supplement, support for a Series or one or more Classes of a Series may be provided by the posting of a surety bond or the issuance of insurance by an insurance company, in each instance designed to assure the distribution of interest or principal on the Certificates of such Class or Series in the manner and amount specified in the related Prospectus Supplement.

      (f) Spread  Account..... If so  specified   in  the   related   Prospectus
                                 Supplement, support for a Series or one or more Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest or principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

      (g) Derivative  Products If so  specified   in  the   related   Prospectus
                                 Supplement, the Depositor may enter into any type of derivative arrangement with respect to the Certificates of any Class or Series. Such derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

Servicing ..................   The Servicer will be  responsible  for servicing,
                                 managing and making collections on the Receivables for a Series. The Servicer may perform such functions alone, through subservicers or in conjunction with a Master Servicer. In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables owned or serviced by it. Under certain limited circumstances, the Servicer may resignor be removed, in which event either the Trustee or a third-party servicer

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



                                 will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation and may, as specified herein and in the related Prospectus
                                 Supplement, receive certain additional compensation. See "SERVICING OF RECEIVABLES" herein.

Federal Income
  Tax Considerations.........  Except as set  forth  in the  related  Prospectus
                                 Supplement, it is anticipated that Special Tax Counsel to the Depositor will be of the opinion that, under existing law, the Trust will be classified as either a grantor trust under the Internal Revenue Code of 1986, as amended (the "Code"), and not as an association taxable as a corporation or as an owner trust and the Notes will be treated as debt instruments for Federal, state and local income and franchise tax purposes as of the Closing Date. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" for additional information concerning the application of Federal income tax laws.

ERISA Considerations.........  A fiduciary of any employee  benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA CONSIDERATIONS."

Legal Investment.............  Investors whose  investment  authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them.

Use of Proceeds..............  The Depositor  will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish a Pre-Funding Account for such Series, (iv) to establish any Reserve Funds or Cash Collateral Accounts described in the related Prospectus Supplement, (v) to provide enhancement for any other Series or for securities issued by another issuer, and (vi) to pay costs of structuring and issuing such Certificates, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Certificates with the Seller of such Primary Assets. See "USE OF PROCEEDS."

Ratings......................  It will be a  requirement  for  issuance  of  any
                                 Series that the Certificates offered by this Prospectus and the related Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Certificates of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities.

                                  RISK FACTORS

        Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that such market will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of such Series. The Underwriters presently expect to make a secondary market in the Certificates offered hereby and pursuant to any Prospectus Supplement, but have no obligation to do so.

        Certain Legal Aspects. Each Seller will warrant in its Pooling and Servicing Agreement, Master Pooling and Servicing Agreement, Sale and Servicing Agreement or Trust Agreement (collectively, an "Agreement") that the transfer of the Receivables by it to the Trust is and will be either a valid transfer and assignment of all right, title and interest in the Receivables and all proceeds thereof to the Trust or the grant to the Trust of a security interest in the Receivables. The Seller has taken and will take certain actions required to perfect the Trust's interest in the Receivables. The Seller has warranted that if the transfer by it to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. If the transfer of the Receivables and all proceeds thereof to the Trust is deemed to create a security interest therein, a tax or government lien on property of the Seller arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. See "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES -- Transfer of Receivables."

        If any Seller is a regulated financial institution, to the extent that a Seller grants a security interest in the Receivables to the Trust and that security interest is validly perfected before any insolvency of the Seller and is not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance in the event of insolvency and receivership, and payments to the Trust with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Seller. If, however, the conservator or receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer. If a conservator or receiver were appointed for the Seller pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the portion of the Receivables allocable in accordance with the Agreement to each Series (unless Certificateholders representing more than 50% of the Investor Amount of each Series, or if any such Series has more than one Class of each Class of such Series, instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds of such sale were insufficient to pay Certificates in full. Upon the occurrence of a Liquidation Event, if a conservator or receiver was appointed for the Seller and no Liquidation Event other than such conservatorship, receivership or insolvency of the Seller existed, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver for the Seller may have the power to cause early payment of the Certificates. See "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES -- Certain Matters Relating to Receivership."

        The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of finance charges, annual cardholder fees and other fees, and failure by the Seller or the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the

Receivables. Pursuant to the Agreement, the Depositor covenants to accept the transfer of all Receivables in an Account if any Receivable in such Account does not comply with all requirements of law, if any Receivable is charged off as uncollectible or if the proceeds of any Receivable in such Account are not available to the Trust. The Depositor also makes certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. However, the Trustee will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, is that the Depositor or the Servicer, as the case may be, will generally be obligated to accept the transfer of all Receivables in the Account affected thereby. In addition, in the event of a breach of certain representations and warranties, the Depositor may be obligated to accept the reassignment and transfer of the interest in the Trust of the holders of all Series.

        Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible.

        Certain Legal Concerns Applicable to Accounts. In November 1991, the United States Senate voted to amend a then-proposed Senate banking bill to include an amendment to the Federal Truth-in-Lending Act which would have limited the annual percentage rate charged on credit card accounts to a rate not exceeding four percentage points over the rate charged by the IRS on underpayments of federal taxes. Based on the then-current IRS rate, such amendment would have limited the maximum annual percentage rate for all credit card accounts to 14%. Although the amendment was not approved by the House of Representatives, the Depositor cannot predict whether Congress will pass a similar bill in the future or if such a bill would be signed by the President. The potential effect of any legislation which limits the amount of finance charges that may be charged on credit card balances could be to reduce the Net Portfolio Yield of a Series. If such Net Portfolio Yield for such Series is reduced, a Liquidation Event may occur, and the Rapid Amortization Period for such Series could commence prior to the Scheduled Amortization Date for such Series. In addition, during the past year, there has been increased consumer awareness of the level of finance charges and fees and other practices of card issuers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic finance charges or fees relating to the Accounts.

        Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards.
These actions challenge various fees and charges (such as late fees, over-the-limit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state cards issuers. There can be no assurance that one of the Sellers will not be named as a defendant in similar lawsuits or other administrative actions. In December 1994, the Superior Court of Pennsylvania reinstated a class-action law suit, stating that not all of Pennsylvania's consumer protection laws which purport to prohibit credit card fees and contingent default charges have been preempted by federal law. This case has been appealed to the Pennsylvania Supreme Court. The Supreme Courts of California, Colorado and New Jersey have also recently handed down decisions in similar actions. The California and Colorado Supreme Courts opined that federal law governs late fees and found for the defendant credit card issuers, while the New Jersey Supreme Court found that late payment fees are not interest and that, therefore, state law is not preempted by federal law with respect to such fees. On January 19, 1996, the United States Supreme Court accepted an appeal from the California Supreme Court's decision, which found that the charge in question was governed by federal law and was, therefore, proper. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states. Consequently, such actions could have an adverse impact on a

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Seller's card operations.  One potential effect of any such litigation involving a Seller, if successful, would be to reduce the Net Portfolio Yield for a Series. If such a reduction occurs, a Liquidation Event may occur.

        Competition. The credit card and charge card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card and charge card issuers seek to expand or to enter the market. As a result of this competition, certain major credit card and charge card issuers assess finance charges for selected portions of their portfolios at rates lower than the rates currently being assessed on the Accounts. A Seller's ability to compete in the credit card and charge card industry will affect its ability to generate new Receivables.

        Payments and Maturity. The Receivables in the Trust may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts the Receivables of which are designated for inclusion in the Trust or that any particular pattern of cardholder repayments will occur. The continuation of the Revolving Period of a Series will be dependent upon the continued generation of new Receivables for the Trust. A significant decline in the amount of Receivables generated in the Accounts could result in the occurrence of a Liquidation Event for one or more Series and the commencement of the Rapid Amortization Period for each such Series. A decrease in the rate of payment by cardholders could delay the return of principal to the
Certificateholders during the Amortization Periods for each Series. See "Receivable Yield Considerations" in the related Prospectus Supplement. Each Agreement will provide that the Depositor or the related Seller may, or will be required to, designate Additional Accounts, the Receivables of which will be added to the Trust in the event that the amount of the Principal Receivables is not maintained at a certain minimum amount. If Additional Accounts are not designated by the Depositor or the related Seller when required, a Liquidation Event for one or more Series may occur and result in the commencement of a Rapid Amortization Period for such Series. See the related Prospectus Supplement for a discussion of other events which might lead to the commencement of the Rapid Amortization Period for a Series.

        Basis Risk. If so specified in the related Prospectus Supplement, a portion of the Accounts in a Trust will have finance charges set at a variable rate above a designated prime rate or other designated index. A Series of Certificates issued by such Trust may bear interest at a fixed rate or at a floating rate based on an index other than the prime rate or other designated index. If there is a decline in the prime rate or other designated index, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of Finance Charge Receivables with respect to such Series may not be similarly reduced.

        Social, Geographic and Economic Factors. Changes in card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include the public's perceptions of the use of credit cards. Legal factors include any charges in the current legal structure affecting the relative balance of power between credit card issuers and the obligors under credit card accounts. Economic factors include the rate of inflation and relative interest rates offered for various types of loans. Adverse changes in economic conditions in any states where cardholders are located could have a direct impact on the timing and amount of payments on the Certificates of any Series. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, social or geographic factors will affect future card use or repayment patterns. New credit card issuers have been entering the market while other issuers have been seeking to expand market share through increased advertising, target marketing and pricing competition. Additionally, the use of incentive or affinity programs (e.g., gift awards for card usage) may affect card usage patterns.

        In 1992, a jury in Federal court in Utah held that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Sears Roebuck & Co., on the basis that another Sears subsidiary is the issuer of the Discover Card, a competitor of the VISA credit card. In September 1994, the United States Court of Appeals reversed the trial court's decision upholding the verdict, and held VISA's conduct did not violate the antitrust laws. The United States Court of Appeals denied Dean Witter, Discover and Co.'s motion for a rehearing

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



en banc, and in June 1995, the United Stated Supreme Court refused to review the decision of the Court of Appeals. While the United Stated Supreme Court refused to review the Court of Appeals decision with regard to Dean Witter, Discover & Co.'s antitrust claims, the case is continuing on Dean Witter, Discover & Co.'s state law claims and VISA's counterclaims.

        A Seller's Ability to Change Terms of the Receivables. Any Seller may have the right to determine the finance charges and the other fees and charges which will be applicable from time to time on its Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms of its agreement with cardholders with respect to the Accounts. A decrease in the finance charges and the other fees and charges assessed on the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Liquidation Event for one or more Series and commencement of the Rapid Amortization Period for each such Series. Under an Agreement a Seller may agree that, unless required by law or as is otherwise necessary, in its good faith judgment, to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rate at which finance charges are assessed on the Receivables or the other fees and charges assessed on the Accounts, if, as a result of such reduction, the Net Portfolio Yield for any Series (as defined below under "Maturity Assumptions") as of such date would be less than the Base Rate for such Series. The terms "Base Rate" and "Net Portfolio Yield" for each Series have the meanings set forth in the Prospectus Supplement relating to each such Series. The Seller may also covenant that it will change the terms relating to the Accounts only if the change is made applicable to the comparable segment of the accounts owned and serviced by the Seller with characteristics the same as or substantially similar to the Accounts, except as otherwise restricted by the terms of the applicable cardholder agreement. In servicing Accounts, a Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as set forth above, the Agreement does not contain any restrictions on the ability of a Seller to change the terms of the Accounts or the Receivables. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by a Seller to decrease finance charges or other fees and charges for existing accounts, or take actions which would otherwise change the terms of the Accounts.

        Limited Nature of Rating. Any rating assigned to the Certificates of a Series or a Class of a Series by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that Certificateholders will receive the payments of interest and principal required to be made under the Agreement and will be based primarily on the value of the Primary Assets in the Trust and the availability of any Enhancement with respect to such Series or Class of such Series. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class of such Series, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

        Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration" herein.

        Because transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration" herein.

        Certificate  Owners  may  experience  some  delay  in their  receipt  of distributions of interest and principal on the Certificates because such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration" herein.

                         DESCRIPTION OF THE CERTIFICATES

General

        The Certificates will be issued in Series pursuant to separate Pooling and Servicing Agreements, Master Pooling and Servicing Agreements, Sale and Servicing Agreements or Trust Agreements (collectively, an "Agreement") between the Depositor, the Servicer and the Trustee for the related Series identified in the related Prospectus Supplement. A form of Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates.

        The Seller may agree to  reimburse  the  Depositor  for certain fees and
expenses  of  the  Depositor   incurred  in  connection  with  the  offering  of
Certificates.

        The following summaries describe certain provisions in the Agreements which are anticipated to be common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement and the Prospectus Supplement relating to each Series of Certificates. Where particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

        The Certificates are issuable in Series. Each Series will consist of one or more Classes of Certificates, one or more of which may be Variable Interest Certificates, Zero Coupon Certificates, Principal Only Certificates, Interest Only Certificates or other types of Certificates as described in the related Prospectus Supplement. A Series may also include one or more Classes of Subordinate Certificates. The Certificates of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Certificates may be registered and the Certificates may be exchanged at the office of the Trustee specified in the related Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

        Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Certificates will be made on the Payment Dates specified in the Prospectus Supplement relating to such Series by check mailed to Certificateholders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Payment Dates at their addresses appearing on the certificate register, except that (a) payments may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Certificate will be made only upon presentation and surrender of such Certificate at the office of the Trustee specified in the related Prospectus Supplement. Notice of the final payment on a Certificate will be mailed to the holder of such certificate before the Payment Date on which the final principal payment on any Certificate is expected to be made to the holder of such Certificate.

        Payments of principal of and interest on the Certificates will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other

Enhancement will be deposited directly into the Collection Account and, net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the Series under the related Agreement and any other person specified in the related Prospectus Supplement, will thereafter be deposited into the Distribution Account and will be available to make payments on Certificates of such Series on the next Payment Date, as the case may be. See "THE TRUST ASSETS -- Collection and Distribution Accounts."

Payments of Interest

        The Certificates of each Class which by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described in the related Prospectus Supplement. Interest on such Certificates of a Series will be payable on the Payment Date specified in the related Prospectus Supplement. The rate of interest on Certificates of a Series may be floating. Principal Only Certificates may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Certificates that is not paid on the related Payment Date will accrue and be added to the principal thereof on such Payment Date.

        Interest payable on the Certificates on a Payment Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Payment Date the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding such Payment Date.

Payments of Principal

        On each Payment Date for a Series, principal payments will be made to the holders of the Certificates of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Payment Date

        The Final Scheduled Payment Date of each Class of a Series of Certificates will be specified in the related Prospectus Supplement and will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class is expected to be reduced to zero. Because payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual final Payment Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Payment Date.

Companion Series

        If so specified in the related Prospectus Supplement, a Series of Certificates may be paired with another Series issued by the related Trust (a "Companion Series") on or prior to the commencement of an Accumulation Period or Amortization Period for such Series. As the Investor Interest of the Series having a Companion Series is reduced, the Investor Interest of the Companion Series will increase by an equal amount. Upon payment in full of such Series, the Investor Interest of the Companion Series will be equal to the amount of the Investor Interest paid to Certificateholders of such Series.

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Optional Purchase or Termination

        The Depositor may, at its option, purchase a Class of Certificates of any Series, on any Payment Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust by repurchasing all of the Primary Assets from such Trust on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such purchase or termination must be given by the Depositor or the Trustee prior to the related date. The purchase or repurchase price will be set forth in the related Prospectus Supplement.

        In addition, the related Prospectus Supplement may provide other circumstances under which holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case as a result of the occurrence of an Early Amortization Event.

Book-Entry Registration

        If so specified in the related Prospectus Supplement, Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

        Cede, as nominee for DTC, will hold one or more global Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described in the related Prospectus Supplement, all references herein or in such Prospectus Supplement to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificateholders in accordance with DTC procedures.

        CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

        Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same- day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

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



        Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Certificates, see Annex I hereto and for information with respect to tax documentation procedures relating to the Certificates, see Annex I hereto and "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS -- Foreign Investors."

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the Underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant, either directly or indirectly (the "Indirect Participants").

        Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificateholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificateholders. It is anticipated that the only "Certificateholder" for a Series may be Cede, as nominee of DTC. Certificateholders would not then be recognized by the Trustee as
Certificateholders, as such term is used in the Agreement, and Certificateholders would only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess Certificates, Certificateholders will receive payments and will be able to transfer their interests.

        Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

        DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC will take such actions with respect to specified percentages of the Certificateholders' interests only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages.

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DTC may take  conflicting  actions with respect to other undivided  interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

        Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

        The Euroclear System was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of certificates and the risk resulting from transfers of securities and cash that are not simultaneous.

        The System has subsequently been extended to clear and settle transactions between Euroclear Participants and counterparties both in CEDEL and in many domestic securities markets. Transactions may be settled in any of 32 settlement currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium, office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern all transfers of securities and cash, both within the System and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations." The CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in

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accordance   with  its  relevant   rules  and  procedures  and  subject  to  its
Depositary's ability to effect such actions on its behalf through DTC.

        Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

        The Certificates of any Series will be issued in fully registered, certificated form to Certificateholders or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates, and the Trustee or the Depositor are unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificateholders of the related series evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates, and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders, under the Agreement and the Series Supplement ("Holders").

        If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Agreement and the Series Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

        Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be Citibank. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

        Each series of  Securities  may  include  one or more  classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an
"Indenture"). The terms of any Notes will be set forth in the Prospectus Supplement relating to such Notes.

        All discussions in this Prospectus of the Certificates, the terms thereof as well as any investment considerations related thereto will be generally applicable to any Notes.

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                                  TRUST ASSETS

General

        The Trust for each Series of Certificates will be composed of certain assets delivered, assigned and transferred to the Trustee by the Depositor, in each case consisting, unless otherwise specified in the related Prospectus Supplement, of (i) the Primary Assets, (ii) any Enhancement, (iii) the amount, if any, initially deposited in the Collection Account, Distribution Account or Pre-Funding Account for a Series as specified in the related Prospectus Supplement.

        The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in secondary market transactions, not from the issuer of such CABS Securities or an affiliate thereof, or, in the case of the Receivables, in privately negotiated transactions, which may include transactions with affiliates. Receivables relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, either pursuant to a Pooling and Servicing Agreement or, if serviced by the Seller, a Sale and Servicing Agreement (any of the Pooling and Servicing Agreements or the Sale and Servicing Agreements are referred to herein individually as an "Agreement").

        Primary Assets included in the Trust for a Series may consist of any combination of Receivables and CABS Securities, to the extent and as specified in the related Prospectus Supplement.

        The following is a brief description of the Primary Assets expected to be included in the Trusts. Specific information regarding the Primary Assets will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificate. A copy of the Agreement with respect to each Series of Certificates, or the Indenture with respect to each Series of Notes, will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

The Receivables

        General. The Primary Assets for a Series may consist, in whole or in part, of consumer, corporate, revolving credit card, charge card or debit card receivables (collectively, the "Receivables") generated from time to time in the ordinary course of business in a portfolio of consumer, corporate, revolving credit card, charge card or debit card accounts (collectively, the "Accounts"). The Accounts will consist of the Initial Accounts sold by a Seller, as well as any Additional Accounts added from time to time, but will not include any Removed Accounts. Each Seller will convey to the Trust all Receivables existing on the Cut-off Date in certain consumer, revolving credit card, charge card or debit card accounts (the "Initial Accounts") and all Receivables arising in the Initial Accounts from time to time thereafter until the termination of the Trust. The Receivables may be payable in U.S. dollars or in any other foreign currency. After the Cut-off Date, the Seller will convey to the Trust the Receivables in certain New Accounts and the Receivables in certain other Accounts included in certain Lump Sum Additions, in each case in accordance with the provisions of the Agreement. In addition, pursuant to the Agreement, the Seller in some circumstances will be obligated to designate Additional Accounts the Receivables in which will be included in the Trust or, in lieu thereof or in addition thereto, to include Participations in the Trust. Additional Accounts will consist of New Accounts and accounts relating to any Lump Sum Additions. The Seller will convey to the Trust all Receivables in Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to the Trust of Receivables in Additional Accounts or Participations will be subject to certain conditions.

        Pursuant to the Agreement, the Seller will have the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in certain Accounts from the Trust ("Removed Accounts"). If so specified in the related Prospectus Supplement, the Seller will be able to include in the related Trust, participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by the Seller or any affiliate thereof and collections thereon ("Participations").

        Credit Card Accounts and Receivables. The Credit Card Receivables consist of periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and certain other fees designated by the Seller ("Finance Charge Receivables") and all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the Accounts ("Principal Receivables"). In addition, certain Interchange attributed to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables. Recoveries of charged-off Finance Charge Receivables will be treated as collections of Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables. The amount of Receivables will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted. "Interchange" consists of certain fees received by a credit card-issuing bank from the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

        Charge Card Accounts and Receivables. Charge Card Receivables consist of amounts charged on designated Accounts for merchandise and services, and all annual membership fees and certain other administrative fees billed to the designated Accounts. Receivables originated under Charge Card Accounts are not subject to a monthly finance charge.

        There are distinctions between the Credit Card Accounts and the Charge Card Accounts. The Credit Card Accounts offer revolving credit plans to their customers. Charge Card Accounts generally have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Charge Card Accounts generally cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the Charge Card Accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to Credit Card Accounts.

        Another distinction between Charge Card Accounts and Credit Card Accounts is that Charge Card Account balances are generally not subject to monthly finance charges. As described above, the full Account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their Charge Card Accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Credit Card Accounts, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit card issuer. (Because Charge Card Account balances are not assessed finance charges, for the purpose of providing yield to the Trust a portion of Collections on Receivables in Accounts received in any Due Period equal to the product of Collections and the Yield Factor will generally be treated as Yield Collections.) Each related Prospectus Supplement, where applicable, will describe the Yield Calculation for a specific portfolio of Charge Card Accounts.

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



Additional Information Relating to Receivables

        The related Prospectus Supplement for each Series will provide information with respect to the Receivables that are Primary Assets as of the Cut-off Date, including, among other things, the aggregate principal balance of the Receivables and whether the Receivables are Credit Card Receivables or Charge Card Receivables.

        The eligibility criteria which shall apply with respect to the Primary Assets will be specified in the related Prospectus Supplement. The related Prospectus Supplement will provide information, including, among other things,
(a) underwriting criteria; (b) the loss and delinquency experience for the portfolio of Receivables; (c) the composition of the portfolio by account balance; and (d) the geographic distribution of Accounts and Receivables. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Receivables for a Series.

        If information of the nature described above respecting the Receivables is not known to the Seller at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

CABS Securities

        General. Primary Assets for a Series may consist, in whole or in part, of CABS Securities which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables generated in Accounts. Such certificates, notes or loans will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act of 1933 in connection with the offering of a Series of Securities or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. CABS Securities will have been issued pursuant to a Pooling and Servicing Agreement, a Master Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement, Indenture or similar agreement (a "CABS Agreement"). The seller/servicer of the underlying Receivables will have entered into the CABS Agreement with the trustee under such CABS Agreement (the "CABS Trustee"). Receivables underlying a CABS Security will be serviced by a servicer (the "CABS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the CABS Servicer.

        All purchases of CABS Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such CABS Securities or any affiliate thereof. As a result, no such purchases of CABS Securities offered and distributed to the public pursuant to an effective registration statement will be made by the Seller or Depositor for at least ninety days after the initial issuance of such CABS Securities. The issuer of the CABS Securities (the "CABS Issuer") will be a financial institution, corporation, or other entity engaged generally in the business of issuing credit or charge cards; any form of store or merchandiser that issues credit or charge cards; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to such trusts, and selling beneficial interests in such trusts; or one of such trusts. If so specified in the related Prospectus Supplement, the CABS Issuer may be an affiliate of the Depositor. The obligations of the CABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the CABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the CABS Securities issued under the CABS Agreement.

        Distributions of principal and interest will be made on the CABS Securities on the dates specified in the related Prospectus Supplement. The CABS Securities may be entitled to receive nominal or no principal distributions

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



or nominal or no interest distributions. Principal and interest distributions will be made on the CABS Securities by the CABS Trustee or the CABS Servicer. The CABS Issuer or the CABS Servicer may have the right to repurchase assets underlying the CABS Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

        Underlying Receivables. The Receivables underlying the CABS Securities may consist of Credit Card Receivables or Charge Card Receivables.

        Enhancement Relating to CABS Securities. Enhancement in the form of reserve funds, subordination of other CABS issued under the CABS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of Enhancement may be provided with respect to the Receivables underlying the CABS Securities or with respect to the CABS Securities themselves. The type, characteristics and amount of Enhancement will be a function of certain characteristics of the Receivables and other factors and will have been established for the CABS Securities on the basis of requirements of the rating agencies.

        Additional Information. The related Prospectus Supplement for a Series for which the Primary Assets includes CABS Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of the CABS Securities to be included in the Primary Assets; (ii) certain characteristics of the Receivables which comprise the underlying assets for the CABS Securities including, (A) whether such Receivables are Credit Card Receivables or Charge Card Receivables, (B) the fees and charges associated with such Receivables and
(C) the servicing fee or range of servicing fees with respect to the Receivables; (iii) the expected and final maturity of the CABS Securities; (iv) the interest rate of the CABS Securities; (v) the CABS Issuer, the CABS Servicer (if other than the CABS Issuer) and the CABS Trustee for such CABS Securities;
(vi) certain characteristics of Enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Receivables underlying the CABS Securities or to such CABS Securities themselves; (vii) the terms on which the underlying Receivables for such CABS Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the CABS Securities; and (viii) the terms on which Receivables may be substituted for those originally underlying the CABS Securities.

        If  information  of the nature  described  above  representing  the CABS
Securities is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Certificates.

Collection and Distribution Accounts

        A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Certificates for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Certificates, for distribution to the related Certificateholders. The Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Payment Date for the related Series of Certificates. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain

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repurchase  agreements  of  United  States  government  securities  and  certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

        From time to time, various accounts including Pre-Funding Accounts may be created under the terms of the documents related to a specific Series.

                                   ENHANCEMENT

General

        For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, insurance, the use of cross support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Enhancement may also include any type of derivative product or arrangement. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

        Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, certificateholders will bear their allocable share of deficiencies.

        If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the related Prospectus Supplement.

Subordination

        If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinated to one or more other Classes of a Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal and/or interest on any Payment Date will be subordinated to such rights of the holders of the Certificates which are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates which are senior to such subordinated Certificates.

Letter of Credit

        If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates may be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the amount described in the

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related Prospectus  Supplement.  The amount available under the letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

Cash Collateral Guaranty or Account

        If specified in the related Prospectus Supplement, the Certificates of any Class or Series may have the benefit of a Cash Collateral Guaranty issued pursuant to a trust agreement between a cash collateral depositor, a cash collateral trustee and the Seller and Servicer or a Cash Collateral Account directly. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee (except to the extent of amounts on deposit in the cash collateral account), the Trustee or the Seller or the Servicer.

        The Servicer will determine on each Determination Date with respect to the Series enhanced by the Cash Collateral Guaranty or the Cash Collateral Account whether a deficiency exists with respect to the payment of interest and/or principal on the Certificates so enhanced. If the Servicer determines that a deficiency exists, it shall instruct the Trustee for such Series to draw an amount equal to such deficiency from the Cash Collateral Guaranty or the Cash Collateral Account, up to the maximum amount available thereunder.

Reserve Fund

        If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust for such Series or for the benefit of any Enhancer with respect to such Series (the "Reserve Fund") cash, a letter or letters of credit, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Certificates in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Certificates will be described in the related Prospectus Supplement.

        Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Certificates of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

        Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

Surety Bond or Insurance Policy

        If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

        If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

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Spread Account

        If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

Derivative Products

        If so specified in the related Prospectus Supplement, the Depositor may enter into a derivative arrangement with respect to the Certificates of any Class or Series. Such derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

                            SERVICING OF RECEIVABLES

General

        Customary servicing functions with respect to Receivables comprising or underlying the Primary Assets in the Trust will be provided by the Servicer directly pursuant to an Agreement.

Collection Procedures

        The Servicer will make reasonable efforts to collect all payments required to be made under the Accounts and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable receivables held in its own portfolio.

Deposits to the Collection Account

        Unless otherwise specified in the related Prospectus Supplement, the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit herein are rated as described in the related Prospectus Supplement and as specified by each Rating Agency rating the Certificates of such Series or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

        Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

        Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Seller, the Trustee or the Depositor, as appropriate, will deposit into the Collection Account for each Series, within two business days after the date of receipt thereof, the following payments and collections received or made by it:

               (i) All payments on account of principal, including prepayments, on such Primary Assets;

               (ii) All payments on account of interest or finance charges on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be

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        withdrawn or withheld from the Collection Account in accordance with the applicable  Agreement,  the  Servicing  Fee in respect  of such  Primary
        Assets;

               (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

               (iv) All amounts required to be deposited therein from any applicable Enhancement for such Series pursuant to the related Trust Agreement;

               (v) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Seller or the Servicer pursuant to the related Agreement;

               (vi) Any amounts payable to the applicable person with respect to each Primary Asset acquired that has been repurchased or removed from the Trust by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

               (vii) All amounts payable to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Certificateholders of such series as provided for in the related Trust Agreement; and

               (viii)  All  amounts   necessary  to  clear  and   terminate  the
        Collection Account pursuant to the related Agreement.

        In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Servicing Compensation and Payment of Expenses

        Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement.

        Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Receivables including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of the cost of Enhancement, if any, and payment of expenses incurred in preparation of reports to Certificateholders.

        The rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of expenses or otherwise, may be subordinate to the rights of Certificateholders of such Series.

Evidence as to Compliance

        The Agreement for each Series may provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Receivables by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

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        The  Agreement  for each Series will provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

        The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Seller and may have other business relationships with the Depositor and its affiliates.

        If an event of default occurs with respect to the Servicer under an Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, Servicer events of default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS -- Events of Default" and "--Rights upon Events of Default" herein.

        Unless otherwise provided in the related Prospectus Supplement, the Servicer may not resign from its obligations and duties under the Agreement, except (a) upon determination that (i) the performance of its duties under the Agreement is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, (b) in connection with a conveyance, consolidation or merger by the Servicer with any corporation, or conveyance or transfer of its properties or assets substantially as an entirety to any other person permitted under the Agreement or (c) upon the satisfaction of the following conditions: (i) the acceptance and assumption, by an agreement supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer thereunder by a proposed successor Servicer, (ii) the Servicer having given written notice to each Rating Agency of such transfer and such Rating Agency having notified the Servicer in writing to the effect that its then current rating of Certificates of any Series will not be reduced or withdrawn as a result of such transfer, (iii) the written consent of any provider of Enhancement (such consent not to be unreasonably withheld) and (iv) the proposed successor Servicer being an Eligible Servicer (as defined below).
Notwithstanding anything in the Agreement to the contrary, any successor Servicer appointed under clause (c) will be deemed to be a successor Servicer. Any such determination permitting the resignation of the Servicer will be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Agreement.

        "Eligible Servicer" means the Trustee or an entity which, at the time of its appointment as Servicer, (i) is an established financial institution having capital or a net worth of not less than $100,000,000, (ii) is servicing a portfolio of consumer credit card or charge card accounts, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Agreement.

Indemnification

        Except to the extent otherwise provided therein, each Agreement will provide that the Servicer will indemnify the Trust, the Trustee and the Certificateholders of all series from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer with respect to the Trust or the Trustee or any co-trustee pursuant to this Agreement, including those arising from acts or omissions of the Servicer pursuant to the Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify: (i) the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross

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negligence,  breach of fiduciary  duty or  misconduct  by the Trustee;  (ii) the
Trust, the Trustee or the Certificateholders of any series for any liability, cost or expense of the Trust with respect to any action taken by the Trust at the request of the Certificateholders of a Series in accordance with the Agreement nor with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Certificateholders of a Series in connection herewith to any taxing authority; or (iii) the Trust or Certificateholders for any losses incurred by any of them as a result of defaulted Receivables or Receivables which are written off as uncollectible unless such write-off is caused by a breach of the Agreement by the Servicer. Subject to certain exceptions in the Agreement, any indemnification pursuant to the Agreement will be only from the assets of the Servicer.

                                 THE AGREEMENTS

        The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of Primary Assets

        Receivables; Pre-Funding Accounts. On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Seller will transfer and assign to the applicable Trustee, without recourse, its entire interest in the Initial Receivables of the related receivables pool. Each such Receivable will be identified at such time of transfer. The Applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Certificates. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given series will be applied to the purchase of the related CABS Securities from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent CABS will be sold by the Seller to the applicable Trust from time to time during the Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

        General. In connection with any transfer of the Initial Receivables and any transfer of Subsequent Receivables and CABS Securities pursuant to an Agreement each Seller will annotate and indicate in its computer files that the Receivables and CAB Securities have been conveyed to the Trust. In addition, the Seller will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, the Receivables of which have been designated for inclusion in the Trust, identified by account number, collection status, the amount of Receivables outstanding and the amount of Principal Receivables as of the Cut-off Date. The Seller will not deliver to the Trustee any other records or agreements relating to such Account or the Receivables. The records and agreements relating to such Accounts and the Receivables maintained by the Seller or the Servicer will not be segregated by the Seller or the Servicer from other documents and agreements relating to other Accounts and Receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. Each Seller will file the UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See "RISK FACTORS -- Certain Legal Aspects" and "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES."

        Assignment of CABS Securities; Pre-Funding Accounts. The Depositor will cause CABS Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated CABS Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a CABS Security. See "THE TRUST ASSETS -- CABS Securities" herein. Each CABS Security will be identified in a

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schedule appearing as an exhibit to the related Agreement (the "CABS Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each CABS Security conveyed to the Trustee. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the CABS
Securities: (i) that the information contained in the CABS Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the CABS Securities, the Depositor had good title thereto, and was the sole owner thereof; (iii) that there has been no other sale by it of such CABS Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance on such CABS Securities. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given series will be applied to the purchase of the related CABS Securities from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent CABS will be sold by the Seller to the applicable Trust from time to time during the Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

        Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Servicer, as the case may be, of the defect, repurchase the related Primary Asset from the Trustee at a price equal to (a) the outstanding principal balance of such Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement.

        If provided in the related Prospectus Supplement, the Depositor may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset").

        Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Payments due in the month of substitution, at least equal to the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Certificateholders), (ii) an interest rate not less than the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

        Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a document for a Primary Asset.

        The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

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        The Depositor's  only source of funds to effect any cure,  repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Primary Assets. See "RISK FACTORS."

Reports to Holders

        The Trustee will prepare and forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

               (i) with respect to a Series, the amount of such distribution allocable to interest or finance charges on the Primary Assets;

               (ii) with respect to a Series the amount of such distribution allocable to principal on the Primary Assets;

               (iii) the amount of servicing compensation with respect to the Primary Assets paid during the period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

               (iv) the aggregate outstanding principal balance of the Primary Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

               (v)  the   aggregate   outstanding   principal   amount   of  the
        Certificates of such Series as of the Due Date after giving effect to distributions allocated to principal reported under (ii) above;

               (vi) with respect to Certificates that are Compound Interest Certificates or Zero Coupon Certificates, the amount of interest accrued on such Certificates during the related interest accrual period and added to the Compound Value thereof;

               (vii) in the case of Certificates that are Variable Interest Certificates, the rate applicable to the distribution being made;

               (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

               (ix) if applicable, the number and aggregate principal balances of Primary Assets delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of business on the Determination Date to which such distribution relates;

               (x) in the case of any Enhancement described in the related Prospectus Supplement, the amount of coverage of such Enhancement as of the close of business on the applicable Payment Date;

               (xi) in the case of any Series which includes a Class of Subordinate Certificates, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Senior Certificateholders is less than their required distribution, the amount of the shortfall;

               (xii) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Certificateholders and the remaining balance of each Reserve Fund, if any, on such Payment Date, after giving effect to distributions made on such date;

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               (xiii) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

               (xiv) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and that is being passed through as payments on the Certificates of the related Series; and

               (xv) such other information as is specified in the related Agreement.

        In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through
(iv), (vi) and (viii) above for such calendar year and (b) such information specified in the Agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Payment Date reports and the annual reports provided to the holders will not have been examined and reported upon by an independent public accountant. However, each Servicer will provide to the Trustee an annual report by independent public accountants with respect to the Servicer's servicing of the Receivables. See "SERVICING OF RECEIVABLES -- Evidence as to Compliance" herein.

Events of Default

        Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Agreement for each Series include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Certificateholders of such Series any required payment, which failure continues unremedied for five days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the holders of Certificates of such Series evidencing not less than 25% of the aggregate voting rights of the Certificates for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of Certificates of such Series evidencing not less than 25% of the aggregate voting rights of the Certificates and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Events of Default

        So long as an Event of Default remains unremedied under the Agreement for a Series, the Trustee for such Series or holder of Certificates of such Series evidencing not less than 51% of the aggregate principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges, or otherwise as provided in the Agreement.

        In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Servicer under the provisions of such Agreement relating to the servicing of the Receivables. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

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        During the continuance of any Event of Default under the Agreement for a
Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 51% of the aggregate voting rights of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudiced to the nonassenting Certificateholders.

        No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Agreement for such Series to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 51% of the aggregate voting rights of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

        The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

        The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Servicer under the Agreement.

        The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default. See "--Rights Upon Events of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under an Agreement, or in the

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exercise  of any of its  rights or  powers,  if it has  reasonable  grounds  for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

        The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the holders of Certificates evidencing more than 50% of the aggregate voting rights of the Certificates in the Trust upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of the Agreement

        Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Certificates may be amended by the Depositor, the Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Certificates, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iv) above will not adversely affect in any material respect the interests of any Certificateholders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Trustee, the Servicer and the Depositor with respect to such Series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may
(a) reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the holders of which are required to consent to any such amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

Voting Rights

        The  related  Prospectus   Supplement  will  set  forth  the  method  of
determining allocation of voting rights with respect to a Series, if other than set forth herein.

List of Certificateholders

        Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

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        No Agreement will provide for the holding of any annual or other meeting of Certificateholders.

Termination

        The obligations created by the Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the final payment or other liquidation of the last Primary Asset remaining in the Trust for such Series or
(ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Primary Assets and other property at that time subject to the Agreement. The Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust for such Series all remaining Primary Assets at a price equal to 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset, and unreimbursed expenses (that are reimbursable pursuant to the terms of the Agreement), plus accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date aggregate Principal Balance. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust under the circumstances described in such related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES -- Optional Purchase or Termination" herein.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

        The following discussion contains summaries of certain legal aspects of credit, charge and debit card receivables which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which Receivables originate. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Receivables.

Transfer of Receivables

        Each Seller will warrant in the applicable Agreement that the transfer of the Receivables by it to the Depositor constitutes either a valid transfer and assignment to the Depositor of all right, title and interest of the Seller in and to the Receivables free and clear from liens arising from or through the Seller, except, to the extent specified in the related Prospectus Supplement, for certain potential tax liens, any interest of the Seller as holder of the Exchangeable Transferor's Certificate and the Depositor's right to receive interest and investment earnings (net of losses and investment expenses) in respect of the Collection Account, or a valid grant to the Depositor of a security interest in the Receivables. The Seller will also warrant in the Agreement that, in the event the transfer of the Receivables by the Seller to the Depositor is deemed to create a security interest under the Uniform Commercial Code (the "UCC") as in effect in the state in which its principal office is located, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables in favor of the Depositor and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Depositor on and after their creation, except for certain liens as described in the Agreement.

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        The Receivables  are generally  considered to be "accounts" for purposes of the UCC. Both the transfer of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Depositor. Financing statements covering the Receivables will be filed with the appropriate governmental authority to protect the interest of the Depositor in the Receivables.

        There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date on which such Receivables are transferred to the Depositor could have an interest in such Receivables with priority over the Depositor's interest. Under the Agreement, however, the Seller will warrant that it has transferred the Receivables to the Depositor free and clear of the lien of any third party, except for certain tax and other governmental liens. In addition, the Seller will covenant that, except as permitted by the Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Depositor. A tax or other government lien on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Depositor in such Receivable. In addition, if a Seller is a Bank, if the FDIC were appointed as receiver of the Bank, certain administrative expenses of the receiver may also have priority over the interest of the Depositor in such Receivables.

        A case  recently  decided by the United  States Court of Appeals for the
Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. If a Seller were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit, Certificateholders could experience a delay or reduction in distributions.

Certain Matters Relating to Receivership

        It is likely that many of the Sellers to the Depositor will be banking institutions. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver of a Seller which is a national bank.

        Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before the passage of FIRREA that the FDIC in its capacity as receiver for the Seller would not interfere with the timely transfer to the Depositor of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that the Seller granted a security interest in the Receivables to the Depositor, and that interest was validly perfected before the Seller's insolvency and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance, and payments to the Depositor with respect to the Receivables should not be subject to recovery by the FDIC as receiver of the Seller. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates of any Series relating to such Seller outstanding at such time and possible reductions in the amount of those payments could occur.

        Each Agreement as to which a Bank is the Seller will provide that, upon the appointment of a receiver for the Seller, the Seller will promptly give notice thereof to the Trustee, and a Liquidation Event will occur. Under the Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of Certificates representing undivided interests aggregating more than 50% of the Investor Amount of each Series (or if any such Series has more than one Class, of each Class of such Series) or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure could be delayed as described above. The net proceeds of any such sale will first be treated by the Trustee as collections on the Finance Charge Receivables, if any. Upon the occurrence of a Liquidation Event, if a conservator or receiver is appointed for the Seller and no Liquidation Event other than such conservatorship or receivership or insolvency

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of the Seller exists,  the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of Receivables and the commencement of a Rapid Amortization Period with respect to any outstanding Series. In addition, a conservator or receiver for the Seller may have the power to cause early payment of the Certificates.

        If the Seller Bank is servicing its Receivables and a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority in interest of the Certificateholders from effecting a transfer of servicing to a successor Servicer.

Consumer Protection Laws

        The relationship of cardholder and card issuer is extensively regulated by Federal and state consumer protection laws. The most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and, to the extent that the Seller is a bank, the National Bank Act (if such Seller is a national banking association), as well as the banking statutes of the state in which the bank is located, and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when an account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Newly adopted Federal legislation requires card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their accounts. Cardholders are entitled under current law to have payments and credits applied to the account promptly, to receive prescribed notices and to have billing errors resolved promptly.

        Various proposed laws and amendments to existing laws have been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry. Certain such laws would, among other things, impose a ceiling of the rate at which a financial institution may assess finance charges on credit card accounts that would be substantially below the rates of the finance charges currently assessed by most Sellers on their accounts. A proposed bill of this nature was defeated in the United States House of Representatives in 1987, and on November 14, 1991, the United States Senate approved by a vote of 74 to 19 a measure which could have established, if it were enacted as law, a ceiling on credit card interest rates of 4% above the rate that the IRS charges on the underpayment of taxes. Such a law would, in effect, reduce all interest rates on credit cards to 14% per annum until the IRS calculates the new rate, which is currently done on a quarterly basis. Although this proposed legislation was not passed by Congress, the issue of federal regulation of interest rates on credit cards continues to be debated, and there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges that may be charged on credit cards could be to reduce the Net Portfolio Yield of each Series. If such Net Portfolio Yield of a Series is reduced, a Liquidation Event for such Series may occur, and the Rapid Amortization Period for such Series would commence.

        In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company (a federally-insured, Delaware-chartered bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. On August 6, 1992, that decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. In November 1992, the Commonwealth of Massachusetts petitioned the United States Supreme Court to accept the case. On January 11, 1993, the U.S. Supreme Court denied the petition of the Commonwealth to review the decision of the First Circuit. Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, overlimit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state card issuers. The California

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Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states.

        The Depositor may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Seller with respect to obligations arising before transfer of the Receivables to the Depositor or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. Each Seller will covenant in the Agreement to accept the transfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws.

        Application of Federal and state bankruptcy and debtor relief laws would adversely affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible.

                                  THE DEPOSITOR

General

        The Depositor was incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the Depositor is a wholly owned subsidiary of LCPI, which is a wholly owned subsidiary of Lehman Brothers, a wholly owned subsidiary of Holdings. The Depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 526-7000.

        The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with
(i) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property, (ii) credit card purchases or cash advances, (iii) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (iv) trade financings,
(v) loans secured by certain first or junior mortgages on real estate, (vi) loans to employee stock ownership plans and (vii) all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as Enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the Depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

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                                 USE OF PROCEEDS

        The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Certificates offered hereby and by the related Prospectus Supplement for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish a Pre-Funding Account for such Series, (iv) to establish any Reserve Funds or Cash Collateral Accounts described in the related Prospectus Supplement, (v) to provide enhancement for any other Series or for securities issued by another issuer and
(vi) to pay costs of structuring and issuing such Certificates, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Certificates with the Seller of such Primary Assets.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        Set forth below is a discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Securities in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors are advised to consult their own tax advisors with regard to the U.S. federal income tax consequences of holding and disposing of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

        The Securities of a Series may be classified for U.S. federal income tax purposes as (i) indebtedness, (ii) an ownership interest in some or all of the assets included in the Trust for a Series, or (iii) otherwise specified in the Prospectus Supplement for a Series.

Treatment of the Notes as Indebtedness

        The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. If so specified in the Prospectus Supplement for a Series, Tax Counsel will advise the Trust that the Notes of a Series will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation or, alternatively, as a publicly traded partnership.

Taxation of Debt Securities

        Interest Income to Securityholders. Assuming the Securities are debt obligations for U.S. federal income tax purposes, interest thereon will be taxable as ordinary income for U.S. federal income tax purposes when received by Securityholders utilizing the cash basis method of accounting and when accrued by Securityholders utilizing the accrual method of accounting. Interest received on the Securities may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. In addition, a Securityholder who buys a Security for less than its principal amount (assuming the Security is issued without OID) will be subject to the "market discount" rules of the Code, and a Securityholder who buys a Security for more than its principal amount will be subject to the premium amortization rules of the Code. See "Original

                                       40




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Issue  Discount"  below  for a  description  of  the  U.S.  federal  income  tax consequences if the Securities are issued with OID.

        The Trustee will be required to report annually to the IRS, and to each Securityholder of record, the amount of interest paid (and OID accrued, if any) on the Securities (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders. See "Backup Withholding" herein.

        The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of individuals of 28%.

        Original Issue Discount. The following summary is a general discussion of the United States federal income tax consequences to Securityholders who are United States persons owning Securities issued with original issue discount ("OID Securities" and "OID", respectively). It is based upon income tax regulations (the "OID Regulations") finalized on January 27, 1994 under Code Sections 1271 through 1273 and 1275.

        In general, the OID with respect to any OID Security will equal the difference between the principal amount of the Security and its issue price (defined as the initial offering price to the public at which price a substantial amount of the OID Securities have been sold), if such excess is 0.25% or more of the OID Security's principal amount multiplied by the number of complete years to its maturity (the "de minimis amount"). Even if such excess is less than the de minimis amount, if a failure to pay interest currently on the Securities is not a default it is possible that all stated interest could be treated as principal for this purpose (and for purposes of the computations described below) with the result that the Securities could be viewed as OID Securities. Holders of OID Securities must include OID in income for United States federal income tax purposes as it accrues under a method that takes account of the compounding of interest, in advance of receipt of the related cash payments.

        In general, each Securityholder of an OID Security, whether such Securityholder uses the cash or accrual method of accounting for tax purposes, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the Security for each day during the taxable year that the Securityholder owns the Security. The daily portion of OID on an OID Security is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to that accrual period. In the case of an initial Securityholder, the amount of original issue discount on an OID Security allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the Security by a fraction, the numerator of which is the annual yield to maturity of such Security and the denominator of which is the number of accrual periods in a year, and (ii) subtracting from the product the amount of interest paid during that accrual period. The "adjusted issue price" of an OID Security at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, minus the amount of all payments (other than payments of qualified stated interest) previously made with respect to the OID Security. As a result of such "constant yield" method of including OID income, the amounts so includible in income are lower in the early years and greater in the later years than the amounts that would be includible on a straightline basis.

        In the event that a Securityholder purchases an OID Security at an "acquisition premium," i.e., at a price in excess of the issue price, plus the OID accrued prior to acquisition and minus any principal payments made with respect to the OID Security prior to acquisition, the amount includible in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year. Moreover, a Securityholder who purchases an OID Security at a price less than the price described in the preceding sentence will be subject to the market discount rules of the Code.

        A Securityholder's tax basis in an OID Security generally will be the Securityholder's cost increased by any OID included in income (and market discount, if any, if the Securityholder has elected to include accrued market discount in income on a current basis) and decreased by the amount of any principal payment received with respect to the OID Security. Gain or loss on the sale, exchange or redemption of an OID Security generally will

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be  long-term  capital  gain or loss if the OID  Security has been held for more than a year except to the extent that such gain represents accrued market discount not previously included in the Securityholder's income.

        If an Early Amortization Event or Asset Composition Event occurs, the early payments of principal as a result of either such event could result in acceleration of income corresponding to a portion of the unaccrued OID.

        Effects of Defaults and Delinquencies. Holders of Securities that are treated as Debt Securities for U.S. federal income tax purposes will be required to report income with respect to such Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Primary Assets, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Primary Asset default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

        Sale or Exchange. A Securityholder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be a capital gain or loss, assuming that the Security is held as a capital asset.

        A portion of any gain from the sale of a Security that might otherwise be capital gain may be treated as ordinary income to the extent such Security is held as part of a "conversion transaction" within the meaning of new Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

        Foreign Investors. If so specified in the Prospectus Supplement for a Series, Tax Counsel will give its opinion that the Securities of a Series of Securities will properly be classified as debt for U.S. federal income tax purposes. If the Securities are treated as debt:

               (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of the Depositor and is not a controlled foreign corporation with respect to the Depositor). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Securities on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of such Securities stating that the holder is not a U.S. Person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of such Securities or such owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of such Securities of such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided in any such case
        (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to

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        the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

               (b) a holder of a Security who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Security, provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

               (c) a Security held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death, (i) the individual did not actually or constructively own 10% or more of the voting stock of the Depositor and (ii) the holding of such Security was not effectively connected with the conduct by the decedent of a trade or business in the United States.

        Interest and OID of Securityholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Securityholder. They will, however, generally be subject to the regular United States income tax.

        If the IRS were to contend successfully that a Series of Securities are interests in a partnership (not taxable as a corporation), a Securityholder that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Securities are recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on the Securities were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.

        Backup Withholding. A Securityholder may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of Securities to or through brokers that represent interest or OID on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Securityholders, including payments to certain exempt recipients (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents) and to certain Nonresidents (as defined below). Each nonexempt Securityholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing such holder's name, address, federal taxpayer identification number and a statement that such holder is not subject to backup withholding. Should a nonexempt Securityholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amounts to the IRS as credit against the holder's federal income tax liability. Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

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        The Trustee will report to the  Securityholders  and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities. The Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each Securityholder or each person holding a Security on behalf of a Securityholder at any time during such year, such
information   as  the  Trustee   deems   necessary   or   desirable   to  assist
Securityholders in preparing their federal income tax returns.

Tax Status as a Grantor Trust

        General. If specified in the related Prospectus Supplement, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Certificates will be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Certificates of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Securities. In such circumstances, a Certificateholder will be considered to have purchased a pro rata undivided interest in the Securities. In other cases ("Stripped Securities"), sale of the Certificates will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Securities.

        Each Certificateholder must report on its U.S. federal income tax return its share of the gross income derived from the Securities (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Securities directly, received directly its share of the amounts received with respect to the Securities, and paid directly its share of the servicing fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Securities and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The Certificateholder will generally be entitled to deduct servicing fees under Section 162 or Section 212 of the Code to the extent that such servicing fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, servicing fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

        The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of Individuals of 28%.

        Discount or Premium on Pass-Through Securities. Discount on a Pass-Through Security represents OID or market discount. In the case of a CABS Security with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during the year.

        Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on a CABS Security (a "Stripped Coupon"), a right to receive only principal payments on a CABS Security or a right to receive certain payments of both interest and principal (a "Stripped Bond"). Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation

                                       44




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



of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a Stripped Bond or a Stripped Coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

        The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities. Although the tax treatment of Stripped Securities is not entirely clear, based on recent guidance by the Internal Revenue Service (the "IRS"), a Stripped Bond Certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations issued on December 28, 1992 (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond Certificate will be considered to have been issued with OID. Based on the preamble to the Section 1286 Treasury Regulations, it appears that stated interest on a Stripped Bond Certificate will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

        Under the foregoing rules, it is anticipated that Stripped Bond Certificates will be considered to be issued with de minimis OID, which will therefore be considered to be zero and Stripped Coupon Certificates will be issued with OID. If Stripped Bond Certificates are issued with OID, the rules described in this paragraph would apply. Generally, the owner of a Stripped Security issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Security for each day on which it owns a Stripped Security, including the date of purchase but excluding the date of disposition. In the case of an original Stripped Security holder, the daily portions of OID with respect to a Stripped Security generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Stripped Security during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date) that ends on the earlier to occur of the day in the calendar year corresponding to each Distribution Date or the last day of the related accrual period. This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Security and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issued price" of the Stripped Security at the beginning of such accrual period. The "adjusted issue price" of a Stripped Security at the beginning of the first accrual period is its issue price (as determined for purposes of the original issue discount rules of the Code) and the "adjusted issue price" of a Stripped Security at the beginning of a subsequent accrual period is the "adjusted issued price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in proposed Treasury regulations with respect to OID, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Stripped Security.

        Sale or Exchange. A Certificateholder's tax basis in its Certificate is the price such holder pays for a Certificate, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium.

        Gain or loss recognized on a sale, exchange, or redemption of a Certificate, measured by the difference between the amount realized and the Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Certificate is held as a capital asset. Gain or loss from the sale of a Grantor Trust Certificate that might otherwise be capital gain may be treated as ordinary income to the extent such Certificate is held as part of a "conversion transaction" within the meaning of new Section 1258 of the Code. A conversion transaction generally

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is one in which the taxpayer has taken two or more positions in  Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

        Foreign Investors. Under the Code, unless interest (including OID) paid on a Certificate is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer of the Securities, or (ii) the recipient is a controlled foreign corporation to which the issuer of the Securities is a related person) and will be exempt from U.S. federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, however, may be subject to withholding to the extent that the Securities were originated on or before July 18, 1984.

        Interest and original issue discount of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to the regular United States income tax.

                            STATE TAX CONSIDERATIONS

        In addition to the U.S. federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans that are subject to the Code.

                              PLAN OF DISTRIBUTION

        The Depositor may offer each Series of Certificates or Notes through Lehman Brothers or one or more other firms that may be designated at the time of each offering of such Certificates of Notes. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of

                                       46




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Securities  Dealers,  Inc. The Prospectus  Supplement relating to each Series of
Certificates or Notes will set forth the specific terms of the offering of such Series of Certificates or Notes and of each Class within such Series, the names of the underwriters, the purchase price of the Certificates or Notes, the proceeds to the Depositor from such sale, any securities exchange on which the Certificates or Notes may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Certificates or Notes will also be set forth in the Prospectus Supplement relating to such Series.

                                  LEGAL MATTERS

        Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates and the Notes will be passed upon for the Depositor and for the underwriters by Brown & Wood LLP, New York, New York.

                             ADDITIONAL INFORMATION

        The Prospectus does not contain all the information set forth in the Registration Statement (of which this Prospectus is a part) and exhibits relating thereto which the Depositor has filed with the Commission in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission.

        Neither Lehman Brothers Inc. nor any of its affiliates, including the Depositor, are obligated with respect to the Certificates or the Notes. Accordingly, the Depositor has determined that financial statements of Lehman Brothers and its affiliates including the Depositor are not material to the offering made hereby.

                                       47




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                                GLOSSARY OF TERMS

        The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

        "Accrual Termination Date" means, with respect to a Class of Compound Interest Certificates, the Payment Date specified in the related Prospectus Supplement.

        "Accounts" means with respect to the Primary Assets of a Series, portfolios of revolving credit, charge and debit card accounts.

        "Advance" means a cash advance by the Servicer in respect of delinquent payments of principal of and interest on an Account, and for any other purposes specified in the related Prospectus Supplement.

        "Agreement" means a Master Pooling and Servicing Agreement, Pooling and Servicing Agreement, Sale and Servicing Agreement or Trust Agreement entered into among the Seller, the Servicer, the Depositor and the Trustee with respect to the issuance of a CABS Security.

        "Asset Group" means, with respect to the Primary Assets of a Series, a group of such Primary Assets having the characteristics described in the related Prospectus Supplement.

        "Asset Value" means, for any Primary Asset, the amount set forth in or determined in accordance with the related Prospectus Supplement.

        "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

        "Bankruptcy Code" means the federal bankruptcy code, Title 11 United States Code Section 101 et seq., and related rules and regulations promulgated thereunder.

        "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

        "CABS Agreement" means a Pooling and Servicing Agreement, a Master Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement or similar agreement.

        "CABS Issuer" means the issuer or issuers of the CABS.

        "CABS" or "CABS Security" means a certificate evidencing an undivided interest in, or a note or loan secured by Receivables generated in Accounts. CABS or CABS Security may also include a certificate evidencing an undivided interest in, or a note or a loan secured by CABS.

        "CABS Servicer" means the servicer or servicers of the CABS.

        "CABS Trustee" means the trustee or trustees of the Securities.

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        "Cash Collateral  Guaranty" means the guaranty that provides support for a Series or one or more Classes of a Series if so specified in the related Prospectus Supplement.

        "Cash Collateral Account" see "Reserve Fund."

        "Cedel" means Cedel Bank, societe anonyme.

        "Cedel Participants" means Cedel's participating organizations.

        "Certificateholder" means a holder of a Certificate.

        "Certificates" means the Asset Backed Certificates.

        "Certificate Schedule" means a schedule appearing as an exhibit to the related Agreement identifying each CABS Security.

        "Citibank" means Citibank, N.A.

        "Class" means a Class of Certificates or Notes of a Series.

        "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Certificates of such Series are first issued.

        "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

        "Collection Account" means, with respect to a Series, the account established with the Trustee or the Servicer in the name of the Trustee for the deposit by the Servicer of payments received from the Primary Assets.

        "Commission" means the Securities and Exchange Commission.

        "Compound Interest Certificate" means any Certificate of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Certificate on each Payment Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

        "Compound Value" means, with respect to a Class of Compound Interest Certificates, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Certificates.

        "Cooperative"   means  Euroclear   Clearance   System  S.C.,  a  Belgian
cooperative corporation.

        "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

        "Debt   Securities"  means   Certificates  or  Notes   characterized  as
indebtedness for federal income tax purposes.

        "Definitive Certificates" means Certificates of any Series issued in fully registered, certificated form.

        "Deleted Primary Asset" means a Primary Asset removed from the Trust.

                                       49




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        "de  minimis  amount" is equal to .25% or more of the OID  Certificate's principal amount multiplied by the number of complete years to its maturity.

        "Depositor" means Lehman ABS Corporation.

        "Depositor Securities" means Depositor's bonds, notes, debt or equity securities, obligations and other securities and instruments.

        "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381 (a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

        "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

        "DTC" means The Depository Trust Company.

        "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

        "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

        "Eligible Servicer" means the Trustee or an entity which, at the time of its appointment as Servicer, (i) is an established financial institution having capital or a net worth of not less than $100,000,000, (ii) is servicing a portfolio of consumer credit card or charge card accounts, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Agreement.

        "Enhancement" means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

        "Enhancer" means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Euroclear" or "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

        "Euroclear Participants" means participants of the Euroclear system.

        "Final Scheduled Payment Date" means, with respect to a Class of a Series of Certificates, the date after which no Certificates of such Class will remain outstanding based on the assumptions set forth in the related Prospectus Supplement.

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        "Finance Charge Receivables" means all periodic finance charges,  annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and certain other fees designated in the related Prospectus Supplement.

        "FIRREA"  means  the  Financial   Institutions   Reform,   Recovery  and
Enforcement Act of 1987.

        "Global Securities" means the globally offered Certificates.

        "Holders" or "holders" means holders of any Certificates or any Notes.

        "Holdings" means Lehman Brothers Holdings Inc.

        "Indirect Participants" consist of banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant either directly or indirectly.

        "Initial Accounts" means Receivables existing on the Cut-Off Date in certain consumer, corporate, revolving credit card, charge card or debit card accounts.

        "Interest Only Certificates" means a Class of Certificates entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

        "IRS" means the Internal Revenue Service.

        "Issuer" means, with respect to Securities, the issuer, depositor or seller/servicer under an Agreement.

        "Investor Interest" means a specific undivided interest in the assets of the Trust allocated to the Certificates.

        "IRS" means the Internal Revenue Service.

        "L/C Bank" means the issuer of the letter of credit.

        "LCPI" means Lehman Commercial Paper Inc.

        "Lehman Brothers" means Lehman Brothers Inc.

        "Liquidation Proceeds" means all amounts received by the Servicer in connection with the liquidation of Primary Assets other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable documents or otherwise pursuant to law.

        "Mastercard International" means Mastercard International Incorporated.

        "Modification" means a change in any term of a Receivable.

        "Morgan" means Morgan Guaranty Trust Company of New York.

        "1986 Act" means the Tax Reform Act of 1986.

        "1992 Form 10-K" means the Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

        "Nonresidents" means a nonresident alien individual, foreign partnership or foreign corporation.

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        "Notional  Amount" means the amount set forth in the related  Prospectus
Supplement for a Class of Interest Only Certificates used solely for convenience in expressing the calculation of interest and does not represent the right to receive distributions allocable to principal.

        "OID" means original issue discount.

        "OID Securities" means Securities issued with OID.

        "Participants" means organizations participating in the Prospectus Supplement.

        "Participating Certificates" means Certificates entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

        "Participations" means participations representing undivided interests in a pool of assets primarily consisting of revolving charge card accounts or other revolving credit accounts owned by the Depositor or any affiliate thereof and collections thereon.

        "Parties  in  Interest"   means  persons  who  have  certain   specified
relationships to such plans.

        "Pass-Through Securities" means classified certificates of a grantor trust under Subpart E, Part 1 of Subchapter J of the Code.

        "Paying Agent" means the Trustee, or its successor in such capacity.

        "Payment Date" means, with respect to a Series or Class of Certificates, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

        "Payments" means the payments of principal and finance charges to be made by obligors on Securities or by Cardholders.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

        "Plans" means employee benefit plans.

        "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer and the Trustee.

        "Pre-Funding Account" means the Pre-Funding Account which may be deemed necessary by a Prospectus Supplement.

        "Pre-Funded Amount"  means  the  amount  on  deposit  in  the Pre-Funded
Account.

        "Primary Assets" means one or more pools of Receivables arising under Accounts purchased from the Seller specified in the related Prospectus Supplement and Securities which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Receivable or CABS Security, as the case may be.

        "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by (i) all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and

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applied to principal in accordance with the terms of the Primary Asset, (ii) the principal portion of the purchase price of any Primary Asset removed from the Trust Fund and (iii) the principal portion of any liquidation proceeds.

        "Principal Only Certificates" means a Class of Certificates entitled solely or primarily to distributions of Principal and identified as such in the Prospectus Supplement.

        "Principal Receivables" means all amounts charged by cardholders for merchandise and services, amounts advanced and certain other fees billed to cardholders on the Accounts.

        "Prohibited Transactions" means certain transactions between a Plan and Parties in Interest with respect to such Plans prohibited by ERISA.

        "Proposed OID Regulations" means proposed income tax regulations.

        "Qualifying Substitute Primary Asset" means Primary Assets substituted for a Deleted Primary Asset.

        "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Certificates upon the original issuance thereof.

        "Receivables"  may  consist  of,  with  respect to the  Primary  Series,
consumer,   corporate,   revolving  credit  card,  charge  card  or  debit  card
receivables.

        "Removed Account" means receivables removed from certain Accounts from the Trust.

        "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the Pooling and Servicing Agreement.

        "Revolving Period" means the period during which Primary Assets will be continuously purchased and no principal will be paid to the Certificateholders.

        "Sale and Servicing Agreement" means, in the case of a Series in which Receivables are serviced by the Seller, the agreement among the Depositor, the Seller and the Trustee for the sale and servicing of the Mortgage Loans.

        "Section 1286 Treasury Regulations" means Treasury Regulations issued on December 28, 1992.

        "Securityholder" means a holder of a Security.

        "Senior Securityholder" means a holder of a Senior Security.

        "Senior Securities" means a Class of Securities as to which the holders" rights to receive distributions of principal and interest are senior to the rights of holders of Subordinated Securities, to the extent specified in the related Prospectus Supplement.

        "Series" means a separate series of Certificates or Notes sold pursuant to this Prospectus and the related Prospectus Supplement.

        "Servicer" means, with respect to a Series secured by Receivables, the Person, if any, designated in the related Prospectus Supplement to service Receivables for that Series, or the successors or assigns of such Person.

        "Servicing Agreement" means, in the case of a Series which includes Receivables not serviced by the Seller, the agreement among the Depositor, the Trustee and the Servicer for the servicing of such Receivables.

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        "Servicing  Fee" means the amount payable as fees to the Trustee and the
Servicer.

        "Spread Account" means an Account which supports a Series or one or more Classes of Series by assuring the subsequent distribution of interest or principal on the Certificates of such Class or Series.

        "Stripped Coupon" means a right to receive only a portion of the interest payments on a CABS Security.

        "Stripped   Securities"  means   Certificates   whose  sale  produces  a
separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Securities.

        "Subordinated Securityholder" means a holder of a Subordinated Security.

        "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

        "Subsequent Receivables" means additional receivables which the related Trust may be required to purchase.

        "Subsequent Transfer Date" means the transfer dates on which Subsequent Receivables will be sold from time to time during the Funding Period.

        "Terms and Conditions" means Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

        "Trust" means, with respect to any Series of Certificates, all money, instruments, securities and other property, including all proceeds thereof, which are held for the benefit of the Certificateholders by the Trustee under the Agreement, including, without limitation, the Primary Assets, all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees, if any), and reinvestment earnings on such net distributions and any Enhancement and all other property and interests held by the Trustee pursuant to the Trust Agreement for such Series.

        "Trustee" means the trustee under an Agreement and its successors.

        "UCC" means the Uniform Commercial Code.

        "Variable Interest Certificate" means a Certificate on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

        "VISA" means VISA U.S.A., Inc.

        "Zero Coupon Certificate" means a Certificate entitling the holder to receive only payments of principal as specified in the related Prospectus Supplement.

                                       54






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



                                                                         ANNEX I

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary  cross-market  trading  between  CEDEL  or  Euroclear  and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as the respective depositaries of CEDEL and Euroclear and as participants in DTC.

        Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors" interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the Depositor. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by the Depositor in same-day funds.

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




        Trading between CEDEL and/or Euroclear participants. Secondary market trading between CEDEL participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant the purchaser will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. CEDEL or Euroclear will instruct Citibank or Morgan, respectively as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

        CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if CEDEL or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the bonds to the participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions selling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL or Euroclear participant's account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the CEDEL or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL or Euroclear participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem.

        (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

        A holder of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

               Exemption for non-U.S. persons (Form W-8). Non U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

               Exemption for non-U.S. persons with effectively connected income (Form 4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (exemption from withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

               Exemption or reduced rate for non-U.S.persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Class A2 Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternately files Form W-8, Form 1001 may be filed by the beneficial owner or his agent.

               Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

               U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books for the clearing

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


        agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        This summary does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

_____________________________________      _____________________________________

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR LEHMAN BROTHERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                            ------------------------

                               TABLE OF CONTENTS

                                                     PAGE
                                                     ----

              PROSPECTUS SUPPLEMENT
Summary...........................................    S-2
Risk Factors......................................    S-6
The Trust.........................................    S-6
Description of the Certificates...................    S-7
Description of the CABS...........................    S-9
The Depositor.....................................   S-16
The Pooling Agreement.............................   S-16
The Trustee.......................................   S-18
Use of Proceeds...................................   S-19
Tax Considerations................................   S-19
ERISA Considerations..............................   S-22
Legal Investment Considerations...................   S-23
Underwriting......................................   S-24
Legal Matters.....................................   S-24
Rating............................................   S-24
Index of Defined Terms............................   S-25
Appendix A........................................    A-1

                    PROSPECTUS
Prospectus Supplement.............................     2
Available Information.............................     2
Incorporation of Certain Documents by Reference...     2
Reports to Holders................................     2
Summary of Terms..................................     3
Risk Factors......................................    11
Description of the Certificates...................    15
Trust Assets......................................    21
Enhancement.......................................    25
Servicing of Receivables..........................    27
The Agreements....................................    30
Certain Legal Aspects of the Receivables..........    36
The Depositor.....................................    39
Use of Proceeds...................................    40
Certain Federal Income Tax Considerations.........    40
State Tax Considerations..........................    46
ERISA Considerations..............................    46
Plan of Distribution..............................    46
Legal Matters.....................................    47
Additional Information............................    47
Glossary of Terms.................................    48
Annex I...........................................   I-1


                                  LEHMAN CARD
                                 ACCOUNT TRUST
                                     1996-1

                                 $2,082,115,000
                             CLASS A FLOATING RATE
                           ASSET BACKED CERTIFICATES
                              CLASS S CERTIFICATES

                             LEHMAN ABS CORPORATION
                                  (DEPOSITOR)

                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                               DECEMBER 31, 1996
                          ---------------------------

                                LEHMAN BROTHERS

_____________________________________      _____________________________________


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